                                                                   EXHIBIT 2.3


                                                               September 6, 2001

      To: Noteholders and Certain General Unsecured
          Creditors of Regal Cinemas, Inc. and its wholly owned direct and indirect subsidiaries (the "Company"):

            We are pleased to deliver to you the attached Disclosure Statement and Ballots so that you may vote to accept or reject the Company's proposed chapter 11 plan of reorganization (the "Plan"). The Company intends to use those votes that are returned to its Voting Agent by 5:00 p.m. Eastern Time on October 5, 2001 to seek approval of the Plan in a chapter 11 reorganization case which the Company intends to commence shortly after that date.

            The Plan and its related documents are the product of negotiations over the past several months between the Company and the holders of approximately 82.3% of its senior bank debt and 93.7% of its public bonds (the "New Investors") who have agreed to vote to accept the Plan.

            The Plan provides for a major financial restructuring. Specifically, the holders of the Company's senior bank debt (other than the New Investors) will be paid in full, with interest. The New Investors will receive, on account of their bank debt claims, a cash payment in the amount of the accrued interest outstanding to them (approximately $71 million), 100% of the new common stock in the reorganized Company, and payment of certain restructuring costs up to $2.05 million. The holders of the Company's 9-1/2% subordinated notes and 8-7/8% subordinated debentures will receive approximately $181 million in cash, representing an approximate 20% recovery. Holders of secured claims other than senior bank debt will receive the full value of their claims, either through cash payment plus interest, reinstatement, or setoff. The holders of the Cobb 10-5/8% notes and other general unsecured claims in excess of $5,000 will receive cash payments having an aggregate value of up to $75 million, which the Company estimates will result in a recovery of up to 100% (and the holders of such claims in the amount of $5,000 or less will receive payment in full plus interest). All existing equity interests in the Company will be canceled.

            The financial restructuring represented by the Plan is essential to the Company's success. The Company does not have the resources to pay its existing senior bank debt and public bond debt. By eliminating that indebtedness, the Plan will both improve the Company's financial condition and overall creditworthiness and enhance the Company's ability to maintain its preeminence in the market.

            The Company is seeking your vote on the Plan prior to the commencement of its chapter 11 case. By using this "prepackaged chapter 11 reorganization" method, the Company anticipates that its day-to-day business operations will not be impacted, its chapter 11 case will be significantly shortened, and the administration of the case will be simplified and less costly. Please review the attached Disclosure Statement carefully for details about voting, recoveries, the Company and its financial performance, and other relevant matters. The Company has established the following Record Date (for determining who is entitled to vote on the Plan) and deadline for its Voting Agent to receive votes:

      RECORD:                                          AUGUST 31, 2001

      DEADLINE FOR THE COMPANY'S                       OCTOBER 5, 2001
      VOTING AGENT TO RECEIVE VOTES:                   5:00 p.m. Eastern Time

                                                          Sincerely,
7132 Mike Campbell Drive
Knoxville, Tennessee 37918                                [GRAPHIC]
Phone: (865) 922-1123
Fax: (865) 922-3188                                       MICHAEL L. CAMPBELL
                                                          President and Chief
CORPORATE HEADQUARTERS                                    Executive Officer

THIS SOLICITATION IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF A PLAN OF REORGANIZATION BEFORE THE FILING OF VOLUNTARY REORGANIZATION CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. BECAUSE CHAPTER 11 CASES HAVE NOT YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. FOLLOWING THE COMMENCEMENT OF THEIR CHAPTER 11 CASES, REGAL CINEMAS, INC. AND ITS DEBTOR SUBSIDIARIES EXPECT TO PROMPTLY SEEK ORDERS OF THE BANKRUPTCY COURT (i) APPROVING THIS DISCLOSURE STATEMENT AS CONTAINING ADEQUATE INFORMATION AND THE SOLICITATION OF VOTES AS BEING IN COMPLIANCE WITH
SECTION 1126(b) OF THE BANKRUPTCY CODE, AND (ii) CONFIRMING THEIR JOINT PLAN OF REORGANIZATION.

                  DISCLOSURE STATEMENT, DATED SEPTEMBER 6, 2001
    SOLICITATION OF VOTES ON THE PREPACKAGED JOINT PLAN OF REORGANIZATION OF

                               REGAL CINEMAS, INC.

  AND ITS WHOLLY OWNED DIRECT AND INDIRECT SUBSIDIARIES, ACT III CINEMAS, INC.; REGAL CINEMAS GROUP, INC.; COBB FINANCE CORP.; R.C. COBB, INC.; REGAL INVESTMENT
  COMPANY; ACT III THEATRES, INC.; REGAL CINEMAS HOLDING, INC.; A3 THEATRES OF
     TEXAS, INC.; EASTGATE THEATRE, INC.; ACT III INNER LOOP THEATRES, INC.;
  A3 THEATRES OF SAN ANTONIO, LTD.; TEMT ALASKA, INC.; BROADWAY CINEMAS, INC.;
            GENERAL AMERICAN THEATRES, INC.; AND J.R. CINEMAS, INC.
                        FROM THE HOLDERS OF OUTSTANDING

                    9 1/2% SENIOR SUBORDINATED NOTES DUE 2008
                 8 7/8% SENIOR SUBORDINATED DEBENTURES DUE 2010
                          AND GENERAL UNSECURED CLAIMS
                   (INCLUDING OLD COBB 10 5/8% NOTES DUE 2003)


THE VOTING DEADLINE TO ACCEPT OR REJECT THE JOINT PLAN OF REORGANIZATION IS 5:00 P.M., EASTERN TIME, ON OCTOBER 5, 2001, UNLESS EXTENDED BY THE COMPANY.


RECOMMENDATION BY THE COMPANY

The Boards of Directors of Regal Cinemas, Inc. and its wholly owned direct and indirect subsidiaries have unanimously approved the solicitation, the Joint Plan of Reorganization, and the transactions contemplated thereby, and recommend that all security holders and other creditors whose votes are being solicited submit ballots to accept the Joint Plan of Reorganization.

      HOLDERS OF CLAIMS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

      THIS OFFER OF NEW REGAL COMMON STOCK IN EXCHANGE FOR CERTAIN EXISTING SECURITIES ISSUED BY REGAL CINEMAS, INC. HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR SIMILAR STATE SECURITIES OR "BLUE SKY" LAWS. TO THE EXTENT THAT THE ISSUANCE, TRANSFER, OR EXCHANGE OF ANY SECURITY UNDER THE PLAN IS NOT EXEMPT UNDER SECTION 1145(A) OF THE BANKRUPTCY CODE, THE ISSUANCE, TRANSFER, AND EXCHANGE ARE BEING MADE BY THE DEBTORS IN RELIANCE UPON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AFFORDED BY SECTION 4(2) THEREOF AND REGULATIONS PROMULGATED THEREUNDER.

      THE NEW REGAL COMMON STOCK TO BE ISSUED ON THE EFFECTIVE DATE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE JOINT PLAN OF REORGANIZATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN.

      THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED.

      THE TERMS OF THE JOINT PLAN OF REORGANIZATION GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES IN THIS DISCLOSURE STATEMENT.

      THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE JOINT PLAN OF REORGANIZATION OR OBJECTING TO CONFIRMATION. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PARTY FOR ANY OTHER PURPOSE.

      ALL EXHIBITS TO THE DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
I.   INTRODUCTION ...........................................................     1
     A.  Holders of Claims Entitled to Vote..................................     2
     B.  Voting Procedures ..................................................     3
     C.  Overview of the Plan................................................     3
     D.  Overview of Chapter 11..............................................     5
II.  DESCRIPTION OF THE DEBTORS' BUSINESS....................................     5
III. KEY EVENTS LEADING TO THE SOLICITATION AND DECISION TO COMMENCE THE
      CHAPTER 11 REORGANIZATION CASES........................................     7
     A. The Regal Merger ....................................................     7
     B. Indebtedness ........................................................     7
     C. Business Initiatives and Economic Trends.............................     8
     D. Evaluation of Restructuring Alternatives.............................     9
        1. Property Analysis.................................................     9
        2. Negotiations with Senior Lenders..................................    10
        3. Negotiations with Initial Sponsors................................    10
        4. Formation of and Negotiations with the Informal Committee.........    10
        5. Negotiations with New Investors...................................    10
        6. Reformation of the Informal Bondholder Committee..................    10
        7. Summary of Final Negotiations with All Parties....................    11
     E. Prepackaged Chapter 11 Plan..........................................    11
IV.  ANTICIPATED EVENTS DURING THE CHAPTER 11 REORGANIZATION CASES...........    12
     A. Administration of the Chapter 11 Reorganization Cases................    12
     B. Bar Date ............................................................    12
     C. Disclosure Statement/Confirmation Hearings...........................    13
V.   THE JOINT PLAN OF REORGANIZATION........................................    13
     A. Introduction ........................................................    13
     B. Substantive Consolidation............................................    14
     C. Classification and Treatment of Claims and Equity Interests
         Under the Plan......................................................    15
        Administrative Expenses..............................................    16
        Priority Tax Claims..................................................    17
        Class 1--Priority Non-Tax Claims.....................................    17
        Class 2--Senior Credit Facility Claims...............................    17
        Class 3--Other Secured Claims........................................    18
        Class 4--Subordinated Note Claims....................................    18
        Class 5--General Unsecured Claims....................................    19
        Class 6--Convenience Claims..........................................    21
        Class 7--Regal Equity Interests .....................................    22
     D. Implementation of Plan...............................................    22
        1. Substantive Consolidation.........................................    22
        2. Merger/Dissolution of Corporate Entities..........................    22
        3. Cancellation of Existing Securities and Agreements................    23
        4. New Indebtedness..................................................    23
        5. New Regal Common Stock ...........................................    28
        6. New Regal Preferred Stock ........................................    28
        7. Incentive Plan....................................................    28
     E. Securities Law Matters...............................................    28
        1. Exemption from Registration.......................................    28
        2. Hart-Scott-Rodino Act Filing Requirements.........................    30

                                                                                PAGE
                                                                                ----
        3. Corporate Action .................................................    31
        4. New Shareholders Agreement .......................................    31
        5. Release and Indemnification Agreement ............................    32
     F. Plan Provisions Governing Distributions .............................    32
        1. Date and Delivery of Distribution ................................    32
        2. Surrender and Cancellation of Instruments ........................    33
        3. No Fractional Shares .............................................    33
        4. De Minimis Distributions .........................................    33
        5. Disputed Administrative Expenses and Claims ......................    34
        6. Enforcement of Subordination .....................................    34
     G. Other Plan Provisions ...............................................    34
        1. Executory Contracts and Unexpired Leases .........................    34
        2. Employee Benefit Plans ...........................................    36
        3. Retiree Benefits .................................................    36
        4. Officers and Directors ...........................................    36
        5. Limited Releases by the Debtors ..................................    37
        6. Dissolution of Committee .........................................    37
        7. Compliance with Tax Requirements .................................    37
        8. Vesting and Liens ................................................    37
        9. Allocation of Consideration ......................................    37
       10.  Retention of Jurisdiction .......................................    37
       11.  Management of Reorganized Regal .................................    38
       12.  Modification/Revocation of Plan .................................    38
       13.  Preservation of Causes of Action ................................    38
       14.  Exculpation .....................................................    38
       15.  Injunction ......................................................    38
       16.  Votes Solicited in Good Faith ...................................    38
       17.  Section 1146 Exemption ..........................................    39
VI.  PROJECTIONS ............................................................    39
     A. Significant Assumptions .............................................    39
     B. Pro Forma Effective Date Balance Sheet (Unaudited) ..................    42
     C. Balance Sheet (Unaudited) ...........................................    44
     D. Income Statement (Unaudited) ........................................    45
     E. Projected Cash Flows (Unaudited) ....................................    46
VII. CERTAIN FACTORS AFFECTING THE DEBTORS ..................................    47
     A. Certain Bankruptcy Law Considerations ...............................    47
        1. Failure to Satisfy Vote Requirement ..............................    47
        2. Risk of Non-Confirmation of the Plan .............................    47
        3. Nonconsensual Confirmation .......................................    47
        4. Risk of Non-Occurrence of the Effective Date .....................    47
        5. Effect of the Debtors' Chapter 11 Cases on the Debtors' Business .    47
     B. Factors Affecting Reorganized Regal .................................    47
        1. Competitive Conditions ...........................................    47
        2. Relations with Film Distributors .................................    48
        3. Possible Economic Slowdown .......................................    48
        4. Reliance on Key Personnel ........................................    48
        5. Quarterly Results of Operations Fluctuate ........................    48
        6. Ability to Refinance Certain Indebtedness ........................    49
        7. Capital Requirements .............................................    49

        8. Variances from Projections .......................................    49
        9. Disruption of Operations .........................................    49
       10. Dividend Policies ................................................    49
     C. Certain Tax Matters .................................................    50
     D. Pending Litigation or Demands Asserting Prepetition Liability .......    50
VIII. HOW TO VOTE ON THE PLAN ...............................................    50
     A. Voting Deadline .....................................................    50
     B. Holders of Claims Entitled to Vote ..................................    51
     C. Vote Required for Acceptance by a Class .............................    51
     D. Voting Procedures ...................................................    51
        1. Holders of Class 4 Subordinated Note Claims ......................    51
        2. Holders of Class 5 General Unsecured Claims ......................    53
        3. Withdrawal of Ballot or Master Ballot ............................    56
IX.  CONFIRMATION OF THE PLAN ...............................................    56
     A. Confirmation Hearing ................................................    56
     B. Requirements for Confirmation of the Plan ...........................    56
        1. Consensual Confirmation ..........................................    56
        2. Nonconsensual Confirmation .......................................    62
     C. Effectiveness of the Plan ...........................................    63
        1. Conditions Precedent to Confirmation .............................    63
        2. Conditions Precedent to Effectiveness ............................    63
        3. Waiver of Conditions .............................................    64
        4. Effect of Failure of Conditions ..................................    64
        5. Effect of Confirmation ...........................................    64
X.   FINANCIAL INFORMATION ..................................................    65
     A. General .............................................................    65
     B. Selected Financial Data .............................................    65
     C. Management's Discussion and Analysis of Financial Condition
         and Results of Operations ..........................................    65
     D. Recent Performance ..................................................    65
XI.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN ..............    65
     A. Liquidation Under Chapter 7 .........................................    65
     B. Alternative Plan of Reorganization ..................................    66
XII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ....................    66
     A. Consequences to the Debtors .........................................    67
        1. Cancellation of Debt .............................................    67
        2. Limitation on NOL Carryforwards and Other Tax Attributes .........    67
        3. Alternative Minimum Tax ..........................................    69
     B. Consequences to Holders of Certain Claims ...........................    69
        1. Consequences to Holders of Subordinated Note Claims ..............    69
        2. Consequences to Holders of General Unsecured Claims ..............    69
        3. Distribution in Discharge of Accrued Interest ....................    71
     C. Withholding .........................................................    72
XIII. CONCLUSION ............................................................    72

                                    GLOSSARY

     The following glossary contains certain important terms used throughout the Disclosure Statement (other capitalized terms used herein and not otherwise defined have the respective meanings ascribed thereto in the Plan):

8-7/8% Debentures                       the unsecured debentures issued by Regal
                                        pursuant to the 8-7/8% Subordinated
                                        Debenture Indenture.

8-7/8% Subordinated Debenture           the Indenture, dated as of December 16,
Indenture                               1998, between Regal, as issuer, and the
                                        indenture trustee thereunder, as the
                                        same may have been thereafter amended
                                        from time to time.

9-1/2% Subordinated Notes               the unsecured notes issued by Regal
                                        pursuant to the 9-1/2% Subordinated Note
                                        Indenture.

9-1/2% Subordinated Note Indenture      the Indenture, dated as of May 27, 1998,
                                        between Regal, as issuer, and the
                                        indenture trustee thereunder, as the
                                        same may have been thereafter amended
                                        from time to time up to the Commencement
                                        Date.

Affiliate                               any entity that directly, or indirectly
                                        through one or more intermediaries,
                                        controls or is controlled by, or is
                                        under common control with, a specified
                                        entity; for purposes of the definition
                                        of "Affiliate," any entity that owns,
                                        controls, or holds with power to vote
                                        10% or more of the outstanding voting
                                        securities of, or controls or directs
                                        the management of, the entity specified
                                        shall be deemed to be an Affiliate of
                                        such entity; provided, however, that
                                        "Affiliate" shall not include any
                                        individual that is party to a Management
                                        Employment Agreement.

Allowed administrative expense,         an administrative expense, claim, or
allowed claim, or allowed equity        equity interest, as the case may be,
interest                                that is allowed or deemed allowed
                                        pursuant to the Plan or section  502,
                                        503, or 1111 of the Bankruptcy Code.

Alternative Class 5 Pool                cash in an amount equal to $92,920,000.

Bankruptcy Code                         title 11 of the United States Code, as
                                        amended from time to time, as applicable
                                        to the Reorganization Cases.

Bankruptcy Rules                        the Federal Rules of Bankruptcy
                                        Procedure, as amended from time to time,
                                        as applicable to the Reorganization
                                        Cases, including the Local Rules of the
                                        Court.

Business Day                            any day on which commercial banks are
                                        open for business, and not authorized to
                                        close, in the City of New York.

Claim                                   see section 101(5) of the Bankruptcy
                                        Code.

Class 5 Pool                            cash in an amount equal to $75,000,000.

Commencement Date                       the date on which the Debtors commence
                                        the Reorganization Cases.

Confirmation Date                       the date on which an order of the Court
                                        confirming the Plan is entered on the
                                        docket by the Clerk of the Court.

Court                                   (a) the United States District Court
                                        having jurisdiction over the
                                        Reorganization Cases, (b) to the extent
                                        of any reference made pursuant to
                                        section 157 of title 28 of the United
                                        States Code, the unit of such District
                                        Court pursuant to section 151 of title
                                        28 of the United States Code, and (c)
                                        any other court having jurisdiction over the Reorganization Cases.

Credit Agreement                        the Credit Agreement, dated as of May
                                        27, 1998, among Regal, as borrower, The
                                        Bank of Nova Scotia, as administrative
                                        agent, and the other agents and lenders
                                        party thereto, as amended from time to
                                        time up to the Commencement Date.

Debtors                                 collectively, Regal and the
                                        Subsidiaries.

Effective Date                          the first Business Day on which all the
                                        conditions specified in Section IV.B of
                                        the Plan shall have been satisfied or
                                        waived in accordance with Section IV.C
                                        of the Plan.

Equity Interest                         any interests in Regal evidenced by all
                                        the issued and outstanding Old Regal
                                        Common Stock or other equity interest in
                                        Regal, any options, warrants, calls,
                                        subscriptions, or other similar rights
                                        or other agreements or commitments,
                                        contractual or otherwise, obligating
                                        Regal to issue, transfer, or sell any
                                        shares of Old Regal Common Stock or
                                        other equity interest in Regal, and any
                                        obligations arising as a result of
                                        termination of the Regal Shareholder
                                        Agreements pursuant to the Plan or
                                        otherwise.

Federal Judgment Rate                   the rate equal to the weekly average
                                        one-year constant maturity Treasury
                                        yield, as published by the Board of
                                        Governors of the Federal Reserve System
                                        for the calendar week preceding the
                                        Effective Date and identified at
                                        http://www.federalreserve.gov/releases/h15/current/.

General Unsecured Claims                nonpriority unsecured claims evidenced
                                        by Old Cobb 10 5/8% Notes and the Old
                                        Cobb 10 5/8% Indenture, and all other
                                        nonpriority unsecured claims not
                                        constituting Intercompany Claims or
                                        Subordinated Note Claims.

Incentive Plan                          the Regal Cinemas, Inc. 2001 Incentive
                                        Plan.

Indenture Trustee                       the trustee under the indentures
                                        governing the Subordinated Notes and the
                                        Old Cobb 10 5/8% Notes.

Initial Class 5 Distribution            the last Business Day of Reorganized
Date                                    Regal's fiscal quarter selected by
                                        Reorganized Regal in its sole
                                        discretion, that is not less than 60
                                        days, and not more than 180 days, after
                                        the last deadline established by the
                                        Court for the filing of proofs of
                                        prepetition claims in the Reorganization
                                        Cases, including the deadline for
                                        governmental units to file proofs of
                                        prepetition claims.

Initial Sponsors                        Regal Equity Partners, L.P.; KKR 1996
                                        Fund L.P.; KKR Partners II, L.P.; and
                                        any of their respective Affiliates,
                                        including, in any event Kohlberg Kravis
                                        Roberts & Co., L.P.; Hicks, Muse & Co.
                                        Partners, L.P.; HM Partners Inc.; HMTF
                                        Operating, L.P.; and TOH/Ranger L.L.C.

Intercompany Claim                      any claim of a Debtor against another
                                        Debtor.

Lock-Up Agreement                       the Lockup Agreement between (a) The
                                        Anschutz Corporation; OCM Principal
                                        Opportunities Fund II, L.P.; LBI Group,
                                        Inc.; GSCP Recovery, Inc.; Tudor
                                        Investment Corporation; and funds and
                                        accounts managed by Putnam Investment
                                        Management, LLC and its affiliates, as
                                        New Investors and (b) the Debtors, set
                                        forth in Exhibit A to the Plan.

Management Employment                   the employment retention agreements
Agreements                              between the Debtors and Michael L.
                                        Campbell, Gregory W. Dunn, and Amy E.
                                        Miles to be executed prior to the
                                        Commencement Date and be effective as of
                                        the Effective Date.

New Investors                           the non-Debtor parties to the Lock-Up
                                        Agreement or each of their respective
                                        permitted transferees thereunder, as the
                                        case may be.

New Regal Common Stock                  all the shares of common stock of
                                        Reorganized Regal authorized pursuant to
                                        Section III.D of the Plan.

New Regal Preferred Stock               all the shares of preferred stock of
                                        Reorganized Regal authorized pursuant to
                                        Section III.E of the Plan.

New Shareholders Agreement              the agreement dated as of the Effective
                                        Date, among Reorganized Regal and the
                                        New Investors, substantially in the form
                                        set forth in Exhibit D to the Plan.



New Term Loan Facility                  the term loan facility to be obtained by
                                        Reorganized Regal on the Effective Date,
                                        having principal terms and conditions no
                                        less favorable to the Reorganized
                                        Debtors than those set forth in Exhibit
                                        E to the Plan, and all notes,
                                        guarantees, pledges, security
                                        agreements, and other agreements and
                                        documents to be given or issued pursuant
                                        thereto or in connection therewith.

New Working Capital Facility            the revolving credit facility to be
                                        obtained by Reorganized Regal on the
                                        Effective Date, having principal terms
                                        and conditions no less favorable to the
                                        Reorganized Debtors than those set forth
                                        in Exhibit E to the Plan, and all notes,
                                        guarantees, pledges, security
                                        agreements, and other agreements and
                                        documents to be given or issued pursuant
                                        thereto or in connection therewith.

Nominee                                 a broker, bank, or other nominee (or
                                        proxy holder or agent) for one or more
                                        beneficial owners of Subordinated Notes.

Old Cobb 10-5/8% Indenture              the Indenture, dated as of March 6,
                                        1996, among, inter alia, Cobb Theatres,
                                        L.L.C. and Cobb Finance Corp., as
                                        issuers and predecessors in interest to
                                        Regal thereunder, and the indenture
                                        trustee thereunder, as amended from
                                        time-to-time up to the Commencement
                                        Date.

Old Cobb 10-5/8% Notes                  the unsecured notes outstanding as of
                                        the Commencement Date issued pursuant to
                                        the Old Cobb 10-5/8% Indenture.

Old Regal Common Stock                  the authorized and outstanding shares of
                                        common stock, no par value per share,
                                        issued by Regal.

Plan                                    the Debtors' Joint Plan of
                                        Reorganization under Chapter 11 of the
                                        Bankruptcy Code, in substantially the
                                        form of Exhibit 1 hereto.

PNC Interest Rate Swap                  that certain ISDA Interest Rate and
Agreements                              Currency Exchange Agreement, between
                                        Regal and PNC Bank, National Association,
                                        dated as of March 21, 1995 and all
                                        instruments, agreements, and other
                                        documents issued or entered into in
                                        connection therewith.

Pro Rata Share                          a proportionate share, so that the ratio
                                        of the amount of property distributed on
                                        account of an allowed claim in a class
                                        is the same as the ratio such claim
                                        bears to the total amount of all allowed
                                        claims (plus disputed claims until
                                        disallowed) in such class.

Record Date                             August 31, 2001.

Regal                                   Regal Cinemas, Inc., a Tennessee corporation.

Regal Shareholder Agreements            all agreements between the Initial
                                        Sponsors or their Affiliates and any of
                                        the Debtors, including, but not limited
                                        to, (A) the letter, dated May 27, 1998
                                        to Regal from Kohlberg Kravis Roberts &
                                        Co. L.P. and Hicks, Muse & Co. Partners,
                                        L.P., (B) the Management Stockholders'
                                        Agreement, dated as of May 27, 1998, (C)
                                        the Stockholders' and Registration
                                        Rights Agreement, dated as of May 27,
                                        1998, among Regal, the Initial Sponsors,
                                        and certain other parties thereto, and
                                        (D) all other agreements between any of
                                        the Debtors and any of the Initial
                                        Sponsors other than the Release and
                                        Indemnification Agreement.

Related Documents                       all documents necessary to consummate
                                        the transactions contemplated by the
                                        Plan, including, without limitation, the
                                        New Term Loan Facility, New Working
                                        Capital Facility, New Regal Common
                                        Stock, New Charter, New Bylaws,
                                        Incentive Plan, New Shareholders
                                        Agreement, Management Employment
                                        Agreements, order confirming the Plan,
                                        and Release and Indemnification
                                        Agreement.

Release and Indemnification             The Release and Indemnification Agreement
Agreement                               set forth in Exhibit F to the Plan.

Reorganized Debtors                     any of the Debtors, or any successor to
                                        any of the Debtors by merger,
                                        consolidation, or otherwise, on and
                                        after the Effective Date.

Reorganized Regal                       Regal Cinemas, Inc., on and after the
                                        Effective Date.

Reorganized Subsidiary                  any of the Debtors other than Regal, on
                                        and after the Effective Date, that is
                                        not merged into another entity or
                                        dissolved pursuant to the Plan.

Restructuring Costs                     the reasonable, documented out-of-pocket
                                        costs and expenses incurred by (a) The
                                        Anschutz Corporation and OCM Principal
                                        Opportunities Fund II, L.P. and their
                                        respective Affiliates through the
                                        Effective Date in connection with the
                                        restructuring of the Debtors under the
                                        Plan up to an aggregate amount equal to
                                        $2,000,000 and (b) GSCP Recovery, Inc.
                                        and its Affiliates from March 21, 2001
                                        through the Effective Date in connection
                                        with the restructuring of the Debtors
                                        under the Plan up to an aggregate amount
                                        equal to $50,500; provided, however,
                                        that "Restructuring Costs" shall not
                                        include any commissions paid by such
                                        entities in connection with the
                                        acquisition of any indebtedness.

Schedules                               the schedules of assets and liabilities,
                                        statement of financial affairs, and
                                        lists of holders of claims and equity
                                        interests to be filed by the Debtors as
                                        required by section 521 of the
                                        Bankruptcy Code and Bankruptcy Rule
                                        1007, including any amendments and
                                        supplements thereto

Senior Credit Facility                  the Credit Agreement and all notes,
                                        guaranties, pledges, and other
                                        agreements and documents given or issued
                                        pursuant thereto or in connection
                                        therewith.

Senior Lender                           any of the financial institutions party
                                        to the Senior Credit Facility, including
                                        the Bank of Nova Scotia, as
                                        administrative agent.

Subordinated Notes                      the 9-1/2% Subordinated Notes and the
                                        8-7/8% Debentures.

Subordinated Note Claims                all unsecured claims evidenced by
                                        Subordinated Notes and the Subordinated
                                        Note Indentures.

Subordinated Note Indentures            the 9-1/2% Subordinated Note Indenture
                                        and the 8-7/8% Subordinated Debenture
                                        Indenture.

Subsidiaries                            the following direct and indirect wholly
                                        owned subsidiaries of Regal: Act III
                                        Cinemas, Inc.; Regal Cinemas Group,
                                        Inc.; Cobb Finance Corp.; R.C. Cobb,
                                        Inc.; Regal Investment Company; Act III
                                        Theatres, Inc.; Regal Cinemas Holding,
                                        Inc.; A3 Theatres of Texas, Inc.;
                                        Eastgate Theatre, Inc.; Act III Inner
                                        Loop Theatres, Inc.; A3 Theatres of San
                                        Antonio, Ltd.; TEMT Alaska, Inc.;
                                        Broadway Cinemas, Inc.; General American
                                        Theatres, Inc.; and J.R. Cinemas, Inc.

Tax Rate                                the rate equal to the underpayment rate
                                        specified in 26 U.S.C. Section 6621
                                        (determined without regard to 26
                                        U.S.C. Section 6621(c)) as of the
                                        Effective Date.

Voting Deadline                         5:00 p.m. Eastern Time on October 5, 2001.

                                       I.

                                  INTRODUCTION

          Regal Cinemas, Inc. ("Regal"), and its wholly owned direct and indirect subsidiaries (collectively, with Regal, the "Debtors"), are soliciting acceptances of the Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan") to be proposed by the Debtors.

          Attached as Exhibits to this Disclosure Statement are copies of the following documents:

         -  The Plan (Exhibit 1);

         - Regal's Form 10-K for the fiscal year ended December 28, 2000 (Exhibit 2);

         -  Regal's Form 10-Q for the quarter ended March 29, 2001 (Exhibit 3);
            and

         -  Regal's Form 10-Q for the quarter ended June 28, 2001 (Exhibit 4).

          In addition, a ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders (as of the August 31, 2001 Record Date) of 9-1/2% Subordinated Notes, 8-7/8% Debentures, and General Unsecured Claims (including Old Cobb 10-5/8% Notes) that the Debtors believe are entitled to vote to accept or reject the Plan. If you hold claims in more than one class entitled to vote, you will receive more than one ballot.

          The Debtors are commencing this solicitation after extensive discussions with the New Investors. The New Investors hold more than a majority in principal amount of the Debtors' outstanding obligations under both the Senior Credit Facility and the Subordinated Notes. The New Investors have been represented by the law firms of Milbank, Tweed, Hadley & McCloy LLP and Kirkland & Ellis.

          The Plan is the product of negotiations with the New Investors. The Debtors and the New Investors strongly urge you to vote to accept the Plan.

          The Debtors' legal and financial advisors can be contacted at:

          Weil, Gotshal & Manges LLP                     Greenhill & Co., LLC
          767 Fifth Avenue                               300 Park Avenue
          New York, New York 10153                       New York, New York 10022
          (212) 310-8000                                 (212) 389-1500
          (212) 310-8007 (telecopy)                      (212) 389-1700 (telecopy)

          Attn: Marcia L. Goldstein, Esq.                Attn: Mr. Michael Kramer

          The Debtors have not commenced chapter 11 Reorganization Cases. This solicitation is being conducted at this time in order to obtain (prior to the commencement of chapter 11 Reorganization Cases) sufficient votes to enable the Plan to be confirmed by the Bankruptcy Court. The Debtors anticipate that by conducting the solicitation in advance of commencing chapter 11 Reorganization Cases, the pendency of the cases will be shortened significantly and their administration will be simplified and less costly. The Debtors intend to commence chapter 11 Reorganization Cases if votes are received in number and amount sufficient to enable a Bankruptcy Court to confirm the Plan, and to seek, as promptly as practicable thereafter, a hearing before the Bankruptcy Court to
(i) approve this Disclosure Statement as complying with any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure or as otherwise containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors' creditors to make an informed judgment whether to accept or reject the Plan and (ii) confirm the Plan. If the Plan is confirmed, the Debtors' creditors and equity interest holders will be classified and treated as described in this Disclosure Statement. In the event that sufficient votes are not received to confirm the Plan, the Debtors may nevertheless file petitions for relief under chapter 11 of the Bankruptcy Code.

          APPROVAL OF THIS DISCLOSURE STATEMENT WILL NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

          Following the commencement of their chapter 11 cases, the Debtors intend to promptly seek an order from the Court approving this Disclosure Statement as containing adequate information and the solicitation of votes as being in compliance with section 1126(b) of the Bankruptcy Code. The Debtors expect to request that the hearing to approve this Disclosure Statement be scheduled to immediately precede the confirmation hearing.

          The Disclosure Statement sets forth in detail the deadlines, procedures, and instructions for voting to accept or reject the Plan, the record date for voting purposes, and the applicable standards for tabulating ballots. In addition, detailed voting instructions are set forth in each ballot. Each holder of a claim entitled to vote on the Plan should read the Disclosure Statement, the Plan (and any accompanying exhibits), and the voting instructions in their entirety before voting on the Plan. These documents contain, among other things, important information concerning the classification of claims for voting purposes and the tabulation of votes.

           No solicitation of votes to accept the Plan may be made except pursuant to sections 1125 and 1126 of the Bankruptcy Code.

A.      HOLDERS OF CLAIMS ENTITLED TO VOTE

          Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired are entitled to vote to accept or reject a proposed plan. Classes of claims or equity interests that are unimpaired are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan. 11 U.S.C. Section 1126(f). Classes of claims or equity interests that will receive no recovery under a chapter 11 plan are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. 11 U.S.C. Section 1126(g).

          For a detailed description of the treatment of claims and equity interests under the Plan, see Section V.C, below, entitled "THE JOINT PLAN OF REORGANIZATION -- Classification and Treatment of Claims and Equity Interests Under the Plan."

          Classes 1, 2, 3, and 6 under the Plan are unimpaired. Holders of claims in those classes are conclusively presumed to have accepted the Plan. Classes 4 (Subordinated Note Claims) and 5 (General Unsecured Claims) are impaired, and to the extent claims in such classes are allowed claims, the holders of such claims will receive distributions under the Plan. As a result, holders of claims in those classes are entitled to vote to accept or reject the Plan. The Debtors understand that the New Investors hold a majority in principal amount of the class 4 claims and believe that the New Investors will be able to satisfy the monetary requirements applicable to acceptance of the Plan (described below). Accordingly, the Debtors anticipate that class 4 will accept the Plan. Class 7, consisting of equity interests in Regal, will not receive any distributions under the Plan. As a result, holders of such equity interests in Regal are deemed to have rejected the Plan. Therefore, the Debtors are soliciting acceptances only from holders of allowed claims in classes 4 and 5 as of the August 31, 2001 Record Date.

          The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. For a more detailed description of the requirements for confirmation of the Plan, see Section IX, below, entitled "CONFIRMATION OF THE PLAN."

          If class 4 accepts the Plan, as expected, the Debtors intend to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code notwithstanding the nonacceptance of any other classes. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section IX.B.2, below, entitled "CONFIRMATION OF THE PLAN -- Requirements For Confirmation of the Plan -- Nonconsensual Confirmation."

B.      VOTING PROCEDURES

          If you are entitled to vote to accept or reject the Plan, a ballot is enclosed for the purpose of voting on the Plan. If you hold claims in more than one class and you are entitled to vote claims in more than one class, you will receive separate ballots, which must be used for each separate class of claims. Please vote and return your ballot(s) in accordance with the instructions set forth therein.

          TO BE COUNTED, YOUR VOTE INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE ACTUALLY RECEIVED BY THE DEBTORS' VOTING AGENT, INNISFREE M&A INCORPORATED, NO LATER THAN 5:00 P.M., EASTERN TIME, ON OCTOBER 5, 2001. FAXED COPIES OF BALLOTS WILL NOT BE ACCEPTED. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED.

          August 31, 2001 has been established as the record date for voting on the Plan (the "Record Date"). Accordingly, only holders of claims as of August 31, 2001 that are otherwise entitled to vote under the Plan will receive a ballot and may vote on the Plan. For holders of claims in classes 4 and 5, the unpaid principal amount of your claim due and owing by the Debtors on the Record Date will be used for voting purposes only and will not be determinative of, or otherwise affect, your claim for Plan treatment or distribution purposes or any other chapter 11 purpose.

          If you are a holder of a claim entitled to vote on the Plan and did not receive a ballot, received a damaged ballot, or lost your ballot, or if you have any questions concerning the procedures for voting on the Plan, please call the Debtors' Voting Agent, Innisfree M&A Incorporated at (877) 750-2689 (toll-free).

          SUMMARIES OF CERTAIN PROVISIONS OF DOCUMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE DOCUMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH DOCUMENT.

C.      OVERVIEW OF THE PLAN

          Pursuant to the Plan, the Debtors' existing debt obligations will be satisfied and discharged as provided in the Plan. The Debtors expect to obtain a new post-chapter 11 working capital facility in the aggregate amount of $100,000,000 and a new term loan facility in the aggregate principal amount of $450,000,000 to satisfy the liquidity needs of the Reorganized Debtors following the Effective Date and to fund distributions under the Plan. In addition, certain subordination agreements will be given effect in order to provide for the full recovery of obligations owed to the Debtors' prepetition senior lenders.

          The Debtors will also ask the Court to authorize the substantive consolidation of the Debtors and their estates for Plan purposes only. Substantive consolidation will eliminate Intercompany Claims and ensure that all of the Debtors' collective assets are available to satisfy the Debtors' collective obligations.

          The following table briefly summarizes the classification and treatment of claims and equity interests under the Plan:

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                 OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN(1)


                                                                                                        APPROXIMATE   APPROXIMATE
             TYPE OF CLAIM OR                                                                            ALLOWED       PERCENTAGE
CLASS        EQUITY INTEREST                   TREATMENT                                                 AMOUNT(2)     RECOVERY
-----        ---------------                   ---------                                                 -------       --------

   --        Administrative    Unimpaired; paid in full in cash on the Effective Date or on the          $2,500,000       100%
             Expenses          date allowed.

   --        Priority Tax      Unimpaired; paid in full in cash in equal annual installments            $12,903,000       100%
             Claims            over a period not exceeding six years from the date of
                               assessment, together with interest thereon calculated from the
                               Effective Date to the date of payment at the Tax Rate.

    1        Priority Non-Tax  Unimpaired; paid in full in cash with interest.                           $3,554,000       100%
             Claims

    2        Senior Credit     Unimpaired; on the Effective Date, (i) allowed claims, other          $1,084,108,000       100%
             Facility Claims   than those held by the New Investors, paid in full, in cash, with default rate interest from April 1, 2000 to the Effective Date and rendered unimpaired and (ii) in satisfaction of allowed class 2 claims of the New Investors, (a) Restructuring Costs paid in full, in cash, on the Effective Date and (b) proportionate share of (1)
                               cash equal to accrued and unpaid default rate interest from April 1,
                               2000 to the Effective Date and (2) 100% of the shares of New Regal
                               Common Stock to be issued on the Effective Date.

    3        Other Secured     Unimpaired; at the Debtors' option, reinstated, collateral               $23,700,000       100%
             Claims            returned, offset to the extent of Debtors' claims against the holder, or otherwise satisfied.

    4        Subordinated      Impaired; pro rata share of cash in the aggregate amount of             $892,747,000        20%
             Note Claims       $181,031,250.

    5        General           Impaired. If class 5 accepts Plan, payment of pro rata share of          $75,000,000   Not to exceed
             Unsecured         $75,000,000, not to exceed 100% of allowed claim. If class 5                           100%. Actual
             Claims            rejects Plan, payment in four annual installments (with the first                      recovery may
                               three installments each constituting approximately 10% of the                         vary depending
                               aggregate distribution and the final installment constituting                           upon actual
                               approximately 70% of the aggregate distribution) of pro rata                             amount of
                               share of $92,920,000 up to an amount equal to 100% of                                  allowed class
                               allowed claim.                                                                           5 claims.

    6        Convenience       Unimpaired. Paid in full with interest.                                   $1,100,000       100%
             Claims

    7        Regal Equity      Impaired; no distribution.                                                       N/A         0
             Interests

----------

(1) This table is only a summary of the classification and treatment of claims and equity interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of claims and equity interests.

(2) The amounts set forth herein are the Debtors' estimates; the actual allowed amounts may vary materially, depending on the nature and extent of claims actually asserted and the final reconciliation and resolution of all administrative expenses and claims.

D.    OVERVIEW OF CHAPTER 11

        Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors, and equity interest holders. In addition to permitting rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor's assets.

          The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession."

          The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon a debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

          In order to solicit acceptances of a proposed plan, however, section 1126 of the Bankruptcy Code requires a debtor and any other plan proponents to conduct such solicitation either in compliance with any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure, or if there is no such applicable nonbankruptcy law, rule, or regulation, pursuant to a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Debtors are submitting this Disclosure Statement to holders of claims against the Debtors to satisfy the requirements of section 1126 of the Bankruptcy Code.

                                       II.

                      DESCRIPTION OF THE DEBTORS' BUSINESS

          Regal Cinemas, Inc. ("Regal"), a Tennessee corporation headquartered in Knoxville, Tennessee, is a privately owned company that operates on a consolidated basis with its direct and indirect subsidiaries, Act III Cinemas, Inc.; Regal Cinemas Group, Inc.; Cobb Finance Corp.; R.C. Cobb, Inc.; Regal Investment Company; Act III Theatres, Inc.; Regal Cinemas Holding, Inc.; A3 Theatres of Texas, Inc.; Eastgate Theatre, Inc.; Act III Inner Loop Theatres, Inc.; A3 Theatres of San Antonio, Ltd.; TEMT Alaska, Inc.; Broadway Cinemas, Inc.; General American Theatres, Inc.; and J.R. Cinemas, Inc. (collectively with Regal, the "Debtors"), to develop, acquire, and operate primarily multiplex motion picture theatres in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets. The Debtors' theatres are located predominantly in the Eastern and Northwestern United States.

          All of the Debtors' theatres are operated by Regal. Approximately two-thirds of the Debtors' theatres are owned or leased by Regal. The remaining theatres are owned or leased by two of Regal's subsidiaries, R.C. Cobb, Inc. and Act III Cinemas, Inc. ("Act III").

          Since Regal's incorporation in 1989, the Debtors have grown to become the world's largest motion picture exhibitor. The Debtors currently operate more than 330 theatres with a total of more than 3,800 screens located in 31 states. As of December 28, 2000, approximately 85% of the Debtors' screens were located in film licensing zones in which the Debtors were the sole exhibitor.

          Multiplex theatres enable the Debtors to offer a wide selection of films attractive to a diverse group of patrons residing within the drawing area of a particular theatre complex. Varied auditorium seating capacities within the same theatre enable the Debtors to exhibit films on a more cost-effective basis for a longer period of time by shifting films to smaller auditoriums to meet changing attendance levels. In addition, operating efficiencies are realized through the economies of having common box office, concession, projection, lobby, and rest room facilities, which enable the Debtors to spread certain costs, such as payroll, advertising, and rent, over a higher revenue base. Staggered movie starting times also reduce staffing requirements and lobby congestion and contribute to more desirable parking and traffic flow patterns.

          The Debtors have designed prototype theatres, adaptable to a variety of locations, which the Debtors believe result in construction and operating cost savings. The Debtors' multiplex theatre complexes, which typically contain auditoriums ranging from 100 to 500 seats, feature wall-to-wall screens, digital stereo surround-sound, multi-station concessions, computerized ticketing systems, plush stadium seating with cup holders and retractable arm rests, neon-enhanced interiors and exteriors, and video game areas adjacent to the theatre lobby. The Debtors believe that operating a theatre circuit consisting primarily of modern multiplex theatres also enhances the Debtors' ability to license commercially successful films from distributors.

          Historically, the Debtors have upgraded their theatre circuit by acquiring theatre circuits, opening new theatres, adding new screens to existing theatres, and selectively divesting its operations of underperforming theatres. The Debtors have acquired eleven theatre circuits during the last seven years. From Regal's inception through December 28, 2000, the Debtors have grown by acquiring (on a net basis) 233 theatres with 1,905 screens, developing 158 new theatres with 2,255 screens, and adding 168 screens to existing theatres. This strategy has served to establish and enhance the Debtors' presence in selected geographic markets. In addition, as a result of this strategy, the Debtors enjoy one the most modern asset bases in the industry, with 44% of their circuit having been built since 1997. Approximately 44% of the Debtors' screens are in theatres with fifteen or more screens.

          As of December 28, 2000, the Debtors operated 266 of their 391 theatres pursuant to lease agreements, owned the land and buildings for 62 theatres, and operated 63 locations pursuant to ground leases. Of the 391 theatres operated by the Debtors as of December 28, 2000, 233 were acquired as existing theatres and 158 were developed by the Debtors.

          The majority of the Debtors' leased theatres are subject to lease agreements with original terms of 20 years or more, and in most cases, renewal options for up to an additional 10 years. These leases provide for minimum annual rentals and the renewal options generally provide for increased rent. Under certain conditions, rental payments may be based on a percentage of revenues above specified amounts. A significant majority of the Debtors' leases are net leases, which require the Debtors to pay the costs of insurance, taxes, and a portion of the lessors' operating costs.

          In addition to revenues from box office admissions, the Debtors receive revenues from concession sales, and to a lesser extent, video games. Concession sales constituted 27.4% of total revenues for fiscal year 2000. In addition to traditional concession stations, select theatres feature specialty concession cafes serving items such as cappuccino, fruit juices, cookies and muffins, soft pretzels, and yogurt.

          The Debtors, on a consolidated basis, reported total revenues of $1,130,700,000 for the fiscal year ending December 28, 2000 and $579,391,000 (unaudited) for the six months ending June 28, 2001. As of June 28, 2001, on a consolidated basis, the Debtors' books and records reflected assets totaling approximately $1,919,919,000 (unaudited) and liabilities totaling approximately $2,293,988,000 (unaudited).

          As of December 28, 2000, the Debtors employed 15,159 persons, comprising 305 corporate personnel, 1,830 theatre management personnel, and 13,024 hourly theatre personnel.

                                      III.

       KEY EVENTS LEADING TO THE SOLICITATION AND DECISION TO COMMENCE THE
                         CHAPTER 11 REORGANIZATION CASES

A.      THE REGAL MERGER

          On May 27, 1998, an affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR") and an affiliate of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse") merged with and into Regal, with Regal continuing as the surviving corporation (the "Regal Merger"). Consummation of the Regal Merger resulted in a recapitalization of the company, through which Regal's existing common stockholders received cash for their shares, and the Initial Sponsors, DLJ Merchant Banking Partners II, L.P. and affiliated funds ("DLJ"), and certain members of Regal's management acquired ownership of Regal (the "Recapitalization"). The aggregate purchase price paid to effect the Regal Merger and the associated redemption of outstanding options and warrants was approximately $1,200,000,000.

          The Regal Merger was financed by (a) an offering by Regal of $400,000,000 aggregate principal amount of unsecured 9-1/2% Subordinated Notes,
(b) initial borrowings of $375,000,000 under the then new $725,000,000 Senior Credit Facility, and (c) an equity investment in Regal of $776,900,000 made by the Initial Sponsors, DLJ, and members of management (the "Equity Investment"). These amounts were used: (i) to fund the cash payments required to effect the Regal Merger and a redemption of outstanding options and warrants, (ii) to repay and retire Regal's former senior credit facilities, (iii) to repurchase (at a premium) then-outstanding notes of Regal, and (iv) to pay related fees and expenses.

          Three months after the Regal Merger, on August 26, 1998, Regal acquired Act III, a Delaware corporation (the "Act III Merger"). At that time, Act III was the ninth largest motion picture exhibitor in the United States, based on the number of screens in operation. Pursuant to the Act III Merger, Act III and its subsidiaries became wholly owned subsidiaries of Regal and each share of Act III's outstanding common stock was converted into the right to receive one share of Regal's common stock.

          In connection with the Act III Merger, Regal's Senior Credit Facility was amended and Regal borrowed an additional $383,300,000 thereunder to repay Act III's then-existing bank borrowings and retire two senior subordinated promissory notes, each in the aggregate principal amount of $75,000,000, which were owned by the Initial Sponsors.

          On November 10, 1998, Regal issued an additional $200,000,000 aggregate principal amount of 9-1/2% Subordinated Notes and used the proceeds thereof to repay portions of Regal's Senior Credit Facility.

          On December 16, 1998, Regal issued $200,000,000 aggregate principal amount of 8-7/8% Debentures, the proceeds of which were used to repay outstanding indebtedness under Regal's Senior Credit Facility and for working capital purposes.

          Currently, the Initial Sponsors own, in the aggregate, approximately 92.4% of Regal's outstanding common stock, with DLJ, management, and other minority holders owning the remainder.

B.      INDEBTEDNESS

          Since the Regal Merger, a group of banks has provided a working capital facility for the Debtors' operations. The working capital facility is governed by the Senior Credit Facility. The Bank of Nova Scotia is the agent and administrative agent under the Senior Credit Facility. Regal's obligations under the Senior Credit Facility are guaranteed by, and secured by pledges of the stock of, certain of its direct and indirect subsidiaries. The borrowings under the Senior Credit Facility, together with revenues generated by the Debtors' operations, constitute the principal sources of liquidity for the Debtors' operations.

          The Debtors' Senior Credit Facility provides for borrowings by Regal of up to $1,005,000,000 in the aggregate, consisting of $500,000,000 under a revolving credit facility and $505,000,000, in the aggregate, under three term loan facilities. The Debtors have fully drawn all amounts available thereunder. The Senior Credit Facility contains customary covenants and restrictions on the Debtors' ability to issue additional debt, pay dividends, or engage in certain activities and includes customary events of default. For a detailed description of the existing Senior Credit Facility, see Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" in the Annual Report on Form 10-K annexed as Exhibit 2 to this Disclosure Statement.

          Traditionally, the Debtors' primary sources of working capital have been cash flows from box office admissions and concessions, borrowings under their Senior Credit Facility, and proceeds from offerings of the Subordinated Notes. As of the Commencement Date, the significant indebtedness of the Debtors is anticipated to consist of the following: (a) approximately $1,000,000,000 in principal amount of indebtedness under the Senior Credit Facility, plus accrued and unpaid interest thereon, (b) approximately $800,000,000 in principal amount of Subordinated Notes, plus accrued and unpaid interest thereon, (c) approximately $158,000,000 in certain unsecured lease financing obligations maturing in various installments through 2020, plus accrued and unpaid interest thereon (of which approximately $3,000,000 is currently due and owing), (d) approximately $23,700,000 in certain equipment financing obligations and other capital lease obligations, plus accrued and unpaid interest thereon, and (e) approximately $10,000,000 in outstanding trade payables.

          During the fourth quarter of 2000 and the beginning of 2001, the Debtors defaulted on certain rent obligations. Certain of the Debtors' landlords have brought individual lawsuits against the Debtors.

          The Debtors also have been in default of certain financial covenants contained in their Senior Credit Facility and their equipment financing agreements since the fourth quarter of 2000. As a result, the administrative agent under the Senior Credit Facility delivered payment blockage notices to the Debtors and to HSBC Bank, USA, the trustee under the indentures governing the Subordinated Notes (the "Indenture Trustee"), prohibiting the payment by Regal of the semi-annual interest payments of approximately $28,500,000 and $8,900,000 on December 1, 2000 and December 15, 2000, respectively. Failure to make these interest payments put the Debtors in payment default under the indentures governing the Subordinated Notes. Thereafter, Regal went into payment default under the Senior Credit Facility when interest payments totaling approximately $25,000,000 due at the end of March and early April 2001 and a principal payment of approximately $3,750,000 due in early May 2001 were not made.

          As a result of the foregoing defaults, the lenders under the Senior Credit Facility (the "Senior Lenders") and the Indenture Trustee obtained the right to cause the maturity of all of the outstanding indebtedness under the respective agreements, which together totals approximately $1,800,000,000 in principal amount, to be accelerated. In early May 2001, the Senior Lenders and the Indenture Trustee exercised their respective rights and accelerated all outstanding indebtedness under the Senior Credit Facility and the Subordinated Notes.

C.       BUSINESS INITIATIVES AND ECONOMIC TRENDS

          As a whole, the film exhibition industry is in a period of transition. Over the past several years, film exhibition companies, including the Debtors, embarked on programs of aggressively building state-of-the-art theatre complexes (complete with stadium seating and digital surround-sound) in an effort to increase overall industry attendance. However, these aggressive new building strategies increased competition in many markets and rendered many theatres obsolete more rapidly than anticipated. This effect, together with the fact that many of these now obsolete theatres are leased under long-term commitments, produced an oversupply of screens throughout the film exhibition industry at a rate much quicker than the industry could effectively handle. The industry overcapacity, coupled with flat national box office attendance, severely negatively impacted the operating results of the Debtors and many of its competitors.

          Indeed, by March 2001, several of the Debtors' competitors had filed for protection under chapter 11, including Loews Cineplex Entertainment Corp., United Artists Theater Corp., Edwards Theatres, Carmike Cinemas, and General Cinemas, while others were suffering as a result of a marked reduction in new theatre development and industry-wide declines in per-screen attendance. In general, the combination of weak industry-wide box office results and the negative impact of "over-screening" within the motion picture exhibition industry resulted in cash flow declines throughout the domestic theatre industry.

          In addition to the impact of the chapter 11 filings of the Debtors' competitors, the motion picture exhibition industry continued to report severe liquidity concerns, defaults under credit facilities, and renegotiations of financial covenants over the past year. Without question, these industry dynamics severely affected the Debtors and created an environment in which deteriorating operating results were inevitable. Additionally, because the Debtors have funded their expansion efforts over the past several years primarily from borrowings under their Senior Credit Facility, the Debtors' leverage has grown significantly.

          The Debtors' significant capital expenditures were a direct response to competitive pressures. The Debtors face competition from regional and independent operators and large theatre circuit operators. They also face competition from other forms of motion picture exhibition delivery systems, such as cable television, satellite and pay-per-view services, and home video systems, as well as from other forms of entertainment, including sporting events, concerts, live theatre, the internet, and restaurants.

          Moreover, the film exhibition industry is highly seasonal with heightened attendance during the summer months and holidays. During non-peak periods, earnings can fluctuate dramatically due to the presence or absence of successful "blockbuster" films. There is a constant industry-wide sensitivity to the quality of films available, as the public's appetite for films is something which the Debtors can neither control nor consistently predict. These uncertainties, coupled with the substantial fixed costs necessary to operate a large theatre chain, such as rents and payroll, have led to financial instability in the Debtors' operations.

D.      EVALUATION OF RESTRUCTURING ALTERNATIVES

          In response to the economic circumstances outlined above, the Debtors developed a strategic plan to improve operations, maximize financial performance, and successfully restructure their indebtedness. In that regard, the Debtors undertook a number of efforts and engaged, in addition to restructuring counsel, financial and other legal advisors to assist them in the exploration and evaluation of strategic alternatives for a possible restructuring of their operations, including Jay Alix & Associates, as restructuring advisor to assist in the operational restructuring of the Debtors, and Greenhill & Co., LLC, as financial advisor, to assist in the solicitation and analysis of available capital restructuring and financial alternatives.


          1.    Property Analysis

          Commencing in the fourth quarter of 1999, the Debtors undertook a comprehensive analysis of their hundreds of properties and related operations to review the markets in which they operate. Based largely upon that analysis, the Debtors developed and commenced implementation of a business plan that would enable them to maximize value by divesting certain underperforming owned and leased locations and negotiating rent and term reductions for others.

          As a result of this effort, the Debtors raised approximately $35,000,000. However, the Debtors' theatre plan alone could not enable the Debtors to fully realize all of their liquidity goals. Consequently, beginning in the second quarter of 2000, the Debtors also investigated sale/leaseback financings, equipment financings, and sale prospects for theatres in whole markets. In connection with these initiatives, the Debtors established a data room to facilitate the conduct of due diligence by parties interested in pursuing a financing or other transaction with the Debtors, and made themselves available to consider alternative proposals for a restructuring.


          2.    Negotiations with Senior Lenders

          Commencing in July 2000 and continuing into the first quarter of 2001, the Debtors and/or their professionals met with the agent banks under the Senior Credit Facility and their legal and financial professionals from Wachtell Lipton Rosen & Katz and Policano & Manzo and also with the Senior Lenders, to discuss the status of the Debtors' business plan, the motion picture exhibition industry, the impact of the industry downturn on the Debtors' operations and financial results, and the consequential need for a restructuring of the Debtors' capital structure.

          However, as a result of the numerous debt defaults commencing in the fourth quarter of 2000, in the beginning of May 2001, a member of the New Investors, acting as the holder of the requisite percentages of Subordinated Notes and loans under the Senior Credit Facility, caused delivery to the Debtors of notices accelerating the indebtedness represented by the Subordinated Notes and the Senior Credit Facility.


          3.    Negotiations with Initial Sponsors

          Throughout the entire period in which the Debtors were engaged in discussions with the Senior Lenders, the Debtors also were engaged in restructuring conversations with the Initial Sponsors. As a result of those discussions, the Initial Sponsors solicited financial proposals for a potential plan of reorganization and submitted to the Debtors and the Senior Lenders the outline of a restructuring plan. For a variety of reasons, including that such proposal was not favorably received by the Debtors' various constituents, it was abandoned.


          4.    Formation of and Negotiations with the Informal Committee

          During the first quarter of 2001, a group of holders of at least 51% of the Subordinated Notes formed an informal committee of bondholders (the "Informal Committee"), and engaged Chanin Capital Partners, LLC ("Chanin") as its financial advisor. Certain members of the Informal Committee solicited financing proposals for a potential plan of reorganization from various lenders, and thereafter, submitted a summary proposal to the Debtors outlining a potential prearranged or prepackaged plan of reorganization (the "Bondholder Proposal"). The Bondholder Proposal was later withdrawn as it lacked sufficient detail and certain of the bondholders sold their interests in the Subordinated Notes to the New Investors.

          5.    Negotiations with New Investors

          Throughout this time period, significant amounts of debt under the Senior Credit Facility and the Subordinated Notes were trading actively in the market. During the fourth quarter of 2000, the Debtors began to believe that such indebtedness was being acquired largely by the New Investors. The New Investors include The Anschutz Corporation; OCM Principal Opportunities Fund II, L.P.; LBI Group, Inc.; GSCP Recovery, Inc.; Tudor Investment Corporation; and funds and accounts managed by Putnam Investment Management, LLC and its affiliates. The Debtors understand that certain of the New Investors, including The Anschutz Corporation and OCM Principal Opportunities Fund II, L.P., or their Affiliates, have significant ownership or creditor interests in other motion picture exhibitors. See Section V.E.2, below, entitled "IMPLEMENTATION OF THE PLAN -- Securities Law Matters -- Hart-Scott-Rodino Act Filing Requirements."

          In mid-April 2001 the New Investors submitted to the Debtors a summary of the terms and conditions for a restructuring of the Debtors that would give the New Investors a controlling equity interest in the reorganized Debtors and would cause, among other things, a substantial deleveraging of the Debtors' balance sheet. At that time, the Debtors were unable to fully assess the proposal. As a result, the Debtors and the New Investors attempted to engage in several conversations to obtain additional information concerning the proposal and negotiate its terms to obtain maximum value for the Debtors' creditors.


          6.    Reformation of the Informal Bondholder Committee

          In late April and early May 2001, the Informal Committee was reconstituted with members holding approximately $347,000,000 in principal amount of the Subordinated Notes. The Informal Committee, through Chanin and its counsel, Akin, Gump, Strauss, Hauer & Feld, LLP, entered into discussions with the Debtors and the Debtors' various constituents regarding the restructuring alternatives available for the Debtors.


          7.    Summary of Final Negotiations with All Parties

          As a result of the acceleration of the Senior Credit Facility and the Subordinated Notes, the substantial leverage under which the Debtors were then operating, and the desire of the Initial Sponsors, the New Investors, and the Informal Committee to reach a consensual restructuring of the Debtors, the Debtors and their professionals pursued discussions with all of the above-described parties on the terms of a prearranged or a prepackaged plan of reorganization so as to maximize value of the Debtors' business for all economic parties in interest, including, but not limited to, trade creditors and employees. During these discussions, the members of the Informal Committee sold their Subordinated Notes to the New Investors and the Informal Committee ceased to exist. To facilitate these discussions, several restructuring term sheets were circulated by various parties. All of the term sheets contemplated some debt-to-equity conversion by holders of Senior Credit Facility claims, no recovery for Regal's existing equity holders on account of their existing equity investments, and some minimal recovery by holders of the Debtors' Subordinated Notes. All of these term sheets contemplated a change of ownership of the Debtors. None of the proposals had a value for the Debtors in excess of the restructuring proposal described in this Disclosure Statement. The Debtors, after negotiating the various proposals with the constituents and after examining other alternatives, believe that the Plan achieves their goal in obtaining the highest value and best opportunity for a recovery by all of the Debtors' interested constituents. The Plan also preserves the Debtors' ongoing business, deleverages their balance sheet, and provides them with adequate working capital to carry on and expand their business. During the Plan process, the Debtors also kept the indenture trustees for the Subordinated Notes and the Old Cobb Notes and their counsel, Phillips Lytle Hitchcock Blaine & Huber LLP, generally apprised and adopted in the Plan certain suggestions made by the indenture trustees' counsel during the course of these discussions.


E.      PREPACKAGED CHAPTER 11 PLAN

          Given the foregoing circumstances, the Debtors concluded, and the Initial Sponsors and the New Investors agreed, that the relief accorded by chapter 11 will help maintain the confidence of the Debtors' suppliers and vendors and enable the Debtors to take the necessary actions to protect and enhance their business and the value that will inure to their creditors, employees, and other parties in interest. The Debtors believe that the remedial provisions of chapter 11 will enable them to restructure and deleverage their operations. To this end, the Debtors, Initial Sponsors, and the New Investors reached an agreement in principle on the terms of a prepackaged plan of reorganization, which terms are reflected and embodied in the Plan, that the parties believe will provide an equitable distribution to the holders of allowed claims and permit the Debtors to emerge as economically viable competitors and continue to be leaders in the motion picture exhibition industry. During the course of negotiating the Plan, the Debtors and their Board of Directors considered valuation analyses presented by the Debtors' independent financial advisor, Greenhill & Co., LLC, which ranged from $1.1 billion to $1.5 billion.

          In connection with the negotiation of the Plan, the Debtors and the New Investors entered into a Lock-Up Agreement providing for, among other things, their mutual agreement to support the Plan, the New Investors' agreement to certain restrictions on their sale or other disposition of their respective claims against the Debtors, and the New Investors' agreement that their Senior Credit Facility claims would receive the treatment less favorable than that provided to the other members of such class, as specified in the Plan. As of July 1, 2001, the New Investors held approximately $825,732,000 of the debt under the Senior Credit Facility and $749,364,000 in principal amount of the Subordinated Notes.

          If votes are received in number and amount sufficient to enable a bankruptcy court to confirm the Plan, the Debtors intend to file voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code and to seek, as promptly as practicable thereafter, confirmation of the Plan. If the Plan is confirmed, the claims of the Debtors' creditors will receive the treatment set forth in the Plan and described in this Disclosure Statement. In the event that sufficient votes to confirm the Plan are not received, the Debtors may nevertheless file petitions for relief under chapter 11 of the Bankruptcy Code.

          Pursuant to the Plan, the Debtors' current Senior Credit Facility will be retired. The Debtors expect that on the Effective Date, the Reorganized Debtors will enter into a new post-chapter 11 working capital facility in the aggregate amount of $100,000,000 and a new term loan facility in the aggregate principal amount of $450,000,000, each on the principal terms described below. See Section V.D.4, below, entitled "THE JOINT PLAN OF REORGANIZATION -- Implementation of the Plan -- New Indebtedness." The effectiveness of such facilities is a condition precedent to the occurrence of the Effective Date of the Plan. See Section IX.C.2, below, entitled "CONFIRMATION OF THE PLAN -- Effectiveness of the Plan -- Conditions Precedent to Effectiveness."

                                       IV.

                          ANTICIPATED EVENTS DURING THE
                         CHAPTER 11 REORGANIZATION CASES

A.      ADMINISTRATION OF THE CHAPTER 11 REORGANIZATION CASES

          The Debtors intend to remain operational throughout their chapter 11 Reorganization Cases and continue to operate their theatres in the ordinary course as they had prior to the Commencement Date. For the Debtors, their employees, and their loyal customers, it will be business as usual.

          On the Commencement Date, the Debtors intend to request a series of orders from the Bankruptcy Court designed to minimize any disruption of business operations and to facilitate their reorganization. The Debtors anticipate that such requested orders will authorize the Debtors, among other things, to satisfy certain pre-Commencement Date obligations that may be outstanding, including wages and benefits, if any, that may be due to employees, as well as obligations to certain vendors, servicers, and suppliers that provide goods or services critical to the Debtors' operations. With respect to such critical goods and services that are governed by contracts between the Debtors and their suppliers, such as the Debtors' key concession arrangements with Pepsi-Cola Company and the Debtors' various film engagement, licensing, and related advertising arrangements with their distributors, the Debtors intend to file, on the Commencement Date, motions (i) for authorization to assume such various agreements and make any necessary cure payments, and (ii) with respect to the film-related agreements, to the extent any are not executory contracts subject to assumption, for authorization to satisfy in the ordinary course of business amounts due thereunder as of the Commencement Date. The Debtors believe that such relief, particularly as it relates to the Debtors' film-related agreements, will be critical to the Debtors' continued operations and their successful reorganization. The Debtors also intend to request certain orders from the Bankruptcy Court permitting them to continue, on an uninterrupted basis, their centralized cash management system and procedures, as well as certain customer service programs that were in effect prior to the commencement of the Debtors' Reorganization Cases, such as gift certificates, discount coupons, and guest passes. In addition, on the Commencement Date the Debtors intend to file a motion to reject certain unexpired nonresidential real property leases.

B.      BAR DATE

          In accordance with the provisions of the Bankruptcy Code and Bankruptcy Rules, the Debtors will request that the Bankruptcy Court issue an order (the "Bar Date Order") establishing the dates and times by which proofs of claims against the Debtors are to be filed in the Reorganization Cases (the "Bar Dates"). Additionally, the Debtors expect they will request that the Court direct that, unless otherwise ordered by the Bankruptcy Court, claims arising from the rejection of executory contracts and unexpired leases subsequent to the relevant Bar Date are to be filed no later than thirty days after issuance of an order authorizing rejection. The Debtors anticipate that a notice of the Bar Date will be posted on the Debtors' website (http://www.regalcinemas.com) and published in The Tennesseean and The Wall Street Journal (National Edition), and that a proof of claim form will be mailed to all known holders of claims at least twenty days before the Bar Date. The Debtors anticipate that the Bar Date for holders (other than governmental units) of claims will occur prior to the Confirmation Date.

Pursuant to Bankruptcy Rule 3003(c)(1), the Bar Date for governmental units holding claims will not occur prior to 180 days after the Commencement Date. Accordingly, the Debtors anticipate that the Bar Date for governmental units will occur after the Confirmation Date.

C.      DISCLOSURE STATEMENT/CONFIRMATION HEARINGS

          The Debtors anticipate that as soon as practicable after commencing their Reorganization Cases, they will seek an order of the Bankruptcy Court scheduling hearings to consider (i) the adequacy of this Disclosure Statement and the Debtors' solicitation of votes and (ii) confirmation of the Plan. The Debtors anticipate that notice of these hearings will be posted on the Debtors' website (http://www.regalcinemas.com) and published in The Tennesseean and The Wall Street Journal (National Edition), and will be mailed to all known holders of claims and equity interests, at least twenty five days before the date by which objections must be filed with the Bankruptcy Court. See Section IX.A, below, entitled "CONFIRMATION OF THE PLAN -- Confirmation Hearing."

                                       V.

                        THE JOINT PLAN OF REORGANIZATION

A.      INTRODUCTION

          The Plan provides for a major restructuring of the Debtors' financial obligations, sponsored by the New Investors, which will result in a significant deleveraging of the Debtors.

          In essence, the Plan provides for the substantive consolidation of the Debtors for Plan treatment and distribution purposes only and (i) payment in full of allowed administrative expenses; federal, state, and local tax claims; and other priority claims, (ii) payment in full of the allowed claims under the Senior Credit Facility (other than the claims held by the New Investors, who have agreed to the less favorable treatment of satisfaction in cash of the interest and certain expense components of their claims and New Regal Common Stock of Reorganized Regal in satisfaction of the remainder), (iii) reinstatement or payment in full of, surrender of collateral securing, (or in the case of a right to setoff, offset to the extent of the Debtors' claims against the holder of) allowed miscellaneous secured claims and capitalized lease obligations, (iv) distributions to the holders of General Unsecured Claims (that are allowed in an amount greater than $5,000) of each holder's pro rata share of $75,000,000, not to exceed 100% of such holder's allowed claim, (v) payment in full of General Unsecured Claims that are allowed in an amount that is less than or equal to $5,000, and (vi) satisfaction and retirement of the Subordinated Notes by a cash payment equal to approximately 20% of the Subordinated Note Claims represented by such instruments. Cash on hand on the Effective Date, together with the proceeds of a $100,000,000 New Working Capital Facility and $450,000,000 New Term Loan Facility, which the Debtors expect will be obtained by the Reorganized Debtors on the Effective Date, will be used to fund the Plan distributions. No distributions will be made in respect of Old Regal Common Stock or other equity interests in Regal, and as a result of the substantive consolidation under the Plan, Intercompany Claims will be eliminated for Plan confirmation purposes only and no value ascribed to the stock of the Subsidiaries.

          The result of the restructuring will be a Reorganized Regal with a drastic reduction in outstanding debt, which the Debtors believe is necessary to permit the Debtors to compete effectively in today's economic environment. The Debtors believe that the acceptance of the Plan is essential for the Debtors' continued survival and that the Plan provides the best opportunity for enhanced recoveries for general unsecured creditors and holders of the Debtors' Subordinated Notes. The Debtors believe and will demonstrate to the Court that creditors and shareholders will receive not less in value under the Plan than they would receive in a chapter 7 liquidation.

          The following is a nontechnical discussion of the important provisions of the Plan. The Plan is attached as Exhibit 1 to this Disclosure Statement. The terms of the Plan govern in the event of any discrepancies with the following discussion.

B.      SUBSTANTIVE CONSOLIDATION

          The Plan is premised upon the substantive consolidation of the Debtors for Plan treatment and distribution purposes only and the Debtors intend to file a motion with the Bankruptcy Court requesting as part of the Plan confirmation process that the Bankruptcy Court authorize the substantive consolidation of the Debtors and their estates for such limited purposes.

          The substantive consolidation treatment of claims proposed by the Debtors involves the pooling and merger of the Debtors' assets and liabilities and distributions to creditors based upon all pooled assets and liabilities, as if the Debtors were a single economic entity. The purpose of this consolidation is to treat claims against all Debtors in the same manner, to eliminate cross-corporate guaranties by one Debtor of the liabilities of other Debtors, to eliminate duplicate claims against more than one Debtor, claims asserting joint and several liability by multiple Debtors, and Intercompany Claims among the Debtors and between the Debtors, all of which would be dilutive of the amounts ultimately payable to holders of allowed claims against the Debtors due to a multiplicity of claims based upon the same transaction or obligation or based upon intercompany indebtedness.

          The Debtors believe substantive consolidation is warranted in light of the degree to which the Debtors and their creditors depend upon the integration of the Debtors' collective operations and the criteria established by the courts in ruling on the propriety of substantive consolidation in other cases. For example:

          - Officers and directors of each of the Subsidiaries simultaneously have been officers and/or directors of Regal and vice versa, and corporate policy for all of the Debtors has been established and implemented by Regal's officers and board of directors. Thus, the Debtors have operated under unified management, direction, and control with the goal of a unified profitability of the enterprise, and without regard to the profitability of any individual legal entity in the corporate family;

          - The Debtors operate under a consolidated cash management system, pursuant to which the Debtors' funds are collected and transferred on a daily basis to main concentration accounts in Regal's name and funds required by the Subsidiaries to cover disbursements and other operating expenses are transferred on a daily basis from the main concentration account to disbursement accounts;

          - Regal has been responsible for payment of the day-to-day operating expenses of the Subsidiaries and performance of numerous business, professional, and financial services and functions for them. As a general matter, such charges are not allocated among the Debtors. Failure to substantively consolidate could require an allocation of such charges among Regal and its subsidiaries and the reconstruction and reallocation of those charges would take months, the costs would be enormous, and possibly, prohibitive, and there is no certainty that any such effort would be successful in producing a precise, or even meaningful, allocation; and

          - By reason of the interrelationship and dependency of the Debtors upon the operations of each other and Regal, it is Y not realistic to expect that a feasible, confirmable plan of reorganization could be formulated unless the Plan encompassed all the Debtors as though they were a single economic unit.

          As a result of the Debtors' integrated and interdependent operations, substantial intercompany guarantees, common officers and directors, common control and decisionmaking, reliance on a consolidated cash management system, and dissemination of only consolidated financial information to the general public, the Debtors believe that they have operated, and creditors have dealt with the Debtors, as a single, integrated economic unit. Further illustrative of creditors' reliance upon the consolidated credit and creditworthiness of the Debtors as a single economic unit is the fact that the parties to the Credit Agreement required Regal to pledge the stock of its Subsidiaries, and such Subsidiaries to guarantee Regal's obligations under the Credit Agreement.

          In view of the foregoing, the Debtors believe that creditors would not be prejudiced in any significant degree by the Debtors' substantive consolidation which is consistent with creditors' having dealt with the Debtors as a single economic entity, and further believe that substantive consolidation will best utilize the Debtors' assets and potential of all of the Debtors to pay to the creditors of each entity the distributions provided under the Plan.

C.      CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE
        PLAN

          One of the key concepts under the Bankruptcy Code is that only claims and equity interests that are "allowed" may receive distributions under a chapter 11 plan. The term is used throughout the Plan and the descriptions below. In general, an "allowed" claim or "allowed" equity interest simply means that the debtor agrees, or in the event of a dispute, that the Court determines, that the claim or equity interest, including the amount, is in fact, a valid obligation of the debtor. Section 502(a) of the Bankruptcy Code provides that a timely filed claim or equity interest is automatically "allowed" unless the debtor or other party in interest objects. However, section 502(b) of the Bankruptcy Code specifies certain claims that may not be "allowed," or allowed in full, in bankruptcy even if a proof of claim is filed. These include claims that are unenforceable under the governing agreement or applicable nonbankruptcy law, claims for unmatured interest, property tax claims in excess of the debtor's equity in the property, claims for services that exceed their reasonable value, lease and employment contract rejection damage claims in excess of specified amounts, late-filed claims, and contingent claims for contribution and reimbursement. In addition, Bankruptcy Rule 3003(c)(2) prohibits the allowance of any claim or equity interest that either is not listed on the debtor's schedules or is listed as disputed, contingent, or unliquidated, if the holder has not filed a proof of claim or equity interest before the established deadline.

          The Bankruptcy Code also requires that, for purposes of treatment and voting, a chapter 11 plan divide the different claims against, and equity interests in, the debtor into separate classes based upon their legal nature. Claims of a substantially similar legal nature are usually classified together, as are equity interests of a substantially similar legal nature. Because an entity may hold multiple claims and/or equity interests which give rise to different legal rights, the "claims" and "equity interests" themselves, rather than their holders, are classified. As a result, under the Debtors' Plan, for example, an entity that holds both Subordinated Notes and Old Regal Common Stock would have its claims classified in class 4 and its equity interests classified in class 7. To the extent of this holder's Subordinated Note claim, the holder would be entitled to the voting and treatment rights that the Plan provides with respect to class 4, and to the extent of the holder's equity interests, the voting and treatment rights that the Plan provides with respect to class 7.

          Under a chapter 11 plan, the separate classes of claims and equity interests must be designated either as "impaired" (affected by the plan) or "unimpaired" (unaffected by the plan). If a class of claims is "impaired," the Bankruptcy Code affords certain rights to the holders of such claims, such as the right to vote on the plan (unless the plan provides for no distribution to the holder, in which case, the holder is deemed to reject the plan), and the right to receive under the chapter 11 plan, no less value than the holder would receive if the debtor were liquidated under chapter 7. Under section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" unless the plan
(i) does not alter the legal, equitable, and contractual rights of the holders or (ii) irrespective of the holders' acceleration rights, cures all defaults (other than those arising from the debtor's insolvency, the commencement of the case, or nonperformance of a nonmonetary obligation), reinstates the maturity of the claims or interests in the class, compensates the holders for actual damages incurred as a result of their reasonable reliance upon any acceleration rights, and does not otherwise alter their legal, equitable, and contractual rights. Typically, this means the holder of an unimpaired claim will receive on the later of the effective date and the date on which amounts owing are due and payable, payment in full, in cash, with postpetition interest to the extent appropriate and provided under the governing agreement (or if there is no agreement, under applicable nonbankruptcy law), and the remainder of the debtor's obligations, if any, will be performed as they come due in accordance with their terms. Thus, other than its right to accelerate the debtor's obligations, the holder of an unimpaired claim will be placed in the position it would have been in had the debtor's case not been commenced.

          Consistent with these requirements, the Plan divides the allowed claims against, and allowed equity interests in, the Debtors into the following classes:

       Unclassified ....................................    Administrative Expenses
       Unclassified ....................................    Priority Tax Claims
       Class 1 .........................................    Priority Non-Tax Claims            Unimpaired
       Class 2 .........................................    Senior Credit Facility Claims      Unimpaired
       Class 3 .........................................    Other Secured Claims               Unimpaired
       Class 4 .........................................    Subordinated Note Claims           Impaired
       Class 5 .........................................    General Unsecured Claims           Impaired
       Class 6 .........................................    Convenience Claims                 Unimpaired
       Class 7 .........................................    Regal Equity Interests             Impaired

          For purposes of computing distributions under the Plan, except as otherwise provided in the Plan or the order confirming the Plan, or as required by subsection 506(b) or section 1124 of the Bankruptcy Code, (i) allowed claims do not include postpetition interest and (ii) any postpetition interest that is payable in respect of an allowed claim shall be calculated at the applicable contact rate, or if none, at the Federal Judgment Rate (or for priority tax claims, at the Tax Rate). For purposes of this Disclosure Statement, the claim estimates set forth below assume an August 31, 2001 Commencement Date and October 31, 2001 Effective Date. There can be no assurances that such assumptions will not differ materially from the actual claim amounts and dates.

   Administrative Expenses

          Administrative expenses are the actual and necessary costs and expenses of the Debtors' reorganization cases that are allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code. Those expenses will include the postpetition salaries and other benefits for its employees, postpetition rent for their theatres, amounts owed to vendors providing goods and services to the Debtors during their Reorganization Cases, tax obligations incurred after the Commencement Date, and certain statutory fees and charges assessed under section 1930, chapter 123, title 28, United States Code. Other administrative expenses include the actual, reasonable fees and expenses of the Debtors' advisors and the advisors to any official committees appointed in, and incurred during, the chapter 11 cases.

          The Debtors anticipate that most administrative expenses will be paid as they come due during the chapter 11 cases and that the administrative expenses to be paid on the Effective Date of the Plan will, for the most part, be comprised of the allowed fees and expenses incurred by professionals retained in the Reorganization Cases and the costs attendant to the Debtors' assumption of executory contracts and unexpired leases under the Plan. The Debtors estimate that, assuming the Effective Date occurs sixty days after the commencement of the chapter 11 cases, allowed unpaid administrative expenses on the Effective Date will approximate $2,500,000 (of which approximately $1,000,000 is estimated for fees and expenses of the Debtors' professionals). In the event an official committee of unsecured creditors is appointed, that estimate would be increased by approximately $100,000.

          Pursuant to the Plan, each allowed administrative expense shall be paid in full, in cash, on the later of the Effective Date and the date on which such administrative expense is allowed, or, in each case, as soon thereafter as practicable, except to the extent that Reorganized Regal and the holder of an allowed administrative expense agree to a different treatment; provided, however, that allowed administrative expenses representing obligations incurred in the ordinary course of business, consistent with past practice, or assumed by the Debtors shall be paid in full or performed by the Debtors or Reorganized Debtors in the ordinary course of business, consistent with past practice.

          All payments to professionals for compensation and reimbursement of expenses and all payments to reimburse expenses of members of statutory committees will be made in accordance with the procedures established by the Court and Bankruptcy Rules relating to the payment of interim and final compensation and expenses. The Court will review and determine all such requests. In addition to the foregoing, section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees, and other persons making a "substantial contribution" to a chapter 11 case, and to attorneys for, and other professional advisors to, such persons. Requests for such compensation must be approved by the Court after notice and a hearing at which the Debtors and other parties in interest may participate, and if appropriate, object to the allowance thereof.

   Priority Tax Claims

          Priority tax claims essentially consist of unsecured claims by federal and state governmental units for taxes specified in section 507(a)(8) of the Bankruptcy Code, such as certain income taxes, property taxes, sales and use taxes, excise taxes, hospitality taxes, and employment and withholding taxes. These unsecured claims are given a statutory priority in right of payment. The Debtors estimate that on the Effective Date, the allowed amount of such claims will aggregate approximately $12,903,000.

          The Plan provides that each allowed priority tax claim shall be paid in full, in cash, in equal annual installments commencing on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, and continuing over a period not exceeding six years after the date of assessment of such claim, together with interest thereon calculated from the Effective Date to the date of payment at the Tax Rate.

   Class 1 -- Priority Non-Tax Claims
      (Unimpaired. Therefore, presumed to accept Plan and not entitled to vote.)

          Priority non-tax claims include certain allowed employee compensation and benefit claims of the Debtors' employees incurred within 90 days and 180 days, respectively, prior to the Commencement Date in aggregate amounts up to $4,650 per employee. These claims are granted priority in payment under section 507(a) of the Bankruptcy Code. The Debtors estimate that the allowed claims in class 1 that are due and payable on or before the Effective Date will aggregate approximately $3,554,000.

          The Plan provides that on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each allowed claim in class 1 shall be paid in full, in cash, together with postpetition interest and thereby rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, except to the extent that Reorganized Regal and any holder of such allowed claim agree to a different treatment.

   Class 2 -- Senior Credit Facility Claims
      (Unimpaired. Therefore, presumed to accept Plan and not entitled to vote.)

          Class 2 consists of all allowed claims (other than Intercompany Claims) arising under the Senior Credit Facility, including without limitation, the secured and guaranty claims of the administrative agent, the other agents, and the lenders thereunder for outstanding principal and accrued and unpaid interest thereon (calculated at the default rate) as of the Effective Date, and certain reasonable, documented expenses incurred by the New Investors in connection with the restructuring of the Debtors under the Plan. The Debtors have been informed by the New Investors that the Restructuring Costs will approximate $2,050,500 and estimate that the allowed class 2 claims will aggregate approximately $1,084,108,000, of which approximately $896,763,000 will be held by the New Investors.

          The Plan provides that on the Effective Date, (i) each allowed claim in class 2, other than the allowed class 2 claims held by the New Investors (which have agreed, pursuant to the Lock-Up Agreement, to receive the less favorable treatment of their class 2 claims set forth in clause (ii), below), shall be paid in full, in cash, together with accrued and unpaid interest, calculated at the default rate, due and owing under the Credit Agreement as of the Effective Date and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code and (ii) each New Investor shall receive, in respect of its allowed class 2 claim, (A) cash in an amount equal to the accrued and unpaid interest, calculated at the default rate, due and owing to such New Investor under the Credit Agreement as of the Effective Date, which the Debtors estimate will aggregate approximately $71,031,000, (B) cash in an amount equal to the Restructuring Costs incurred by such New Investor, if any, and (C) its proportionate share of 7,500,000 shares of New Regal Common Stock to be issued to the New Investors on the Effective Date; provided, however, that to the extent the allowed class 2 claim of LBI Group, Inc. (together with the allowed class 2 claims of any permitted transferees of LBI Group, Inc. under the Lock-Up Agreement) exceeds $50,000,000, or to the extent the allowed class 2 claim of GSCP Recovery, Inc. (together with the allowed class 2 claims of any permitted transferees of GSCP Recovery, Inc. under the Lock-Up Agreement) exceeds $81,700,000, such excess, in each case, shall receive the treatment specified in clause (i), above. On the Effective Date, the class 2 claims of the New Investors shall be deemed allowed in full.

   Class 3 -- Other Secured Claims
      (Unimpaired. Therefore, presumed to accept Plan and not entitled to vote.)

          Class 3 consists of all allowed secured claims other than claims in class 2. Such claims generally include claims arising under agreements relating to the financing of the Debtors' office equipment and certain theatre-level equipment. The Debtors estimate that the allowed class 3 claims will aggregate approximately $23,700,000.

          The Plan provides that on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each allowed claim in class 3 shall be, at the Debtors' option, (i) reinstated, (ii) paid in full, in cash, together with postpetition interest at the applicable contract rate, or if none, at the Federal Judgment Rate, (iii) satisfied by the Debtors' surrender of the collateral securing such allowed claim, (iv) offset against, and to the extent of, the Debtors' claims against the holder of such allowed claim or (v) otherwise rendered unimpaired in accordance with section 1124 of the Bankruptcy

Code, except to the extent that Reorganized Regal and such holder agree to a different treatment; provided, however, that the secured claims for the reasonable fees and expenses due and owing as of the Effective Date to the indenture trustees under the terms of the respective Subordinated Note Indentures shall be afforded the treatment set forth in clause (ii) of this subparagraph.


   Class 4 -- Subordinated Note Claims
      (Impaired. Entitled to vote.)

          Class 4 consists of the allowed Subordinated Note Claims.

          Class 4 claims are contractually subordinated in right of payment to class 2 Senior Credit Facility Claims. Accordingly, class 4 is entitled to a distribution only after payment in full of the allowed Senior Credit Facility claims in class 2. The Plan enforces such subordination in accordance with section 510 of the Bankruptcy Code.

          The Plan provides that on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each holder of an allowed class 4 claim shall receive its pro rata share of cash in the aggregate amount of $181,031,250. Such distributions shall be in complete satisfaction and discharge of the Debtors' obligations to the holders of class 4 claims under the Subordinated Notes and the Subordinated Note Indentures. The Debtors shall make all distributions required under the Plan with respect to allowed class 4 claims to the Indenture Trustees under the respective Subordinated Note Indentures. The Indenture Trustees shall, in turn, make the distributions to the holders of Subordinated Notes as such holders surrender such securities in accordance with Section III.H of the Plan.

          Pursuant to the Plan, the class 4 claims will be allowed in an aggregate amount equal to the aggregate principal amount of the Subordinated Notes outstanding as of the Commencement Date, plus the accrued and unpaid interest thereon as of the Commencement Date under the terms of the respective Subordinated Note Indentures. The Debtors estimate that allowed class 4 claims will aggregate approximately $892,747,000 (of which approximately $836,241,000 will be held by the New Investors), and therefore, the Plan provides a recovery to class 4 members of approximately 20% of the allowed amounts of their class 4 claims.

          Class 4 is impaired and the holders of allowed claims in class 4 on the Record Date are entitled to vote to accept or reject the Plan. Holders of claims in class 4 should vote the aggregate face amount of their Subordinated Notes due and owing as of the August 31, 2001 Record Date. THIS CLAIM AMOUNT WILL BE USED FOR VOTING PURPOSES ONLY AND WILL NOT BE DETERMINATIVE OF, OR OTHERWISE AFFECT, THE HOLDER'S CLAIM FOR PLAN TREATMENT OR DISTRIBUTION PURPOSES OR ANY OTHER CHAPTER 11 PURPOSES.

          The Debtors understand that the New Investors hold approximately 93.7% of the class 4 claims and believe that the New Investors will be able to satisfy the monetary requirements applicable to acceptance of the Plan. Accordingly, the Debtors anticipate that class 4 will vote to accept the Plan.

          The Indenture Trustees for the Subordinated Notes may file proofs of claims with respect to class 4 claims but are not required to file such proofs of claims in order for such claims to be allowed pursuant to the Plan. Any claims scheduled or filed with respect to class 4 are disallowed as duplicative of the claims filed by the respective indenture trustees or allowed under the Plan.

   Class 5 -- General Unsecured Claims
      (Impaired. Entitled to vote.)

          Class 5 consists of all General Unsecured Claims allowed in an amount greater than $5,000, not otherwise classified in class 6 or satisfied pursuant to Court order. See Section IV.A, above, entitled "ANTICIPATED EVENTS DURING THE CHAPTER 11 REORGANIZATION CASES -- Administration of the Chapter 11 Reorganization Cases." Class 5 claims include allowed claims for damages arising from the Debtors' rejection of theatre leases or other executory contracts or unexpired leases, allowed claims for the termination (to the extent not subject to rejection pursuant to section 365 of the Bankruptcy Code) of the PNC Interest Rate Swap Agreements, allowed claims evidenced by the Old Cobb 10 5/8% Notes and the Old Cobb 10 5/8% Indenture, allowed claims of the Debtors' trade creditors, and other such allowed unsecured claims. The Debtors estimate that the allowed amount of class 5 claims will aggregate approximately $75,000,000. The actual allowed amount of class 5 claims may be materially higher or lower than $75,000,000, depending upon the nature and extent of claims actually asserted (which will not be determinable until after the Bar Dates have passed) and the ultimate outcome of the claims resolution process.

          The Plan provides that if class 5 accepts the Plan, on the later of the Initial Class 5 Distribution Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each holder of an allowed class 5 claim will receive cash from the Class 5 Pool in an amount equal to such holder's pro rata share of the $75,000,000 Class 5 Pool, up to an amount equal to 100% of the allowed amount of such holder's class 5 claim. Solely to the extent of amounts remaining in the Class 5 Pool, if any, as a result of the disallowance of General Unsecured Claims on or after the Initial Class 5 Distribution Date, each holder of an allowed class 5 claim will receive, on a quarterly basis unless and until such holder has received cash in an amount aggregating 100% of the allowed amount of its claim, its pro rata share, calculated as of the last business day of each of Reorganized Regal's fiscal quarters and payable as soon as practicable thereafter, of the portion of the Class 5 Pool previously allocable to the General Unsecured Claims that have been disallowed during such fiscal quarter.

          The Plan further provides that if class 5 rejects the Plan, each holder of an allowed class 5 claim will receive, in the following four annual installments, an aggregate amount of cash equal to such holder's pro rata share of the $92,920,000 Alternative Class 5 Pool, up to an amount equal to 100% of the allowed amount of such holder's class 5 claim: (a) the first installment will be in the amount of such holder's pro rata share of $9,290,000, up to an amount equal to 100% of the allowed amount of such holder's claim, and will be made on the later of the Initial Class 5 Distribution Date and the date on which such claim is allowed, or in each case, as soon thereafter as practicable; (b) each of the second and third installments will be in the amount of such holder's pro rata share of $9,290,000, up to an amount equal to the unpaid portion, if any, of the allowed amount of such holder's claim, and will be made (x) with respect to claims that are allowed as of the Initial Class 5 Distribution Date, on the first and second anniversary, respectively, of the Initial Class 5 Distribution Date or as soon thereafter as practicable and (y) with respect to claims allowed subsequent to the Initial Class 5 Distribution Date, on the earlier to occur after the first and second anniversaries, respectively, of the date of allowance of such claim, of (1) the first Business Day after the end of Reorganized Regal's next-to-occur first fiscal quarter and (2) the next anniversary of the Initial Class 5 Distribution Date; and (c) the fourth installment will be in the amount of such holder's pro rata share of $65,050,000, up to an amount equal to the unpaid portion, if any, of the allowed amount of such holder's claim, and will be made (x) with respect to claims that are allowed as of the Initial Class 5 Distribution Date, on the third anniversary of the Initial Class 5 Distribution Date or as soon thereafter as practicable and (y) with respect to claims allowed subsequent to the Initial Class 5 Distribution Date, on the earlier to occur after the third anniversary of the date of allowance of such claim, of (1) the first Business Day after the end of Reorganized Regal's next-to-occur first fiscal quarter and (2) the next anniversary of the Initial Class 5 Distribution Date. Solely to the extent of amounts remaining in the Alternative Class 5 Pool, if any, as a result of the disallowance of General Unsecured Claims on or after the Initial Class 5 Distribution Date, each holder of an allowed class 5 claim will receive, on an annual basis as soon as practicable after the end of each of Reorganized Regal's fiscal years, its pro rata share, calculated as of each anniversary of the Initial Class 5 Distribution Date, of the portion of the Alternative Class 5 Pool previously allocable for payment to the General Unsecured Claims that have been disallowed during such year, unless and until such holder has received cash in an amount aggregating 100% of the allowed amount of its claim.

          Based upon the Debtors' estimate that the allowed claims in class 5 will aggregate $75,000,000, the Debtors estimate (but cannot assure) that each holder of an allowed class 5 claim will receive cash aggregating 100% of the allowed amount of such claim. Actual recoveries, however, will depend upon the amount of class 5 claims that are ultimately allowed as a result of the claims resolution process.

          Example: Assuming you are the holder of an allowed class 5 claim in the amount of $7,500, you can expect the following treatment commencing on the Initial Class 5 Distribution Date (which will occur on the last Business Day of Reorganized Regal's fiscal quarter selected by Reorganized Regal in its sole discretion, that is not less than 60 days, and not more than 180 days, after the last deadline established by the Court for the filing of proofs of prepetition claims in the Reorganization Cases), or thereafter to the extent your claim is not allowed until a later date:

          1. If Class 5 Accepts Plan: If class 5 accepts the Plan, on or about the Initial Class 5 Distribution Date (which will occur on the last Business Day of Reorganized Regal's fiscal quarter selected by Reorganized Regal in its sole discretion, that is not less than 60 days, and not more than 180 days, after the last deadline established by the Court for the filing of proofs of prepetition claims in the Reorganization Cases) you, along with all other holders of allowed class 5 claims, will receive cash from the $75,000,000 Class 5 Pool in an amount equal to your proportionate share of the Class 5 Pool, up to an amount equal to 100% of the allowed amount of your class 5 claim. In other words, if all of the allowed claims in class 5, taken together, are equal to or less than $75,000,000 you will receive $7,500 in full satisfaction of your $7,500 claim. If all of the allowed claims in class 5, taken together, exceed $75,000,000 you will receive your proportionate share of $75,000,000, which will be less than $7,500.

          If you receive less than $7,500 and if there are any amounts remaining in the Class 5 Pool as a result of the disallowance of other General Unsecured Claims on or after the Initial Class 5 Distribution Date, you will receive future distributions of cash from the funds available from the Class 5 Pool as a result of the disallowance of other claims. The Debtors will make these payments quarterly and you will continue to receive such payments, to the extent funds become available, until you have received up to a maximum of $7,500 (or 100%) on account of your $7,500 claim.

          2. If Class 5 Rejects Plan: If class 5 rejects the Plan, then in lieu of the foregoing, distributions will be made in four annual installments from the Alternative Class 5 Pool of $92,920,000. This amount represents the present value (as of an assumed Effective Date of October 31, 2001) of $75,000,000. Thus, if class 5 rejects the Plan, you will receive substantially the same value you would receive if class 5 accepts the Plan, but you will receive that value in four installments over three years rather than in a single payment.

          In this scenario, assuming you hold an allowed class 5 claim in the amount of $7,500 and class 5 votes to reject the Plan, you will receive four annual payments in cash, which will total your proportionate share of the Alternative Class 5 Pool, up to an amount equal to 100% of the allowed amount of your class 5 claim. This means that, under the Plan, if you have a $7,500 allowed claim and the total amount of allowed claims in class 5 is $75,000,000, you will receive three annual payments of approximately $929 each and a fourth annual payment of $6,502, for a total of $9,292. The value that you would be receiving over four annual payments ($9,292) is equivalent to the value that you would receive on the Initial Class 5 Distribution Date if class 5 had accepted the Plan ($7,500).

          If you receive less than $9,292 and if there are any amounts remaining in the Alternative Class 5 Pool as a result of the disallowance of other General Unsecured Claims on or after the Initial Class 5 Distribution Date, you will receive your proportionate share of future distributions of cash from the funds that were allocated for payment of General Unsecured Claims that have been disallowed. The Debtors will make these payments quarterly and you will continue to receive such payments, to the extent funds become available, until you have received up to a maximum of $9,292 on account of your $7,500 claim.

          In short, if class 5 accepts the Plan, you will receive a single payment up front of not more than 100% of your allowed claim. If that payment is less than 100% of your allowed claim, you may receive additional payments over the next several quarters, but in no event will you receive more than $7,500 on account of an allowed $7,500 claim. If class 5 rejects the Plan, you will receive no more than $9,292 over four years on account of an allowed $7,500 claim. If the total of all four payments is less than your allowed claim, you may receive additional payments, but in no event will you receive more than $9,292 on account of an allowed $7,500 claim.

          Class 5 claims evidenced by Old Cobb 10 5/8% Notes and the Old Cobb 10 5/8% Indenture will be allowed in an aggregate amount equal to the aggregate principal amount of the Old Cobb 10 5/8% Notes outstanding as of the Commencement Date, plus the accrued and unpaid interest thereon as of the Commencement Date under the terms of the Old Cobb 10 5/8% Indenture, plus the reasonable fees and expenses due and owing as of the Commencement Date to the indenture trustee under the terms of the Old Cobb 10 5/8% Indenture. The indenture trustee for the Old Cobb 10 5/8% Notes may file a proof of claim with respect to the Old Cobb 10 5/8% Notes but is not required to file such proof of claim in order for such claims to be allowed pursuant to the Plan. Any claims scheduled or filed with respect to the Old Cobb 10 5/8% Notes are disallowed as duplicative of the claim filed by the indenture trustee or allowed under the Plan.

          Class 5 is impaired and the holders of allowed claims in class 5 on the Record Date are entitled to vote to accept or reject the Plan. Each holder of a claim in class 5 should vote the undisputed amount of its claim that is actually due and owing by the Debtors on the August 31, 2001 Record Date. THIS CLAIM AMOUNT WILL BE USED FOR VOTING PURPOSES ONLY AND WILL NOT BE DETERMINATIVE OF, OR OTHERWISE AFFECT, THE HOLDER'S CLAIM FOR PLAN TREATMENT OR DISTRIBUTION PURPOSES OR ANY OTHER CHAPTER 11 PURPOSES.

   Class 6 -- Convenience Claims
     (Unimpaired. Therefore, presumed to accept Plan and not entitled to vote.)

          Class 6 consists of all General Unsecured Claims allowed in the amount of $5,000 or less and not otherwise satisfied pursuant to Court order. All allowed General Unsecured Claims of a single holder will be aggregated and treated as a single allowed General Unsecured Claim for purposes of determining such claim's entitlement to classification in class 6 under the Plan. The Debtors estimate that the allowed amount of class 6 claims will aggregate approximately $1,100,000.

         Pursuant to the Plan, on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each allowed class 6 claim will be paid in full, in cash, together with postpetition interest and thereby rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

          Class 6 is not impaired. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of claims in class 6 are conclusively presumed to have accepted the Plan.

   Class 7 -- Regal Equity Interests
       (Impaired; no distribution. Therefore, deemed to reject Plan and not entitled to vote.)

          Class 7 consists of all equity interests in Regal (other than those arising under or pursuant to the Incentive Plan or any Management Employment Agreement), evidenced by all the issued and outstanding Old Regal Common Stock or any other equity interest in Regal, any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating Regal to offer, issue, transfer, or sell any shares of Old Regal Common Stock or any other equity interest in Regal, and any obligations arising as a result of termination or rejection of the Regal Shareholder Agreements pursuant to the Plan or otherwise that are not released pursuant to the Release and Indemnification Agreement.

          Holders of equity interests in class 7 will not receive or retain any property under the Plan.

          Pursuant to section 1126(g) of the Bankruptcy Code, the holders of equity interests in class 7 are deemed to have rejected the Plan, and therefore, are not entitled to vote on the Plan.

D.      IMPLEMENTATION OF THE PLAN

          1.    Substantive Consolidation

          The Plan is premised upon the substantive consolidation of the Debtors for Plan purposes only. Accordingly, on the Effective Date, all of the Debtors and their estates will, for Plan purposes only, be deemed merged and (i) all Intercompany Claims will be deemed canceled and no distribution will be made on account thereof, (ii) all assets and liabilities of the Debtors will be deemed merged, (iii) all guaranties of any Debtor of the payment, performance, or collection of obligations of any other Debtor will be eliminated and canceled,
(iv) any obligation of any Debtor and all guaranties thereof executed by one or more of the other Debtors will be considered treated as a single obligation and such guaranties will be deemed a single claim against Regal, (v) all joint obligations of two or more Debtors or of one or more Debtor and one or more Affiliates, and all multiple claims against such entities on account of such joint obligations, will be considered a single claim against Regal, and (vi) each claim filed in the Reorganization Case of any Debtor will be deemed filed against Regal and a single obligation of the consolidated Debtors on and after the Effective Date. Such substantive consolidation will not (other than for Plan voting, treatment, and distribution purposes) affect (i) the legal and corporate structures of the Debtors, (ii) the Intercompany Claims provided, however, that as and to the extent determined by the Debtors on or before the Effective Date, Intercompany Claims will be extinguished by contribution, distribution, or otherwise, or (iii) the equity interests in the Subsidiaries.

          2.    Merger/Dissolution of Corporate Entities

          On and after the Effective Date, the following mergers and dissolutions may be effective and effectuated without any further action by the stockholders or directors of any of the Debtors or Reorganized Debtors:

       - Any Affiliate of Regal may be merged into Regal, Reorganized Regal, or any of their respective Affiliates; and

       - Any Debtor Affiliate of Regal or Reorganized Regal may be dissolved.


          3.    Cancellation of Existing Securities and Agreements

          On the Effective Date, the Credit Agreement, the Subordinated Notes, the Old Cobb 10 5/8% Notes, the Old Regal Common Stock, the Regal Shareholder Agreements, and (except for the Incentive Plan, Management Employment Agreements, and the respective interests arising thereunder or pursuant thereto) any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating Regal to issue, transfer, or sell any shares of Old Regal Common Stock, or any other capital stock of Regal will be canceled. On the Effective Date, except to the extent the Plan provides otherwise for allowed class 3 claims, all liens, security interests, and pledges securing the obligations of the Debtors incurred pursuant to the Credit Agreement or otherwise will be released. The filing of the order confirming the Plan with any federal, state, or local agency or department will constitute good and sufficient evidence of, but will not be required to effect, the termination of such liens, security interests, and pledges. Except for purposes of effectuating the distributions under the Plan, on the Effective Date, the Subordinated Note Indentures and the Old Cobb 10-5/8% Indenture will be canceled. To the extent not terminated prior to the Effective Date, on the Effective Date, the PNC Interest Rate Swap Agreements will be rejected, or to the extent not subject to rejection pursuant to section 365 of the Bankruptcy Code, terminated.

          4.    New Indebtedness

          The Debtors expect that on the Effective Date, Reorganized Regal will enter into the New Working Capital Facility and New Term Loan Facility having principal terms and conditions no less favorable to the Reorganized Debtors than those set forth in Exhibit E to the Plan and summarized below. The receipt by the Debtors of satisfactory written commitments to provide such facilities is a condition precedent to confirmation of the Plan and the execution and effectiveness of such facilities is a condition to the occurrence of the Effective Date:

      Borrower:                             Reorganized Regal (the "Borrower").

      Guarantors:                           All of the Borrower's wholly-owned direct and indirect
                                            domestic subsidiaries and, if applicable, any holding company
                                            ("Holdings") that holds all of the capital stock of the
                                            Borrower (collectively, the "Guarantors").

      Lenders:                              A syndicate of financial institutions or entities reasonably acceptable to the Borrower (the "Lenders").

      Administrative Agent:                 To be determined (the "Administrative Agent").

      Lead Arranger and Book Manager:       To be determined (the "Arranger").

      L/C Issuers:                          To be determined.

      The Facilities:                       Up to $550 million in the aggregate of loans (the "Loans") and other financial accommodations allocated as follows:

                                            TERM LOAN FACILITY: A six-year amortizing term loan made to the Borrower in a single drawing on the Closing Date in a
                                            principal amount of up to $450 million (the "Term Loan"),
                                            payable in quarterly installments each year, and amortizing
                                            (a) in years one through five in a minimum percentage to be determined and (b) in year six in an amount equal to the
                                            remaining unpaid portion of the Term Loan. The final maturity date for the Term Loan will be six years from the Closing
                                            Date.

                                            REVOLVING CREDIT FACILITY: A five-year non-amortizing
                                            revolving credit facility made available to the Borrower in a principal amount of up to $100 million (the "Revolving Credit
                                            Facility"), during the period from the Closing Date through the fifth anniversary of the Closing Date (the "Revolving
                                            Credit Termination Date"). All Loans outstanding under the
                                            Revolving Credit Facility ("Revolving Loans") shall become due and payable on the Revolving Credit Termination Date. A
                                            portion of the Revolving Credit Facility to be determined will be available for the issuance of letters of credit by the L/C
                                            Issuers for the account of the Borrower ("Letters of Credit").
                                            No Letter of Credit will have a termination date after the
                                            Revolving Credit Termination Date and none shall have a term of more than one year.

      Closing Date:                         The Effective Date.

Purpose:                                    Proceeds of the Term Loan will be used solely (i) to finance the Borrower's reorganization and recapitalization provided for under the Plan and (ii) to pay related transaction costs, fees and expenses. The Revolving Credit Facility will be used (i) to finance the Borrower's reorganization and recapitalization provided for under the Plan, (ii) to pay related transaction costs, fees and expenses, and (iii) to provide working capital from time to time for the Borrower and its subsidiaries and for other general corporate purposes.

Interest:                                   Loans will bear interest, at the option of the Borrower, at one of the following rates:

                                            (i) the Applicable Margin (as defined below) plus a to be determined money center bank's base rate (the "Base Rate"), payable quarterly in arrears; or

                                            (ii) the Applicable Margin plus the current LIBO rate as quoted on Telerate
                                            Page 3750, adjusted for reserve requirements, if any, and subject to customary change of circumstance provisions, for interest periods of 1, 2,
                                            3, or 6 months (the "LIBO Rate"), payable at the end of the relevant interest period, but in any event at least quarterly.

                                            "Applicable Margin" shall mean a percentage per annum in the range between
                                            1.50% and 3.75%.

                                            Interest shall be calculated on the basis of the actual number of days elapsed and, in the case of Base Rate Loans, a 365-day year and, in the case of LIBO Rate Loans, a 360-day year.

Default Interest:                           During the continuance of an event of default (as defined in the loan documentation), Loans will bear interest at an additional 2% per annum.

Unused Commitment Fee:                      From and after the Closing Date, an unused commitment fee at the rate of
                                            0.50% per annum will accrue as a percentage of the daily average unused portion of the Revolving Credit Facility, payable quarterly in arrears and on the Revolving Credit Termination Date.

Letter of Credit Fees:                      A percentage per annum equal to the Applicable Margin for LIBO Rate Loans will accrue on the outstanding undrawn amount of any Letter of Credit, payable quarterly in arrears and computed on a 360-day basis, to be paid to the Lenders after payment therefrom of an amount equal to a minimum percentage to be determined to the applicable L/C Issuer. In addition, the
                                            Borrower will pay to the applicable L/C Issuer standard opening, amendment, presentation, wire, and other administration charges applicable to each
                                            Letter of Credit.

Optional Prepayments and                    The Borrower may prepay in full or in part, without premium or penalty
Commitment Reductions:                      (other than such breakage costs), the Term Loan. Such prepayments shall be applied to the remaining installments of the Term Loan on a pro rata basis.
                                            The Borrower may repay the Revolving Loans at any time without premium or penalty (other than breakage costs, if applicable) and may reduce the commitments under the Revolving Credit Facility upon at least five business days' notice; provided that each such reduction shall be in an amount of
                                            $1,000,000 or multiples thereof.

Mandatory Prepayments:                      Mandatory prepayments of the Term Loan (and after the Term Loan has been repaid, mandatory reductions of any amounts outstanding under the Revolving
                                            Credit Facility other than pursuant to clause (iv) below) shall be required in an amount equal to (i) 100% of the net cash proceeds from any issuance or incurrence of balance sheet debt, except for certain permitted debt subordinated to the Loans under the Facilities and other customary exceptions to be agreed upon, (ii) 100% of the net cash proceeds from general equity issuances and capital contributions, except for certain equity issuances, capital contributions, and other customary exceptions to be agreed upon, (iii) 100% of the net sale proceeds from asset sales, with certain reinvestment rights to be determined but excluding sales in the ordinary course of business, and other customary exceptions to be agreed upon, and (iv) a percentage of annual excess cash flow to be determined, which percentage shall be reduced based on the Borrower's financial performance.


                                            Mandatory prepayments of the Term Loan shall be applied to remaining installments of the Term Loan on a pro rata basis.

Security:                                   All amounts owing by the Borrower under the Facilities will be secured by
                                            (i) a pledge of all capital stock owned by the Borrower and the Guarantors
                                            (but not more than 65% of the capital stock of any foreign subsidiaries)
                                            and (ii) a security interest in all other existing and hereafter arising unencumbered assets owned by the Borrower and the Guarantors, including, without limitation, accounts, inventory, equipment, investment property, instruments, chattel paper, real estate, significant leasehold interests, contracts, patents, copyrights, trademarks, and other general intangibles, subject to customary exceptions for transactions of this type and excluding such assets as to which the costs and expenses of creating a security interest therein are excessive in relation to the value of the underlying collateral. All the collateral will secure each of the Facilities.

Conditions Precedent to the Closing:        The loan documentation will contain conditions to the closing of the Facilities customarily found in loan agreements for similar financings and other conditions deemed by the parties to be appropriate to the specific transaction and in any event including without limitation:

                                            All documentation relating to the Facilities shall be in form and substance satisfactory to the Borrower and its counsel and each Lender and its counsel.

Conditions Precedent to Each Loan:          On the funding date of each Loan (and on the date of issuance of any Letter of Credit) (i) there shall exist no default under the loan documentation and (ii) the representations and warranties of the Borrower and each
                                            Guarantor therein shall be true and correct in all material respects immediately prior to, and after giving effect to, funding.

Representations and Warranties:             The loan documentation will contain representations and warranties customarily found in loan agreements for similar financings.

Affirmative and Negative Covenants:               The loan documentation will contain affirmative and negative covenants customarily found in loan agreements for similar financings.

Financial Covenants:                              The loan documentation will contain financial covenants, including a maximum leverage ratio, a minimum interest coverage ratio, and maximum capital expenditures (with carryforward).

Events of Default:                                The loan documentation will contain events of default customarily found in loan agreements for similar financings and other events of default deemed appropriate to the transaction.

Indemnification and Expenses:                     Customary indemnification and expense reimbursement provisions.

Assignments and Participations:                   Assignments must be in a minimum amount of $5 million and are subject to the approval of the Borrower (which shall not be unreasonably withheld). No participation shall include voting rights, other than for matters requiring consent of 100% of the Lenders. All assignments under the Facilities shall be pro rata to both facilities thereunder.

Requisite Lenders:                                Lenders holding at least 51% of the outstanding commitments and/or exposure under the Facilities (the "Requisite Lenders").

Amendments:                                       Requisite Lenders except for provisions customarily requiring super-majority or unanimous approval.

Miscellaneous:                                    The loan documentation will include standard yield protection provisions
                                                  (including, without limitation, provisions relating to compliance with risk-based capital guidelines, increased costs and payments free and clear of withholding taxes).

Governing Law and Submission to Jurisdiction:     State of New York.

          5.    New Regal Common Stock

          The Plan authorizes the issuance of the New Regal Common Stock consisting of 25,000,000 shares of new common stock of Reorganized Regal, $0.001 par value per share. Seven million five hundred thousand (7,500,000) shares will be issued and distributed pursuant to Section II.D.2 of the Plan, which shares will be duly authorized, fully paid, and nonassessable shares of capital stock of Reorganized Regal. The remaining authorized shares will be reserved for (i) future distribution under the Incentive Plan and (ii) future corporate purposes as determined by the Board of Directors of Reorganized Regal consistent with its New Charter.

          6.    New Regal Preferred Stock

          The Plan authorizes the issuance by Reorganized Regal of 5,000,000 shares of New Regal Preferred Stock, $0.001 par value per share, in one or more series at any time, and from time to time for future corporate purposes as determined by the Board of Directors of Reorganized Regal and authorized by the New Charter, without the need for any further stockholder action.

          7.    Incentive Plan

          The Debtors are currently in the process of negotiating the Regal Cinemas, Inc. 2001 Incentive Plan (the "Incentive Plan"). Pursuant to the Plan, the Debtors will reserve additional shares of New Regal Common Stock for possible distribution to key employees of the Reorganized Debtors under the Incentive Plan. Decisions regarding distribution will be made by a committee comprised of disinterested members of Reorganized Regal's Board of Directors.

E.      SECURITIES LAW MATTERS

          1.    Exemption from Registration

          To the extent that the issuance, transfer or exchange of any security under the Plan is not exempt under section 1145(a) of the Bankruptcy Code, the issuance, transfer, and exchange are being made by the Debtors in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and regulations promulgated thereunder.

          Section 4(2) of the Securities Act generally exempts from the registration requirements of such act private transactions by an issuer that do not involve a public offering. Regal is relying on Section 4(2) to exempt from such registration requirements (and is relying on any comparable state securities or "blue sky" law exemptions) the offer of New Regal Common Stock which may be deemed to be made by Regal pursuant to its solicitation of votes on the Plan and the issuance of New Regal Common Stock under the Plan.

          To the extent that the exemption under section 1145(a) of the Bankruptcy Code is not applicable, the shares of New Regal Common Stock to be issued pursuant to the Plan on the Effective Date will be "restricted securities" within the meaning of the Securities Act and the shares of New Regal Common Stock may not be resold unless an exemption under the Securities Act is available or a registration statement is filed. Pursuant to the Plan, certificates evidencing shares of New Regal Common Stock will bear a legend substantially in the form below:

                 THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

          Any holder of a certificate evidencing shares of New Regal Common Stock bearing such legend may present such certificate to the transfer agent for the shares of New Regal Common Stock for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (a) such shares are sold pursuant to an effective registration statement under the Securities Act or (b) such holder delivers to Reorganized Regal an opinion of counsel reasonably satisfactory to Reorganized Regal to the effect that such shares may be sold without registration under the Securities Act or to the effect that such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend, unless otherwise specified in such opinion.

          Holders of New Regal Common Stock may, however, be able, at a future time and under certain conditions described below, to sell restricted securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act. Generally, Rule 144 provides that if certain conditions are met (e.g., the availability of current public information with respect to the issuer, volume limitations, and notice and manner of sale requirements), specified persons who resell "restricted securities" or who resell securities which are not restricted but who are "affiliates" of the issuer of the securities sought to be resold, will not be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act. Because it is anticipated that Reorganized Regal will not, in the near term, be subject to the periodic reporting and informational requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(3), and because Reorganized Regal does not presently intend to provide the information required by paragraph (c)(2) of Rule 144, it is not contemplated that an exemption under Rule 144 would be available, except as set forth in the following sentence. Nevertheless, under paragraph (k) of Rule 144, the aforementioned condition will not limit the resale of restricted securities that are sold for the account of a holder who is not an affiliate of the company at the time of such resale and was not an affiliate of the company during the three (3) month period preceding such sale, so long as a period of at least two years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate of the issuer.

          Rule 144A provides a nonexclusive safe-harbor exemption from the registration requirements of the Securities Act for resales to certain "qualified institutional buyers" of securities which are "restricted securities" within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such

-----------
(3) Based upon the number of New Investors and the number of employee options anticipated by the Debtors to be issued pursuant to the Incentive Plan, the Debtors believe that as of the Effective Date, Reorganized Regal will have fewer than 500 stockholders of record, as well as fewer than 500 option holders of record. As a result, Reorganized Regal will not be a reporting company under the Exchange Act. Reorganized Regal intends to file a Form 15 with the Securities and Exchange Commission with respect to the Subordinated Notes to reflect the fact that Reorganized Regal will not be a reporting company under the Exchange Act and that Reorganized Regal will not have the reporting obligations of a publicly owned company thereunder.

securities, if certain other conditions are met (e.g., the availability of information required by paragraph (d)(4) of Rule 144A and certain notice provisions). Under Rule 144A, a "qualified institutional buyer" is defined to include, among other persons, "dealers" registered as such pursuant to Section 15 of the Exchange Act, and "banks" and "savings and loan associations" within the meaning of the Securities Act which purchase securities for their own account or for the account of another qualified institutional buyer and which (in the aggregate) own and invest on a discretionary basis at least $100,000,000 in the securities of unaffiliated issuers and have an audited net worth of at least $25,000,000. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities which, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such pursuant to Section 6 of the Exchange Act) or quoted in a U.S. automated inter-dealer quotation system. New Regal Common Stock will not, at the time of issuance under the Plan, be securities then so listed or quoted. However, as noted above, it is anticipated that Reorganized Regal will not be subject to the periodic reporting requirements of sections 13 or 15(d) of the Exchange Act, and the Debtors do not currently contemplate that Reorganized Regal will provide holders of such securities with the information required by paragraph (d)(4) of Rule 144A. Thus, unless and until such time as Reorganized Regal should elect to provide the information required by paragraph
(c)(2) of Rule 144 or the information required by paragraph (d)(4) of Rule 144A, the only resale exemption for restricted securities available to holders of New Regal Common Stock would be under paragraph (k) of Rule 144, as discussed above.

          THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF NEW REGAL COMMON STOCK CONSULT THEIR OWN COUNSEL CONCERNING THE SECURITIES LAWS CONSEQUENCES CONCERNING THE TRANSFERABILITY OF NEW REGAL COMMON STOCK.

          2.    Hart-Scott-Rodino Act Filing Requirements

          The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), requires the parties to certain business combination, acquisition, and/or change-in-control transactions to provide the United States Federal Trade Commission and Antitrust Division of the Department of Justice with certain information about the business of the parties involved and the proposed transaction. Any entity which will receive a distribution of New Regal Common Stock under the Plan that satisfies the tests outlined below may be required, prior to the receipt of such shares, to file a Premerger Notification and Report Form pursuant to the HSR Act and await termination or expiration of a statutory waiting period. In general, in the absence of an available exemption, if (i) an entity entitled to a distribution of New Regal Common Stock under the Plan would own, at the Effective Date, New Regal Common Stock that exceeds $50,000,000 in value (i.e., the statutory size-of-transaction threshold) and
(ii) certain jurisdictional tests are satisfied relating to the amount of sales or assets (i.e., the size) of the acquiring person, the HSR Act would require that such entity file a Premerger Notification and Report Form and delay completion of the acquisition of New Regal Common Stock pursuant to the Plan until the expiration or termination of the applicable waiting periods under the HSR Act. The staff of the Premerger Notification Office of the Federal Trade Commission has taken the position that the "debt workout" exemption to the HSR Act, codified at 16 C.F.R. Section 802.63(a), is not available to entities who desire to exchange debt claims for voting securities of an issuer if such entities acquired the debt claims after the issuer has filed for bankruptcy or after it otherwise becomes virtually certain that the debt of the issuer would be converted into voting securities. Accordingly, this exemption would not apply to such entities and such entities may be required to observe the notification and waiting period requirements of the HSR Act.

          On August 31, 2001, pursuant to 16 C.F.R. Section 803, Regal submitted to the United States Federal Trade Commission and Antitrust Division of the Department of Justice a Premerger Notification and Report Form in connection with the acquisition of New Regal Common Stock by the New Investors. The initial HSR Act mandatory waiting period will expire thirty days thereafter.

          Expiration or termination of any such applicable waiting periods is a condition to the occurrence of the Effective Date.

          3.    Corporate Action

          On the Effective Date or as soon thereafter as is practicable, Regal or Reorganized Regal will file with the Secretary of State of the State of Tennessee, in accordance with the applicable corporation laws of such state, the New Charter and such New Charter will be the charter for Reorganized Regal. The New Charter will provide, among other things, for (a) the authorization of (i) 25,000,000 shares of the New Regal Common Stock and (ii) 5,000,000 shares of New Regal Preferred Stock, (b) to the fullest extent permitted by the Tennessee Business Corporation Act, a limitation on the personal liability of directors to Reorganized Regal or its stockholders for monetary damage for breach of fiduciary duty as a director, and (c) a prohibition on the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. The New Bylaws will provide, among other things, that the Board of Directors of Reorganized Regal will initially consist of nine members, and on the Effective Date, the New Bylaws will become the bylaws of Reorganized Regal. For a more detailed description of the terms and conditions of the New Charter and the New Bylaws, please refer the New Charter and the New Bylaws, which are annexed to the Plan as Exhibits C and B, respectively.

          On and after the Effective Date, each of the Reorganized Subsidiaries may, as deemed appropriate, (a) file with the Secretary of State of its respective state of incorporation in accordance with the applicable corporation laws of such state, an amended certificate of incorporation and such amended certificate will be the certificate of incorporation for such Reorganized Subsidiary and (b) amend its bylaws accordingly. The charter documents for the Reorganized Subsidiaries will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.

          On the Effective Date, the operation of the Reorganized Debtors will become the general responsibility of their Boards of Directors subject to, and in accordance with, their respective charters and bylaws. The initial Board of Directors for Reorganized Regal will consist of the nine individuals identified by the New Investors at or prior to the hearing to consider confirmation of the Plan, constituting (a) five directors nominated by The Anschutz Corporation, (b) two directors nominated by OCM Principal Opportunities Fund II, L.P., (c) either
(i) Mr. Alfred C. Eckert, III for so long as the entities affiliated with or managed by GSCP Recovery, Inc. hold, in the aggregate, not less than 5% of the then outstanding shares of New Regal Common Stock or (ii) one person nominated by a majority of the remaining directors if the entities affiliated with or managed by GSCP Recovery, Inc. are no longer entitled to designate Mr. Alfred C. Eckert, III or if Mr. Alfred C. Eckert, III is otherwise unable or unwilling to continue to serve as a director, and (d) the Chief Executive Officer of Regal. Such directors will be deemed elected or appointed, as the case may be, pursuant to the order confirming the Plan, but will not take office and will not be deemed to be elected or appointed until the occurrence of the Effective Date. Those directors and officers not continuing in office will be deemed removed therefrom as of the Effective Date pursuant to the order confirming the Plan. The initial Board of Directors for Reorganized Regal will select the officers and directors of the Reorganized Subsidiaries.

          4.    New Shareholders Agreement

          On the Effective Date, Reorganized Regal and the New Investors will enter into the New Shareholders Agreement. The New Shareholders Agreement contains certain agreements regarding corporate governance and certain matters relating to the New Regal Common Stock. The New Shareholders Agreement provides, among other things, that the Board of Directors of Regal will consist of (a) five directors nominated by The Anschutz Corporation, provided that such number will be reduced by one for each reduction of 20% of the number of shares of New Regal Common Stock owned by The Anschutz Corporation as of the Effective Date, and provided further, that The Anschutz Corporation will not be entitled to nominate any directors if it holds less than 5% of the then outstanding shares of New Regal Common Stock; (b) two directors nominated by OCM Principal Opportunities Fund II, L.P., provided that such number will be reduced by one for each reduction of 33% of the number of shares of New Regal Common Stock owned by OCM Principal Opportunities Fund II, L.P. as of the Effective Date and, provided further, that OCM Principal Opportunities Fund II, L.P. will not be entitled to nominate any directors if it holds less than 5% of the then outstanding shares of New Regal Common Stock, (c) (i) Mr. Alfred C. Eckert, III for so long as the entities affiliated with or managed by GSCP Recovery, Inc. hold not less than 5% of the then outstanding shares of New Regal Common Stock or (ii) one person nominated by a majority of the remaining directors if GSCP Recovery, Inc. is no longer entitled to designate Mr. Alfred C. Eckert, III or if Mr. Alfred C. Eckert, III is otherwise unable or unwilling to continue to serve as a director, and (d) the Chief Executive Officer of Regal. Generally, actions taken by the board will require the affirmative vote of a majority of directors then in office.

          The New Shareholders Agreement also provides that each holder of New Regal Common Stock is entitled to participate on a pro rata basis in any sale
(i) by OCM Principal Opportunities Fund II, L.P. to The Anschutz Corporation,
(ii) by The Anschutz Corporation, or (iii) of 50% or more of the outstanding New Regal Common Stock and that each holder may be required to sell its New Regal Common Stock in any sale of 50% or more of the New Regal Common Stock.

          In addition, the New Shareholders Agreement provides certain demand and incidental (or "piggyback") registration rights, rights of first refusal, tag along rights, drag along rights, and preemptive rights. The registration rights will contain customary suspension, "hold back," indemnification/contribution, and priority provisions. For a more detailed description of the terms and conditions of the New Shareholders Agreement, please refer the New Shareholders Agreement, which is annexed to the Plan as Exhibit D.

          5.    Release and Indemnification Agreement

          Regal Equity Partners, L.P., KKR 1996 Fund L.P., and KKR Partners II, L.P (the "Shareholders"), Initial Sponsors, New Investors, the DLJ Entities (defined in the Release and Indemnification Agreement), and the Debtors have entered into a comprehensive Release and Indemnification Agreement which such agreement will be assumed pursuant to the Plan. Pursuant to the Release and Indemnification Agreement, effective as of the Effective Date, (a) the Debtors and Reorganized Debtors are released by the Shareholders, Initial Sponsors, and the DLJ Entities (collectively, the "Shareholder Release Parties") from liability in connection with the Debtors' relationships with the Shareholder Release Parties and (b) each of the New Investors and each of the Shareholder Release Parties mutually release each other from liability in connection with the Regal Shareholder Agreements, any claims held by them, and the restructuring of the Debtors. In addition, in consideration for the release of the Debtors and Reorganized Debtors by the Shareholder Release Parties, effective as of the Effective Date, the Reorganized Debtors will indemnify the Shareholder Release Parties from liability in connection with their relationship with the Debtors. The Release and Indemnification Agreement also contains a covenant between the New Investors and the Shareholder Release Parties not to sue and provides for the payment of certain management fees and certain director fees and the reimbursement of certain expenses for certain of the Shareholder Release Parties. For a more detailed description of the terms and conditions of the Release and Indemnification Agreement, please refer to the Release and Indemnification Agreement, which is annexed to the Plan as Exhibit F.

F.       PLAN PROVISIONS GOVERNING DISTRIBUTIONS

          1.    Date and Delivery of Distribution

          Except as otherwise ordered by the Court or provided in the Plan, distributions to be made on a specified date will be deemed to have been made on that date if actually made on the later of that date and the date on which such administrative expense or claim is allowed, or as soon thereafter as practicable.

          Cash payments to be made by the Reorganized Debtor will, at Reorganized Regal's option, be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

          Except as otherwise ordered by the Court or provided in the Plan, distributions will be made by Reorganized Regal or its designee to the holders of allowed claims (a) at the addresses set forth on the Schedules unless superseded by proofs of claims or transfers of claims pursuant to Bankruptcy Rule 3001, or (b) at the last known addresses of such holders if the Debtors have been notified in writing of a change of address, or (c) in the case of claims evidenced by the Old Cobb 10-5/8% Notes and the Old Cobb 10-5/8% Indenture, at the addresses last known to the indenture trustee.

          Distributions under the Plan to holders of allowed class 4 claims will be made by Reorganized Regal to the respective indenture trustees under the Subordinated Note Indentures which, in turn, will make the distributions to holders of allowed class 4 claims at the addresses last known to the respective indenture trustee. The indenture trustees providing services related to distributions to the holders of allowed class 4 claims will receive, from Reorganized Regal, reasonable compensation for such services and reasonable reimbursement of expenses incurred in connection with such services and upon the presentation of satisfactory invoices to the Reorganized Debtor. These payments will be made on terms agreed to with Reorganized Regal. Checks issued in respect of distributions under the Plan will be null and void if not negotiated within sixty days after the date of issuance. Requests for reissuance of any check should be made directly to Reorganized Regal by the holder of the allowed claim with respect to which such check originally was issued.

          Pursuant to the Plan, the Debtors may, but will not be required to, set off against or recoup from any claim the payments to be made pursuant to the Plan in respect of such claim, any claims of any nature whatsoever the Debtors or the Reorganized Debtors may have against the claimant, but neither the failure to do so nor the allowance of any claim will constitute a waiver or release by the Debtors of any such claim the Debtors or Reorganized Debtors may have against such claimant.

          Any claim in respect of such a voided check or any other unclaimed property distributable under the Plan must be made before the later to occur of
(i) the second anniversary of the Effective Date and (ii) six months following the date such holder's claim is allowed. Any distribution of property (cash or otherwise) under the Plan which is unclaimed after the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such holder's claim is allowed, will be transferred to Reorganized Regal, notwithstanding state or other escheat or similar laws to the contrary.

          2.    Surrender and Cancellation of Instruments

          As a condition to receiving any distribution under the Plan, each holder of a promissory note, certificate, or other instrument evidencing a claim must surrender such promissory note, certificate, or other instrument to Reorganized Regal or its designee. Reorganized Regal appoints the indenture trustees under the Subordinated Note Indentures and the Old Cobb 10-5/8% Indenture as its designees to receive the Subordinated Notes and the Old Cobb 10-5/8% Notes, respectively, and directs such indenture trustees to deliver certificates representing such notes marked "canceled" to Reorganized Regal. Any holder of a claim that fails to (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to Reorganized Regal before the later to occur of (a) the second anniversary of the Effective Date and (b) six months following the date such holder's claim becomes an allowed claim, will be deemed to have forfeited all rights and claims with respect thereto, may not participate in any distribution under the Plan on account thereof, and all amounts owing with respect to such allowed claim will be retained by Reorganized Regal.

          3.    No Fractional Shares

          No fractional shares of New Regal Common Stock will be issued under the Plan. No cash in lieu of fractional shares will be distributed. For purposes of distributions under the Plan, fractional shares of New Regal Common Stock will be rounded up to the next whole number of shares.

          4.    De Minimis Distributions

          No cash payment of less than $5.00 will be made to any holder on account of an allowed claim unless a request therefor is made in writing to Reorganized Regal.

          5.    Disputed Administrative Expenses and Claims

          Unless otherwise ordered by the Court, all objections to, and requests for estimation of, administrative expenses and claims will be filed and served on the applicable claimant on or before the date that is 120 days after the Effective Date or 120 days after such administrative expense or claim is filed, whichever is later. On and after the Effective Date, except to the extent that the Reorganized Debtors consent, only the Reorganized Debtors will have the authority to file, settle, compromise, withdraw, or litigate to judgment objections to, and requests for estimation of, administrative expenses and claims.

          Under the Bankruptcy Code, an indenture trustee may file a proof of claim on behalf of all holders of securities issued under an indenture. Accordingly, any proof of claim filed by the direct, indirect, or beneficial holder of a claim in class 4 or an Old Cobb 10-5/8% Note claim in class 5 is disallowed pursuant to the Plan as duplicative of a timely proof of claim in respect of such holder's claim filed by the indenture trustee under the indenture governing such holder's claim.

          Pursuant to the Plan, no distributions will be made with respect to disputed administrative expenses or disputed claims. To the extent that a disputed administrative expense or claim is allowed after the Effective Date, the holder thereof will receive the distribution to which the Plan entitles such holder in respect of such allowed administrative expense or claim, plus interest on the amount to be distributed on account thereof, calculated from the date on which the distribution would have been made if such administrative expense or claim had been allowed on the Effective Date, to the actual date of distribution, calculated at the applicable contract rate, or if none, at the Federal Judgment Rate (or for priority tax claims, at the Tax Rate). Except as otherwise ordered by the Court or provided in the Plan, each distribution to be made on a specific date will be deemed to have been made on such date if actually made on the later of such date and the date on which such administrative expense or claim is allowed, or as soon thereafter as practicable.

          6.    Enforcement of Subordination

          The Plan takes into account the relative priority of the claims in each class in connection with any contractual subordination provisions relating thereto. The Subordinated Notes are unsecured and subordinated in right of payment to the obligations under the Senior Credit Facility. Accordingly, (i) the distribution to the holders of class 4 claims will not be subject to further levy, garnishment, attachment, or other legal process by reason of claimed contractual subordination rights and (ii) the confirmation of the Plan will permanently enjoin, effective as of the Effective Date, all enforcement or attempts to enforce any further rights with respect to the distributions under the Plan to the holders of claims in class 4 (other than enforcement by the holders of allowed class 4 claims to receive such distribution in accordance with the Plan).

G.      OTHER PLAN PROVISIONS

          1.    Executory Contracts and Unexpired Leases

          General. Subject to the approval of the Court, the Bankruptcy Code empowers the Debtors to assume or reject executory contracts and unexpired leases. Pursuant to the Plan, as of the Effective Date, (a) the Release and Indemnification Agreement is specifically assumed and (b) all other executory contracts and unexpired leases that exist between any of the Debtors and any party other than the Initial Sponsors or any of their respective Affiliates are hereby specifically assumed, except for (i) any executory contracts or unexpired leases which are the subject of a motion to assume or reject which is pending on the date the Plan is confirmed, which will be assumed or rejected in accordance with the disposition of such motions, (ii) the executory contracts and unexpired leases listed on Exhibit G to the Plan, which, to the extent not previously assumed, assumed and assigned, or rejected pursuant to Court order, are specifically rejected pursuant to the Plan, and (iii) any executory contracts or unexpired leases with any of the Initial Sponsors or any of their respective Affiliates (other than the Release and Indemnification Agreement), all of which are specifically rejected pursuant to the Plan. Entry of the order confirming the Plan by the Clerk of the Court will constitute (y) approval, pursuant to subsection 365(a) of the Bankruptcy Code, of such assumptions and rejections pursuant to the Plan and (z) the determination that, with respect to such assumptions pursuant to the Plan, "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) by the Reorganized Debtors thereunder has been demonstrated and no further adequate assurance is required.

          The Bankruptcy Code authorizes a debtor to make any payments necessary to cure outstanding defaults under such executory contracts or unexpired leases prior to their assumption. With respect to any executory contract or unexpired lease assumed as of the Effective Date, the Debtors will make such necessary cure payments. Entry of the order confirming the Plan by the Clerk of the Court will constitute (a) approval, pursuant to subsection 365(a) of the Bankruptcy Code, of such assumptions and rejections pursuant to the Plan and (b) the determination that, with respect to such assumptions pursuant to the Plan, "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) by the Reorganized Debtors thereunder has been demonstrated and no further adequate assurance is required. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to section 365(b) of the Bankruptcy Code, by payment of the default amount in cash on the Effective Date or on such other terms as the parties to such assumed executory contract or unexpired lease may agree. In the event of a dispute regarding the amount of any cure payments, the ability of any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed and assigned, or any other matter pertaining to assumption or assignment, the cure payments required by section 365(b) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption and/or assignment. Claims created by the rejection of executory contracts or unexpired leases must be filed with the Court not later than the thirtieth day after the entry of an order authorizing such rejection (and in the case of claims created by the rejection of executory contracts and unexpired leases pursuant to the Plan, not later than the thirtieth day after entry of the order confirming the Plan). Any claims not filed within such time will be forever barred from assertion against the Debtors and their estates. All such allowed claims arising from the rejection of executory contracts (other than the Regal Shareholder Agreements, all of which are the subject of waivers and releases set forth in the Release and Indemnification Agreement) or unexpired leases, and from the termination, pursuant to the Plan, of the PNC Interest Rate Swap Agreements, will be classified in class 5 or class 6 of the Plan, as the case may be. Claims or interests arising from the rejection of any Regal Shareholder Agreements pursuant to the Plan that are not otherwise released pursuant to the Release and Indemnification Agreement are classified in class 7 of the Plan.

          Management Employment Agreements. Currently, the Debtors are in the process of negotiating Management Employment Agreements with Michael L. Campbell, the Chief Executive Officer (CEO); Gregory W. Dunn, Chief Operating Officer (COO); and Amy E. Miles, Chief Financial Officer (CFO). The Debtors expect that prior to the Commencement Date, the Management Employment Agreements will have been fully negotiated and executed.

          Pursuant to the Plan, the Management Employment Agreements will be assumed and become effective on the Effective Date, and will contain provisions no less favorable to such individuals than the Employment Agreements, dated May 27, 1998 between Regal and Mr. Michael L. Campbell (as CEO), Mr. Gregory W. Dunn (as COO) and Mr. Lewis Frazer, III (as CFO), respectively. The Management Employment Agreements are expected to include provisions for initial base salaries, annual target bonuses based upon performance targets set by the Board of Directors, as well as other customary benefits generally made available to other senior executives of the Debtors. Each of the Management Employment Agreements may also contain noncompetition and confidentiality provisions. In addition, each of the Management Employment Agreements may contain severance provisions providing for the termination of employment of the CEO, COO, and CFO under certain circumstances in which the CEO, COO, and CFO will be entitled to receive severance payments. For a detailed description of the existing executive compensation, see Item 11 "Executive Compensation" in the Annual Report on Form 10-K annexed as Exhibit 2 to this Disclosure Statement.

          Pursuant to the Plan, the Debtors will reserve additional shares of New Regal Common Stock, for possible distribution to certain members of Reorganized Regal's management pursuant to the Regal Cinemas, Inc. 2001 Incentive Plan, which the Debtors expect will be adopted prior to the Commencement Date. See Section V.D.7, above, entitled "THE JOINT PLAN OF REORGANIZATION -- Implementation of the Plan -- Incentive Plan."

          In December 2000, the Debtors established a management retention program and a severance program for fiscal 2001 which, among other things, provides for payments to certain employees in consideration for continued employment with the Debtors through the Debtors' reorganization and a severance plan for the Debtors' corporate employees. Pursuant to the severance plan, participants are entitled severance payments in the amounts established by the Board of Directors if such participant is involuntarily terminated without cause or resigns for good reason.

          On the Effective Date, each of the Management Employment Agreements, Incentive Plan, management retention program, and severance program will be assumed. Entry by the Clerk of the Court of the order confirming the Plan will constitute approval, pursuant to section 365(a) of the Bankruptcy Code, of such assumptions by the Debtors pursuant to the Plan.

          2. Employee Benefit Plans

          On the Effective Date, all employee benefit plans, policies, and programs of the Debtors, and the Debtors' obligations under each of the foregoing, will survive confirmation of the Plan, remain unaffected thereby, and not be discharged. Employee benefit plans, policies, and programs include, without limitation, all medical and health insurance, life insurance, dental insurance, disability benefits and coverage, leave of absence, retirement plans, retention plans, severance plans, contributions to nondiscretionary individual retirement accounts, discount employee theatre admissions, and other such benefits (to the extent not executory contracts assumed under the Plan).

          For a discussion of Regal's existing retirement plan, reference is made to Note 13 "Employee Benefit Plans," to Item 8 "Financial Statements and Supplementary Data," to Item 10 "Directors and Executive Officers of the Registrant," and to Item 11 "Executive Compensation" in the Annual Report on Form 10-K annexed as Exhibit 2 to this Disclosure Statement.

          3. Retiree Benefits

          After the Effective Date, the payment of retiree benefits (as defined in section 1114 of the Bankruptcy Code), if any, at the level established pursuant to section 1114 of the Bankruptcy Code, will continue for the duration of the period the Debtors have obligated themselves to provide such benefits.

          4. Officers and Directors

          Under the Plan, all directors' and officers' liability insurance policies maintained by the Debtors will be assumed. Entry of the order confirming the Plan by the Clerk of the Court will constitute approval of such assumptions pursuant to subsection 365(a) of the Bankruptcy Code. The Reorganized Debtors will maintain for a period of not less than six years from the Effective Date coverage for the individuals covered, as of the Restructuring Commencement Date, by such policies at levels and on terms no less favorable to such individuals than the terms and levels provided for under the policies assumed pursuant to the Plan. Solely with respect to directors and officers of any of the Debtors who served in any such capacity at any time on or after the Restructuring Commencement Date, the Debtors will be deemed to assume, as of the Effective Date, their respective obligations to indemnify such individuals (and only such individuals) with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, pursuant to and to the extent provided by the Debtors' respective articles of incorporation, corporate charters, bylaws and similar corporate documents as in effect as of the date of entry of the order confirming the Plan, or the Release and Indemnification Agreement. Notwithstanding anything to the contrary contained herein, such assumed indemnity obligations will not be discharged, impaired, or otherwise modified by confirmation of the Plan and will be deemed and treated as executory contracts that have been assumed by the Debtors pursuant to the Plan as to which no proof of claim need be filed.

          5. Limited Releases by the Debtors

          Except as otherwise provided in the Plan, the order confirming the Plan, or the Release and Indemnification Agreement with respect to the Initial Sponsors, and except as otherwise provided in the Plan, any Related Document, or the Lock-Up Agreement with respect to the New Investors, for good and valuable consideration, including, but not limited to, the obligations of the New Investors to provide the support necessary for consummation of the Plan, as set forth in the Lock-Up Agreement, and the services of the Debtors' officers, directors, and Initial Sponsors to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, each of the New Investors (including the New Investors in their capacity as holders of debt incurred under the Senior Credit Facility), Initial Sponsors, and their respective principals, shareholders, employees, agents, representatives, officers, directors, members, partners, limited partners, and professionals who served in such capacity on or after the Restructuring Commencement Date, and each of the officers, directors, shareholders, members, employees, agents, representatives, and professionals of each of the Debtors who served in such capacity on or after the Restructuring Commencement Date, is released by each of the Debtors and each of the Reorganized Debtors from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, or otherwise, that any of the Debtors or Reorganized Debtors would have been legally entitled to assert in its own right (whether individually or collectively) or that any holder of a claim or equity interest or other person or entity would have been legally entitled to assert on behalf of any of the Debtors or any of their estates, based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

          6. Dissolution of Committee

          Any statutory committees appointed in the Debtors' chapter 11 case will be dissolved on the Effective Date.

          7. Compliance with Tax Requirements

          The Debtors and Reorganized Regal will comply with all withholding and reporting requirements imposed by any taxing authority of appropriate jurisdiction, and all distributions under the Plan will be subject to such requirements.

          8. Vesting and Liens

          On the Effective Date, the assets and estates of the Debtors will vest in the Reorganized Debtors free and clear of all claims, security interests, liens, and equity interests, except as provided in the Plan. As of the Effective Date, the Reorganized Debtors may operate their business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

          9. Allocation of Consideration

          The aggregate consideration to be distributed to the holders of allowed claims under the Plan will be treated as first satisfying an amount equal to the stated principal amount of the allowed claim for such holders, as determined for federal income tax purposes, and any remaining consideration as satisfying accrued, but unpaid, interest, if any.

          10. Retention of Jurisdiction

          The Bankruptcy Court will retain jurisdiction over the Debtors' Reorganization Cases for, among other things, the purpose of determining all disputes relating to claims, equity interests, and other issues presented by or arising under the interpretation, implementation, or enforcement of the Plan, and to determine matters pending on the Effective Date.

          11. Management of Reorganized Regal

          The initial Board of Directors for Reorganized Regal will consist of the individuals identified by the New Investors at or prior to the confirmation hearing. Such directors will be deemed elected or appointed, as the case may be, pursuant to the order confirming the Plan, but will not take office and will not be deemed to be elected or appointed until the occurrence of the Effective Date. Those directors and officers not continuing in office will be deemed removed therefrom as of the Effective Date pursuant to the order confirming the Plan. The initial Board of Directors for Reorganized Regal will select the officers and directors of the Reorganized Subsidiaries.

          The identities and business experience of the Debtors' current officers and directors and the cash compensation paid to them by the Debtors in fiscal year 2000, are set forth in Item 10 "Directors and Executive Officers of the Registrant" and Item 11 "Executive Compensation" in the Annual Report on Form 10-K, annexed as Exhibit 2 to this Disclosure Statement.

          12. Modification/Revocation of Plan

          Modifications of the Plan may be proposed by the Debtors with the prior written consent of the New Investors (which shall not be unreasonably withheld) in accordance with section 1127 of the Bankruptcy Code. A holder of a claim that has accepted the Plan will be deemed to have accepted the Plan as modified if the proposed modification does not adversely change the treatment of such claim.

          13. Preservation of Causes of Action

          All rights and causes of action held by the Debtors (other than those released pursuant to the Plan) will remain assets of the Reorganized Debtors and may be pursued.

          14. Exculpation

          Pursuant to the Plan, the Debtors, the Reorganized Debtors, the New Investors, the Initial Sponsors, the arranger, agents, and lenders under the New Working Capital Facility and New Term Loan Facility, and each of their respective principals, members, partners, limited partners, officers, directors, shareholders, employees, agents, representatives, and professionals will neither have nor incur any liability to any person for any act taken or omitted to be taken in connection with, or related to, the formulation, preparation, dissemination, implementation, administration, confirmation, or consummation of the Plan, the disclosure statement for the Plan, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, or any act taken or omitted to be taken in connection with the restructuring of the Debtors.

          15. Injunction

          On and after the Effective Date, all persons and entities shall be permanently enjoined from commencing or continuing in any manner, any suit, action, or other proceeding, on account, or in respect, of any claim, obligation, debt, right, action, cause of action, remedy, or liability released pursuant to the Plan, and the order confirming the Plan will so provide.

          16. Votes Solicited in Good Faith

          Upon entry of the order confirming the Plan, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, the New Investors, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan, and therefore, will have no liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

          17. Section 1146 Exemption

          Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under the Plan, may not be taxed under any law imposing a stamp or similar tax.

                                       VI.

                                   PROJECTIONS

          Regal and its advisors developed a set of financial projections (summarized below) to assess the value of the Reorganized Debtors generally. The projections set forth below are based on a number of significant assumptions, including the successful reorganization, an assumed Effective Date of December 27, 2001, and no significant downturn in the specific markets in which the Debtors operate.

          THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS. ACTUAL OPERATING RESULTS AND VALUES MAY VARY.

          Set forth below are financial projections with respect to the estimated effect of the transactions contemplated by the Plan on the Debtors' capitalization, results of operations, and cash flow as of and for the period ending December 27, 2001. The Debtors do not, as a matter of course, publicly disclose projections as to their future revenues, earnings, or cash flow. In connection with the Debtors' consideration of the Plan, certain projections of the future financial performance of the Debtors' operating businesses were prepared. Accordingly, after the Effective Date, the Reorganized Debtors do not intend to update or otherwise revise the projections. Furthermore, the Reorganized Debtors do not intend to update or review the projections to reflect changes in general economic or industry conditions. Significant assumptions underlying the financial projections are set forth below and should be read in conjunction with the Debtors' historical financial information set forth below and in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, attached as Exhibits 2, 3, and 4, respectively, to this Disclosure Statement.

          THE PROJECTIONS WERE PREPARED BY THE DEBTORS TO ANALYZE THEIR ABILITY TO MEET THEIR OBLIGATIONS UNDER THE PLAN AND TO ASSIST EACH HOLDER OF A CLAIM IN CLASS 4 OR 5 IN DETERMINING WHETHER TO ACCEPT OR REJECT THE PLAN. THE PROJECTIONS WERE NOT PREPARED TO CONFORM TO THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING FINANCIAL FORECASTS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THESE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS (WHICH THE DEBTORS BELIEVE ARE REASONABLE), AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE INCLUSION OF THE PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE DEBTORS (OR ANY OTHER PERSON) THAT THE PROJECTIONS WILL BE REALIZED, AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED BELOW. DUE TO THE FACT THAT SUCH PROJECTIONS ARE SUBJECT TO SIGNIFICANT UNCERTAINTY AND ARE BASED UPON ASSUMPTIONS WHICH MAY NOT PROVE TO BE CORRECT, NEITHER THE DEBTORS NOR ANY OTHER PERSON ASSUMES ANY RESPONSIBILITY FOR THEIR ACCURACY OR COMPLETENESS.

          Moreover, the motion picture exhibition industry is highly competitive and the Debtors' earnings may be significantly adversely affected by the actions of its competitors, either through competitive influx, price pressure, modernization of facilities, or business expansion. The projections generally assume that no material change in the competitive environment which presently exists will occur and that no significant changes in the motion picture exhibition industry will occur as a result of shifting consumer demand or other factors.

A. SIGNIFICANT ASSUMPTIONS

          1. Box office revenues are expected to approximate $1,111.9 million in fiscal year 2001 and decrease by $69.6 million or 9.0 % in fiscal year 2002. The decline in box office revenues represents a projected decline in attendance of approximately 19.6 million attendees, related primarily to the projected closure of underperforming theatres as part of the Debtors' overall restructuring efforts. The Debtors anticipate the attendance will average approximately 35,500 to 36,000 attendees per screen during the 2002 to 2004 periods. Box office ticket prices are expected to increase approximately 2.0% from fiscal 2001 to fiscal 2004, allowing for additional box office revenue growth during those periods.

          2. Concession revenues are expected to decline from $303.4 million in fiscal 2001 to $274.7 million in fiscal 2002 due to the projected declines in the Debtors' attendance related to closure of underperforming screens. Concession revenues are expected to decline slightly in fiscal 2003 and increase approximately 0.9% in fiscal 2004 based on projected attendance levels coupled with an approximate 1.0% increase in concessions per capita in each 2003 and 2004.

          3. Other revenues consist primarily of vendor rebates and rolling stock and on screen advertising revenues. Other revenues are expected to remain constant at 4.5% of box office revenues during the projection period.

          4. Film and Advertising costs are expected to remain constant at 55.5% of box office revenues during the projection period.

          5. Concession costs as a percentage of concession revenues are expected to remain constant at 14.6% for the 2001 and 2002 fiscal years and increase 0.1% each fiscal year thereafter.

          6. Rent and Occupancy costs included in "Theatre Operating Expenses" are expected to decline approximately $28.4 million from $197.1 million in fiscal 2001 to $168.7 million in fiscal 2002 due primarily to the Debtors' closure of underperforming sites and certain lease restructurings that have lowered the Debtors' annual rent and occupancy costs. Rent and Occupancy costs are expected to increase by 1.2% and 2.4% respectively for the fiscal 2003 and 2004 periods.

          7. In addition to rent and occupancy costs, other Theatre Operating Expenses consist primarily of (i) theatre labor costs, (ii) utilities and theatre repairs and maintenance cost, and (iii) other miscellaneous theatre-level expenses. Theatre labor is expected to increase approximately 1.5% (per attendee) during the 2002 through 2004 periods and all other expenses included in "other theatre expenses" are expected to increase approximately 2.0% during the 2002 through 2004 periods.

          8. General and Administrative expenses are projected to increase approximately 2.6% for each period subsequent to fiscal 2001. This increase reflects an assumed corporate payroll increase of 3.0% and non-payroll increases of 2.0% per year.

          9. EBITDA represents net income before interest expense, income taxes, depreciation and amortization, other income or expense, extraordinary items, non-recurring items, impairment charges, and other theatre closing costs, including loss on disposal of operating assets.

          10. Interest expense includes interest on the New Working Capital Facility and New Term Loan Facility, and interest on the equipment financing, the lease financing arrangements, and the other long-term debt obligations.

          11. Income Taxes. The Debtors have assumed, for purposes of the financial projections, that upon consummation, the Debtors will not have the benefit of any net operating loss carry-forwards. Additionally, the accompanying projections include a reduction in the tax basis of certain long-term assets as a result of the projected extraordinary gain on debt forgiveness. See Section XII, below, entitled "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN" for an analysis of the federal income tax consequences to the net operating loss carryforwards. The Debtors are further evaluating the implementation of certain tax strategies and it is likely that the final reduction of the tax basis of long-term assets will vary from the projected amounts assumed herein. The combined effective tax rate for the 2002 - 2004 periods is projected at 40.0%.

          12. Fresh Start Accounting. The Debtors have prepared the accompanying projections using "Fresh Start" accounting for all periods subsequent to December 27 , 2001. These principles are contained in the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Pursuant to the guidance provided by SOP 90-7, the Debtors will determine the reorganization value of the Reorganized Debtors as of the Effective Date. Under "fresh start" reporting, the reorganization value will be allocated to Reorganized Regal's assets. If any portion of the reorganization value cannot be attributed to specific tangible or identified intangible assets of the reorganized company, such amounts will be reported as "reorganization value in excess of amounts allocable to identifiable assets." The Debtors are in the process of evaluating further how the reorganization value will be allocated to the Reorganized Debtors' long-term assets. It is likely the final allocation and the resulting amount of reorganization value in excess of book will vary from the projected amounts presented herein. In accordance with Statement of Financial Accounting Standard
(SFAS) No. 142, "Goodwill and Other Intangible Assets," the reorganization value in excess of amounts allocable to identifiable assets is not amortized in the accompanying projections.

B. PRO FORMA EFFECTIVE DATE BALANCE SHEET (UNAUDITED)


REGAL CINEMAS, INC
RE ORGANIZED UNAUDITED
PRO-FORMA BALANCE SHEETS
REFLECTING REORGANIZATION ADJUSTMENTS
As of December 27, 2001

                                                                     ESTIMATED        FRESH START         RESTATED
                                                                        2001          ADJUSTMENTS           2001
                                                                    ----------        ----------        ----------
                                                                                 DOLLARS IN THOUSANDS
                            ASSETS
Current Assets:
          *Cash and Equivalents(b) ..........................          194,510          (193,253)            1,257
          *Accounts Receivable ..............................            1,350              --               1,350
          *Construction Receivables .........................            2,350              --               2,350
          *Inventories ......................................            5,500              --               5,500
          *Prepaid and Other Current Assets .................           12,727              --              12,727
          *Assets Held for Sale .............................            4,549              --               4,549
                                                                    ----------        ----------        ----------
                   TOTAL CURRENT ASSETS .....................          220,986          (193,253)           27,733
                                                                    ----------        ----------        ----------

          *Property and Equipment, Net ......................        1,216,896                 |         1,216,896
          *Goodwill(a) ......................................          341,540          (341,540)             --
          *Reorganization Value in Excess of Book ...........             --             205,036           205,036
          *Deferred Tax Asset ...............................             --              16,680            16,680
          *Other Assets .....................................           38,600           (20,000)           18,600
                                                                    ----------        ----------        ----------
                   TOTAL ASSETS .............................        1,818,022          (333,077)        1,484,945
                                                                    ----------        ----------        ----------

              LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities:
          *Current Maturities of Long Term Debt(b) ..........        1,805,850        (1,777,500)           28,350
          *Accounts Payable .................................           45,000                 |            45,000
          *Accrued Expenses(b) ..............................          340,988          (294,588)           46,400
                                                                    ----------        ----------        ----------
                   TOTAL CURRENT LIABILITIES ................        2,191,838        (2,072,088)          119,750
                                                                    ----------        ----------        ----------
          *Long Term Debt, Less Current Maturities(b) .......            3,219           427,500           430,719
          *Equipment Financing, Less Current Maturities .....           13,200              --              13,200
          *Capital Leases, Less Current Maturities ..........            1,512              --               1,512
          *Lease Financing Arrangements, Less Current
             Maturities .....................................           70,086              --              70,086
          *Other Liabilities ................................           45,977            (2,432)           43,545
                                                                    ----------        ----------        ----------
                   TOTAL LIABILITIES ........................        2,325,832        (1,647,020)          678,812
Shareholders' Equity:
          *Common Stock(a) ..................................          196,803           609,330           806,133
          *Retained Earnings/(Deficit)(a) ...................         (704,613)          704,613              --
                                                                    ----------        ----------        ----------
                   TOTAL SHAREHOLDERS' EQUITY ...............         (507,810)         1,313,94           806,133
                                                                    ----------        ----------        ----------
                   TOTAL LIABILITIES & SHAREHOLDERS' EQUITY .        1,818,022          (333,077)        1,484,945
                                                                     =========          ========         =========

Footnotes

a. The Debtors have prepared the accompanying projections using "Fresh Start" accounting. These principles are contained in the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Pursuant to the guidance provided by the American Institute of Certified Public Accountants Statement of Position 90-7 SOP, the Debtors have utilized the mid-point of the company estimated reorganization value range in preparing the accompanying projections. In accordance with "fresh start" reporting, the reorganization value has been allocated to Reorganized Regal's assets. The portion of the reorganization value that could not be attributed to specific tangible or identified intangible assets of the reorganized company is reported in the accompanying balance sheet as "Reorganization value in excess of Book." The Debtors are in the process of evaluating further how the reorganization value will be allocated to the Reorganized Debtors' long-term assets. The current projections assume that the book value of the Reorganized Debtors' long-term assets, excluding the existing Goodwill, is equivalent to their fair value. For purposes of the projections, the Debtors assumed the existing Goodwill had no fair value. It is likely the final allocation and the resulting amount of reorganization value in excess of book will vary from the projected amounts presented herein.

b. The Plan provides for, among other things, a deleveraging of the Debtors through i) cash payment in full of all principal and accrued and unpaid interest thereon (calculated at the default rate) existing under the Senior Credit Facility for all non New Investor holders and ii) the distribution of 100% of the New Regal Common Stock in satisfaction of the principal obligations existing under the Senior Credit Facility for all New Investors. In addition, the New Investors will receive cash payment in full for the Restructuring Costs and the accrued and unpaid interest (calculated at the default rate) on the Debtors' Senior Credit Facility obligations to them.

c. The Plan provides for, among other things, a new post-chapter 11 working capital facility in the aggregate amount of $100 million and a new term loan facility in the aggregate principal amount of $450 million (the "New Credit Facility"). The accompanying projections assume the working capital facility is undrawn as of the Effective Date. The New Credit Facility will be arranged to satisfy the liquidity needs of the Reorganized Debtors and to fund distributions under the Plan. The projections make certain assumptions regarding the terms of the New Credit Facility including, among other things, the annual interest expense and the amortization requirements thereunder. While the assumptions regarding the minimum amortization requirements may differ from the actual amortization per the final agreement, any differences would not impact the Reorganized Debtors' net debt position and would not have a material impact on Reorganized Regal's overall liquidity position.

C.    BALANCE SHEET (UNAUDITED)

REGAL CINEMAS, INC
REORGANIZED UNAUDITED BALANCE SHEETS
2001 THROUGH 2004

                                                               2001            2002           2003             2004
                                                           ---------       ---------       ---------       ---------
                                                                              DOLLARS IN THOUSANDS
                       ASSETS
Current Assets:
          * Cash and Equivalents ...................           1,257          74,159         109,309         125,713
          * Accounts Receivable ....................           1,350           1,300           1,250           1,250
          * Construction Receivables ...............           2,350           1,450             550            --
          * Inventories ............................           5,500           5,575           5,700           5,950
          * Prepaid and Other Current Assets .......          12,727          11,825          11,900          11,925
          * Assets Held for Sale ...................           4,549           1,500             750            --
                                                           ---------       ---------       ---------       ---------
                   Total Current Assets ............          27,733          95,809         129,459         144,838
                                                           ---------       ---------       ---------       ---------
          * Property and Equipment, Net ............       1,216,896       1,168,396       1,147,204       1,144,904
          * Reorganization Value in Excess of Book .         205,036         205,036         205,036         205,036
          * Deferred Tax Asset .....................          16,680          13,965          16,306          20,207
          * Other Assets ...........................          18,600          16,600          14,600          12,600
                                                           ---------       ---------       ---------       ---------
                   TOTAL ASSETS ....................       1,484,945       1,499,806       1,512,605       1,527,585
                                                           =========       =========       =========       =========

         LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities:
          * Current Maturities of Long Term Debt ...          28,350          28,538          27,723          24,353
          * Accounts Payable .......................          45,000          48,000          48,750          49,250
          * Accrued Expenses .......................          46,400          44,500          44,850          45,625
                                                           ---------       ---------       ---------       ---------
                   Total Current Liabilities .......         119,750         121,038         121,323         119,228
                                                           ---------       ---------       ---------       ---------
          * Long Term Debt, Less Current Maturities          430,719         408,803         387,900         367,951
          * Equipment Financing, Less Current
               Maturities ..........................          13,200           7,585           1,970            --
          * Capital Leases, Less Current Maturities            1,512           1,449           1,381           1,308
          * Lease Financing Arrangements, Less
             Current Maturities ....................          70,086          69,142          68,005          66,483
          * Other Liabilities ......................          43,545          50,637          57,729          64,821
                                                           ---------       ---------       ---------       ---------
                   Total Liabilities                         678,812         658,654         638,308         619,791
                                                           ---------       ---------       ---------       ---------
Shareholders' Equity:
          * Common Stock ...........................         806,133         806,133         806,133         806,133
          * Retained Earnings/(Deficit) ............            --            35,019          68,164         101,661
                                                           ---------       ---------       ---------       ---------
                   Total Shareholders' Equity ......         806,133         841,152         874,297         907,794
                                                           ---------       ---------       ---------       ---------
                   TOTAL LIABILITIES & SHAREHOLDERS'
                      EQUITY .......................       1,484,945       1,499,806       1,512,605       1,527,585
                                                           =========       =========       =========       =========

D.    INCOME STATEMENT (UNAUDITED)

REGAL CINEMAS, INC
REORGANIZED UNAUDITED INCOME STATEMENTS
2001 THROUGH 2004

                                                           2001             2002             2003              2004
                                                       ----------        ----------       ----------       ----------
                                                                             DOLLARS IN THOUSANDS
 REVENUES
          * Admissions .........................          773,432           703,793          708,120          723,323
          * Concessions ........................          303,395           274,745          273,575          276,097
          * Other operating revenue                        35,026            31,462           31,727           32,457
                                                       ----------        ----------       ----------       ----------
                   Total Revenues ..............        1,111,853         1,010,000        1,013,422        1,031,877
                                                       ----------        ----------       ----------       ----------

OPERATING EXPENSES
          * Film rental and advertising costs ..          429,756           390,256          393,029          402,050
          * Cost of concessions and other ......           43,415            40,192           40,299           40,969
          * Theatre operating expenses .........          408,892           354,231          357,465          365,095
          * General and administrative expenses            30,692            31,490           32,309           33,149
          * Restructuring charges ..............           25,000              --               --               --
          * Depreciation and amortization ......           90,880            78,000           78,000           78,000
          * Theatre closing costs ..............           89,374              --               --               --
          * Loss on disposal of operating assets
             and impairment of assets ..........           65,771             2,392            4,892            7,392
                                                       ----------        ----------       ----------       ----------
                   Total Operating Expenses ....        1,183,780           896,561          905,994          926,655
                                                       ----------        ----------       ----------       ----------
OPERATING INCOME (LOSS) ........................          (71,927)          113,439          107,428          105,222
                                                       ----------        ----------       ----------       ----------

OTHER (INCOME) EXPENSE
          * Interest expense, net ..............          186,911            55,074           52,187           49,394
                                                       ----------        ----------       ----------       ----------
INCOME (LOSS) BEFORE INCOME TAXES ..............         (258,838)           58,365           55,241           55,828
                                                       ----------        ----------       ----------       ----------
PROVISION FOR INCOME TAXES .....................             --              23,346           22,096           22,331
                                                       ----------        ----------       ----------       ----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM ........         (258,838)           35,019           33,145           33,497
                                                       ----------        ----------       ----------       ----------
EXTRAORDINARY ITEM
          * Gain on discharge of debt ..........         (652,334)             --               --               --
                                                       ----------        ----------       ----------       ----------
NET INCOME .....................................          393,496            35,019           33,145           33,497
                                                       ==========        ==========       ==========       ==========

E.    PROJECTED CASH FLOWS (UNAUDITED)

REGAL CINEMAS, INC
REORGANIZED UNAUDITED STATEMENTS OF CASH FLOWS
2001 THROUGH 2004

                                                             2001             2002             2003            2004
                                                          ---------        ---------        ---------        ---------
                                                                DOLLARS IN THOUSANDS
OPERATING ACTIVITIES
Net Income ........................................       $ 393,496        $  35,019        $  33,145        $  33,497
Non Cash Adjustments:
          * Straight Line Rent ....................           7,200            7,200            7,200            7,200
          * Depreciation & Amortization ...........          90,880           78,000           78,000           78,000
          * Deferred Income Tax Provision .........            --              2,715           (2,341)          (3,901)
          * Impairment Charges & Losses on Asset
Disposals .........................................          65,770            2,392            4,892            7,392
          * Gain on Discharge of Debt .............        (652,334)            --               --               --
Changes in Assets / Liabilities:
          * Accounts Receivable ...................             123               50               50             --
          * Inventories ...........................             592              (75)            (125)            (250)
          * Prepaid and Other Assets ..............           2,313              902              (75)             (25)
          * Accounts Payable ......................         (10,753)           3,000              750              500
          * Accrued Liabilities ...................          (7,716)          (1,900)             350              775
                                                          ---------        ---------        ---------        ---------
Net Cash Flow provided (used) by Operating
  Activities ......................................        (110,429)         127,303          121,846          123,188

INVESTING ACTIVITIES
          * Capital Expenditures ..................         (27,410)         (30,000)         (59,808)         (81,200)
          * Collection of Construction Receivable .           7,871              900              900              550
          * Proceeds from Asset Sales .............           4,070            3,049              750              750
                                                          ---------        ---------        ---------        ---------
Net Cash Flow provided (used) by Investing
   Activities .....................................         (15,469)         (26,051)         (58,158)         (79,900)

FINANCING ACTIVITIES
          * Borrowings Under New Credit Facility ..         450,000             --               --               --
          * Repayment of Debt .....................        (441,679)         (28,350)         (28,538)         (26,884)
                                                          ---------        ---------        ---------        ---------
Net Cash Flow provided (used) by Financing
Activities ........................................           8,321          (28,350)         (28,538)         (26,884)
                                                          ---------        ---------        ---------        ---------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS .....................................        (117,577)          72,902           35,150           16,404
                                                          ---------        ---------        ---------        ---------
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  YEAR ............................................         118,834            1,257           74,159          109,309
                                                          ---------        ---------        ---------        ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR ..........           1,257           74,159          109,309          125,713
                                                          =========        =========        =========        =========

                                      VII.

                      CERTAIN FACTORS AFFECTING THE DEBTORS

A. CERTAIN BANKRUPTCY LAW CONSIDERATIONS

          1. Failure to Satisfy Vote Requirement

          If votes are received in number and amount sufficient to enable a bankruptcy court to confirm the Plan, the Debtors intend to file voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code and to seek, as promptly as practicable thereafter, confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may nevertheless file petitions for relief under chapter 11 of the Bankruptcy Code. In such event, the Debtors may seek to accomplish an alternative restructuring of their capitalization and obligations to creditors and equity holders. There can be no assurance that the terms of any such alternative restructuring would be similar to or as favorable to the Debtors' creditors as those proposed in the Plan.

          2. Risk of Non-Confirmation of the Plan

          Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes.

          3. Nonconsensual Confirmation

          In the event any impaired class of claims or equity interests does not accept a plan of reorganization, a bankruptcy court may nevertheless confirm such plan at the proponent's request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any "insider" in such class), and as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan "does not discriminate unfairly" and is "fair and equitable" with respect to the dissenting impaired classes. See Section IX.B.2, below, entitled "CONFIRMATION OF THE PLAN -- Requirements for Confirmation of the Plan -- Nonconsensual Confirmation." The Debtors believe that the Plan satisfies these requirements, and pursuant to the Plan, will request such nonconsensual confirmation in accordance with subsection 1129(b) of the Bankruptcy Code in the event class 4 accepts the Plan.

          4. Risk of Non-Occurrence of the Effective Date

          Although the Debtors believe that the Effective Date may occur as soon as eleven days after the Confirmation Date, there can be no assurance as to such timing. Moreover, if the conditions precedent to the Effective Date (including the execution and effectiveness of the New Working Capital Facility and New Term Loan Facility) have not occurred or been waived by Regal and the New Investors on or before the first Business Day that is more than thirty days after the date on which the Court enters an order confirming the Plan, or such later date as is proposed and approved, after notice and a hearing by the Court, then upon motion of the Debtors, the order confirming the Plan may be vacated by the Court, in which event, the Plan would be deemed null and void, and the Debtors may propose and solicit votes on an alternative plan of reorganization that may not be as favorable to parties in interest as the Plan.

          5. Effect of the Debtors' Chapter 11 Cases on the Debtors' Business

          The commencement of the contemplated reorganization cases by the Debtors may adversely affect the Debtors' business. The Debtors believe that any such adverse effects may worsen during the pendency of protracted chapter 11 cases.

B. FACTORS AFFECTING REORGANIZED REGAL

          1. Competitive Conditions

          The motion picture exhibition industry is highly competitive. The Debtors' ability to operate successfully as well as the success of the Reorganized Debtors depend upon a number of factors, the most important of which are the availability and appeal of motion pictures, the ability to license motion pictures, and the performance of such motion pictures in the markets in which the Debtors' theatres are located. The Debtors license mostly first-run motion pictures. Poor performance of, or disruption in the production of or the Debtors' access to these motion pictures could hurt the Debtors' business and results of operations.

          Because film distributors usually release films that they anticipate will be the most successful during the summer and holiday seasons, poor performance of these films or disruption in the release of films during such periods could hurt the Debtors' results for those particular periods or for any fiscal year.

          Theatres operated by national and regional circuits and by smaller independent exhibitors compete with the Debtors' theatres. Many of the Debtors' competitors have been operating longer than the Debtors have and may be better established in some of the Debtors' existing markets.

          In areas where real estate is readily available, competing companies are able to open theatres near the Debtors' theatres, which may affect the performance of the Debtors' theatre. Competitors also have built or are planning to build theatres in certain areas in which the Debtors operate, which may result in excess capacity in such areas and hurt attendance and pricing at theatres in such areas. Filmgoers generally are not brand conscious and usually choose a theatre based on the films showing there.

        The Debtors believe that, like the Debtors, the industry as a whole is working towards rationalization of the overbuilding as many of the exhibitors have curtailed expansion plans for the 2000 and 2001 fiscal years. If the overbuilding does not subside, the Debtors remain at risk for increased erosion of their older theatre base. In addition, there are many other ways to view movies once the movies leave the theatre, including cable television, video disks and cassettes, satellite, and pay-per-view services. Creating new ways to watch movies (such as video on demand) could hurt the Debtors' business and results of operations. The Debtors also compete for the public's leisure time and disposable income with all forms of entertainment, including sporting events, concerts, live theatre, and restaurants.

          2. Relations with Film Distributors

          The Debtors' business also depends on maintaining good relations with the major film distributors that license films to their theatres. A deterioration in the relationship with any of the nine major film distributors could affect the Debtors' ability to obtain commercially successful films, and therefore, could hurt the Debtors' business and results of their operations.

          3. Possible Economic Slowdown

          In times of recession, attendance levels experienced by motion picture exhibitors may be adversely affected. For example, revenues declined for the industry in 1990 and 1991. The possibility of a slowdown in economic growth of the United States and/or other countries or a recession in the United States or other countries could result in a decrease in demand for motion pictures or severely impact the motion picture industry, which in turn, could adversely affect the Debtors' operations.

          4. Reliance on Key Personnel

          The Debtors' success and future prospects depend upon the continued contributions of their senior management, including Michael L. Campbell, Regal's Chairman, President and Chief Executive Officer. There can be no assurances that the Debtors would be able to find qualified replacements for these individuals if their services were no longer available. The loss of services of one or more members of the senior management team could have a material adverse effect on the Debtors' business, financial condition, and results of operations.

          5. Quarterly Results of Operations Fluctuate

          The Debtors' revenues are usually seasonal because of the way the major film distributors release films. Generally, the most marketable movies are released during the summer and the Thanksgiving through year-end holiday season. An unexpected hit film during other periods can alter the traditional trend. The timing of movie releases can have a significant effect on the Debtors' results of operations, and results one quarter are not necessarily the same as results for the next quarter. The seasonality of the Debtors' business, however, has lessened as studios have begun to release major motion pictures somewhat more evenly throughout the year.

          6. Ability to Refinance Certain Indebtedness

          Following the Effective Date, the Reorganized Debtors' working capital borrowings and letter of credit requirements are anticipated to be funded under the New Working Capital Facility. In addition, the Debtors expect Reorganized Regal to obtain the New Term Loan Facility. These facilities are expected to contain customary covenants, including financial covenants. If the Reorganized Debtors cannot meet these covenants, events of default would arise. There also can be no assurance that the Reorganized Debtors, upon expiration of the New Working Capital Facility, will be able to obtain replacement financing to fund future seasonal borrowings and letters of credit, or that such replacement financing, if obtained, will be on terms equally favorable to the Reorganized Debtors.

          7. Capital Requirements

          The business of the Reorganized Debtors is expected to have substantial capital expenditure needs. While the Debtors' projections assume that the company will generate sufficient funds to meet its capital expenditure needs for the foreseeable future, the company's ability to gain access to additional capital, if needed, cannot be assured, particularly in view of competitive factors and industry conditions.

          8. Variances from Projections

          The fundamental premise of the Plan is the deleveraging of the Debtors and the implementation and realization of the Debtors' business plan, as reflected in the projections contained in this Disclosure Statement. The projections reflect numerous assumptions concerning the anticipated future performance of Reorganized Regal and its subsidiaries, some of which may not materialize. Such assumptions include, among other items, assumptions concerning the general economy, the ability to make necessary capital expenditures, the ability to maintain market strength, consumer preferences, and the ability to increase gross margins and control future operating expenses. The Debtors believe that the assumptions underlying the projections are reasonable. However, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of the Reorganized Debtors. Therefore, the actual results achieved throughout the periods covered by the projections necessarily will vary from the projected results, and such variations may be material and adverse.

          Moreover, because the market and economic conditions upon which the value of the New Regal Common Stock will be based are beyond the control of the Debtors, the actual results that will be achieved cannot be assured.

          9. Disruption of Operations

          The commencement and pendency of the Debtors' chapter 11 cases could adversely affect the Debtors' relationships with their customers and suppliers, as well as the Debtors' ability to retain or attract high quality employees. In such event, weakened operating results may occur that could give rise to variances from the Debtors' projections.

          10. Dividend Policies

          The Debtors do not anticipate that any dividends will be paid on the New Regal Common Stock in the foreseeable future. In addition, the covenants in the New Working Capital Facility and New Term Loan Facility may limit the ability of Reorganized Regal to pay dividends.

C. CERTAIN TAX MATTERS

          For a summary of certain federal income tax consequences of the Plan to certain holders of claims and to the Debtors, see Section XII, below, entitled "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN."

D. PENDING LITIGATION OR DEMANDS ASSERTING PREPETITION LIABILITY

          As of the date of this Disclosure Statement, there were no pending demands or litigation asserting prepetition liability which the Debtors believe will have a material adverse effect upon the operations or financial position of the Debtors or the Reorganized Debtors. The Debtors are currently involved in various legal proceedings arising in the ordinary course of business operations, including personal injury claims, employment matters, and contractual disputes. The Debtors are also defendants in a number of actions arising from their decision to close theatres or their decision to cease construction of theatres for sites where the Debtors purportedly had obligations to lease such property. For further discussion, see Note 8 "Commitments and Contingencies" to Item 8 "Financial Statements and Supplementary Data" in the Annual Report on Form 10-K attached as Exhibit 2 to this Disclosure Statement.

                                      VIII.

                             HOW TO VOTE ON THE PLAN

A. VOTING DEADLINE

          IT IS IMPORTANT THAT THE HOLDERS OF CLAIMS IN CLASS 4 AND CLASS 5 EXERCISE THEIR RIGHTS TO VOTE TO ACCEPT OR REJECT THE PLAN.

          All known holders of claims in class 4 and class 5 as of the August 31, 2001 Record Date entitled to vote on the Plan have been sent a ballot together with this Disclosure Statement. Such holders should read the ballot carefully and follow the instructions contained therein. Please use only the ballot that accompanies this Disclosure Statement.

          The Debtors have engaged Innisfree M&A Incorporated as their Voting Agent to assist in the transmission of voting materials and in the tabulation of votes with respect to the Plan.

          FOR YOUR VOTE TO COUNT, YOUR VOTE MUST BE RECEIVED BY THE VOTING AGENT BEFORE THE VOTING DEADLINE OF 5:00 P.M., EASTERN TIME, ON OCTOBER 5, 2001.

          IF YOU HAVE BEEN INSTRUCTED TO RETURN YOUR BALLOT TO YOUR BANK, BROKER, OR OTHER NOMINEE, OR TO THEIR AGENT, YOU MUST RETURN YOUR BALLOT TO THEM IN SUFFICIENT TIME FOR THEM TO PROCESS IT AND RETURN IT TO THE VOTING AGENT BEFORE THE VOTING DEADLINE. IF A BALLOT IS DAMAGED OR LOST, OR FOR ADDITIONAL COPIES OF THIS DISCLOSURE STATEMENT, YOU MAY CONTACT THE DEBTORS' VOTING AGENT, INNISFREE M&A INCORPORATED, 501 MADISON AVENUE, 20TH FLOOR, NEW YORK, NY 10022. ANY BALLOT WHICH IS EXECUTED AND RETURNED BUT WHICH (a) DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR (b) INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN, WILL NOT BE COUNTED. IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, YOU MAY CONTACT THE VOTING AGENT AT THE FOLLOWING ADDRESS AND TELEPHONE NUMBER:

                  INNISFREE M&A INCORPORATED
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                  NEW YORK, NY 10022
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                  BANKS CALL (212) 750-7419; BROKERS CALL (212) 750-7946

B. HOLDERS OF CLAIMS ENTITLED TO VOTE

          The claims in the following classes are impaired under the Plan and entitled to receive a distribution; consequently, each holder of such claim, as of the August 31, 2001 Record Date established by the Debtors for purposes of this solicitation, may vote to accept or reject the Plan:

                    Class 4 -- Subordinated Note Claims (Holders of 8-7/8% Debentures and 9-1/2% Subordinated Notes)

                    Class 5 -- General Unsecured Claims (Holders of General Unsecured Claims (greater than $5,000), including Old Cobb 10-5/8% Notes)

C. VOTE REQUIRED FOR ACCEPTANCE BY A CLASS

          The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class which cast ballots for acceptance or rejection of the plan. Thus, acceptance by a class of claims occurs only if at least two-thirds in dollar amount and a majority in number of the holders of claims voting cast their ballots in favor of acceptance.

          The Debtors understand that the New Investors hold a majority in principal amount of the class 4 claims and believe that the New Investors will be able to satisfy the monetary requirements applicable to acceptance of the Plan. Accordingly, the Debtors anticipate that class 4 will vote to accept the Plan.

D. VOTING PROCEDURES

          1. Holders of Class 4 Subordinated Note Claims

          Holders of claims in class 4 should vote the aggregate face amount of their Subordinated Notes due and owing by the Debtors as of the August 31, 2001 Record Date. THIS CLAIM AMOUNT WILL BE USED FOR VOTING PURPOSES ONLY AND WILL NOT BE DETERMINATIVE OF, OR OTHERWISE AFFECT, THE HOLDER'S CLAIM FOR PLAN TREATMENT OR DISTRIBUTION PURPOSES OR ANY OTHER CHAPTER 11 PURPOSES.

          Beneficial Owners. Any beneficial owner, as of the August 31, 2001 Record Date, of 9-1/2% Subordinated Notes or 8-7/8% Debentures in his, her, or its own name can vote by completing and signing the enclosed ballot and returning it directly to the Voting Agent (using the enclosed pre-addressed postage-paid envelope) so as to be received by the Voting Agent before the Voting Deadline. If no envelope was enclosed, contact the Voting Agent for instructions. Any beneficial owner holding, as of the August 31, 2001 Record Date, 9-1/2% Subordinated Notes and 8-7/8% Debentures in "street name" through a Nominee can vote by completing and signing the ballot (unless the ballot has already been signed, or "prevalidated," by the Nominee), and returning it to the Nominee in sufficient time for the Nominee to then forward the vote so as to be received by the Voting Agent before the Voting Deadline of 5:00 p.m. (Eastern
Time) on October 5, 2001. Any ballot submitted to a Nominee will not be counted until such Nominee properly completes and timely delivers a corresponding master ballot to the Voting Agent.

IF YOUR BALLOT HAS ALREADY BEEN SIGNED (OR "PREVALIDATED") BY YOUR NOMINEE, YOU MUST COMPLETE THE BALLOT AND RETURN IT DIRECTLY TO THE VOTING AGENT SO THAT IT IS RECEIVED BY THE VOTING AGENT BEFORE THE VOTING DEADLINE.

          The Debtors understand that the New Investors hold a majority in principal amount of the class 4 claims and believe that the New Investors will be able to satisfy the monetary requirements applicable to acceptance of the Plan.

          Nominees. A Nominee which is the registered holder for a beneficial owner, as of the August 31, 2001 Record Date, of 9-1/2% Subordinated Notes or 8-7/8% Debentures, can obtain the votes of the beneficial owners of such securities, consistent with customary practices for obtaining the votes of securities held in "street name," in one of the following two ways: The Nominee may "prevalidate" a ballot by (i) signing the ballot, (ii) indicating on the ballot the name of the registered holder, the amount of securities held by the Nominee for the beneficial owner, and the account numbers for the accounts in which such securities are held by the Nominee, and (iii) forwarding such ballot, together with the Disclosure Statement, return envelope, and other materials requested to be forwarded, to the beneficial owner for voting. The beneficial owner must then indicate his, her, or its vote in Item 2 of the ballot, complete the information requested in Item 3, if appropriate, of the ballot, review the certifications contained in the ballot, and return the ballot directly to the Voting Agent in the pre-addressed, postage-paid envelope so that it is received by the Voting Agent before the Voting Deadline. A list of the beneficial owners to whom "prevalidated" ballots were delivered should be maintained by Nominees for inspection for at least one year from the Voting Deadline.

                                       OR

If the Nominee elects not to "prevalidate" ballots, the Nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such beneficial owner must then indicate his, her or its vote in Item 2 of the ballot, complete the information requested in Item 3, if appropriate, of the ballot, review the certifications contained in the ballot, execute the ballot, and return the ballot to the Nominee. After collecting the ballots, the Nominee should, in turn, complete a master ballot compiling the votes and other information from the ballots, execute the master ballot, and deliver the master ballot to the Voting Agent so that it is received by the Voting Agent before the Voting Deadline. All ballots returned by beneficial owners should be retained by Nominees for inspection for at least one year from the Voting Deadline. Please note: The Nominee should advise the beneficial owners to return their ballots to the Nominee by a date calculated by the Nominee to allow it to prepare and return the master ballot to the Voting Agent so that the master ballot is received by the Voting Agent before the Voting Deadline.

          Securities Clearing Agencies. The Debtors expect that the Depository Trust Company, as the Nominee holder of 9-1/2% Subordinated Notes and 8-7/8% Debentures will arrange for its respective participants to vote by executing an omnibus proxy in favor of such participants. As a result of the omnibus proxy, each participant will be authorized to vote its August 31, 2001 Record Date positions held in the name of such securities clearing agencies.

          Other. If a ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should indicate such capacity when signing, and unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of their authority to so act.

          For purposes of voting to accept or reject the Plan, the beneficial owners of such securities will be deemed to be the "holders" of such claims or equity interests, as the case may be, represented by such securities. All claims in a class that are voted by a beneficial owner must be voted either to accept or to reject the Plan and may not be split by the beneficial owner within such class. In addition, because the Plan classifies the 9-1/2% Subordinated Notes and the 8-7/8% Debentures together in class 4, any holder of both 9-1/2% Subordinated Notes and 8-7/8% Debentures must vote all such notes either to accept or reject the Plan, and may not split a vote between them. Unless otherwise ordered by the Court, ballots which are signed, dated, and timely received, but on which (a) a vote to accept or reject the Plan has not been indicated or (b) a vote to accept and a vote to reject the Plan have both been indicated, will not be counted. The Debtors, in their discretion, may request that the Voting Agent attempt to contact such voters to cure any such defects in the ballots or master ballots.

          Except as provided below, unless the ballot or master ballot is timely submitted to the Voting Agent before the Voting Deadline together with any other documents required by such ballot or master ballot, the Debtors may, in their sole discretion, reject such ballot or master ballot as invalid, and therefore, decline to utilize it in connection with seeking confirmation of the Plan by the Court.

          The Debtors understand that the New Investors hold a majority in principal amount of the class 4 claims and believe that the New Investors will be able to satisfy the monetary requirements applicable to acceptance of the Plan.

          In the event of a dispute with respect to a claim, any vote to accept or reject the Plan cast with respect to such claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Court orders otherwise.


          THE DEBTORS ARE NOT AT THIS TIME REQUESTING THE DELIVERY OF, AND NEITHER THE DEBTORS NOR THE VOTING AGENT WILL ACCEPT, CERTIFICATES REPRESENTING ANY NOTES OR EQUITY SECURITIES. PRIOR TO THE EFFECTIVE DATE, THE DEBTORS OR THE INDENTURE TRUSTEES, AS MAY BE APPROPRIATE UNDER THE PLAN, WILL FURNISH ALL SUCH HOLDERS WITH APPROPRIATE LETTERS OF TRANSMITTAL TO BE USED TO REMIT SUCH SECURITIES IN EXCHANGE FOR THE DISTRIBUTION UNDER THE PLAN. INFORMATION REGARDING SUCH REMITTANCE PROCEDURE (TOGETHER WITH ALL APPROPRIATE MATERIALS) WILL BE DISTRIBUTED BY THE DEBTORS AFTER CONFIRMATION OF THE PLAN.

          2. Holders of Class 5 General Unsecured Claims

          Class 5 consists of the allowed, nonpriority unsecured claims in excess of $5,000 evidenced by Old Cobb 10-5/8% Notes and the Old Cobb 10-5/8% Indenture, and all other allowed, nonpriority unsecured claims in excess of $5,000 not constituting Intercompany Claims and not otherwise classified in class 4 or satisfied pursuant to Court order. See Section IV.A.1, above, entitled "ANTICIPATED EVENTS DURING THE CHAPTER 11 REORGANIZATION CASES -- Administration of the Chapter 11 Reorganization Cases -- Operational Matters." Class 5 claims include allowed claims for damages arising from the Debtors' rejection of theatre leases or other executory contracts or unexpired leases, allowed claims for the termination (to the extent not subject to rejection pursuant to section 365 of the Bankruptcy Code) of the PNC Interest Rate Swap Agreements, allowed claims evidenced by the Old Cobb 10-5/8% Notes and the Old Cobb 10-5/8% Indenture, allowed claims of the Debtors' trade creditors, and other such allowed unsecured claims. Class 5 is impaired under the Plan and the holders of class 5 claims are entitled to vote to accept or reject the Plan. As such, holders of claims in class 5 as of August 31, 2001 will receive a ballot along with this Disclosure Statement. The holders of class 5 claims are encouraged to read the enclosed ballot in its entirety and to direct any questions relating to the ballot to the Voting Agent.

          a. Uncertificated Class 5 Claims. The Debtors have selected August 31, 2001 as the Record Date for purposes of determining the amount owed to individual holders of class 5 claims FOR VOTING PURPOSES ONLY. Each holder of a claim in class 5 should vote the undisputed amount of its claim that is actually due and owing by the Debtors on the Record Date. The Debtors reserve the right to adjust the amount of any claim voted to comport with the obligations as reflected on their books and records as of the Record Date. THIS CLAIM AMOUNT WILL BE USED FOR VOTING PURPOSES ONLY AND WILL NOT BE DETERMINATIVE OF, OR OTHERWISE AFFECT, THE HOLDER'S CLAIM FOR PLAN TREATMENT OR DISTRIBUTION PURPOSES OR ANY OTHER CHAPTER 11 PURPOSES.

          Holders of uncertificated class 5 claims (i.e. class 5 unsecured claims other than those unsecured claims evidenced by Old Cobb 10-5/8% Notes and the Old Cobb 10-5/8% Indenture) can vote by completing and signing the enclosed ballot and returning it directly to the Voting Agent (using the enclosed pre-addressed postage-paid envelope) so as to be received by the Voting Agent before the Voting Deadline of 5:00 p.m.(Eastern Time) on October 5, 2001. If no envelope was enclosed, contact the Voting Agent for instructions.

          Holders of uncertificated class 5 claims who also hold unsecured claims evidenced by Old Cobb 10-5/8% Notes and the Old Cobb 10-5/8% Indenture will receive two ballots, one to vote their uncertificated class 5 claims and one to vote their unsecured claims evidenced by Old Cobb 10-5/8% Notes and the Old Cobb 10-5/8% Indenture. Holders of uncertificated class 5 claims who also hold unsecured claims evidenced by Old Cobb 10-5/8% Notes and the Old Cobb 10-5/8% Indenture must vote all of their class 5 claims to either accept or reject the Plan and may not split their vote. Such holders should contact the Voting Agent for specific instructions.

          Except as provided below, any ballot not timely submitted to the Voting Agent before the Voting Deadline will not be counted.

          In the event of a dispute with respect to a claim, any vote to accept or reject the Plan cast with respect to such claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Court orders otherwise.

          A vote may be disregarded if the Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

           b. Beneficial Owners of Old Cobb 10-5/8% Notes. The Debtors have selected August 31, 2001 as the Record Date for purposes of determining the amount owed to individual holders of class 5 claims FOR VOTING PURPOSES ONLY. Each holder of a claim in class 5 should vote the undisputed amount of its claim that is actually due and owing by the Debtors on the Record Date. The Debtors reserve the right to adjust the amount of any claim voted to comport with the obligations as reflected on their books and records as of the Record Date. THIS CLAIM AMOUNT WILL BE USED FOR VOTING PURPOSES ONLY AND WILL NOT BE DETERMINATIVE OF, OR OTHERWISE AFFECT, THE HOLDER'S CLAIM FOR PLAN TREATMENT OR DISTRIBUTION PURPOSES OR ANY OTHER CHAPTER 11 PURPOSES.

           Any beneficial owner, as of the August 31, 2001 Record Date, of Old Cobb 10-5/8% Notes in his, her, or its own name can vote by completing and signing the enclosed ballot and returning it directly to the Voting Agent (using the enclosed pre-addressed postage-paid envelope) so as to be received by the Voting Agent before the Voting Deadline. If no envelope was enclosed, contact the Voting Agent for instructions. Any beneficial owner holding, as of the August 31, 2001 Record Date, Old Cobb 10-5/8% Notes in "street name" through a Nominee can vote by completing and signing the ballot (unless the ballot has already been signed, or "prevalidated," by the Nominee), and returning it to the Nominee in sufficient time for the Nominee to then forward the vote so as to be received by the Voting Agent before the Voting Deadline of 5:00 p.m. (Eastern
Time) on October 5, 2001. Any ballot submitted to a Nominee will not be counted until such Nominee properly completes and timely delivers a corresponding master ballot to the Voting Agent.

        IF YOUR BALLOT HAS ALREADY BEEN SIGNED (OR "PREVALIDATED") BY YOUR NOMINEE, YOU MUST COMPLETE THE BALLOT AND RETURN IT DIRECTLY TO THE VOTING AGENT SO THAT IT IS RECEIVED BY THE VOTING AGENT BEFORE THE VOTING DEADLINE.

          Nominees. A Nominee which is the registered holder for a beneficial owner, as of the August 31, 2001 Record Date, of Old Cobb 10-5/8% Notes, can obtain the votes of the beneficial owners of such securities, consistent with customary practices for obtaining the votes of securities held in "street name," in one of the following two ways: The Nominee may "prevalidate" a ballot by (i) signing the ballot, (ii) indicating on the ballot the name of the registered holder, the amount of securities held by the Nominee for the beneficial owner, and the account numbers for the accounts in which such securities are held by the Nominee, and (iii) forwarding such ballot, together with the Disclosure Statement, return envelope, and other materials requested to be forwarded, to the beneficial owner for voting. The beneficial owner must then indicate his, her, or its vote in Item 2 of the ballot, complete the information requested in
Item 3, if appropriate, of the ballot, review the certifications contained in the ballot, and return the ballot directly to the Voting Agent in the pre-addressed, postage-paid envelope so that it is received by the Voting Agent before the Voting Deadline. A list of the beneficial owners to whom "prevalidated" ballots were delivered should be maintained by Nominees for inspection for at least one year from the Voting Deadline.

                                       OR

          If the Nominee elects not to "prevalidate" ballots, the Nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such beneficial owner must then indicate his, her or its vote in
Item 2 of the ballot, complete the information requested in Item 3, if appropriate, of the ballot, review the certifications contained in the ballot, execute the ballot, and return the ballot to the Nominee. After collecting the ballots, the Nominee should, in turn, complete a master ballot compiling the votes and other information from the ballots, execute the master ballot, and deliver the master ballot to the Voting Agent so that it is received by the Voting Agent before the Voting Deadline. All ballots returned by beneficial owners should be retained by Nominees for inspection for at least one year from the Voting Deadline. Please note: The Nominee should advise the beneficial owners to return their ballots to the Nominee by a date calculated by the Nominee to allow it to prepare and return the master ballot to the Voting Agent so that the master ballot is received by the Voting Agent before the Voting Deadline.

          Securities Clearing Agencies. The Debtors expect that the Depository Trust Company, as the Nominee holder of Old Cobb 10-5/8% Notes will arrange for its respective participants to vote by executing an omnibus proxy in favor of such participants. As a result of the omnibus proxy, each participant will be authorized to vote its August 31, 2001 Record Date positions held in the name of such securities clearing agencies.

          Other. If a ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should indicate such capacity when signing, and unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of their authority to so act.

          For purposes of voting to accept or reject the Plan, the beneficial owners of such securities will be deemed to be the "holders" of such claims or equity interests, as the case may be, represented by such securities. All claims in a class that are voted by a beneficial owner must be voted either to accept or to reject the Plan and may not be split by the beneficial owner within such class. In addition, because the Plan classifies uncertificated General Unsecured Claims and the Old Cobb 10-5/8% Notes together in class 5, any holder of both uncertificated General Unsecured Claims and Old Cobb 10-5/8% Notes must vote all such claims and notes either to accept or reject the Plan, and may not split a vote between them. Unless otherwise ordered by the Court, ballots which are signed, dated, and timely received, but on which (a) a vote to accept or reject the Plan has not been indicated or (b) a vote to accept and a vote to reject the Plan have both been indicated, will not be counted. The Debtors, in their discretion, may request that the Voting Agent attempt to contact such voters to cure any such defects in the ballots or master ballots.

          Except as provided below, unless the ballot or master ballot is timely submitted to the Voting Agent before the Voting Deadline together with any other documents required by such ballot or master ballot, the Debtors may, in their sole discretion, reject such ballot or master ballot as invalid, and therefore, decline to utilize it in connection with seeking confirmation of the Plan by the Court.

          In the event of a dispute with respect to a claim, any vote to accept or reject the Plan cast with respect to such claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Court orders otherwise.

          THE DEBTORS ARE NOT AT THIS TIME REQUESTING THE DELIVERY OF, AND NEITHER THE DEBTORS NOR THE VOTING AGENT WILL ACCEPT, CERTIFICATES REPRESENTING ANY NOTES OR EQUITY SECURITIES. PRIOR TO THE EFFECTIVE DATE, THE DEBTORS OR THE INDENTURE TRUSTEE, AS MAY BE APPROPRIATE UNDER THE PLAN, WILL FURNISH ALL SUCH HOLDERS WITH APPROPRIATE LETTERS OF TRANSMITTAL TO BE USED TO REMIT SUCH SECURITIES IN EXCHANGE FOR THE DISTRIBUTION UNDER THE PLAN. INFORMATION REGARDING SUCH REMITTANCE PROCEDURE (TOGETHER WITH ALL APPROPRIATE MATERIALS) WILL BE DISTRIBUTED BY THE DEBTORS AFTER CONFIRMATION OF THE PLAN.

          3. Withdrawal of Ballot or Master Ballot

          Any voter who has delivered a valid ballot or master ballot may withdraw its vote by delivering a written notice of withdrawal to the Voting Agent before the Voting Deadline. To be valid, the notice of withdrawal must (a) describe the claim to which it relates, (b) be signed by the party who signed the ballot or master ballot to be revoked, and (c) be received by the Voting Agent before the Voting Deadline. The Debtors may contest the validity of any withdrawals.

          Any holder who has delivered a valid ballot or master ballot may change its vote by delivering to the Voting Agent a properly completed subsequent ballot or master ballot so as to be received before the Voting Deadline. In the case where more than one timely, properly completed ballot or master ballot is received voting the same position(s), only the ballot or master ballot that bears the latest date will be counted.


                                       IX.

                            CONFIRMATION OF THE PLAN

A. CONFIRMATION HEARING

          Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a plan. As promptly as practicable after the commencement by the Debtors of their Reorganization Cases, the Debtors will request the Court schedule a confirmation hearing. Notice of the confirmation hearing will be provided to all known creditors and equity holders or their representatives. The confirmation hearing may be adjourned from time to time by the Court without further notice except for an announcement of the adjourned date made at the confirmation hearing or any subsequent adjourned confirmation hearing. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objectant, the nature and amount of claims or interests held or asserted by the objectant against the Debtors' estates or property, and the basis for the objection and the specific grounds therefor, and must be filed with the Court, with a copy to Chambers, together with proof of service thereof, and served upon (i) Weil, Gotshal & Manges LLP, Attorneys for Regal Cinemas, Inc. et al., 767 Fifth Avenue, New York, New York 10153,
Attention: Marcia L. Goldstein, Esq. and Sharon Youdelman, Esq., (ii) The United States Trustee for the district in which the Reorganization Cases are then pending, (iii) Milbank, Tweed, Hadley & McCloy LLP, Co-Attorneys for the New Investors, 601 S. Figueroa Street, 30th Floor, Los Angeles, California 90017,
Attention: Paul Aronzon, Esq., (iv) Kirkland & Ellis, Co-Attorneys for the New Investors, 200 E. Randolph Drive, Chicago, Illinois 60601, Attention: James H.
M. Sprayregen, Esq., and (v) the attorneys for any official committee of unsecured creditors that may be appointed in the Debtors' Reorganization Cases, so as to be received no later than the date and time designated in the notice of the confirmation hearing. Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

          UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

B. REQUIREMENTS FOR CONFIRMATION OF THE PLAN

          1. Consensual Confirmation

          a. General Requirements. At the confirmation hearing, the Court will determine whether the following confirmation requirements specified in section 1129 of the Bankruptcy Code have been satisfied:

                    (1) The Plan complies with the applicable provisions of the Bankruptcy Code.

                    (2) The Debtors have complied with the applicable provisions of the Bankruptcy Code.

                    (3) The Plan has been proposed in good faith and not by any means proscribed by law.

                    (4) Any payment made or promised by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Reorganization Cases, or in connection with the Plan and incident to the Reorganization Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

                    (5) the Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer, or voting trustee of the Debtors, an affiliate of the Debtors participating in the Plan with the Debtors, or a successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity holders and with public policy, and the Debtors have disclosed the identity of any insider that will be employed or retained by the Debtors, and the nature of any compensation for such insider.

                    (6) With respect to each class of claims or equity interests, each holder of an impaired claim or impaired equity interest either has accepted the Plan or will receive or retain under the Plan on account of such holder's claim or equity interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. See discussion of "Best Interests Test," in Section IX.B.1.b, below, entitled "CONFIRMATION OF THE PLAN -- Requirements for Confirmation of the Plan -- Consensual Confirmation -- Best Interests Test."

                    (7) Except to the extent the Plan meets the "Nonconsensual Confirmation" standards discussed in subsection 2, below, each class of claims or equity interests has either accepted the Plan or is not impaired under the Plan.

                    (8) Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the Plan provides that administrative expenses and priority claims other than priority tax claims will be paid in full on the Effective Date and that holders of priority tax claims will receive on account of such claims deferred cash payments, over a period not exceeding six years after the date of assessment of such claims, of a value, as of the Effective Date, equal to the allowed amount of such claims with interest from the Effective Date.

                    (9) At least one class of impaired claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a claim in such class.

                    (10) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. See discussion of "Feasibility," in Section IX.B.1.c, below, entitled "CONFIRMATION OF THE PLAN -- Requirements for Confirmation of the Plan -- Consensual Confirmation -- Feasibility."

                    (11) The Plan provides for the continuation after the Effective Date of payment of all Retiree Benefits (as defined in section 1114 of the Bankruptcy Code), at the level established pursuant to subsection 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code at any time prior to confirmation of the Plan, for the duration of the period the Debtors has obligated itself to provide such benefits.

          The Debtors believe that each of the foregoing elements will be satisfied.

          b. Best Interests Test. As described above, the Bankruptcy Code requires that each holder of a claim or equity interest in an impaired class either (a) accepts the plan or (b) receives or retains under the plan property of a value, as of the Effective Date of the plan, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.

         The first step in meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of chapter 7 liquidation cases. The total amount available would be the sum of the proceeds from the disposition of the Debtors' assets and the cash held by the Debtors at the time of the commencement of the chapter 7 cases. The next step is to reduce that total by the amount of any claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the termination of the Debtors' business and the use of chapter 7 for the purposes of liquidation. Finally, the present value of that amount (taking into account the time necessary to accomplish the liquidation) is allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code (see discussion below) and can then be compared to the value of the property that is proposed to be distributed under the Plan on the Effective Date.

          The Debtors' costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee may engage, plus any unpaid expenses incurred by the Debtors during a chapter 11 case and allowed in the chapter 7 case, such as compensation for attorneys, financial advisors, appraisers, accountants, and other professionals, and costs and expenses of members of any statutory committee of unsecured creditors appointed by the United States Trustee pursuant to section 1102 of the Bankruptcy Code and any other committee so appointed. In addition, claims would arise by reason of the breach or rejection of obligations incurred and executory contracts entered into by the Debtors both prior to, and during the pendency of, the chapter 11 cases. The foregoing types of claims, costs, expenses, and fees and such other claims which may arise in a liquidation case or result from a pending chapter 11 case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-chapter 11 priority and unsecured claims.

          In applying the "best interests test," it is possible that claims and equity interests in the chapter 7 case may not be classified according to the seniority of such claims and equity interests as provided in the Plan. In the absence of a contrary determination by the Bankruptcy Court, all pre-chapter 11 unsecured claims which have the same rights upon liquidation would be treated as one class for purposes of determining the potential distribution of the liquidation proceeds resulting from the Debtors' chapter 7 cases. The distributions from the liquidation proceeds would be calculated ratably according to the amount of the claim held by each creditor. Therefore, creditors who are or claim to be third-party beneficiaries of any contractual subordination provisions might be required to seek to enforce such contractual subordination provisions in the Bankruptcy Court or otherwise. Section 510 of the Bankruptcy Code specifies that such contractual subordination provisions are enforceable in a chapter 7 liquidation case.

          The Debtors believe that the most likely outcome of liquidation proceedings under chapter 7 would be the application of the rule of absolute priority of distributions. Under that rule, no junior creditor receives any distribution until all senior creditors are paid in full, with interest, and no equity holder receives any distribution until all creditors are paid in full with interest. Consequently, the Debtors believe that in a liquidation, holders of 9-1/2% Subordinated Notes, 8-7/8% Debentures, and Old Regal Common Stock would receive no distributions of property and holders of Senior Credit Facility Claims and General Unsecured Claims would receive less than their anticipated recovery under the Plan.

          After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a chapter 11 case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail, (iii) the adverse effects on the salability of the capital stock of the subsidiaries as a result of the departure of key employees and the loss of major customers and suppliers, and (iv) substantial increases in claims which would be satisfied on a priority basis or on a parity with creditors in a chapter 11 case, the Debtors have determined that confirmation of the Plan will provide each creditor and equity holder with a recovery that is not less than it would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

          Moreover, the Debtors believe that the value of any distributions from the liquidation proceeds to each class of allowed claims in a chapter 7 case would be less than the value of distributions under the Plan because such distributions in chapter 7 may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the claims and prepare for distributions. In the event litigation were necessary to resolve claims asserted in the chapter 7 cases, the delay could be further prolonged.

          THE FOLLOWING LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTORS. THE ANALYSIS IS BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS WHICH ARE DESCRIBED. THE LIQUIDATION ANALYSIS DOES NOT PURPORT TO BE A VALUATION OF THE DEBTORS' ASSETS AND IS NOT NECESSARILY INDICATIVE OF THE VALUES THAT MAY BE REALIZED IN AN ACTUAL LIQUIDATION.

                               REGAL CINEMAS, INC.

                              LIQUIDATION ANALYSIS

                                                               12/27/01
                                                              ESTIMATED      ESTIMATED     ESTIMATED
                                                              (BEFORE        CHAPTER 7    LIQUIDATION
                                                             FRESH START)     RECOVERY     PROCEEDS
                                                             ------------     --------     --------
                                                                     DOLLARS IN THOUSANDS
PROCEEDS FROM LIQUIDATION:
Cash & Equivalents ..................................       $   194,510       100%       $   194,510
Accounts Receivable .................................             1,350         0%              --
Construction Receivable .............................             2,350         0%              --
Inventories .........................................             5,500        50%             2,750
Prepaid and other current assets ....................            12,727         0%              --
Net PP&E
          Land & Buildings (fee) ....................           243,445        80%           194,756
          Equipment .................................           291,000        30%            87,300
          Leaseholds & Construction in Progress .....           687,000         0%              --
Total Net PP& E .....................................         1,221,445        23%           282,056
Other Assets (Includes Goodwill of 340,000) .........           380,140         0%              --
Total Proceeds from the Liquidation of Assets .......         1,818,022        26%           479,316
          Less: Secured Claims ......................           (69,000)      100%           (69,000)
                                                                                             410,316
          Less: Priority and Administrative Claims
                     Trustee & Professional Fees ....           (19,000)      100%           (19,000)
                     Unpaid Chapter 11 Fees .........              (500)      100%              (500)
                     Estimated Chapter 7 Wind-Down
                       Costs ........................           (17,375)      100%           (17,375)
                     Estimated Priority Tax Claims ..           (10,000)      100%           (10,000)
                                                                                             (46,875)
Net Proceeds from the Liquidation of Assets .........                                        363,441
Present Value of Net Proceeds .......................                                        352,076

                                                                                    ESTIMATED
                                                         ESTIMATED                  CHAPTER 7
                                                           CLAIM                    RECOVERY
                                                         ---------                  ---------
ALLOCATION OF PROCEEDS
Non-Priority Claims
          Senior Credit Facility Claims .............    1,099,887       24%         264,347
          Subordinated Note Claims ..................      892,747        0%              --
          General Unsecured Claims ..................      661,294       13%          87,729
Total Estimated Non-Priority Claims .................    2,653,928                   352,076

Notes To Liquidation Analysis

          a. Consolidated Liquidation Analysis. Consistent with the integrated nature of the Debtors' business and operations, the Debtors have prepared a hypothetical liquidation analysis of the Debtors on a consolidated basis. The Debtors cannot predict whether their bankruptcy estates would, in fact, be substantively consolidated in liquidation under chapter 7 of the Bankruptcy Code and expressly reserve all rights with respect thereto. In any event, the Debtors believe that the recoveries by holders of allowed claims would not be significantly affected by substantive consolidation.

          b. Cash and Cash Equivalents. Cash consists of all cash in banks or operating accounts and liquid investments with maturities of three months or less and are assumed to be fully recoverable.

          c. Accounts Receivable and Construction Receivables. The recovery of accounts and construction receivable is based on the Debtors' estimate of collection and the effect of the liquidation on the Debtors' ability to collect outstanding receivables. Accounts receivable consist of monies owed due to co-op advertising agreements and is assumed to not be recoverable in a liquidation scenario. Construction receivable is a receivable related to a property that was completed in 1999. The landlord has been unable to pay the debt. The Debtors have been withholding rent as a form of payment. It is assumed that construction receivable would not be collectable in liquidation.

          d. Inventories. Inventories are comprised of concessions products. The overall inventory recovery is net of costs incurred to liquidate the inventories.

          e. Prepaid Expenses. Prepaid expenses and other current assets consist primarily of miscellaneous prepaid expenses, such as rent and other occupancy costs, insurance, taxes, and deposits. The liquidation value of these prepaid expenses assumes that trade vendors and landlords offset the prepaid amounts against the amounts payable to the Debtors.

          f. Net Property, Plant and Equipment, and Lease Acquisition Costs. Property Plant and Equipment includes owned land, buildings, machinery and equipment, and leasehold improvements related primarily to existing theatre properties. For all assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that the Debtors might achieve through their disposition. There is no recovery of leasehold improvements to leased properties because such improvements will revert to the lessor upon the discontinuation of the leases. The overall plant, property and equipment recovery is net of the costs incurred to liquidate the assets. These estimated liquidation values could vary dramatically from the amounts that might be recovered in an actual liquidation under chapter 7 of the Bankruptcy Code.

          g. Other Assets. Other assets primarily include non-current assets, which are deferred financing costs and goodwill. These assets are assumed to have no value in liquidation. Although the liquidation of Regal's trade name and other intangible assets may have value in liquidation, no liquidation proceeds were assumed from the sale of goodwill or other intangible assets due to the uncertainty of realizable value.

          h. Secured Debt. Secured debt consists of various term loans, mortgage notes, capital leases, seller notes, and other borrowings secured by specific assets, equipment, and properties.

          i. Trustee and Professional Fees. Trustee fees are estimated at 3% of gross liquidation proceeds. Professional fees represent the unpaid fees and expenses of professionals retained in the chapter 11 cases as well as the costs of a chapter 7 case related to attorneys, accountants, appraisers, and other professionals retained by the chapter 7 trustee. Based on Debtors' review of the nature of these costs and the outcomes of similar liquidations, the chapter 7 fees were estimated to average approximately $750,000 per month for six months during the liquidation period.

          j. Wind-Down Costs. Wind-down costs consist of corporate overhead, severance, stay bonuses, and other related costs to be incurred during the chapter 7 liquidation. The Debtors assume that the liquidation would occur over a six-month period and that such expenses, costs, and overhead would decrease over time.

          k. Senior Credit Facility Claims, Subordinated Note Claims. The Senior Credit Facility and the Subordinated Notes both represent prepetition obligations. Although Regal's obligations under the Senior Credit Facility are secured by the stock of the Subsidiaries, in a substantive consolidation, the assets and liabilities of the Debtors would be deemed the assets and liabilities of a single consolidated entity. Accordingly, the Debtors' obligations under the Senior Credit Facility would be treated as unsecured and the obligations of Regal and the guarantees of the Subsidiaries treated as a single obligation of the consolidated entity. The Subordinated Notes are unsecured and subordinated in right of payment to the obligations under the Senior Credit Facility. The Debtors believe that in a chapter 7 liquidation, the subordination provisions of the indentures governing the Subordinated Notes would be enforced, and therefore, any recovery by the holders of Subordinated Notes would be paid over to the holders of Senior Credit Facility claims. The prepetition interest on these obligations is included in the estimated claim amounts.

          l. General Unsecured Claims. These claims include the rejection damage claims for all executory contracts and unexpired leases, all of which the Debtors assume would be rejected. These claims also include the General Unsecured Claims that are due and owing as of the Commencement Date including obligations under the Old Cobb 10-5/8% Notes and the Old Cobb 10-5/8% Indenture as well as claims that are classified as class 6 Convenience Claims under the Plan (which separate classification would not occur in a chapter 7 liquidation).


          c. Feasibility. The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by the liquidation or the need for further financial reorganization of a debtor unless so provided by the plan. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors have prepared the projections contained in Section VI, above, entitled "PROJECTIONS." These projections are based upon the assumption that the Plan will be confirmed by the Court, and for projection purposes, the Effective Date of the Plan and its substantial consummation will take place as of December 27, 2001. The projections include unaudited pro-forma balance sheets, balance sheets, income statements, and cash flow statements reflecting reorganization adjustments from 2001 through 2004. Based upon the projections, the Debtors believe they will be able to make all payments required to be made pursuant to the Plan.

          2. Nonconsensual Confirmation

          The Court may confirm the Plan over the dissent of any impaired class if all of the requirements for consensual confirmation under subsection 1129(a) of the Bankruptcy Code, as discussed above, are met and if the following requirements of subsection 1129(b) of the Bankruptcy Code are satisfied as well:

          a. Acceptance

          Classes 4, 5, and 7 are impaired under the Plan. Because class 7 is deemed to reject the Plan, and is not entitled to vote, acceptance of the Plan by either class 4 or class 5 is necessary to confirm the Plan. Class 4 or class 5 will have accepted the Plan if the holders of at least two-thirds in dollar amount and a majority in number of the claims in such classes actually voting on the Plan vote in favor of the Plan (provided such holders have not been designated pursuant to section 1126(e) of the Bankruptcy Code as entities whose acceptances or rejections of the Plan were not in good faith, or were not solicited in good faith or in accordance with the provisions of the Bankruptcy
Code). The Debtors understand that the New Investors hold a majority in principal amount of the class 4 claims and believe that the New Investors will be able to satisfy the monetary requirements applicable to acceptance of the Plan. Accordingly, the Debtors anticipate that class 4 will vote to accept the Plan.

          In addition to acceptance of the Plan by either class 4 or class 5 (or both), and because class 7 is deemed to reject the Plan, in order for the Plan to be confirmed, the "no unfair discrimination" and "fair and equitable" tests, described below, must be satisfied as to any such class that rejects the Plan.

          b. No Unfair Discrimination / Fair and Equitable Tests

          In the event class 4 accepts the Plan, the Debtors intend to seek confirmation of the Plan notwithstanding the nonacceptance of class 5 and/or class 7. To obtain such confirmation, the Debtors must demonstrate to the Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to any dissenting impaired classes. Thus, should class 5 vote to reject the Plan, the Plan must "not discriminate unfairly" and be "fair and equitable" to class 5 as well as to class 7 (which is deemed to reject the Plan).

          A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to for its claims or equity interests. If appropriate, the Debtors will show at the confirmation hearing that the Plan does not discriminate unfairly. For example, with respect to class 5, the value of its distribution (approximately 100% of the aggregate amount of the allowed claims in such class, assuming such claims are allowed in the aggregate amount of $75,000,000) is even greater than the distribution which class 2 would have received if the contractual subordination of Subordinated Note Claims in right of payment to the Senior Credit Facility claims was not enforced. With respect to class 7, no other classes have legal rights substantially similar to the rights of class 7. Accordingly, the Debtors believe the Plan does not discriminate unfairly against class 5 or class 7.

          The Bankruptcy Code establishes different "fair and equitable" tests for unsecured claims and equity interests, as follows:

               (1) Unsecured Claims. Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value, as of the effective date of the plan, equal to the amount of its allowed claims or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan, subject to the applicability of the "new value" exception.

               (2) Equity Interests. Either (i) each equity interest holder will receive or retain under the plan property of a value, as of the effective date of the plan, equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock or (b) the value of the stock, or (ii) the holders of interests that are junior to the stock will not receive any property under the plan on account of such interests.

          The Debtors believe that, in the event class 5 rejects the Plan, the fair and equitable test is satisfied as to General Unsecured Claims in class 5. The holders of equity interests in class 7, which class is junior to class 5, will receive no distribution under the Plan. Thus, in the event class 5 does not vote in favor of the Plan, the treatment of claims in class 5 will still meet the "fair and equitable" requirements for confirmation of the Plan because class 7 will receive nothing under the Plan.

          Equity interests in class 7 will receive no distribution and are deemed to reject the Plan. For this reason, the Plan also must be "fair and equitable" with respect to the holders of claims in class 7. The Debtors believe that the Plan satisfies the fair and equitable test because no value is attributable to Old Regal Common Stock and there is no class junior to class 7.

          The Debtors have requested that the Plan be confirmed if class 4 votes to accept the Plan, notwithstanding the nonacceptance by any other class. If appropriate, the Debtors will show at the confirmation hearing that the Plan provides recoveries to the holders of allowed claims that satisfy the requirements of section 1129(b) of the Bankruptcy Code.

C. EFFECTIVENESS OF THE PLAN

          1. Conditions Precedent to Confirmation

          The Plan will not be confirmed unless and until the following conditions have been satisfied in full or waived by Regal and the New Investors:

               a. The order confirming the Plan shall be in form and substance reasonably satisfactory to the Debtors and the New Investors;

               b. The Court shall have entered an order (which may be the order confirming the Plan) substantively consolidating the Debtors and their estates for Plan purposes, and such order shall be in form and substance reasonably satisfactory to the Debtors and the New Investors; and

               c. The Debtors shall have obtained written commitments of the lenders under the New Term Loan Facility and New Working Capital Facility in form and substance satisfactory to the Debtors and the New Investors and such commitments have not expired or otherwise terminated.

          2. Conditions Precedent to Effectiveness

          The Plan will be consummated, and the Effective Date will occur, on the first Business Day (or as soon thereafter as is practicable) after the date on which the following conditions have been satisfied or waived by Regal and the New Investors:

               a. The order confirming the Plan shall have become a Final Order;

               b. The order substantively consolidating the Debtors and their estates for Plan purposes shall have become a Final Order;

               c. The agreements for the New Working Capital Facility and New Term Loan Facility in form and substance satisfactory to the Debtors and the New Investors shall have been executed by all necessary parties thereto and prior to, or simultaneously with, the effectiveness of the Plan, shall have become effective;

               d. Prior to or simultaneously with, the effectiveness of the Plan, the New Charter shall have been filed with the Secretary of State of the State of Tennessee in accordance with the Plan;

               e. All authorizations, consents, and regulatory approvals required (if any) by the New Investors in connection with the Plan's effectiveness shall have been obtained and all applicable waiting periods (if any) have expired or terminated; and

               f. Prior to or simultaneously with, the effectiveness of the Plan, the Release and Indemnification Agreement shall have become, or shall become, effective pursuant to its terms.

          3. Waiver of Conditions

          Waiver by the Debtors and the New Investors of any of the conditions precedent to confirmation of the Plan or the occurrence of the Effective Date set forth in Section IV.A or IV.B, respectively, of the Plan shall be in their sole and unanimous discretion and may be effected at any time, without notice to third parties or any other formal action; provided, that with respect to Section IV.B.6 of the Plan only (the condition requiring the effectiveness of the Release and Indemnification Agreement), neither the Debtors nor the New Investors may waive such condition precedent to effectiveness without the written consent of the Initial Sponsors. Upon the waiver of any conditions to the Effective Date set forth in Section IV.B of the Plan, and subject to the satisfaction in full of each of the remaining conditions set forth in such Section, the Plan shall become effective in accordance with its terms without notice to third parties or any other formal action.

          4. Effect of Failure of Conditions

          Pursuant to the Plan, if each of the conditions to effectiveness and the occurrence of the Effective Date has not been satisfied or waived by Regal and the New Investors on or before the first Business Day that is more than thirty days after the date on which the Court enters an order confirming the Plan, or by such later date as is proposed by Regal and approved, after notice and a hearing, by the Court, then upon motion by the Debtors or any of the New Investors made before the time that each of the conditions has been satisfied or waived, the order confirming the Plan may be vacated by the Court; provided, however, that notwithstanding the filing of such a motion, the order confirming the Plan shall not be vacated if each of the conditions to consummation is either satisfied or waived by the Debtors and the New Investors before the Court enters an order granting the relief requested in such motion. If the order confirming the Plan is vacated, the Plan will be null and void in all respects and nothing contained in the Plan will (a) constitute a waiver or release of any claims against or equity interests in any of the Debtors or (b) prejudice in any manner the rights of the holder of any claim or equity interest in any of the Debtors.

          5. Effect of Confirmation

          Except as otherwise expressly provided in the Plan or in the order confirming the Plan, the rights afforded in the Plan and the treatment of all creditors and equity interest holders thereunder will be in complete satisfaction, discharge, and release of all claims and equity interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against the Debtors, their estates, their assets, and their properties and interests in property. Except as otherwise provided in the Plan, on the Effective Date, all such claims against and equity interests in the Debtors will be deemed satisfied, discharged, and released in full. All entities will be precluded from asserting against the Debtors, their successors, or their assets or properties, any other or further claims or equity interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date.

          As of the Effective Date, all persons and entities will be permanently enjoined and precluded from asserting against the Debtors, Reorganized Regal, and their respective assets and properties, any other claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Upon confirmation of the Plan, its provisions will bind the Debtors and their creditors and equity interest holders, whether or not they have filed proofs of claims or equity interests, have accepted the Plan, or are entitled to receive distributions thereunder.

                                       X.

                              FINANCIAL INFORMATION

A. GENERAL

          The audited consolidated balance sheets for the fiscal year ended December 28, 2000 and the related consolidated statements of operations, statements of senior redeemable preferred stock and shareholders' equity (deficit), and cash flows for each of the three years ended December 28, 2000, December 30, 1999, and December 31, 1998, of the Debtors are contained in Item 8 "Financial Statements and Supplementary Data" in the Annual Report on Form 10-K, a copy of which is annexed as Exhibit 2 to this Disclosure Statement, and the full text of which is incorporated herein by reference. This financial information is provided to permit the holders of claims and equity interests to better understand the Debtors' historical business performance and the impact of the chapter 11 cases on the Debtors' businesses. The Debtors will be required to file monthly operating reports with the Court. Such financial information will be on file with the Bankruptcy Court and publicly available for review.

B. SELECTED FINANCIAL DATA

          See Item 6 "Selected Historical Financial Data" set forth in the Annual Report on Form 10-K annexed as Exhibit 2 to this Disclosure Statement.

C. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          For a detailed discussion by management of the Debtors' financial condition, recent results of operations, liquidity, and capital resources, see
Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K annexed as Exhibit 2 to this Disclosure Statement.

D. RECENT PERFORMANCE

          See the Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2001, annexed as Exhibit 3 to this Disclosure Statement and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2001, annexed as Exhibit 4 to this Disclosure Statement.

                                       XI.

                          ALTERNATIVES TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

          If the Plan is not confirmed and consummated, the alternatives to the Plan include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (ii) an alternative plan of reorganization.

A. LIQUIDATION UNDER CHAPTER 7

          If no plan can be confirmed, the Debtors' chapter 11 cases may be converted to a case (or cases) under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of claims and equity interests and the Debtors' liquidation analysis are set forth in Section IX.B.1.b, above, entitled "CONFIRMATION OF THE PLAN -- Requirements for Confirmation of the Plan -- Consensual Confirmation -- Best Interests Test." the Debtors believe that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of (a) the likelihood that the assets of the Debtors would have to be sold or otherwise disposed of in a less orderly fashion over a shorter period of time, (b) additional administrative expenses involved in the appointment of a trustee, and (c) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations, and (ii) no distributions being made to holders of Subordinated Note Claims or Old Regal Common Stock.

B. ALTERNATIVE PLAN OF REORGANIZATION

          If the Plan is not confirmed, the Debtors (or if the Debtors' exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve either a reorganization and continuation of the Debtors' business or an orderly liquidation of their assets. With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan, as described herein, enables creditors to realize the most value under the circumstances. In a liquidation under chapter 11, the Debtors' assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, possibly resulting in somewhat greater (but indeterminate) recoveries than would be obtained in chapter 7. Further, if a trustee were not appointed, because such appointment is not required in a chapter 11 case, the expenses for professional fees would most likely be lower than those incurred in a chapter 7 case. Although preferable to a chapter 7 liquidation, the Debtors believe that any alternative liquidation under chapter 11 is a much less attractive alternative to creditors and equity interest holders than the Plan because of the greater return provided by the Plan.

                                      XII.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

          The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Debtors and certain holders of claims. The following summary does not address the federal income tax consequences to holders whose claims or equity interests are entitled to reinstatement or payment in full in cash under the Plan (e.g., holders of allowed administrative expenses, allowed priority tax claims, allowed priority non-tax claims, allowed Senior Credit Facility claims, allowed other secured claims, and allowed convenience claims) or holders whose equity interests are extinguished without a distribution in exchange therefor (e.g., holders of Regal Equity Interests). In addition, the following disclosure does not address the federal income tax consequences to the New Investors.

          The following summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published administrative rules and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

          The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities).

          This discussion assumes that the various debt and other arrangements to which the Debtors are a party will be respected for federal income tax purposes in accordance with their form.

          ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. THUS, THE FOLLOWING SUMMARY DOES NOT CONSTITUTE THE PROVISION OF TAX ADVICE TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

A. CONSEQUENCES TO THE DEBTORS

          The Debtors expect to report a consolidated net operating loss ("NOL") carryforward for federal income tax purposes of approximately $250,000,000 for the taxable year ended December 28, 2000 and expect to incur roughly $400,000,000 of additional NOLs during the current taxable year. The amount of such NOLs and NOL carryforwards remains subject to adjustment by the IRS.

          As discussed below, the amount of such NOLs and NOL carryforwards may be significantly reduced or eliminated, and the tax basis of the Debtors' assets may be reduced upon implementation of the plan. In addition, the subsequent utilization of any NOL and NOL carryforwards remaining and possibly certain other tax attributes may be restricted upon the implementation of the Plan.

          1. Cancellation of Debt

          The Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes -- such as NOL carryforwards, current year NOLs, tax credits and tax basis in assets -- by the amount of any cancellation of debt ("COD"). COD is the amount by which the indebtedness discharged exceeds any consideration given in exchange therefor, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction). To the extent the amount of COD exceeds the tax attributes available for reduction, the remaining COD is simply forgiven. It is unclear whether the reduction in tax attributes will occur on a separate company basis, even though the Debtors file consolidated federal income tax returns with the other members of their respective groups. The Debtors are aware that the IRS has, in certain cases, asserted that such reduction generally should occur on a consolidated basis. Any reduction in tax attributes does not effectively occur until the first day of the taxable year following the year the COD occurs. If advantageous, a debtor could elect to reduce the basis of depreciable property prior to any reduction in their NOLs and NOL carryforwards.

          As a result of the partial discharge of claims pursuant to the Plan, the Debtors will suffer substantial COD. The extent of such COD and resulting tax attribute reduction will depend, in part, on the amount of cash distributed. Based on the estimated reorganization value of the Reorganized Regal (see
Section VI, above, entitled "PROJECTIONS"), it is anticipated that the Reorganized Debtors will incur approximately $660,000,000 of COD, potentially resulting in the complete elimination of any consolidated NOL carryforwards and possibly reducing Reorganized Regal's tax basis in its assets, effective as of the beginning of the taxable year following the taxable year in which the Effective Date occurs. Accordingly, for purposes of calculating the financial projections of the Debtors it has been assumed that no consolidated NOL carryforwards of the Debtors will survive the reorganization and that the tax basis of certain long-term assets will be reduced. See Section VI.A.11, above, entitled "PROJECTIONS -- Significant Assumptions -- Income Taxes."

          2. Limitation on NOL Carryforwards and Other Tax Attributes

          Following the implementation of the Plan, any consolidated NOLs and carryforwards thereof remaining and possibly certain other tax attributes of the Debtors allocable to periods prior to the Effective Date will be subject to the limitations imposed by Section 382 of the Tax Code.

          Under Section 382, if a corporation undergoes an "ownership change," the amount of its pre-change losses that may be utilized to offset future taxable income is, in general, subject to an annual limitation. Such limitation also may apply to certain losses or deductions which are "built-in" (i.e., economically accrued but unrecognized) as of the date of the ownership change that are subsequently recognized. The issuance of the New Regal Common Stock pursuant to the Plan will constitute an ownership change of the Debtors.

          The amount of the annual limitation to which a loss corporation would be subject (i) depends, in part, on whether the corporation is in bankruptcy and the ownership change occurs pursuant to a plan of reorganization confirmed by the bankruptcy court, and (ii) within the context of an affiliated group of corporations that file a consolidated federal income tax return, generally applies on a consolidated basis.

          In general, the amount of the annual limitation to which a corporation (or consolidated group) would be subject would be equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (with certain adjustments) multiplied by (ii) the "long-term tax-exempt rate" in effect for the month in which the ownership change (5.01% for ownership changes occurring in July 2001). For a corporation in bankruptcy, and presumably, where, as in the case of the Regal group, the common parent is in bankruptcy, and that undergoes the ownership change pursuant to a confirmed plan, the stock value generally is determined immediately after (rather than before) the ownership change, and certain adjustments that ordinarily would apply do not apply.

          Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, if the corporation (or consolidated group) does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

          If a loss corporation (or consolidated group) has a "net unrealized built-in loss" at the time of an ownership change (taking into account most assets and items of "built-in" income and deductions), then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation (or consolidated group) has a "net unrealized built-in gain" at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance. Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that join the consolidated group within the preceding five years may not be able to be taken into account in the group computation of net unrealized built-in loss. Such corporations would nevertheless still be taken into account in determining whether the consolidated group has a net unrealized built-in gain. Thus, although somewhat counterintuitive, a consolidated group can be considered to have both a net unrealized built-in loss and a net unrealized built-in gain. In general, a loss corporation's (or consolidated group's) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of
(i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. It is unclear whether the Regal group (excluding certain less than five-year owned members) will be in a net unrealized built-in loss position on the Effective Date. However, the Debtor currently anticipates that the group as a whole will be in a net unrealized built-in gain position on the Effective Date.

          An exception to the foregoing annual limitation (and built-in gain and loss) rules generally applies where shareholders and qualified (so-called "old and cold") creditors of the debtor receive at least 50% of the vote and value of the stock of the reorganized debtor pursuant to a confirmed chapter 11 plan. The Reorganized Debtors would not qualify for this exception.

          3. Alternative Minimum Tax

          In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% rate to the extent that such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, only 90% of a corporation's taxable income for AMT purposes may be offset by available NOL carryforwards (as computed for AMT purposes).

          In addition, if a corporation undergoes an "ownership change" within the meaning of Section 382 of the Tax Code and is in a net unrealized built-in loss position on the date of the ownership change, the corporation's aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

          Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

B. CONSEQUENCES TO HOLDERS OF CERTAIN CLAIMS

          1. Consequences to Holders of Subordinated Note Claims

          Pursuant to the Plan, a holder of an allowed Subordinated Note Claim will receive its pro rata share of cash in satisfaction of its claim.

          In general, each holder of an allowed Subordinated Note Claim will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received by such holder in satisfaction of its claim (other than any claim for accrued but unpaid interest) and (ii) the holder's adjusted tax basis in its claim (other than any claim for accrued but unpaid interest). For a discussion of the tax consequences of any claims for accrued interest, see "Distributions in Discharge of Accrued Interest," below.

          Where gain or loss is recognized by a holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the claim was acquired at a market discount, and whether and to what extent the holder previously had claimed a bad debt deduction.

          2. Consequences to Holders of General Unsecured Claims

          If the holders of General Unsecured Claims as a class accept the Plan, each holder of an allowed general unsecured claim will be entitled to receive, in satisfaction of its claim, payment in cash on the Initial Class 5 Distribution Date. On the other hand, if the class rejects the Plan, each holder of an allowed general unsecured claim shall be entitled to receive, in satisfaction of its claim, payment in four annual installments, without interest (the "General Unsecured Obligation"). In addition, each holder may receive additional distributions to the extent any amounts are retained by Reorganized Regal pending the resolution of any disputed General Unsecured Claims and such claims are subsequently disallowed.

               a. Treatment if Class Accepts Plan

          If the holders of General Unsecured Claims as a class accept the Plan, each holder of an allowed general unsecured claim should, in general, recognize gain or loss in an amount equal to the difference between (x) the amount of cash received by the holder in satisfaction of its claim (other than any claim for accrued but unpaid interest and other than any amount treated as imputed interest due to the receipt of payment after the Effective Date) and (y) the holder's adjusted tax basis in its claim (other than any claim for accrued but unpaid interest). For a discussion of the tax consequences of any claims for accrued interest, see "Distributions in Discharge of Accrued Interest," below.

          Pursuant to the Plan, no distributions to holders of allowed General Unsecured Claims will be made until the Initial Class 5 Distribution Date, which will not occur until at least sixty days after the Effective Date. In addition, additional cash distributions may be received in the event any disputed General Unsecured Claims are subsequently disallowed. Accordingly, the imputed interest provisions of the Tax Code may apply to treat a portion of such distributions as imputed interest. Such imputed interest may (with respect to certain holders) accrue over time using the constant interest method, in which event the holder may be required to include such imputed interest in income prior to the actual distribution. In addition, because additional distributions may be made to holders of General Unsecured Claims after the initial distribution, any loss, and a portion of any gain, realized by a holder may be deferred until all such subsequent distributions are made. All holders of General Unsecured Claims are urged to consult their tax advisors regarding the possible application of (or ability to elect out of) the "installment method" of reporting any gain that may be recognized by such holder in respect of its allowed general unsecured claim.

          Where gain or loss is recognized by a holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the claim was acquired at a market discount, and whether and to what extent the holder previously had claimed a bad debt deduction.

               b. Treatment if Class Rejects Plan

          If the holders of General Unsecured Claims as a class reject the Plan, each holder of an allowed general unsecured claim should, in general, recognize gain or loss in an amount equal to the difference between (x) the "issue price" of the General Unsecured Obligations received by the holder in satisfaction of its claim (other than any claim for accrued but unpaid interest) and (y) the holder's adjusted tax basis in its claim (other than any claim for accrued but unpaid interest). For a discussion of the tax consequences of any claims for accrued interest, see "Distributions in Discharge of Accrued Interest," below.

          Because a holder may be entitled to receive additional distributions in the event any Disputed General Unsecured Claims are disallowed, any loss, and a portion of any gain, realized by a holder may be deferred until all such subsequent distributions are made. All holders of General Unsecured Claims are urged to consult their tax advisors regarding the possible application of (or ability to elect out of) the "installment method" of reporting any gain that may be recognized by such holder in respect of its allowed general unsecured claim.

          Where gain or loss is recognized by a holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the claim was acquired at a market discount, and whether and to what extent the holder previously had claimed a bad debt deduction.

          For federal income tax purposes, the General Unsecured Obligations would be treated in a similar fashion to the receipt by the holders of an actual note amortizable in four installments without interest. Accordingly, the General Unsecured Obligations would be treated as having original issue discount ("OID"). In general, a debt instrument is treated as having OID to the extent its "stated redemption price at maturity" (in this case, the aggregate amount that the holder would be entitled to receive as determinable upon the Effective Date of the Plan) exceeds its "issue price." It is anticipated that the "issue price" of the General Unsecured Obligations would be equal to the present value of the payments determinable as of the Effective Date, discounted back at the "applicable federal rate" for mid-term obligations in effect on the Confirmation Date.

          Each holder generally will be required to accrue the OID in respect of its General Unsecured Obligations, and include such amount in gross income as interest, over the term of such obligations based on the constant interest method. As a result, each holder generally will be required to include amounts in gross income in advance of the payment of cash in respect of such income. A holder's tax basis in its General Unsecured Obligations will be increased by the amount of any OID included in income and reduced by any cash payments made with respect to such obligations.

          In general, a holder's initial tax basis in any General Unsecured Obligations received by holder should equal the issue price of such obligations on the Effective Date, and the holding period for such obligations should begin the day following the Effective Date.

          The tax treatment of any additional distributions that a holder may be entitled upon the subsequent disallowance of any Disputed General Unsecured Claims will depend, in part, whether as of the Effective Date the holder will be entitled to receive the maximum distribution permitted (i.e., 100% of its allowed claim) irrespective of the subsequent disallowance of any disputed claims. If the holder is so entitled, any such additional distributions probably should be treated as prepayments of the General Unsecured Obligation. On the other hand, if and to the extent the holder is not so entitled, it appears that a holder generally would be required to treat such additional distributions when actually made as an additional recovery (either in respect of its claim or possibly in respect of its General Unsecured Obligation) in an amount equal to the present value of such payment discounted back to the Effective Date, based on the applicable federal rate for obligations of such duration; the remainder would be treated as interest income to the holder. In the event, however, such additional distribution becomes fixed more than six months before its due date, it is possible that the distribution would be treated as made on the date it becomes fixed in the form of a separate debt instrument (the determination of principal and interest on which would be subject to the OID rules).

          It is anticipated, and the foregoing discussion assumes, that the General Unsecured Obligations would not be treated as trading on an "established securities market" during the sixty-day period ending thirty days after the Effective Date (which period may be extended under certain circumstances). Pursuant to Treasury Regulations, an "established securities market" includes a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sales transactions. In the event that the General Unsecured Obligations were so treated, the federal income tax consequences of the Plan to holders of General allowed Unsecured claims could significantly differ from that described above.

          3. Distribution in Discharge of Accrued Interest

          Pursuant to the Plan, all distributions to a holder of an allowed claim (whether payable in cash or treated for tax purposes as paid with a note) will be allocated first to the principal amount of such claims, as determined for federal income tax purposes, and thereafter, to the remaining portion of such claim, if any. There is no assurance that such allocation will be respected by the IRS for federal income tax purposes.

          In general, to the extent that any amount of cash received by a holder is received in satisfaction of accrued interest or accrued OID during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a security, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID. Accordingly it is unclear whether, by analogy, a holder of a claim with previously included OID that is not paid in full would be required to characterize such loss based on the character of the underlying obligation.

          Each holder is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest or accrued OID for tax purposes.

C. WITHHOLDING

          All distributions to holders of claims under the Plan are subject to any applicable withholding (including employment tax withholding). Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at a rate of up to 31%. Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

          The foregoing summary has been provided for informational purposes only. All holders of claims are urged to consult their tax advisors concerning the federal, state, local, and other tax consequences applicable under the Plan.

                                      XIII.

                                   CONCLUSION

          The Debtors and the New Investors believe the Plan is in the best interests of all creditors and urge the holders of impaired claims in classes 4 and 5 to vote to accept the Plan and to evidence such acceptance by returning their ballots so they will be received by the Debtors' voting agent not later than 5:00 p.m. (Eastern Time) on October 5, 2001.

Dated: Knoxville, Tennessee
      September 6, 2001


                                        Regal Cinemas, Inc., on behalf of itself and each of its direct and indirect subsidiaries, Act III Cinemas, Inc.; Regal Cinemas Group, Inc.; Cobb Finance Corp.; R.C. Cobb, Inc.; Regal Investment Company; Act III Theatres, Inc.; Regal Cinemas Holding, Inc.; A3 Theatres of Texas, Inc.; Eastgate Theatre, Inc.; Act III Inner Loop Theatres, Inc.; A3 Theatres of San Antonio, Ltd.; TEMT Alaska, Inc.; Broadway Cinemas, Inc.; General American Theatres, Inc.; and J.R. Cinemas, Inc.

                                        By:
                                          /s/ Michael L. Campbell
                                         --------------------------



                                        Name:   Michael L. Campbell
                                        Title:  President and Chief
                                                Executive Officer
                                                Regal Cinemas, Inc

                                                                       EXHIBIT 1

                         UNITED STATES BANKRUPTCY COURT
                     [___________] DISTRICT OF [___________]
                             ([__________] DIVISION)


-------------------------------------------------------

IN RE                                                     CHAPTER 11 CASE NO.

                                                         (JOINTLY ADMINISTERED)
REGAL CINEMAS, INC., et al.,

DEBTORS.

-------------------------------------------------------

                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

          Regal Cinemas, Inc., together with its direct and indirect wholly owned subsidiaries, Act III Cinemas, Inc.; Regal Cinemas Group, Inc.; Cobb Finance Corp.; R.C. Cobb, Inc.; Regal Investment Company; Act III Theatres, Inc.; Regal Cinemas Holding, Inc.; A3 Theatres of Texas, Inc.; Eastgate Theatre, Inc.; Act III Inner Loop Theatres, Inc.; A3 Theatres of San Antonio, Ltd.; TEMT Alaska, Inc.; Broadway Cinemas, Inc.; General American Theatres, Inc.; and J.R. Cinemas, Inc., debtors and debtors in possession, jointly propose the following chapter 11 plan pursuant to subsection 1121(a) of title 11, United States Code:

                                 I. INTRODUCTION

          A. PLAN DEFINED TERMS. Unless the context otherwise requires, the terms specified below have the following meanings (such meanings to be applicable equally to both the singular and plural):

               1. 8 7/8% Debentures means the unsecured debentures issued by Regal pursuant to the 8 7/8% Subordinated Debenture Indenture.

               2. 8 7/8% Subordinated Debenture Indenture means the Indenture, dated as of December 16, 1998, between Regal, as issuer, and the indenture trustee thereunder, as the same may have been thereafter amended from time to time.

               3. 9 1/2% Subordinated Notes means the unsecured notes issued by Regal pursuant to the 9 1/2% Subordinated Note Indenture.

               4. 9 1/2% Subordinated Note Indenture means the Indenture, dated as of May 27, 1998, between Regal, as issuer, and the indenture trustee thereunder, as the same may have been thereafter amended from time to time up to the Commencement Date.

               5. Affiliate means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a specified entity; for purposes of the definition of "Affiliate," any entity that owns, controls, or holds with power to vote 10% or more of the outstanding voting securities of, or controls or directs the management of, the entity specified shall be deemed to be an Affiliate of such entity; provided, however, that "Affiliate" shall not include any individual that is party to a Management Employment Agreement.

               6. Allowed administrative expense, allowed claim, or allowed equity interest means an administrative expense, claim, or equity interest, as the case may be, that is allowed or deemed allowed pursuant to the Plan or section 502, 503, or 1111 of the Bankruptcy Code.

               7. Alternative Class 5 Pool means cash in an amount equal to $92,920,000.

               8. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

               9. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Reorganization Cases, including the Local Rules of the Court.


                                    Ex. 1-1

               10. Business Day means any day on which commercial banks are open for business, and not authorized to close, in the City of New York.

               11. Class 5 Pool means cash in an amount equal to $75,000,000.

               12. Commencement Date means the date on which the Debtors commence the Reorganization Cases.

               13. Court means (a) the United States District Court having jurisdiction over the Reorganization Cases, (b) to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code, and (c) any other court having jurisdiction over the Reorganization Cases.

               14. Credit Agreement means the Credit Agreement, dated as of May 27, 1998, among Regal, as borrower, The Bank of Nova Scotia, as administrative agent, and the other agents and lenders party thereto, as amended from time to time up to the Commencement Date.

               15. Debtors means Regal and the Subsidiaries.

               16. Disputed administrative expense, disputed claim or disputed equity interest means any administrative expense, claim, or equity interest
     (a) to the extent neither allowed nor disallowed pursuant to the Plan or a Final Order nor deemed allowed pursuant to the Plan or section 502, 503, or 1111 of the Bankruptcy Code or (b) for which a proof of claim or interest or (in the case of an administrative expense) a motion for payment has been filed with the Court, to the extent any party in interest has interposed a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order.

               17. Effective Date means the first Business Day on which all the conditions specified in Section IV.B hereof shall have been satisfied or waived in accordance with Section IV.C hereof.

               18. Federal Judgment Rate means the rate equal to the weekly average one-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System for the calendar week preceding the Effective Date and identified at http://www.federalreserve.gov/releases/h15/current/.

               19. Final Order means an order of the Court that is in effect and is not stayed, and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors (and in the case of the order confirming the Plan, the Debtors and the New Investors), or in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Court shall have been affirmed by the highest court to which such order was appealed, or certiorari, reargument, or rehearing has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired.

               20. General Unsecured Claims means nonpriority unsecured claims evidenced by Old Cobb 10 5/8 % Notes and the Old Cobb 10 5/8% Indenture, and all other nonpriority unsecured claims not constituting Intercompany Claims or Subordinated Note Claims.

               21. Incentive Plan means the Regal Cinemas, Inc. 2001 Incentive Plan.

               22. Initial Class 5 Distribution Date means the last Business Day of Reorganized Regal's fiscal quarter selected by Reorganized Regal in its sole discretion, that is not less than 60 days, and not more than 180 days, after the last deadline established by the Court for the filing of proofs of prepetition claims in the Reorganization Cases, including the deadline for governmental units to file proofs of prepetition claims.

               23. Initial Sponsors means Regal Equity Partners, L.P.; KKR 1996 Fund L.P.; KKR Partners II, L.P.; and any of their respective Affiliates, including, in any event Kohlberg Kravis Roberts & Co., L.P.; Hicks, Muse & Co. Partners, L.P.; HM Partners Inc.; HMTF Operating, L.P.; and TOH/Ranger L.L.C.

               24. Intercompany Claim means any claim of a Debtor against another Debtor.


                                    Ex. 1-2

               25. Lock-Up Agreement means the Lockup Agreement, between (a) The Anschutz Corporation; OCM Principal Opportunities Fund II, L.P.; LBI Group, Inc.; GSCP Recovery, Inc.; Tudor Investment Corporation; and funds and accounts managed by Putnam Investment Management, LLC and its affiliates, as New Investors and (b) the Debtors, set forth in Exhibit A to the Plan.

               26. Management Employment Agreements means the employment retention agreements between the Debtors and Michael L. Campbell, Gregory
     W. Dunn, and Amy E. Miles executed prior to the Commencement Date to be effective on the Effective Date.

               27. New Bylaws means the amended and restated bylaws of Reorganized Regal in substantially the form set forth in Exhibit B to the Plan.

               28. New Charter means the Second Amended and Restated Charter of Reorganized Regal in substantially the form set forth in Exhibit C to the Plan.

               29. New Investors means the non-Debtor parties to the Lock-Up Agreement or each of their respective permitted transferees thereunder, as the case may be.

               30. New Regal Common Stock means all the shares of common stock of Reorganized Regal authorized pursuant to Section III.D of the Plan.

               31. New Regal Preferred Stock means all the shares of preferred stock of Reorganized Regal authorized pursuant to Section III.E of the Plan.

               32. New Shareholders Agreement means the agreement, dated as of the Effective Date, among Reorganized Regal and the New Investors, substantially in the form set forth in Exhibit D to the Plan.

               33. New Term Loan Facility means the term loan facility to be obtained by Reorganized Regal on the Effective Date, having principal terms and conditions no less favorable to the Reorganized Debtors than those set forth in Exhibit E to the Plan, and all notes, guaranties, pledges, security agreements, and other agreements and documents to be given or issued pursuant thereto or in connection therewith.

               34. New Working Capital Facility means the revolving credit facility to be obtained by Reorganized Regal on the Effective Date, having principal terms and conditions no less favorable to the Reorganized Debtors than those set forth in Exhibit E to the Plan, and all notes, guaranties, pledges, security agreements, and other agreements and documents to be given or issued pursuant thereto or in connection therewith.

               35. Old Cobb 10 5/8% Indenture means the Indenture, dated as of March 6, 1996, among, inter alia, Cobb Theatres, L.L.C. and Cobb Finance Corp., as issuers and predecessors in interest to Regal thereunder, and the indenture trustee thereunder, as amended from time-to-time up to the Commencement Date.

               36. Old Cobb 10 5/8% Notes means the unsecured notes outstanding as of the Commencement Date issued pursuant to the Old Cobb 10 5/8% Indenture.

               37. Old Regal Common Stock means the authorized and outstanding shares of common stock, no par value per share, issued by Regal.

               38. Plan means this chapter 11 plan of reorganization, either in its present form or as it may be altered, amended, or modified from time to time in accordance with the terms and conditions hereof and with the consent of the New Investors (which shall not unreasonably be withheld).

               39. PNC Interest Rate Swap Agreements means that certain ISDA Interest Rate and Currency Exchange Agreement, between Regal and PNC Bank, National Association, dated as of March 21, 1995, and all instruments, agreements, and other documents issued or entered into in connection therewith.

               40. Priority tax claim means any unsecured claim held by a governmental unit entitled to a priority in right of payment under subsection 507(a)(8) of the Bankruptcy Code.

               41. Pro rata share means a proportionate share, so that the ratio of the amount of property distributed on account of an allowed claim in a class is the same as the ratio such claim bears to the total amount of all allowed claims (plus disputed claims until disallowed) in such class.


                                    Ex. 1-3

               42. Record Date means August 31, 2001.

               43. Regal means Regal Cinemas, Inc., a Tennessee corporation.

               44. Regal Shareholder Agreements means all agreements between the Initial Sponsors or their Affiliates and any of the Debtors, including, but not limited to, (A) the letter, dated May 27, 1998 to Regal from Kohlberg Kravis Roberts & Co. L.P. and Hicks, Muse & Co. Partners, L.P., (B) the Management Stockholders' Agreement, dated as of May 27, 1998, (C) the Stockholders' and Registration Rights Agreement, dated as of May 27, 1998, among Regal, the Initial Sponsors, and certain other parties thereto, and
     (D) all other agreements between any of the Debtors and any of the Initial Sponsors other than the Release and Indemnification Agreement.

               45. Related Documents means all documents necessary to consummate the transactions contemplated by the Plan, including, without limitation, the New Term Loan Facility, New Working Capital Facility, New Regal Common Stock, New Charter, New Bylaws, Incentive Plan, New Shareholders Agreement, Management Employment Agreements, order confirming the Plan, and Release and Indemnification Agreement.

               46. Release and Indemnification Agreement means the Release and Indemnification Agreement set forth in Exhibit F to the Plan.

               47. Reorganization Cases means the chapter 11 cases of the Debtors.

               48. Reorganized Debtor means any of the Debtors, or any successor to any of the Debtors by merger, consolidation, or otherwise, on and after the Effective Date.

               49. Reorganized Regal means Regal, on and after the Effective
     Date.

               50. Reorganized Subsidiary means any of the Debtors other than Regal, on and after the Effective Date, that is not merged into another entity or dissolved pursuant to the Plan.

               51. Restructuring Commencement Date means October 1, 1999.

               52. Restructuring Costs means the reasonable, documented out-of-pocket costs and expenses incurred by (a) The Anschutz Corporation and OCM Principal Opportunities Fund II, L.P. and their respective Affiliates through the Effective Date in connection with the restructuring of the Debtors under the Plan up to an aggregate amount equal to $2,000,000 and (b) GSCP Recovery, Inc. and its Affiliates from March 21, 2001 through the Effective Date in connection with the restructuring of the Debtors under the Plan up to an aggregate amount equal to $50,500; provided, however, that "Restructuring Costs" shall not include any commissions paid by such entities in connection with the acquisition of any indebtedness.

               53. Schedules means the schedules of assets and liabilities, statements of financial affairs, and lists of holders of claims and equity interests filed by the Debtors as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any amendments and supplements thereto.

               54. Senior Credit Facility means the Credit Agreement and all notes, guaranties, pledges, and other agreements and documents given or issued pursuant thereto or in connection therewith.

               55. Subordinated Note Claims means all unsecured claims evidenced by Subordinated Notes and the Subordinated Note Indentures.

               56. Subordinated Note Indentures means the 9 1/2% Subordinated
     Note Indenture and the 8 7/8 % Subordinated Debenture Indenture.

               57. Subordinated Notes means the 9 1/2% Subordinated Notes and the 8 7/8% Subordinated Debentures.

               58. Subsidiaries means the following direct and indirect wholly owned subsidiaries of Regal: Act III Cinemas, Inc.; Regal Cinemas Group, Inc.; Cobb Finance Corp.; R.C. Cobb, Inc.; Regal Investment Company; Act III Theatres, Inc.; Regal Cinemas Holding, Inc.; A3 Theatres of Texas, Inc.; Eastgate Theatre, Inc.; Act III Inner Loop Theatres, Inc.; A3 Theatres of San Antonio, Ltd.; TEMT Alaska, Inc.; Broadway Cinemas, Inc.; General American Theatres, Inc.; and J.R. Cinemas, Inc.

               59. Tax Rate means the rate equal to the underpayment rate specified in 26 U.S.C. Section 6621 (determined without regard to 26 U.S.C. Section 6621(c)) as of the Effective Date.


                                    Ex. 1-4

               B. BANKRUPTCY CODE TERMS. "Allowed," "case," "claims," "confirm," "confirmation," "debtor," "debtor in possession," "governmental unit," "impaired," and other uncapitalized terms defined (either explicitly or implicitly) in the Bankruptcy Code are used herein with such defined meanings.

               C. OTHER TERMS. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

               D. EXHIBITS. All Exhibits to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.


                                    Ex. 1-5

         II. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

          A. SUMMARY. The Plan is premised upon the substantive consolidation of the Debtors for Plan purposes only. Accordingly, for Plan purposes, the assets and liabilities of the Debtors are deemed the assets and liabilities of a single, consolidated entity, Intercompany Claims are eliminated, and no value is ascribed to the stock of the Subsidiaries. The categories of claims and equity interests listed below classify allowed claims and allowed equity interests for all purposes, including voting, confirmation, and distribution pursuant to the Plan. Except as otherwise provided in the Plan or the order of the Court confirming the Plan, or required by subsection 506(b) or section 1124 of the Bankruptcy Code, (i) allowed claims do not include interest on such claims after the Commencement Date and (ii) any postpetition interest that is payable in respect of an allowed claim shall be calculated at the applicable contract rate, or if none, at the Federal Judgment Rate (or for priority tax claims, at the Tax
Rate).

                            CLASS                                     TREATMENT

Unclassified       Administrative Expenses      Paid in full, in cash, on the
                                                Effective Date or on the date
                                                allowed.

Unclassified                                    Priority Tax Claims Paid in
                                                full, with interest from the
                                                Effective Date, in equal annual
                                                installments over a period not
                                                exceeding six years from the
                                                date of assessment.

Class 1            Priority Non-Tax Claims      Unimpaired. Paid in full with
                                                interest.

Class 2            Senior Credit Facility       Unimpaired. Except for the New
                   Claims                       Investors, paid in full with
                                                default rate interest. For New
                                                Investors, (i) payment of (a)
                                                accrued and unpaid default rate
                                                interest and (b) Restructuring
                                                Costs and (ii) distribution of
                                                100% of the shares of New Regal
                                                Common Stock to be issued on the
                                                Effective Date.

Class 3            Other Secured Claims         Unimpaired. At Debtors' option
                                                (a) reinstated, (b) paid in full
                                                with interest, (c) collateral
                                                surrendered, (d) in the case of
                                                setoff rights, offset to the
                                                extent of Debtors' claims
                                                against holder, or (e) otherwise
                                                rendered unimpaired.

Class 4            Subordinated Note            Impaired. Payment of pro rata
                   Claims                       share of $181,031,250.


Class 5            General Unsecured            Impaired. If class 5 accepts
                   Claims                       Plan, payment of pro rata share
                                                of $75,000,000, up to an amount
                                                equal to 100% of allowed claim.
                                                If class 5 rejects Plan, payment
                                                in four annual installments
                                                (with the first three
                                                installments each constituting
                                                approximately 10% of the
                                                aggregate distribution and the
                                                final installment constituting
                                                approximately 70% of the
                                                aggregate distribution) of pro
                                                rata share of $92,920,000 up to
                                                an amount equal to 100% of
                                                allowed claim.

Class 6            Convenience Claims           Unimpaired. Paid in full with
                                                interest.

Class 7            Regal Equity Interests       Impaired. Deemed to reject. No
                                                distribution.

          B. ADMINISTRATIVE EXPENSES. Each allowed administrative expense shall be paid in full, in cash, on the later of the Effective Date and the date on which such administrative expense is allowed, or, in each case, as soon thereafter as practicable, except to the extent that Reorganized Regal and the holder of an allowed administrative expense agree to a different treatment; provided, however, that allowed administrative expenses representing obligations incurred in the ordinary course of business, consistent with past practice, or assumed by the Debtors shall be paid in full or performed by the Debtors or Reorganized Debtors in the ordinary course of business, consistent with past practice.

          C. PRIORITY TAX CLAIMS. Each allowed priority tax claim shall be paid in full, in cash, in equal annual installments commencing on the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, and continuing over a period not exceeding six years after the date of assessment of such claim, together with interest thereon calculated from the Effective Date to the date of payment at the Tax Rate.


                                    Ex. 1-6

          D. CLASSIFICATION, TREATMENT, AND VOTING. The allowed claims against and equity interests in the Debtors shall be classified and receive the treatment specified below.

1.       Class 1:    Priority Non-Tax Claims.

          a. Classification. Class 1 consists of allowed claims entitled to priority pursuant to subsection 507(a) of the Bankruptcy Code, other than allowed administrative expenses and allowed priority tax claims.

          b. Treatment. On the later of the Effective Date and the date on which such claim is allowed, each allowed claim in class 1 shall be paid in full, in cash, together with postpetition interest and thereby rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, except to the extent that Reorganized Regal and any holder of such allowed claim agree to a different treatment.

          c. Voting. Class 1 is not impaired. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of claims in class 1 are conclusively presumed to have accepted the Plan.

2.       Class 2:    Senior Credit Facility Claims.

          a. Classification. Class 2 consists of all allowed claims (other than Intercompany Claims) arising under the Senior Credit Facility, including without limitation, the secured and guaranty claims of the administrative agent, the other agents, and the lenders thereunder.

          b. Treatment. On the Effective Date, (i) each allowed claim in class 2, other than the allowed class 2 claims held by the New Investors (which have agreed, pursuant to the Lock-Up Agreement, to receive the less favorable treatment of their class 2 claims set forth in clause (ii), below), shall be paid in full, in cash, together with accrued and unpaid interest, calculated at the default rate, due and owing under the Credit Agreement as of the Effective Date and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code and (ii) each New Investor shall receive, in respect of its allowed class 2 claim, (A) cash in an amount equal to the accrued and unpaid interest, calculated at the default rate, due and owing to such New Investor under the Credit Agreement as of the Effective Date, (B) cash in an amount equal to the Restructuring Costs incurred by such New Investor and its Affiliates, if any, and (C) its proportionate share of 7,500,000 shares of New Regal Common Stock to be issued to the New Investors on the Effective Date; provided, however, that to the extent the allowed class 2 claim of LBI Group, Inc. (together with the allowed class 2 claims of any permitted transferees of LBI Group, Inc. under the Lock-Up Agreement) exceeds $50,000,000, or to the extent the allowed class 2 claim of GSCP Recovery, Inc. (together with the allowed class 2 claims of any permitted transferees of GSCP Recovery, Inc. under the Lock-Up Agreement) exceeds $81,700,000, such excess, in each case, shall receive the treatment specified in clause (i), above. On the Effective Date, the class 2 claims of the New Investors shall be deemed allowed in full.

          c. Voting. Class 2 is not impaired. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of claims in class 2 are conclusively presumed to have accepted the Plan.

3.       Class 3:    Other Secured Claims.

          a. Classification. Class 3 consists of all allowed secured claims other than claims in class 2.

          b. Treatment. On the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each allowed claim in class 3 shall be, at the Debtors' option, (i) reinstated, (ii) paid in full, in cash, together with postpetition interest, (iii) satisfied by the Debtors' surrender of the collateral securing such allowed claim, (iv) offset against, and to the extent of, the Debtors' claims against the holder of such allowed claim or (v) otherwise rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, except to the extent that Reorganized Regal and such holder agree to a different treatment; provided, however, that the secured claims for the reasonable fees and expenses due and owing as of the Effective Date to the indenture trustees under the terms of the respective Subordinated Note Indentures shall be afforded the treatment set forth in clause
(ii) of this subparagraph.

          c. Voting. Class 3 is not impaired. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of claims in class 3 are conclusively presumed to have accepted the Plan.

4.      Class 4:    Subordinated Note Claims.

          a. Classification. Class 4 consists of the allowed Subordinated Note Claims.

          b. Treatment. On the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each holder of an allowed class 4 claim shall receive its pro rata share of cash in the aggregate amount of $181,031,250.


                                    Ex. 1-7

          c. Allowance of Claims. The class 4 claims shall be allowed in an aggregate amount equal to the aggregate principal amount of the Subordinated Notes outstanding as of the Commencement Date, plus the accrued and unpaid interest thereon as of the Commencement Date under the terms of the respective Subordinated Note Indentures. The indenture trustees for the Subordinated Notes may file proofs of claims with respect to class 4 claims but are not required to file such proofs of claims in order for such claims to be allowed pursuant to the Plan. Any claims scheduled or filed with respect to class 4 are hereby disallowed as duplicative of the claims filed by the respective indenture trustees or allowed under the Plan.

          d. Manner of Distribution. On the Effective Date, the Debtors shall make all distributions required under the Plan with respect to allowed class 4 claims to the indenture trustees under the respective Subordinated Note Indentures. Such distributions shall be in complete satisfaction and discharge of the Debtors' obligations to the holders of class 4 claims under the Subordinated Notes and the Subordinated Note Indentures. The indenture trustees shall make the distributions to the holders of Subordinated Notes as such holders surrender such securities in accordance with Section III.H of the Plan.

          e. Voting. Class 4 is impaired and the holders of allowed claims in class 4 on the Record Date are entitled to vote to accept or reject the Plan.

5.      Class 5:    General Unsecured Claims.

          a. Classification. Class 5 consists of all allowed General Unsecured Claims not otherwise classified in class 6 or satisfied pursuant to Court order.

          b. Treatment.

               1. If class 5 accepts the Plan, on the later of the Initial Class 5 Distribution Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each holder of an allowed class 5 claim shall receive cash from the Class 5 Pool in an amount equal to such holder's pro rata share of the Class 5 Pool, up to an amount equal to 100% of the allowed amount of such holder's class 5 claim. Solely to the extent of funds remaining in the Class 5 Pool, if any, as a result of the disallowance of general unsecured claims on or after the Initial Class 5 Distribution Date, each holder of an allowed class 5 claim shall receive, on a quarterly basis unless and until such holder has received cash in an amount aggregating 100% of the allowed amount of its claim, its pro rata share, calculated as of the last business day of each of Reorganized Regal's fiscal quarters and payable as soon as practicable thereafter, of the cash portion of the Class 5 Pool previously allocable to the general unsecured claims that have been disallowed during such fiscal quarter;

                                       or

               2. If class 5 rejects the Plan, each holder of an allowed class 5 claim shall receive, in the following four annual installments, an aggregate amount of cash equal to such holder's pro rata share of the Alternative Class 5 Pool, up to an amount equal to 100% of the allowed amount of such holder's class 5 claim: (a) the first installment shall be in the amount of such holder's pro rata share of $9,290,000, up to an amount equal to 100% of the allowed amount of such holder's claim, and shall be made on the later of the Initial Class 5 Distribution Date and the date on which such claim is allowed, or in each case, as soon thereafter as practicable; (b) each of the second and third installments shall be in the amount of such holder's pro rata share of $9,290,000, up to an amount equal to the unpaid portion, if any, of the allowed amount of such holder's claim, and shall be made (x) with respect to claims that are allowed as of the Initial Class 5 Distribution Date, on the first and second anniversary, respectively, of the Initial Class 5 Distribution Date or as soon thereafter as practicable and (y) with respect to claims allowed subsequent to the Initial Class 5 Distribution Date, on the earlier to occur after the first and second anniversaries, respectively, of the date of allowance of such claim, of (1) the first Business Day after the end of Reorganized Regal's next-to-occur first fiscal quarter and (2) the next anniversary of the Initial Class 5 Distribution Date; and (c) the fourth installment shall be in the amount of such holder's pro rata share of $65,050,000, up to an amount equal to the unpaid portion, if any, of the allowed amount of such holder's claim, and shall be made (x) with respect to claims that are allowed as of the Initial Class 5 Distribution Date, on the third anniversary of the Initial Class 5 Distribution Date or as soon thereafter as practicable and (y) with respect to claims allowed subsequent to the Initial Class 5 Distribution Date, on the earlier to occur after the third anniversary of the date of allowance of such claim, of (1) the first Business Day after the end of Reorganized Regal's next-to-occur first fiscal quarter and (2) the next anniversary of the Initial Class 5 Distribution Date. Solely to the extent of funds remaining in the Alternative Class 5 Pool, if any, as a result of the disallowance of general unsecured claims on or after the Initial Class 5 Distribution Date, each holder of an allowed class 5 claim shall receive, on an annual basis as soon as practicable after the end of each of Reorganized Regal's fiscal years, unless and until such holder has received cash in an amount aggregating 100% of the allowed amount of its claim, its pro rata share, calculated as of each anniversary of the Initial Class 5 Distribution Date, of the cash portion of the Alternative Class 5 Pool previously allocable for payment to the General Unsecured Claims that have been disallowed during such year.



                                    Ex. 1-8

          c. Allowance of Claims Evidenced by Old Cobb 10 5/8% Notes and the Old Cobb 10 5/8% Indenture. Class 5 claims evidenced by Old Cobb 10 5/8% Notes and the Old Cobb 10 5/8% Indenture shall be allowed in an aggregate amount equal to the aggregate principal amount of the Old Cobb 10 5/8% Notes outstanding as of the Commencement Date, plus the accrued and unpaid interest thereon as of the Commencement Date under the terms of the Old Cobb 10 5/8% Indenture, plus the reasonable fees and expenses due and owing as of the Commencement Date to the indenture trustee under the terms of the Old Cobb 10 5/8% Indenture. The indenture trustee for the Old Cobb 10 5/8% Notes may file a proof of claim with respect to the Old Cobb 10 5/8% Notes but is not required to file such proof of claim in order for such claims to be allowed pursuant to the Plan. Any claims scheduled or filed with respect to the Old Cobb 10 5/8% Notes are hereby disallowed as duplicative of the claim filed by the indenture trustee or allowed under the Plan.

          d. Voting. Class 5 is impaired and the holders of allowed claims in class 5 on the Record Date are entitled to vote to accept or reject the Plan.

6.      Class 6:    Convenience Claims.

          a. Classification. Class 6 consists of the General Unsecured Claims allowed in the amount of $5,000 or less and not otherwise satisfied pursuant to Court order. All allowed General Unsecured Claims of a single holder shall be aggregated and treated as a single allowed General Unsecured Claim for purposes of determining such claim's entitlement to classification in class 6 under the Plan.

          b. Treatment. On the later of the Effective Date and the date on which such claim is allowed, or, in each case, as soon thereafter as practicable, each allowed class 6 claim shall be paid in full, in cash, together with postpetition interest and thereby rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

          c. Voting. Class 6 is not impaired. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of claims in class 6 are conclusively presumed to have accepted the Plan.

7.      Class 7:    Regal Equity Interests.

          a. Classification. Class 7 consists of all equity interests in Regal (other than those arising under or pursuant to the Incentive Plan or any Management Employment Agreement), evidenced by all the issued and outstanding Old Regal Common Stock or any other equity interest in Regal, any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating Regal to offer, issue, transfer, or sell any shares of Old Regal Common Stock or any other equity interest in Regal, and any obligations arising as a result of termination or rejection of the Regal Shareholder Agreements pursuant to the Plan or otherwise that are not released pursuant to the Release and Indemnification Agreement.

          b. Treatment. Holders of equity interests in class 7 shall not receive or retain any property under the Plan.

          c. Voting. Pursuant to section 1126(g) of the Bankruptcy Code, the holders of equity interests in class 7 are deemed to have rejected the Plan, and therefore, are not entitled to vote on the Plan.

          E. NONCONSENSUAL CONFIRMATION. The Debtors request that in the event Class 4 accepts the Plan, the Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code.

          F. DISTRIBUTIONS. No distributions shall be made with respect to disputed administrative expenses or disputed claims. To the extent that a disputed administrative expense or claim is allowed after the Effective Date, the holder thereof shall receive the distribution to which the Plan entitles such holder in respect of such allowed administrative expense or claim, plus interest on the amount to be distributed on account thereof, calculated from the date on which the distribution would have been made if such administrative expense or claim had been allowed on the Effective Date, to the actual date of distribution, calculated at the applicable contract rate, or if none, at the Federal Judgment Rate (or for priority tax claims, at the Tax Rate). Except as otherwise ordered by the Court or provided in the Plan, each distribution to be made on a specific date shall be deemed to have been made on such date if actually made on the later of such date and the date on which such administrative expense or claim is allowed, or as soon thereafter as practicable.


                                    Ex. 1-9

                         III. IMPLEMENTATION OF THE PLAN

          A. SUBSTANTIVE CONSOLIDATION. The Plan is premised upon the substantive consolidation of the Debtors for Plan purposes only. Accordingly, on the Effective Date, all of the Debtors and their estates shall, for Plan purposes only, be deemed merged and (i) all Intercompany Claims shall be deemed canceled and no distribution shall be made on account thereof, (ii) all assets and liabilities of the Debtors shall be deemed merged, (iii) all guaranties of any Debtor of the payment, performance, or collection of obligations of any other Debtor shall be eliminated and canceled, (iv) any obligation of any Debtor and all guaranties thereof executed by one or more of the other Debtors shall be treated as a single obligation and such guaranties shall be deemed a single claim against Regal, (v) all joint obligations of two or more Debtors or of one or more Debtor and one or more Affiliates, and all multiple claims against such entities on account of such joint obligations, shall be considered a single claim against Regal, and (vi) each claim filed in the Reorganization Case of any Debtor shall be deemed filed against Regal and a single obligation of the consolidated Debtors on and after the Effective Date. Such substantive consolidation shall not (other than for Plan voting, treatment, and distribution purposes) affect (a) the legal and corporate structures of the Debtors, (b) subject to subsection III.B, below, the Intercompany Claims, or (c) the equity interests in the Subsidiaries.

          B. INTERCOMPANY CLAIMS. As and to the extent determined by the Debtors on or before the Effective Date, Intercompany Claims shall be extinguished by contribution, distribution, or otherwise.

          C. MERGER/DISSOLUTION OF CORPORATE ENTITIES. On the Effective Date, the following mergers and dissolutions may be effective and effectuated without any further action by the stockholders or directors of any of the Debtors or Reorganized Debtors:

               1. Any Affiliate of Regal may be merged into Regal, Reorganized Regal, or any of their respective Affiliates; and


               2. Any Debtor Affiliate of Regal or Reorganized Regal may be dissolved.

          D. ISSUANCE OF NEW REGAL COMMON STOCK. The issuance of the New Regal Common Stock is hereby authorized without the need for any further corporate action. The New Regal Common Stock shall consist of 25,000,000 shares of new common stock of Reorganized Regal, $0.001 par value per share. Seven million five hundred thousand (7,500,000) shares shall be issued and distributed pursuant to Section II.D.2 of the Plan, which shares shall be duly authorized, fully paid, and nonassessable shares of capital stock of Reorganized Regal. The remaining authorized shares shall be reserved for (i) future distribution under the Incentive Plan and (ii) future corporate purposes as determined by the Board of Directors of Reorganized Regal consistent with its New Charter.

          E. ISSUANCE OF NEW REGAL PREFERRED STOCK. The issuance by Reorganized Regal of 5,000,000 shares of New Regal Preferred Stock, $0.001 par value per share, in one or more series at any time, and from time to time for future corporate purposes as determined by the Board of Directors of Reorganized Regal and authorized by the New Charter, is hereby authorized without the need for any further stockholder action.

          F. INCURRENCE OF NEW INDEBTEDNESS. The incurrence of the following indebtedness is hereby authorized without the need for any further corporate action:

               1. New Working Capital Facility. On the Effective Date, Reorganized Regal shall enter into the New Working Capital Facility having principal terms and conditions no less favorable to the Reorganized Debtors than those set forth in Exhibit E to the Plan.

               2. New Term Loan Facility. On the Effective Date, Reorganized Regal shall enter into the New Term Loan Facility having principal terms and conditions no less favorable to the Reorganized Debtors than those set forth in Exhibit E to the Plan.

          G. CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS. On the Effective Date, the Credit Agreement, the Subordinated Notes, the Old Cobb 10 5/8% Notes, the Old Regal Common Stock, the Regal Shareholder Agreements, and (except for the Incentive Plan, Management Employment Agreements, and the respective interests arising thereunder or pursuant thereto) any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating Regal to issue, transfer, or sell any shares of Old Regal Common Stock, or any other capital stock of Regal shall be canceled. On the Effective Date, except to the extent the Plan provides otherwise for allowed class 3 claims, all liens, security interests, and pledges securing the obligations of the Debtors incurred pursuant to the Credit Agreement or otherwise shall be released. The filing of the order confirming the Plan with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such liens, security interests, and pledges. Except for purposes of effectuating the distributions under the Plan, on the Effective Date, the Subordinated Note Indentures and the Old

                                    Ex. 1-10

Cobb 10-5/8% Indenture shall be canceled. To the extent not terminated prior to the Effective Date, on the Effective Date, the PNC Interest Rate Swap Agreements shall be rejected, or to the extent not subject to rejection pursuant to section 365 of the Bankruptcy Code, terminated.

          H. SURRENDER OF EXISTING SECURITIES. As a condition to receiving any distribution under the Plan, each holder of a promissory note, certificate, or other instrument evidencing a claim must surrender such promissory note, certificate, or other instrument to Reorganized Regal or its designee. Reorganized Regal appoints the indenture trustees under the Subordinated Note Indentures and the Old Cobb 10 5/8% Indenture as its designees to receive the Subordinated Notes and the Old Cobb 10 5/8% Notes, respectively, and directs such indenture trustees to deliver certificates representing such notes marked "canceled" to Reorganized Regal. Any holder of a claim that fails to (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to Reorganized Regal before the later to occur of (a) the second anniversary of the Effective Date and (b) six months following the date such holder's claim becomes an allowed claim, shall be deemed to have forfeited all rights and claims with respect thereto, may not participate in any distribution under the Plan on account thereof, and all amounts owing with respect to such allowed claim shall be retained by Reorganized Regal.

          I. ENFORCEMENT OF SUBORDINATION. The Plan takes into account the relative priority of the claims in each class in connection with any contractual subordination provisions relating thereto. Accordingly, (i) the distribution to the holders of class 4 claims shall not be subject to further levy, garnishment, attachment, or other legal process by reason of claimed contractual subordination rights and (ii) the confirmation of the Plan shall permanently enjoin, effective as of the Effective Date, all enforcement or attempts to enforce any further rights with respect to the distributions under the Plan to the holders of claims in class 4 (other than enforcement by the holders of allowed class 4 claims to receive such distribution in accordance with the
Plan).

          J. CORPORATE ACTION.

          1. New Charter and New Bylaws for Reorganized Regal. On the Effective Date or as soon thereafter as is practicable, Regal or Reorganized Regal shall file with the Secretary of State of the State of Tennessee, in accordance with the applicable corporation laws of such state, the New Charter and such New Charter shall be the charter for Reorganized Regal. The New Charter shall provide, among other things, for (a) the authorization of (i) 25,000,000 shares of the New Regal Common Stock and (ii) 5,000,000 shares of New Regal Preferred Stock, (b) to the fullest extent permitted by the Tennessee Business Corporation Act, a limitation on the personal liability of directors to Reorganized Regal or its stockholders for monetary damage for breach of fiduciary duty as a director, and (c) a prohibition on the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. The New Bylaws shall provide, among other things, that the Board of Directors of Reorganized Regal shall initially consist of nine members, and on the Effective Date, the New Bylaws shall become the bylaws of Reorganized Regal.

          2. New Certificates of Incorporation and Bylaws for the Reorganized Subsidiaries. On and after the Effective Date, each of the Reorganized Subsidiaries may, as deemed appropriate, (a) file with the Secretary of State of its respective state of incorporation in accordance with the applicable corporation laws of such state, an amended certificate of incorporation and such amended certificate shall be the certificate of incorporation for such Reorganized Subsidiary and (b) amend its bylaws accordingly. The charter documents for the Reorganized Subsidiaries shall prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.

          3. Boards of Directors. On the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of their Boards of Directors subject to, and in accordance with, their respective certificates of incorporation and bylaws. The initial Board of Directors for Reorganized Regal shall consist of the nine individuals identified by the New Investors at or prior to the hearing to consider confirmation of the Plan, constituting (a) five directors nominated by The Anschutz Corporation, (b) two directors nominated by OCM Principal Opportunities Fund II, L.P., (c) either (i) Mr. Alfred C. Eckert III, for so long as the entities affiliated with or managed by GSCP Recovery, Inc. hold, in the aggregate, not less than 5% of the then outstanding shares of New Regal Common Stock or (ii) one person nominated by a majority of the remaining directors if the entities affiliated with or managed by GSCP Recovery, Inc. are no longer entitled to designate Mr. Alfred C. Eckert III or if Mr. Alfred C. Eckert III is otherwise unable or unwilling to continue to serve as a director, and (d) the Chief Executive Officer of Regal. Such directors shall be deemed elected or appointed, as the case may be, pursuant to the order confirming the Plan, but shall not take office and shall not be deemed to be elected or appointed until the occurrence of the Effective Date. Those directors and officers not continuing in office shall be deemed removed therefrom as of the Effective Date pursuant to the order confirming the Plan. The initial Board of Directors for Reorganized Regal shall select the officers and directors of the Reorganized Subsidiaries.

          4. New Shareholders Agreement. On the Effective Date, Reorganized Regal and the New Investors shall enter into the New Shareholders Agreement.


                                    Ex. 1-11

          K. SECTION 1145 EXEMPTION. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy laws, the shares of New Regal Common Stock issued pursuant to the Plan are exempt from registration under the Securities Act of 1933, as amended.

          L. SECTION 1146 EXEMPTION. Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under the Plan, may not be taxed under any law imposing a stamp or similar tax.

          M. METHOD OF DISTRIBUTION UNDER THE PLAN.

          1. Distributions by Reorganized Regal. Distributions under the Plan shall be made by Reorganized Regal or its designee to the holders of allowed claims (a) at the addresses set forth on the Schedules unless superseded by proofs of claims or transfers of claims pursuant to Bankruptcy Rule 3001, or (b) at the last known addresses of such holders if the Debtors have been notified in writing of a change of address, or (c) in the case of claims evidenced by the Old Cobb 10 5/8% Notes and the Old Cobb 10 5/8% Indenture, at the addresses last known to the indenture trustee.

          2. Class 4 Distributions by Indenture Trustees. Distributions under the Plan to holders of allowed class 4 claims shall be made by Reorganized Regal to the respective indenture trustees under the Subordinated Note Indentures which, in turn, shall make the distributions to holders of allowed class 4 claims at the addresses last known to the respective indenture trustee. The indenture trustees providing services related to distributions to the holders of allowed class 4 claims shall receive, from Reorganized Regal, reasonable compensation for such services and reasonable reimbursement of expenses incurred in connection with such services and upon the presentation of satisfactory invoices to the Reorganized Debtor. These payments shall be made on terms agreed to with Reorganized Regal.

          3. Setoffs and Recoupments. The Debtors may, but shall not be required to, set off against or recoup from any claim on which payments are to be made pursuant to the Plan, any claims of any nature whatsoever the Debtors or the Reorganized Debtors may have against the claimant, but neither the failure to do so nor the allowance of any claim hereunder shall constitute a waiver or release by the Debtors of any such claim the Debtors or Reorganized Debtors may have against such claimant.

          4. Distributions of Unclaimed Property. Any distribution of property (cash or otherwise) under the Plan which is unclaimed after the later to occur of (a) two years following the Effective Date and (b) six months after the date on which such claimant's claim is allowed, shall be transferred to Reorganized Regal, notwithstanding state or other escheat or similar laws to the contrary. In the event that any securities are returned to the Reorganized Debtors as unclaimed property, such securities shall be canceled.

          5. Saturday, Sunday, or Legal Holiday. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

          6. Fractional Shares. No fractional shares of New Regal Common Stock or cash in lieu thereof shall be distributed. For purposes of distribution, fractional shares of New Regal Common Stock shall be rounded up to the next whole number of shares.

          7. De Minimis Distributions. No cash payment of less than $5.00 shall be made to any holder on account of an allowed claim unless a request therefor is made in writing to Reorganized Regal.

          N. VESTING OF ASSETS. On the Effective Date, the assets and estates of the Debtors shall vest in the Reorganized Debtors free and clear of all claims, security interests, liens, and equity interests, except as provided herein. As of the Effective Date, the Reorganized Debtors may operate their business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

          O. ALLOCATION OF CONSIDERATION. The aggregate consideration to be distributed to the holders of allowed claims under the Plan shall be treated as first satisfying an amount equal to the stated principal amount of the allowed claim for such holders, as determined for federal income tax purposes, and any remaining consideration as satisfying accrued, but unpaid, interest, if any.

          P. EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

          1. Generally. As of the Effective Date, (a) the Release and Indemnification Agreement is hereby specifically assumed and (b) all other executory contracts and unexpired leases that exist between any of the Debtors and any party other than the Initial Sponsors or any of their respective Affiliates are hereby specifically assumed, except for (i) any executory contracts or unexpired leases which are the subject of a motion to assume or reject which is pending on the date the Plan is confirmed, which shall be assumed or rejected in accordance with the disposition of such motions, (ii) the executory contracts and unexpired leases listed on Exhibit G hereto, which, to the extent not previously assumed, assumed and assigned, or rejected pursuant to Court


                                    Ex. 1-12
order, are specifically rejected pursuant to the Plan, and (iii) any executory contracts or unexpired leases with any of the Initial Sponsors or any of their respective Affiliates (other than the Release and Indemnification Agreement), all of which are specifically rejected pursuant to the Plan. Entry of the order confirming the Plan by the Clerk of the Court shall constitute (y) approval, pursuant to subsection 365(a) of the Bankruptcy Code, of such assumptions and rejections pursuant to the Plan and (z) the determination that, with respect to such assumptions pursuant to the Plan, "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) by the Reorganized Debtors thereunder has been demonstrated and no further adequate assurance is required.

          2. Cure of Defaults. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b) of the Bankruptcy Code, by payment of the default amount in cash on the Effective Date or on such other terms as the parties to such assumed executory contract or unexpired lease may agree. In the event of a dispute regarding the amount of any cure payments, the ability of any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed and assigned, or any other matter pertaining to assumption or assignment, the cure payments required by section 365(b) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption and/or assignment.

          3. Rejection Damage Claims. Claims created by the rejection of executory contracts or unexpired leases must be filed with the Court not later than the thirtieth (30th) day after the entry of an order authorizing such rejection (and in the case of claims created by the rejection of executory contracts and unexpired leases pursuant to the Plan, not later than the thirtieth day after entry of the order confirming the Plan). Any claims not filed within such time shall be forever barred from assertion against the Debtors and their estates. All such allowed claims arising from the rejection of executory contracts (other than the Regal Shareholder Agreements, all of which are the subject of waivers and releases set forth in the Release and Indemnification Agreement) or unexpired leases, and from the termination, pursuant to the Plan, of the PNC Interest Rate Swap Agreements, shall be classified in class 5 or class 6 of the Plan, as the case may be. Claims or interests arising from the rejection of any Regal Shareholder Agreements and not otherwise released pursuant to the Release and Indemnification Agreement shall be classified in class 7 of the Plan.

          Q. RETIREE BENEFITS. After the Effective Date, the payment of retiree benefits (as defined in section 1114 of the Bankruptcy Code), if any, at the level established pursuant to section 1114 of the Bankruptcy Code, shall continue for the duration of the period the Debtors have obligated themselves to provide such benefits.

          R. MANAGEMENT EMPLOYMENT AGREEMENTS. Each of the Management Employment Agreements is hereby assumed. Entry of the order confirming the Plan by the Clerk of the Court shall constitute approval of such assumptions pursuant to subsection 365(a) of the Bankruptcy Code.

          S. EMPLOYEE BENEFIT PLANS. Subject to the occurrence of the Effective Date, all employee benefit plans, policies, and programs of the Debtors, and the Debtors' obligations thereunder, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged. Employee benefit plans, policies, and programs include, without limitation, all medical and health insurance, life insurance, dental insurance, disability benefits and coverage, leave of absence, retirement plans, retention plans, severance plans, contributions to nondiscretionary individual retirement accounts, discount employee theatre admissions, and other such benefits (to the extent not executory contracts assumed under the Plan).

          T. EMPLOYEE INCENTIVE PLAN. In accordance with the Incentive Plan, on the Effective Date, Reorganized Regal shall reserve a sufficient number of shares of New Regal Common Stock for issuance to key employees of the Reorganized Debtors that may be granted by a committee comprised of disinterested members of Reorganized Regal's Board of Directors.

          U. OFFICERS AND DIRECTORS. All directors' and officers' liability insurance policies maintained by the Debtors are hereby assumed. Entry of the order confirming the Plan by the Clerk of the Court shall constitute approval of such assumptions pursuant to subsection 365(a) of the Bankruptcy Code. The Reorganized Debtors shall maintain for a period of not less than six years from the Effective Date coverage for the individuals covered, as of the Restructuring Commencement Date, by such policies at levels and on terms no less favorable to such individuals than the terms and levels provided for under the policies assumed pursuant to the Plan. Solely with respect to directors and officers of any of the Debtors who served in any such capacity at any time on or after the Restructuring Commencement Date, the Debtors shall be deemed to assume, as of the Effective Date, their respective obligations to indemnify such individuals (and only such individuals) with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, pursuant to and to the extent provided by the Debtors' respective articles of incorporation, corporate charters, bylaws and similar corporate documents as in effect as of the date of entry of the order confirming the Plan, or the Release and Indemnification Agreement. Notwithstanding anything to the contrary contained herein, such assumed indemnity obligations shall not be discharged, impaired, or otherwise modified by confirmation of this Plan and shall be deemed and treated as executory contracts that have been assumed by the Debtors pursuant to this Plan as to which no proof of claim need be filed.


                                    Ex. 1-13

          V. EXCULPATION. The Debtors, the Reorganized Debtors, the New Investors, the Initial Sponsors, the arranger, agents, and lenders under the New Working Capital Facility and New Term Loan Facility, and each of their respective principals, members, partners, limited partners, officers, directors, shareholders, employees, agents, representatives, and professionals shall neither have nor incur any liability to any person for any act taken or omitted to be taken in connection with, or related to, the formulation, preparation, dissemination, implementation, administration, confirmation, or consummation of the Plan, the disclosure statement for the Plan, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, or any act taken or omitted to be taken in connection with the restructuring of the Debtors.

          W. LIMITED RELEASES BY THE DEBTORS. Except as otherwise provided in the Plan, the order confirming the Plan, or the Release and Indemnification Agreement with respect to the Initial Sponsors, and except as otherwise provided in the Plan, any Related Document, or the Lock-Up Agreement with respect to the New Investors, for good and valuable consideration, including, but not limited to, the obligations of the New Investors to provide the support necessary for consummation of the Plan, as set forth in the Lock-Up Agreement, and the services of the Debtors' officers, directors, and Initial Sponsors to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, each of the New Investors (including the New Investors in their capacity as holders of debt incurred under the Senior Credit Facility), Initial Sponsors, and their respective principals, shareholders, employees, agents, representatives, officers, directors, members, partners, limited partners, and professionals who served in such capacity on or after the Restructuring Commencement Date, and each of the officers, directors, shareholders, members, employees, agents, representatives, and professionals of each of the Debtors who served in such capacity on or after the Restructuring Commencement Date, is released by each of the Debtors and each of the Reorganized Debtors from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, or otherwise, that any of the Debtors or Reorganized Debtors would have been legally entitled to assert in its own right (whether individually or collectively) or that any holder of a claim or equity interest or other person or entity would have been legally entitled to assert on behalf of any of the Debtors or any of their estates, based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

          X. INJUNCTION. On and after the Effective Date, all persons and entities shall be permanently enjoined from commencing or continuing in any manner, any suit, action, or other proceeding, on account, or in respect, of any claim, obligation, debt, right, action, cause of action, remedy, or liability released pursuant to the Plan, and the order confirming the Plan shall so provide.


                                    Ex. 1-14

                          IV. EFFECTIVENESS OF THE PLAN

         A. CONDITIONS PRECEDENT TO CONFIRMATION. The Plan shall not be confirmed unless and until the following conditions have been satisfied in full or waived by Regal and the New Investors:

                  1. The order confirming the Plan shall be in form and substance satisfactory to the Debtors and the New Investors;

                 2. The Court shall have entered an order (which may be the order confirming the Plan) substantively consolidating the Debtors and their estates for Plan purposes, and such order shall be in form and substance satisfactory to the Debtors and the New Investors; and

                 3. The Debtors shall have obtained written commitments of the lenders under the New Term Loan Facility and New Working Capital Facility in form and substance satisfactory to the Debtors and the New Investors and such commitments have not expired or otherwise terminated.

         B. CONDITIONS PRECEDENT TO EFFECTIVE DATE. The Effective Date shall not occur and the Plan shall not become effective unless and until the following conditions have been satisfied in full or waived by Regal and the New Investors:

                  1. The order confirming the Plan shall have become a Final Order;

                  2. The order substantively consolidating the Debtors and their estates for Plan purposes shall have become a Final Order;

                  3. The agreements for the New Working Capital Facility and New Term Loan Facility in form and substance satisfactory to the Debtors and the New Investors shall have been executed by all necessary parties thereto and prior to, or simultaneously with, the effectiveness of the Plan, shall have become effective;

                  4. Prior to or simultaneously with, the effectiveness of the Plan, the New Charter shall have been filed with the Secretary of State of the State of Tennessee in accordance with the Plan;

                  5. All authorizations, consents, and regulatory approvals required (if any) by the New Investors in connection with the Plan's effectiveness shall have been obtained and all applicable waiting periods (if any) have expired or terminated; and

                  6. Prior to or simultaneously with, the effectiveness of the Plan, the Release and Indemnification Agreement shall have become, or shall become, effective pursuant to its terms.

         C. WAIVER OF CONDITIONS. Waiver by the Debtors and the New Investors of any of the conditions precedent to confirmation of the Plan or the occurrence of the Effective Date set forth in Section IV.A or IV.B, respectively, of the Plan shall be in their sole and unanimous discretion and may be effected at any time, without notice to third parties or any other formal action; provided, that with respect to Section IV.B.6 only, neither the Debtors nor the New Investors may waive such condition precedent to effectiveness without the written consent of the Initial Sponsors. Upon the waiver of any conditions to the Effective Date set forth in Section IV.B of the Plan, and subject to the satisfaction in full of each of the remaining conditions set forth in such Section, the Plan shall become effective in accordance with its terms without notice to third parties or any other formal action.

          D. EFFECT OF FAILURE OF CONDITIONS. If each of the conditions to effectiveness and the occurrence of the Effective Date has not been satisfied or waived by Regal and the New Investors on or before the first Business Day that is more than thirty days after the date on which the Court enters an order confirming the Plan, or by such later date as is proposed by Regal and approved, after notice and a hearing, by the Court, then upon motion by the Debtors or any of the New Investors made before the time that each of the conditions has been satisfied or waived, the order confirming the Plan may be vacated by the Court; provided, however, that notwithstanding the filing of such a motion, the order confirming the Plan shall not be vacated if each of the conditions to consummation is either satisfied or waived by the Debtors and the New Investors before the Court enters an order granting the relief requested in such motion. If the order confirming the Plan is vacated pursuant to this section, the Plan shall be null and void in all respects and nothing contained in the Plan shall
(a) constitute a waiver or release of any claims against or equity interests in any of the Debtors or (b) prejudice in any manner the rights of the holder of any claim or equity interest in any of the Debtors.

                                    Ex. 1-15

                          V. ADMINISTRATIVE PROVISIONS

         A. DISCHARGE.

         1. Scope. Except as otherwise expressly specified in the Plan, entry of the order confirming the Plan acts as a discharge of all debts of, claims against, liens on, and equity interests in, the Debtors, their assets, and their properties, arising at any time before the entry of the order confirming the Plan, regardless of whether a proof of claim or equity interest therefor was filed, whether the claim or equity interest is allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder. On the date the Court enters an order confirming the Plan, any holder of such discharged claim or equity interest shall be precluded from asserting against the Debtors, the Reorganized Debtors, or any of their respective assets or properties, any other or further claim or equity interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the date the Court enters the order confirming the Plan.

         2. Injunction. In accordance with section 524 of the Bankruptcy Code, the discharge provided by this section and section 1141 of the Bankruptcy Code, inter alia, acts as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the claims discharged hereby.

          B. ADMINISTRATIVE EXPENSE AND CLAIM OBJECTIONS. Unless otherwise ordered by the Court, all objections to, and requests for estimation of, administrative expenses and claims shall be filed and served on the applicable claimant on or before the date that is 120 days after the Effective Date or 120 days after such administrative expense or claim is filed, whichever is later. On and after the Effective Date, except to the extent that the Reorganized Debtors consent, only the Reorganized Debtors shall have the authority to file, settle, compromise, withdraw, or litigate to judgment objections to, and requests for estimation of, administrative expenses and claims.

         C. PRESERVATION OF CAUSES OF ACTION. Except as otherwise released pursuant to the Plan, all rights and causes of action held by the Debtors against any other party shall remain assets of the Reorganized Debtors and may be pursued.

         D. ADMINISTRATIVE EXPENSES INCURRED AFTER THE CONFIRMATION DATE. Administrative expenses incurred by the Debtors or Reorganized Debtors after the date and time of the entry of the order confirming the Plan, including without limitation, claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtors or Reorganized Debtors, as the case may be, in the ordinary course of business and without further Court approval.

         E. RETENTION OF JURISDICTION. The Court shall have exclusive jurisdiction of all matters arising out of and related to, the Reorganization Cases and the Plan pursuant to, and for the purposes of, subsection 105(a) and section 1142 of the Bankruptcy Code, and for, among other things, the following purposes:

                  1. To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases, pending on the date the Plan is confirmed, and the allowance of claims resulting therefrom;

                  2. To determine any other applications, adversary proceedings, and contested matters pending on the Effective Date;

                  3. To ensure that distributions to holders of allowed claims are accomplished as provided herein;

                  4. To resolve disputes as to the ownership of any claim or equity interest;

                  5. To hear and determine timely objections to administrative expenses, claims, and equity interests;

                  6. To enter and implement such orders as may be appropriate in the event the order confirming the Plan is for any reason stayed, revoked, modified, or vacated;

                  7. To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

                  8. To consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, the order confirming the Plan;

                  9. To resolve disputes concerning nondebtor releases, exculpations, and injunctions contained herein;

                  10. To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

                                    Ex. 1-16

                  11. To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan and the Related Documents;

                  12. To hear and determine any issue for which the Plan or any Related Document requires a Final Order of the Court;

                  13. To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  14. To hear and determine any matters arising under or related to section 1145 of the Bankruptcy Code;

                  15. To hear any other matter not inconsistent with the Bankruptcy Code; and

                  16. To enter a final decree closing the Reorganization Cases.

         F. PAYMENT OF STATUTORY FEES. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

         G. DISSOLUTION OF STATUTORY COMMITTEES. All statutory committees appointed in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code, if any, shall be dissolved on the Effective Date.

         H. MODIFICATION OF PLAN. The Plan may be modified by the Debtors with the prior written consent of the New Investors (which shall not be unreasonably withheld) in accordance with section 1127 of the Bankruptcy Code.

         I. SEVERABILITY. If, prior to the date of entry of the order confirming the Plan, any term or provision of the Plan is held by the Court to be invalid, void, or unenforceable, the Court shall, with the unanimous consent of the Debtors and the New Investors, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The order confirming the Plan shall constitute a judicial determination, and shall provide, that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         J. HEADINGS. Headings are used in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

         K. BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of the Debtors, their creditors, the holders of equity interests therein, and their respective successors and assigns.

                                    Ex. 1-17

         L. NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

                  To the Debtors or Reorganized Debtors:

                  REGAL CINEMAS, INC.
                  7132 Mike Campbell Drive
                  Knoxville, Tennessee 37918
                  Attention:  Peter B. Brandow, Esq.

                  with a copy to:

                  WEIL, GOTSHAL & MANGES LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attention:  Marcia L. Goldstein, Esq.
                              Sharon Youdelman, Esq.

                  To the New Investors:

                  THE ANSCHUTZ CORPORATION
                  c/o Anschutz Investment Company
                  555 Seventeenth Street, Suite 2400
                  Denver, Colorado 80202
                  Attention:  Craig Slater
                              Michael F. Bennet

                  OCM PRINCIPAL OPPORTUNITIES FUND II, L.P.
                  c/o Oaktree Capital Management, LLC
                  333 South Grand Avenue, 28th Floor
                  Los Angeles, California 90071
                  Attention:  B. James Ford

                  GSCP RECOVERY, INC.
                  c/o GSC Partners
                  500 Campus Drive, Suite 220
                  Florham Park, NJ 07932
                  Attention:  Robert Hamwee

                  TUDOR INVESTMENT CORPORATION
                  1275 King Street
                  Greenwich, Connecticut 06831
                  Attention:  Chris Kane

                  PUTNAM INVESTMENT MANAGEMENT, LLC
                  High Yield Group
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attention:  Robert Paine

                  LBI GROUP, INC.
                  c/o Lehman Brothers, Inc.
                  3 World Financial Center, 11th Floor
                  New York, New York 10285-1100
                  Attention:  James P. Seery, Jr.

                                    Ex. 1-18
                  with a copy to:

                  MILBANK, TWEED, HADLEY & MCCLOY LLP
                  601 S. Figueroa Street, 30th Floor
                  Los Angeles, California 90017
                  Attention:  Paul Aronzon, Esq.
                              Deborah Baumgart, Esq.

                  and

                  KIRKLAND & ELLIS
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attention:  James Sprayregen, Esq.

         M. GOVERNING LAW. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), or the Tennessee Business Corporation Act, the laws of the State of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

         N. FILING OR EXECUTION OF ADDITIONAL DOCUMENTS. On or before the Effective Date, and without the need for any further order or authority, the Debtors or Reorganized Debtors shall file with the Court or execute, as appropriate, such agreements and other documents that are in form and substance satisfactory to them (and in material terms, to the New Investors) as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         O. WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

                                    Ex. 1-19

         P. GOOD FAITH. The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors, the New Investors, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, directors, officers, employees, advisors, and attorneys have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under the Plan, and therefore, are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

Dated: Knoxville, Tennessee
       October      , 2001


                                     Respectfully submitted,

                                     REGAL CINEMAS, INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     ACT III CINEMAS, INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     REGAL CINEMAS GROUP, INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     COBB FINANCE CORP.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     R.C. COBB, INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     REGAL INVESTMENT COMPANY

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     ACT III THEATRES, INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                    Ex. 1-20

                                     REGAL CINEMAS, HOLDING INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     A3 THEATRES OF TEXAS, INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     EASTGATE THEATRE, INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     ACT III INNER LOOP THEATRES, INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     A3 THEATRES OF SAN ANTONIO, LTD.

                                     By: ACT III THEATRES, INC.
                                     Its: Limited Partner

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President

                                                         and

                                     A3 THEATRES OF TEXAS, INC.,

                                     Its: General Partner

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     TEMT ALASKA, INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                    Ex. 1-21

                                     BROADWAY CINEMAS, INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     GENERAL AMERICAN THEATRES, INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                     J.R. CINEMAS, INC.

                                     By:
                                         --------------------------------------
                                         Name: Michael L. Campbell
                                         Its:  President


                                    Ex. 1-22

                                                                       EXHIBIT A
                                                                TO JOINT PLAN OF
                                                                  REORGANIZATION


                                LOCKUP AGREEMENT

         This Lockup Agreement ("Agreement"), dated as of August 31, 2001, is entered into by and among The Anschutz Corporation, OCM Principal Opportunities Fund II, L.P., LBI Group, Inc., GSCP Recovery, Inc., Tudor Investment Corporation, and certain funds and accounts managed by Putnam Investment Management, LLC and its affiliates (each a "New Investor" and collectively, the "Investor Group"); and Regal Cinemas, Inc. ("Regal"), Regal Investment Company, R.C. Cobb, Inc., Regal Cinemas Group, Inc., Regal Cinemas Holdings, Inc., Cobb Theatres II, Inc., Cobb Finance Corp., Act III Cinemas, Inc., Act III Theatres, Inc., Act III Inner Loop Theatres, Inc., A3 Theatres of Texas, Inc., Eastgate Theatre, Inc., General American Theatres, Inc., Broadway Cinema, Inc., J.R. Cinemas, Inc., TEMT Alaska, Inc. and A3 Theatres of San Antonio, Ltd. (collectively, together with Regal, the "Debtors"). The Investor Group, the Debtors and any subsequent person that becomes a party hereto in accordance with the terms hereof are referred to herein as the "Parties."

                                    RECITALS

         WHEREAS, the Debtors intend to solicit votes (the "Solicitation") on a proposed prepackaged chapter 11 plan of reorganization in the form attached hereto as Exhibit A (including all exhibits thereto, the "Plan") pursuant to a disclosure statement in the form attached hereto as Exhibit B (the "Proposed Disclosure Statement"); capitalized terms used herein without definition shall have the meanings ascribed to them in the Plan;

         WHEREAS, as of the date hereof, the members of the Investor Group are the beneficial owners of or manage accounts for the beneficial owners of, in the aggregate, $749,364,000 in principal amount of Subordinated Notes and $825,732,000 in principal amount of obligations under the Senior Credit Facility;

         WHEREAS, the Debtors and the Investor Group wish to reorganize the Debtors in accordance with the Plan pursuant to a confirmed Acceptable Plan (defined below);

         WHEREAS, the Debtors believe that as of the Commencement Date, they will have liabilities in the estimated amount and character described in the Plan and Proposed Disclosure Statement;

         WHEREAS, each of the Plan and Proposed Disclosure Statement is in all respects satisfactory to each of the New Investors;

         WHEREAS, the Debtors intend to commence voluntary reorganization cases under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court (the "Bankruptcy Court") following the conclusion of the Solicitation and the receipt of sufficient votes to enable the Bankruptcy Court to confirm the Plan pursuant to section 1129 of the Bankruptcy Code;

         WHEREAS, each of the Debtors intends to file the Acceptable Plan and the Proposed Disclosure Statement with the Bankruptcy Court, subject to the terms and conditions of this Agreement; and

         WHEREAS, each Debtor intends to use its commercially reasonable efforts to obtain Bankruptcy Court approval of the Proposed Disclosure Statement and obtain Bankruptcy Court confirmation of the Acceptable Plan in accordance with the Bankruptcy Code and on terms consistent with this Agreement and each New Investor intends to use commercially reasonable efforts to cooperate in that regard.

                                    Ex. 1.A-1

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. BANKRUPTCY PROCESS.

         (a) Bankruptcy Filing. The Debtors hereby agree that as soon as reasonably practicable, but in any event no later than ten business days, after the latest to occur of (i) the date on which the Debtors have received written confirmation from the New Investors that the Plan proposed to be filed by the Debtors with the Bankruptcy Court is an Acceptable Plan (as defined herein),
(ii) the date on which management employment agreements with each of Michael L. Campbell, Gregory W. Dunn and Amy E. Miles on terms and conditions no less favorable to such individuals than the Employment Agreements dated May 27, 1998 between Regal and Mr.Campbell (as Chief Executive Officer), Mr.Dunn (as Chief Operating Officer) and Lewis Frazer, III (as Chief Financial Officer), respectively, have been entered into by Regal with the consent of the New Investors, (iii) the date on which a new key employee incentive plan having terms and conditions no less favorable to the Debtors' key employees than the 1998 Stock Purchase And Option Plan For Key Employees Of Regal Cinemas, Inc. has been adopted by Regal with the consent of the Investor Group, and (iv) the receipt by the Debtors, following conclusion of the Solicitation, of sufficient votes (as determined by the Debtors in their sole discretion) to enable the Bankruptcy Court to confirm the Plan pursuant to section 1129 of the Bankruptcy Code, they will (x) file with the Bankruptcy Court voluntary petitions for relief under chapter 11 of the Bankruptcy Code, statements of financial affairs, schedules of assets and liabilities and any and all other documents necessary to commence a voluntary chapter 11 case and (y) request that the Bankruptcy Court establish the final date for filing proofs of prepetition claims in the Reorganization Cases by parties other than governmental units as being no later than 60 days following the date of the Bankruptcy Court's determination of such request.

         (b) As soon as practicable, but not later than 5 days following the commencement of the Reorganization Cases, the Debtors shall file the Acceptable Plan and the Proposed Disclosure Statement with the Bankruptcy Court. The Acceptable Plan shall be in form and substance reasonably satisfactory in all respects to the Investor Group and its counsel. For purposes of this Agreement, "Acceptable Plan" shall mean the Plan, including all exhibits thereto, as the same may be amended from time to time following the date hereof by written approval of each party hereto.

         2. APPROVAL OF THE PROPOSED DISCLOSURE STATEMENT AND CONFIRMATION OF THE ACCEPTABLE PLAN. The Debtors shall use their commercially reasonable efforts to obtain approval of the Proposed Disclosure Statement and confirmation of the Acceptable Plan no later than 45 days following the commencement of the Reorganization Cases in accordance with the Bankruptcy Code and on terms consistent with this Agreement, and the Investor Group shall cooperate fully in that regard. The Debtors and the Investor Group shall take all reasonable necessary and appropriate actions to achieve confirmation of the Acceptable Plan.

         3. AMENDMENTS AND MODIFICATIONS. Each of the parties hereto agrees to negotiate in good faith all amendments and modifications to the Acceptable Plan as reasonably necessary and appropriate to obtain Bankruptcy Court confirmation of the Acceptable Plan pursuant to a final order of the Bankruptcy Court.

         4. SUPPORT OF THE REORGANIZATION; ADDITIONAL COVENANTS. Except as permitted or contemplated by paragraph 6 or 7 hereof: (a) neither the Debtors nor any of the New Investors will (i) object to confirmation of the Acceptable Plan or otherwise commence any proceeding to oppose or alter the Acceptable Plan, the Proposed Disclosure Statement, the Bankruptcy Court orders to be prepared in connection therewith, or any other documents or agreements to be executed or implemented in connection therewith, or otherwise contemplated by, the Reorganization, each of which documents and agreements shall be consistent in all material respects with this Agreement (collectively, the "Restructuring Documents"), (ii) vote for, consent to, support or participate in the formulation of any plan of reorganization or liquidation other than the Plan or the Acceptable Plan, (iii) directly or indirectly seek, solicit, support or encourage any plan other than the Plan or the Acceptable Plan, or any sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger, Reorganization or restructuring of the Debtors or any of their respective subsidiaries that reasonably could be expected to prevent, delay or impede the successful implementation of the Reorganization as contemplated by the Acceptable Plan and the Restructuring Documents, (iv) object to the Proposed Disclosure Statement or the solicitation of consents to the Acceptable Plan, or
(v) take any other action not required by law that is inconsistent with, or that would materially delay, confirmation or consummation of, the Acceptable Plan; and (b) each New Investor (i) agrees to vote its Subordinated Note Claims to accept the Acceptable Plan, (ii) consents to the treatment of the New Investors' Senior Credit Facility claims and Subordinated Note Claims, including the distributions to be made in satisfaction thereof, as set forth in the Acceptable Plan, and (iii) shall not directly or indirectly sell, assign, hypothecate, grant an option on, or otherwise dispose of (each, a "transfer") any of the Senior Credit Facility claims or Subordinated Note Claims held by such New Investor on the date hereof; provided, however, that any New Investor may transfer any of such claims to an entity that agrees in writing, in form and substance satisfactory to the Debtors, to be bound by the terms of this Agreement, and if such transfer is to occur prior to the deadline established in the Proposed Disclosure Statement for casting votes on the Plan, such New Investor

                                    Ex. 1.A-2
executes and delivers to the Debtors' voting agent, in accordance with the voting procedures established in the Proposed Disclosure Statement, an irrevocable ballot to accept the Plan.

         5. TERMINATION OF AGREEMENT. This Agreement shall terminate automatically on March 31, 2002. Upon termination of this Agreement, no Party shall have any continuing liability or obligation to any other Party hereunder; provided, however, that no such termination shall relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

         6. NO SOLICITATIONS. None of the Debtors or any of their respective subsidiaries (collectively with the Debtors, the "Regal Entities") will, nor will any of the Debtors permit, to the extent of its control, if any, over such person or entity, any Regal Entity or affiliate of any Regal Entity ("Affiliate") or authorize or permit, to the extent of its control, if any, over such person or entity, any of its representatives (the "Representatives") to, take, directly or indirectly, any action to initiate, solicit, negotiate, encourage or accept any offer or inquiry from any person (a) to engage in any Business Combination, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination or (c) to furnish or cause to be furnished any information with respect to the Regal Entities to any Person who any Regal Entity, Affiliate or Representative knows or has reason to believe is in the process of considering any Business Combination other than (i) parties in interest pursuant to an order of the Bankruptcy Court and (ii) creditors of the Regal Entities who are parties to confidentiality agreements that provide that such creditors may not provide information regarding the Regal Entities to any third party without the consent of the Regal Entities. If any of the Debtors learn that any Regal Entity or any Affiliate or Representative receives from any Person any offer, inquiry or informational request referred to above (including without limitation any request by the creditors of the Regal Entities to deliver information to third parties), the Debtors will promptly advise such Person, by written notice, of the terms of this paragraph and will promptly, orally and in writing, advise the Investor Group of such offer, inquiry or request and deliver a copy of the foregoing notice to the Investor Group. In addition, the Debtors shall not consent to the provision of information by creditors of the Regal Entities to third parties without the prior written consent of the Investor Group, which consent shall not be unreasonably withheld. For purposes hereof, "Business Combination" means any merger, consolidation or combination to which any of the Regal Entities is a party, any proposed sale, dividend, split or other disposition of capital stock or other equity interest of any Regal Entity or any proposed sale, dividend or other disposition of all or substantially all of the assets and properties of any Regal Entity.

         7. THE DEBTORS' FIDUCIARY OBLIGATIONS. Notwithstanding anything to the contrary contained in paragraphs 4 or 6 and without restricting the sharing of information with and among the Initial Sponsors' Board of Directors' designees in their capacity as Directors of Regal:

                  (i) the Debtors may furnish or cause to be furnished information concerning the Debtors and their businesses, properties or assets to a party that expresses a legitimate interest in, as well as the financial wherewithal to consummate, a Business Combination (each a "Potential Acquiror"), on terms, including confidentiality terms, substantially similar to those set forth in the confidentiality agreements between the Debtors and the New Investors;

                  (ii) following receipt of a proposal or offer for a Business Combination from a Potential Acquiror, the Debtors may negotiate and discuss such proposal or offer with the Potential Acquiror;

                  (iii) following receipt of a proposal or offer for a Business Combination from a Potential Acquiror, the Debtors may disclose the terms and conditions of such proposal or offer to the parties whose votes are being solicited with respect to the Accepted Plan and, if applicable, to the Bankruptcy Court, and

                  (iv) following receipt of a proposal or offer for a Business Combination from a Potential Acquirer, the Debtors may immediately terminate their obligations under this Agreement by written notice to each of the New Investors;

         but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that:

         (y) if an offer or proposal from a Potential Acquiror is received prior to the commencement of the Reorganization Cases, the Debtors and their Boards of Directors shall conclude in good faith and with consultation from independent counsel and financial advisors that (1) the Potential Acquiror is proposing or offering a Business Combination that the Debtors and their Boards of Directors determine is reasonably likely, if negotiated to finality and consummated, to be more favorable to the Debtors, their creditors and their equity holders than is proposed under the Acceptable Plan (a "Superior Proposal"), and (2) such action is necessary or appropriate in order for such Board of Directors to comply with its fiduciary obligations to the Debtors' creditors and equity holders under applicable law; and

         (z) if an offer or proposal from a Potential Acquiror is received after the commencement of the Reorganization Cases, the Bankruptcy Court shall so order the Debtors; provided, that the Debtors may disclose any such offer or proposal to the Bankruptcy Court in any and all circumstances and request such relief as may be appropriate.

                                    Ex. 1.A-3

         8. SPECIFIC PERFORMANCE. It is understood and agreed by each of the Parties hereto that money damages would not be a sufficient remedy for any material breach of any provision of this Agreement by any Party and each non-breaching Party shall be entitled to the sole and exclusive remedy of specific performance and injunctive or other equitable relief as a remedy for any such breach, without the necessity of securing or posting a bond or other security in connection with such remedy.

         9. REPRESENTATIONS AND WARRANTIES. Each of the Parties represents and warrants to each of the other Parties that the following statements are true, correct and complete as of the date hereof:

         (a) Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

         (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part;

         (c) No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or by-laws or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its certificate of incorporation or by-laws or other organizational documents;

         (d) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body;

         (e) Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability; and

         (f) New Investors. If the undersigned is a New Investor: (i) the undersigned is acquiring the New Regal Common Stock (as defined in the Plan) for investment and not with a view to the distribution thereof, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"); (ii) the undersigned has such knowledge and experience in financial and business affairs that the undersigned is capable of evaluating the merits and risks of an investment in the New Regal Common Stock; and (iii) the undersigned understands that the New Regal Common Stock issued to it may not be resold except pursuant to an effective registration statement filed under the Securities Act or pursuant to an exemption from registration thereunder.

         10. EFFECTIVENESS; AMENDMENTS. This Agreement shall not become effective and binding on a Party unless and until a counterpart signature page to this Agreement has been executed and delivered by such Party. Once effective, this Agreement may not be modified, amended or supplemented with respect to a Party except in a writing signed by such Party.

         11. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

         12. NOTICES. All notices and consents hereunder shall be in writing and shall be deemed to have been duly given upon receipt if personally delivered by courier service, messenger, telecopy, or by certified or registered mail, postage prepaid return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

                  If to the Investor Group or any one Investor, to:

                  OCM PRINCIPAL OPPORTUNITIES FUND II, L.P.
                  333 South Grand Avenue
                  28th Floor Los Angeles, CA 90071
                  Facsimile No.: (213) 830-6395
                  Attn: Stephen A. Kaplan

                                    Ex. 1.A-4

                  THE ANSCHUTZ CORPORATION
                  555 17th Street, Suite 2400
                  Denver, CO 80202
                  Facsimile No.: (303) 299-1333
                  Attn: Michael Bennet

                  LBI GROUP, INC.
                  c/o Lehman Brothers, Inc.
                  3 World Financial Center, 11th Floor
                  New York, NY 10285-1100
                  Facsimile No.: (212) 526-7691
                  Attn: James P. Seery, Jr.

                  GSCP RECOVERY, INC.
                  c/o GSC Partners
                  500 Campus Drive, Suite 220
                  Florham Park, NJ 07932
                  Attention: Robert Hamwee

                  DEWEY BALLANTINE LLP
                  1301 Avenue of the Americas
                  New York, New York 10019
                  Facsimile: (212) 259-6333
                  Attn: Michael J. Sage

                  TUDOR INVESTMENT CORPORATION
                  1275 King Street
                  Greenwich, Connecticut 06831
                  Attention: Chris Kane

                  And

                  PUTNAM INVESTMENT MANAGEMENT LLP
                  High Yield Group
                  One Post Office Square, Seventh Floor
                  Boston, Massachusetts 02109
                  Facsimile No.:(617) 760-8639
                  Attention: Robert Paine

                  With a copy to:
                  MILBANK, TWEED, HADLEY & McCLOY LLP
                  601 S. Figueroa Street, 30th Floor
                  Los Angeles, CA 90017
                  Facsimile No.: (213) 629-5063
                  Attn: Paul Aronzon

                  If to the Debtors or any one Debtor, to:
                  REGAL CINEMAS, INC.
                  7132 Mike Campbell Drive
                  Knoxville, Tennessee 37918
                  Facsimile No.: (423) 922-6085
                  Attn: Peter B. Brandow

                  With a copy to:

                  WEIL, GOTSHAL & MANGES LLP
                  767 Fifth Avenue New York, NY 10153
                  Facsimile No.: (212) 310-8007
                  Attn: Marcia L. Goldstein
                  Sharon Youdelman

                                    Ex. 1.A-5

         13. REPRESENTATION BY COUNSEL. Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel, shall have no application and is expressly waived.

         14. CONSIDERATION. It is hereby acknowledged by the Parties that, other than the agreements, covenants, representations and warranties of the Parties, as more particularly set forth herein, no consideration shall be due or paid to the Debtors for their agreement to file and use their commercially reasonable efforts to obtain approval for the Acceptable Plan and Proposed Disclosure Statement in accordance with the terms and conditions of this Agreement.

         15. HEADINGS. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         16. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, administrators and representatives.

         17. SEVERAL, NOT JOINT, OBLIGATIONS. The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.

         18. PRIOR NEGOTIATIONS. This Agreement supersedes all prior negotiations with respect to the subject matter hereof but shall not supersede the Plan or the Acceptable Plan.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

         20. NO THIRD-PARTY BENEFICIARIES. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third party beneficiary hereof.

                                    Ex. 1.A-6

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                    The Anschutz Corporation

                                    By: /s/
                                        ---------------------------------------
                                        Name:  Craig D. Slater
                                        Title: Executive Vice President


                                    OCM Principal Opportunities Fund II, L.P.

                                    By: Oaktree Capital Management, LLC,
                                         its general partner

                                        By: /s/
                                        ---------------------------------------
                                            Name:  Stephen A. Kaplan
                                            Title: Principal

                                        By: /s/
                                        ---------------------------------------
                                            Name:  B. James Ford
                                            Title: Senior Vice President

                                    GSCP Recovery, Inc.

                                    By: /s/
                                        ---------------------------------------
                                        Name:  Robert A. Hamwee
                                        Title: Managing Director


                                    LBI Group, Inc.

                                    By: /s/
                                        ---------------------------------------
                                        Name:  G. Andrew Keith
                                        Title: Vice President


                                    Ex. 1.A-7

                                    The Tudor BVI Global Portfolio Ltd.

                                    By: /s/
                                        ---------------------------------------
                                        Name:  Christopher P. Kane
                                        Title: Portfolio Manager


                                    Tudor Proprietary Trading, L.L.C.

                                    By: /s/
                                        ---------------------------------------
                                        Name:  Christopher P. Kane
                                        Title: Portfolio Manager


                                    Putnam High Yield Trust
                                    Putnam High Yield Advantage Fund
                                    Putnam Variable Trust-Putnam VT High
                                      Yield Fund
                                    Putnam Master Income Trust
                                    Putnam Premier Income Trust
                                    Putnam Master Intermediate Income Trust
                                    Putnam Diversified Income Trust
                                    Putnam Funds Trust-Putnam High
                                      Yield Trust II
                                    Putnam Strategic Income Fund
                                    Putnam Variable Trust-Putnam VT
                                      Diversified Income Fund
                                    Travelers Series Fund Inc.-Putnam
                                      Diversified Income Portfolio

                                    By:  Putnam Investment Management, LLC

                                        By: /s/
                                        ---------------------------------------
                                            Name:  Karen R. Kay
                                            Title: Senior Vice President


                                    Putnam High Yield Fixed Income Fund, LLC
                                    Putnam High Yield Managed Trust

                                    By: Putnam Fiduciary Trust Company

                                        By: /s/
                                        ---------------------------------------
                                            Name:  Karen R. Kay
                                            Title: Senior Vice President


                                    Ex. 1.A-8

                                    DEBTORS

                                    Regal Cinemas, Inc.

                                    By: /s/
                                        ---------------------------------------
                                            Name:  Peter B. Brandow
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085

                                    Regal Investment Company

                                    By: /s/
                                        ---------------------------------------
                                            Name:  Peter B. Brandow
                                            Title: Vice President

                                    Address:   222 Delaware Avenue
                                               Suite 1450
                                               Wilmington, DE 19801


                                    R. C. Cobb, Inc.

                                    By: /s/
                                        ---------------------------------------
                                            Name:  Peter B. Brandow
                                            Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085


                                    Regal Cinemas Group, Inc.

                                    By: /s/
                                        ---------------------------------------
                                            Name:  Peter B. Brandow
                                            Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085

                                    Regal Cinemas Holding,  Inc.

                                    By: /s/
                                        ---------------------------------------
                                            Name:  Peter B. Brandow
                                            Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085

                                    Ex. 1.A-9

                                    Cobb Finance Corp.


                                    By: /s/
                                        ---------------------------------------
                                            Name:  Peter B. Brandow
                                            Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085


                                    Act III Cinemas, Inc.


                                    By: /s/
                                        ---------------------------------------
                                            Name:  Peter B. Brandow
                                            Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085



                                    Act III Theatres, Inc.

                                    By: /s/
                                        ---------------------------------------
                                            Name:  Peter B. Brandow
                                            Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085


                                    Act III Inner Loop Theatres, Inc.

                                    By: /s/
                                        ---------------------------------------
                                            Name:  Peter B. Brandow
                                            Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085



                                    A3 Theatres of Texas, Inc.

                                    By: /s/
                                        ---------------------------------------
                                            Name:  Peter B. Brandow
                                            Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085

                                   Ex. 1.A-10

                                    Eastgate Theatre, Inc.

                                    By: /s/
                                        ---------------------------------------
                                             Name:  Peter B. Brandow
                                             Title:    Vice President

                                    Address: 7132 Mike Campbell Drive
                                             Knoxville, TN 37918
                                             Fax: (865) 922-6085


                                    General American Theatres, Inc.

                                    By: /s/
                                        ---------------------------------------
                                             Name:  Peter B. Brandow
                                             Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085


                                    Broadway Cinemas, Inc.

                                    By: /s/
                                        ---------------------------------------
                                             Name:  Peter B. Brandow
                                             Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085



                                    J.R. Cinemas, Inc.

                                    By: /s/
                                        ---------------------------------------
                                            Name:  Peter B. Brandow
                                            Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085



                                    TEMT Alaska, Inc.

                                    By: /s/
                                        ---------------------------------------
                                             Name:  Peter B. Brandow
                                             Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085

                                   Ex. 1.A-11

                                    A3 Theatres of San Antonio, Ltd.

                                    By:  ACT III THEATRES, INC.
                                    Its: Limited Partner

                                    By: /s/
                                        ---------------------------------------
                                             Name:  Peter B. Brandow
                                             Title: Vice President


                                                       and


                                    By:  A3 THEATRES OF TEXAS, INC.,
                                    Its: General Partner

                                    By: /s/
                                        ---------------------------------------
                                             Name:  Peter B. Brandow
                                             Title: Vice President

                                    Address:   7132 Mike Campbell Drive
                                               Knoxville, TN 37918
                                               Fax: (865) 922-6085



                                   Ex. 1.A-12

                         Exhibits Intentionally Omitted



                                   Ex. 1.A-13

                                                                       EXHIBIT B
                                                                TO JOINT PLAN OF
                                                                  REORGANIZATION


                                TABLE OF CONTENTS

                                     BYLAWS

                                       OF

                               REGAL CINEMAS, INC.

                                                                                                                          PAGE
                                                                                                                          ----

ARTICLE I  Offices ..............................................................................................          B-3
          Section  1.1.    Offices...............................................................................          B-3

ARTICLE II Stockholders ..........................................................................................         B-3
          Section  2.1.    Annual Meeting.........................................................................         B-3
          Section  2.2.    Special Meetings.......................................................................         B-3
          Section  2.3.    Notice of Meetings.....................................................................         B-3
          Section  2.4.    Quorum.................................................................................         B-4
          Section  2.5.    Voting.................................................................................         B-4
          Section  2.6.    Proxies................................................................................         B-4
          Section  2.7.    List of Stockholders...................................................................         B-4
          Section  2.8.    Written Consent of Stockholders in Lieu of Meeting.....................................         B-4
          Section  2.9.    Affiliate Transactions.................................................................         B-5

ARTICLE III Directors.............................................................................................         B-5
          Section  3.1    Board of Directors......................................................................         B-5
                   (a)  Initial Composition.......................................................................         B-5
                   (b)  Board Composition.........................................................................         B-5
          Section  3.2.    Vacancies and Newly Created Directorships..............................................         B-6
          Section  3.3.    Resignation............................................................................         B-6
          Section  3.4.    Removal................................................................................         B-6
          Section  3.5.    Meetings...............................................................................         B-6
          Section  3.6.    Quorum and Voting......................................................................         B-7
          Section  3.7.    Written Consent of Directors in Lieu of a Meeting......................................         B-7
          Section  3.8.    Compensation...........................................................................         B-7
          Section  3.9.    Committees of the Board of Directors...................................................         B-7

ARTICLE IV Officers, Agents and Employees.........................................................................         B-8
          Section  4.1.    Appointment and Term of Office.........................................................         B-8
          Section  4.2.    Resignation and Removal................................................................         B-8
          Section  4.3.    Compensation and Bond..................................................................         B-8
          Section  4.4.    Chairman of the Board..................................................................         B-8
          Section  4.5.    President..............................................................................         B-8
          Section  4.6.    Vice Presidents........................................................................         B-8
          Section  4.7.    Treasurer..............................................................................         B-9
          Section  4.8.    Secretary..............................................................................         B-9
          Section  4.9.    Assistant Treasurers...................................................................         B-9
          Section  4.10.  Assistant Secretaries...................................................................         B-9
          Section  4.11.  Delegation of Duties....................................................................         B-9

                                    Ex.1.B-1

                                                                                                                          PAGE
                                                                                                                          ----

ARTICLE V    Indemnification and Insurance........................................................................         B-9
          Section  5.1.    Right to Indemnification...............................................................         B-9
          Section  5.2.    Right to Advancement of Expenses.......................................................         B-10
          Section  5.3.    Right of Indemnitee to Bring Suit......................................................         B-10
          Section  5.4.    Non-Exclusivity of Rights..............................................................         B-10
          Section  5.5.    Insurance..............................................................................         B-10
          Section  5.6.    Indemnification of Employees and Agents of the Corporation.............................         B-10
          Section  5.7.    Contract Rights........................................................................         B-10

ARTICLE VI    Stock...............................................................................................         B-11
          Section  6.1.    Certificates...........................................................................         B-11
          Section  6.2.    Transfers of Stock.....................................................................         B-11
          Section  6.3.    Lost, Stolen or Destroyed Certificates.................................................         B-11
          Section  6.4.    Stockholder Record Date................................................................         B-11

ARTICLE VII    Seal...............................................................................................         B-12
          Section  7.1.    Seal...................................................................................         B-12

ARTICLE VIII    Waiver of Notice..................................................................................         B-12
          Section  8.1.    Waiver of Notice.......................................................................         B-12

ARTICLE IX    Checks, Notes, Drafts, Etc..........................................................................         B-12
          Section  9.1.    Checks, Notes, Drafts, Etc.............................................................         B-12

ARTICLE X    Amendments...........................................................................................         B-12
          Section  10.1.    Amendments............................................................................         B-12

ARTICLE XI    Definitions.........................................................................................         B-13

                                   Ex. 1.B-2

                                     BYLAWS
                                       OF
                               REGAL CINEMAS, INC.
                                    ARTICLE I
                                     OFFICES

          Section 1.1. Offices. The Corporation may have such offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II
                                  STOCKHOLDERS

          Section 2.1. Annual Meeting. Except as otherwise provided in Section
2.8 of these Bylaws, an annual meeting of stockholders of the Corporation shall be held at such time and date in each year as the Board of Directors, the Chairman of the Board, if any, or the President may from time to time determine. The annual meeting in each year shall be held at such hour on said day and at such place within or without the State of Tennessee as may be fixed by the Board of Directors, or if not so fixed, at 10:00 A.M., local time, at the principal executive offices of the Corporation.

          Section 2.2. Special Meetings. Subject to the rights of the holders of any series of preferred stock, par value $0.001 per share, of the Corporation (the "Preferred Stock"), or any other series or class of stock as set forth in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to elect additional directors under specified circumstances, a special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called only by the Chairman of the Board, if any, or the President or any Vice President, and shall be called by the Chairman of the Board, if any, or the President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the total number of directors which the Corporation would at the time have if there were no vacancies (the "Whole Board"). Any such request shall state the purpose or purposes of the proposed meeting.

          The Board of Directors may designate the place of meeting for any special meeting of stockholders, and if no such designation is made, the place of meeting shall be the principal executive offices of the Corporation.

          Section 2.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived as provided in Section 8.1 of these Bylaws, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten (10) days nor more than two (2) months before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 2.4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation or by these Bylaws, at any meeting of stockholders the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 2.3 of these Bylaws, notice need not be given of the adjourned meeting.

                                   Ex. 1.B-3

          Section 2.5. Voting. Except as otherwise set forth in these Bylaws or the Certificate of Incorporation with respect to the right of any holder of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these Bylaws, be authorized by a majority of the votes cast with respect thereto at the meeting (including abstentions) by the holders of stock entitled to vote thereon.

          Except as otherwise provided by law, or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

          Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

          Section 2.6. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy by signing an appointment either personally or by his duly authorized attorney. An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and coupled with an interest.

          Section 2.7. List of Stockholders. After the record date for a meeting has been fixed, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, in each case as reflected in the records of the Corporation. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting. A stockholder or his agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Tennessee Business Corporation Act ("Act"), to copy the list, during regular business hours and at such stockholder's expense, during the period it is available for inspection. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present during the meeting or any adjournment.

          The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          Section 2.8. Written Consent of Stockholders in Lieu of Meeting. Any action required by the Act to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation. Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than sixty (60) days prior to the date such written consent is filed as aforesaid, or, if no such date is so specified, on the date such written consent is filed as aforesaid.

          If the Act or the Certificate of Incorporation requires that notice of a proposed action be given to nonvoting stockholders and the action is to be taken by consent of the voting stockholders, then the Corporation shall give its nonvoting stockholders written notice of the proposed action at least ten (10) days before such action is taken. Such notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting stockholders in a notice of a meeting at which the proposed action would have been submitted to the stockholders for action.

                                   Ex. 1.B-4

          Section 2.9. Affiliate Transactions. So long as Oaktree and Anschutz, respectively, hold any shares of Common Stock, the Company will not, without the prior approval of each of Oaktree and Anschutz, enter into or engage in, or permit any of its subsidiaries to enter into or engage in, any transaction or series of related transactions with any stockholder or any Affiliate of any stockholder, unless such transaction is on terms no less favorable to the Company or its subsidiaries than those that would have been obtainable at that time in an arms-length transaction with an unaffiliated or uninterested party.

                                   ARTICLE III
                                    DIRECTORS

          Section 3.1.    Board of Directors

          (a) Initial Composition. The Board of Directors will initially consist of nine (9) directors until changed as provided in this Section 3.1. The number of directors may be changed at any time and from time to time by a resolution of the Board of Directors passed by a majority of the Board, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed pursuant to Section 3.4 of these Bylaws at the time of such decrease; provided that the number of directors may not be reduced below the number of directors entitled to be nominated by the stockholders pursuant to
Section 3.1(b) without the prior written consent of the affected stockholders.

          (b) Board Composition. Subject to Section 3.4, the Board of Directors will consist of (i) five (5) directors elected by Anschutz (the "Anschutz Director"), provided that the number of persons Anschutz will be entitled to elect will be reduced by one (1) for each reduction of 20% of the Anschutz Shares (as adjusted by reverse stock splits and other similar actions taken by the Corporation with the effect of reducing the aggregate number of outstanding shares of Common Stock), provided, further, that Anschutz shall not be entitled to elect any person to the Board of Directors at any time at which it holds less than 5% of the then outstanding shares of Common Stock; (ii) two (2) directors elected by Oaktree (the "Oaktree Director"), provided that the number of persons Oaktree will be entitled to elect will be reduced by one (1) for each reduction of 33% of the Oaktree Shares (as adjusted by reverse stock splits and other similar actions taken by the Corporation with the effect of reducing the aggregate number of outstanding shares of Common Stock), provided, further, Oaktree shall not be entitled to elect any directors at any time at which it holds less than 5% of the then outstanding shares of Common Stock; (iii) (a) Alfred C. Eckert III ("Eckert"), for so long as GSC Partners ("Greenwich") holds not less than 5% of the then outstanding shares of Common Stock and Eckert is able and willing to continue to serve as a director of the Corporation or (b) one person nominated by action taken by a majority of the remaining members of the Board of Directors if Greenwich is no longer entitled to designate Eckert or if Eckert is otherwise unable or unwilling to continue to serve as a director of the Corporation or declines or is unable to accept the nomination as a director, unless the remaining directors reduce the size of the Board of Directors pursuant to Section 3.4 and (iv) the Chief Executive Officer of the Corporation. Each person elected as a director of the Corporation pursuant to Section 3.1(b)(i), (ii), (iii) and (iv), and each person nominated for election as a director of the Corporation in lieu of any such person pursuant to Section 3.2(c), or to fill a vacancy on the Board of Directors created by such person pursuant to Section 3.3, is referred to herein as a "Stockholder Director." Each director of the Corporation shall serve for an initial term of one (1) year or until his or her successor is elected and qualified or until his or her earlier resignation, or removal.

          Section 3.2.    Vacancies and Newly Created Directorships

          (a) Each director will hold his or her office as a director of the Corporation for such term as is provided in the Certificate of Incorporation and
Section 3.1(b) until his or her death, resignation or removal from the Board of Directors or until his or her successor has been duly elected and qualified in accordance with these Bylaws. If any Stockholder Director ceases to serve as a director of the Corporation for any reason during his or her term, a nominee for the vacancy resulting therefrom will be designated by the stockholder or stockholders that nominated such director.

          (b) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of a meeting. Except as otherwise provided by law, such vacancies and newly created directorships may also be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

          Section 3.3. Resignation. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

          Section 3.4. Removal. If at any time the stockholder or stockholders that elected any Stockholder Director shall notify the Company in writing of its desire to have removed from the Board of Directors, with or without cause, such Stockholder Director, such Stockholder Director shall be immediately removed from the Board of Directors by action of a majority of the remaining members of the Board. Only Anschutz has the right to remove an Anschutz Director, or to fill a vacancy caused by the

                                   Ex. 1.B-5
resignation, removal (with or without cause) or death of such Anschutz Director. Only Oaktree has the right to remove an Oaktree Director, or to fill a vacancy caused by the resignation, removal (with or without cause) or death of such Oaktree Director. Only Greenwich has the right to remove Eckert. If at any time any stockholder is no longer entitled to elect one or more directors pursuant to
Section 3.1(b) above, the Stockholder Director or Stockholder Directors elected by such stockholder shall be immediately removed from the Board of Directors and the remaining members of the Board of Directors may (i) elect a replacement Stockholder Director by action of a majority of the remaining members of the Board of Directors and such replacement Stockholder Director shall be immediately elected to fill the resulting vacancy, provided that in the event that the Stockholder Director that is removed was elected by Oaktree or Anschutz and at the time of such removal Oaktree or Anschutz, respectively, has the ability to elect one or more members of the Board and Directors pursuant to
Section 3.1(b) above, then Oaktree or Anschutz, respectively, shall designate in writing the Stockholder Director that is to be removed from the Board of Directors or (ii) reduce the size of the Board of Directors, provided that the number of directors may not be reduced below the number of directors entitled to be elected by the stockholders pursuant to Section 3.1(b) above without the prior written consent of the affected stockholder(s).

          Section 3.5. Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Tennessee. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. An annual meeting of the Board of Directors shall be held after each annual election of directors. If such election occurs at an annual meeting of stockholders, the annual meeting of the Board of Directors shall be held at the same place and immediately following such meeting of stockholders, and no further notice thereof need be given other than this Bylaw. If an annual election of directors occurs by written consent in lieu of the annual meeting of stockholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the Corporation as is practicable, either at the next regular meeting of the Board of Directors or at a special meeting. The Board of Directors may fix times and places for additional regular meetings of the Board of Directors and no notice of such meetings need be given. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President or by at least one-third of the directors for the time being in office, at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, postage prepaid, not later than the second day before the meeting, or personally or by telegraphing or telephoning the same not later than the day before the meeting.

          Section 3.6. Quorum and Voting. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 3.7. Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

          Section 3.8. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

          Section 3.9. Committees of the Board of Directors. The Board of Directors may from time to time, by resolution passed by majority of the Whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the

                                   Ex. 1.B-6
members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the whole Board.

                                   Ex. 1.B-7

                                   ARTICLE IV
                         OFFICERS, AGENTS AND EMPLOYEES

          Section 4.1. Appointment and Term of Office. The officers of the Corporation shall include a President, a Secretary and a Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. All such officers shall be appointed by the Board of Directors or by a duly authorized committee thereof, and shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV, together with such other powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Except as may be prescribed otherwise by the Board of Directors or a committee thereof in a particular case, all such officers shall hold their offices at the pleasure of the Board of Directors for an unlimited term and need not be reappointed annually or at any other periodic interval. The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

          Section 4.2. Resignation and Removal. Any officer may resign at any time upon written notice to the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time. The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee. Such removal shall be without prejudice to a person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

          Section 4.3. Compensation and Bond. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

          Section 4.4. Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him or her by the Board of Directors.

          Section 4.5. President. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), he or she shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall have general charge of the business affairs of the Corporation. He or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. The President may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

          Section 4.6. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President.

          Section 4.7. Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the President or the Board of Directors.

          Section 4.8. Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the stockholders or directors in lieu of a meeting. He or she shall attend to the giving and serving of all notices of the Corporation. He or she shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required. He or she shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President or the Board of Directors.

                                   Ex. 1.B-8

          Section 4.9. Assistant Treasurers. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

          Section 4.10. Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

          Section 4.11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                                    ARTICLE V
                          INDEMNIFICATION AND INSURANCE

          Section 5.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that except as provided in Section 5.3 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

          Section 5.2. Right to Advancement of Expenses. The right to indemnification conferred in Section 5.1 shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Act requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.2 or otherwise.

          Section 5.3. Right of Indemnitee to Bring Suit. If a claim under
Section 5.1 or Section 5.2 is not paid in full by the Corporation within thirty
(30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of

                                   Ex. 1.B-9
expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

          Section 5.4. Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 5.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

          Section 5.6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          Section 5.7. Contract Rights. The rights to indemnification and to the advancement of expenses conferred in Section 5.1 and Section 5.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                                   Ex. 1.B-10

                                   ARTICLE VI
                                      STOCK

          Section 6.1. Certificates. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. Any of or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

          Section 6.2. Transfers of Stock. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for the same number of shares, properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these Bylaws and the Act, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

          Section 6.3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements as it deems appropriate under the circumstances.

          Section 6.4. Stockholder Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other action.

          If no record date is fixed by the Board of Directors, (l) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the first written consent is expressed by the filing thereof with the Corporation as provided in Section 2.8 of these Bylaws, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

                                   Ex. 1.B-11

                                   ARTICLE VII
                                      SEAL

          Section 7.1. Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Tennessee". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII
                                WAIVER OF NOTICE

          Section 8.1. Waiver of Notice. Whenever notice is required to be given to any stockholder of the Corporation under any provision of the Act or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records shall be deemed equivalent to the giving of such notice. Notwithstanding the foregoing, a stockholder's attendance at a meeting:
(1) waives objection to lack of notice or defective notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting (or promptly upon his arrival), to the holding of the meeting or the transaction of any business because the meeting is not lawfully called or convened; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is proposed.

          Whenever notice is required to be given to any director of the Corporation under any provision of the Act or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the director entitled to notice, whether before or after the time stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records shall be deemed equivalent to the giving of such notice. Notwithstanding the foregoing, a director's attendance at a meeting waives objection to lack of notice or defective notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting (or promptly upon his arrival), to the holding of the meeting or the transaction of any business because the meeting is not lawfully called or convened.

          Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                                   ARTICLE IX
                           CHECKS, NOTES, DRAFTS, ETC.

          Section 9.1. Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

                                    ARTICLE X
                                   AMENDMENTS

          Section 10.1. Amendments. These Bylaws or any of them may be altered or repealed, and new Bylaws may be adopted, by vote at a meeting or by written consent without a meeting of the holders of a majority of the shares of Common Stock then held by Oaktree and a majority of the shares of Common Stock then held by Anschutz or if such holders do not at the time of determination hold at least 33% of the shares of Common Stock then outstanding, holders of a majority of the shares of Common Stock then outstanding; provided, however, that Section 3.1(b) shall not be amended in a manner that would materially and adversely affect the rights of Greenwich thereunder without the written consent of Greenwich.

                                   Ex. 1.B-12

                                   ARTICLE XI
                                   DEFINITIONS

          As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending on reference.

          "Affiliate" means, as applied to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing.

          "Anschutz" means The Anschutz Corporation, a Kansas corporation.

          "Anschutz Director" has the meaning ascribed to it in Section 3.1(b).

          "Anschutz Shares" means the aggregate number of shares of Common Stock
owned by Anschutz as of            , 2001.

          "Common Stock" means the common stock of the Company, par value $0.001 per share.

          "Eckert" has the meaning ascribed to it in Section 3.1(b).

          "Greenwich" has the meaning ascribed to it in Section 3.1(b).

          "Oaktree" means OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership.

          "Oaktree Director" has the meaning ascribed to it in Section 3.1(b).

          "Oaktree Shares" means the aggregate number of shares of Common Stock
owned by Oaktree as of            , 2001.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Shareholders Agreement" means that certain Shareholders' Agreement
dated            , 2001 by and among Oaktree, Anschutz and the other
stockholders party thereto.

          "Stockholder Director" shall have the meaning ascribed to it in
Section 3.1(b).

                                   Ex. 1.B-13

                                                                       EXHIBIT C
                                                                TO JOINT PLAN OF
                                                                  REORGANIZATION

                       SECOND AMENDED AND RESTATED CHARTER
                                       OF
                               REGAL CINEMAS, INC.

          REGAL CINEMAS, INC. (the "Corporation"), a corporation duly incorporated by the filing of its original charter (the "Original Charter") with the Secretary of State of the state of Tennessee on November 28, 1989, which Original Charter was amended and restated on May 5, 1998 (the "Amended and Restated Charter"), desiring to amend and restate the Amended and Restated Charter with this second amended and restated charter (the "Second Amended and Restated Charter"), which has been duly adopted in accordance with Sections 48-20-107 and 48-20-108 of the Tennessee Business Corporation Act of the State of Tennessee, as amended (the "Act"), hereby certifies as follows:

          1. The name of the Corporation is Regal Cinemas, Inc. The name under which the Corporation was originally incorporated was Regal Cinemas, Inc.

           2. This Second Amended and Restated Charter amends and restates the Amended and Restated Charter and has been duly adopted in accordance with Sections 48-12-102, 48-20-107 and 48-20-108 of the Act, pursuant to the authority granted to the Corporation under Section 48-20-108 of the Act to put into effect and carry out the Debtors' Second Amended Plan of Reorganization under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code")
for the Corporation, et al. (the "Plan"), as confirmed on            , 2001 by
order (the "Order") of the United States Bankruptcy Court for             (the
"Bankruptcy Court"). Provision for the making of this Second Amended and Restated Charter is contained in the Order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

          3. The text of the Corporation's Amended and Restated Charter is hereby amended and restated to read as herein set forth in full.

          FIRST: The Corporation is for profit.

          SECOND: The address of the Corporation's principal office is 7132 Mike Campbell Drive, Knoxville, Tennessee, 37918, County of Knox.

          THIRD: The address of the Corporation's registered office in the State of Tennessee is 500 Tallan Building, Two Union Square, Chattanooga, Tennessee, 37402, County of Hamilton. The name of its registered agent at such address is Corporation Service Company.

          FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Act.

          FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares, consisting of Twenty-Five Million (25,000,000) shares of common stock, par value $0.001 per share (hereinafter referred to as the "Common Stock"), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (hereinafter referred to as the "Preferred Stock"). The powers, designations, preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock and the Preferred Stock are as follows:

          (a) Preferred Stock.

          The Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing Articles of Amendment pursuant to the Act (hereinafter referred to as a "Articles of Amendment"), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

                    (A) the designation of and the number of shares constituting such series, which number the Board of Directors may thereafter (except as otherwise provided in the Articles of Amendment) increase or decrease (but not below the number of shares of such series then outstanding);

                                   Ex. 1.C-1

                    (B) the dividend rate for the payment of dividends on such series, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of or any other series of capital stock, and whether such dividends, if any, shall be cumulative or non-cumulative;

                    (C) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                    (D) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                    (E) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

                    (F) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

                    (G) the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

                    (H) the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                    (I) any other relative rights, preferences and limitations of that series.

          Each such series of Preferred Stock shall be given a distinguished designation. All shares of any one series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, with those of other shares of Preferred Stock. Before issuing any shares of a series of Preferred Stock, the Corporation shall deliver to the Secretary of State for filing Articles of Amendment, which shall be effective without shareholder action, that set forth (a) the name of the Corporation, (b) the text of the amendment determining the terms of the series, (c) the date it was adopted and
(d) a statement that the amendment was duly adopted by the Board of Directors.

          (b) Common Stock.

          The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in the Articles of Amendment relating thereto. Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which stockholders of the Corporation are entitled to vote. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefore, dividends payable either in cash, in stock or otherwise.

          SIXTH : The directors shall have power to adopt, amend or repeal Bylaws of the Corporation, except as may otherwise be provided in the Bylaws of the Corporation.

          SEVENTH: Elections of directors need not be by written ballot, except as may otherwise be provided in the Bylaws of the Corporation.

          EIGHTH: To the fullest extent permitted by the Act as in effect on the date hereof and as hereafter amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 48-18-304 of the Act, or (iv) for any transaction from which the director derives an improper personal benefit. If the Act is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the Act, as so amended from time to time. Any repeal or modification of this Article Eight by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                    Ex.1.C-2

          NINTH: The issuance of nonvoting equity securities shall be prohibited pursuant to Section 1123(a)(6) of title 11 of the United States Code, as amended.

          TENTH: A special meeting of the shareholders may be called only by the persons set forth in Section 2.2 of the Corporation's Bylaws. The Corporation hereby expressly elects not to be governed by the provisions of Section 48-17-102(a)(2) of the Act.

WITNESS my signature this      day of                , 2001.

                                             By:
                                                  -----------------------------
                                                       Michael L. Campbell
                                                     Chairman, Chief Executive
                                                     Officer and President


                                   Ex. 1.C-3

                                                                       EXHIBIT D
                                                                TO JOINT PLAN OF
                                                                  REORGANIZATION

                             SHAREHOLDERS' AGREEMENT

          THIS SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered
into as of            , 2001 by and among Regal Cinemas, Inc., a Tennessee
corporation (the "Company"), OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership ("Oaktree"), The Anschutz Corporation ("Anschutz" and, together with Oaktree, the "Sponsors"), and the Persons identified on Schedule A attached hereto (the "Non-Sponsor Shareholders" and, together with the Sponsors, the "Shareholders").

                                    RECITALS

          WHEREAS, on            , 2001, the United States Bankruptcy Court for
the District of            (the "Bankruptcy Court") entered, under Bankruptcy
CodeSection1129, an order confirming a Plan of Reorganization dated as of , 200l (the "Plan of Reorganization");

          WHEREAS, the Plan of Reorganization provides that on the Effective Date, each Shareholder will receive newly-issued Common Stock of the Company in the amounts set forth opposite its name in Schedule A hereto; and

          WHEREAS, the Shareholders wish to organize their mutual relationship as the principal shareholders of the Company and their participation in the governance of the Company.

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending on reference.

          "Accepted Shares" has the meaning ascribed to it in Section 4.2(b).

          "Affiliate" means, as applied to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing.

          "Anschutz" shall have the meaning ascribed to it in the forepart of this Agreement.

          "Anschutz Affiliates" means The Anschutz Corporation and any company, joint venture, limited liability company, association or partnership of which The Anschutz Corporation is a shareholder, member, manager or general partner, as the case may be.

          "Anschutz Shares" means the aggregate number of Shares owned by Anschutz as of the date hereof.

          "Bankruptcy Code" means chapter 11 of title 11 of the United States Code, 11 U.S.C. sections 101 et seq.

          "Bankruptcy Court" shall have the meaning ascribed to it in the recitals.

          "Board of Directors" means the board of directors of the Company.

          "Buyer" shall have the meaning ascribed to it in Section 4.3(a).

          "Common Stock" means the Common Stock of the Company, par value $0.001 per share.

          "Company" shall have the meaning ascribed to it in the forepart of this Agreement.

          "Demand Request" shall have the meaning ascribed in Section 3.1(a).

                                   Ex. 1.D-1

          "Drag Along Party" or "Drag Along Parties" shall have the meaning ascribed to such terms in Section 4.3(b).

          "Drag Along Notice Period" shall have the meaning ascribed to such terms in Section 4.3(b).

          "Drag Along Shares" shall have the meaning ascribed to such term in
Section 4.3(b).

          "Drag Along Transaction" shall have the meaning ascribed to such term in Section 4.3(b).

          "Effective Date" shall have the meaning ascribed to such term in the Plan of Reorganization.

          "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

          "Expiring Nominee" shall have the meaning ascribed to it in Section 2.3(c).

          "Form S-1" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

          "Greenwich" shall have the meaning ascribed to it in Section 2.2.

          "Holder" means any Person owning Registrable Securities.

          "Initial Offering" means the closing of the first underwritten public offering of Common Stock of the Company after which the Common Stock is listed on a national securities exchange or admitted for quotation on the NASDAQ National Market (or any successor thereto).

          "Initiating Holders" shall have the meaning ascribed to it in Section 3.1(a).

          "Marketable Security" means any security (i) listed on any National Securities Exchange or (ii) designated as a National Market System Security under Rule 11Aa2-1 of the Securities Exchange Act of 1934, as amended, and traded on NASDAQ.

          "NASDAQ" means the Nasdaq National Market.

          "National Securities Exchange" means an exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended.

          "Non-Sponsor Shareholders" shall have the meaning ascribed to it in the forepart of this Agreement.

          "Oaktree" shall have the meaning ascribed to it in the forepart of this Agreement.

          "Oaktree Affiliates" means Oaktree Capital Management, LLC and any company, joint venture, limited liability company, association or partnership of which Oaktree Capital Management, LLC or Oaktree is a shareholder, member, manager or general partner, as the case may be, and any partner of Oaktree.

          "Oaktree Shares" means the aggregate number of Shares owned by Oaktree as of the date hereof.

          "Offer" shall have the meaning ascribed to it in Section 4.2(a)(iv).

          "Offer Letter" shall have the meaning ascribed to it in Section
4.2(a).

          "Offer Period" shall have the meaning ascribed to it in Section 4.2(a)(iv).

          "Offered Shares" shall have the meaning ascribed to it in Section 4.2(a)(iv).

          "Offering Shareholder" shall have the meaning ascribed to it in
Section 4.2(a).

          "Permitted Transfer" means (a) any pledge of Shares made by a Shareholder pursuant to a bona fide loan transaction which creates a mere security interest, (b) any Transfer to the Company pursuant to a written agreement between the Company and a Shareholder providing for the right of repurchase, (c) any Transfer between or among Oaktree and the Oaktree Affiliates or (d) any Transfer between and among Anschutz and the Anschutz Affiliates.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan of Reorganization" shall have the meaning ascribed to it in the recitals.

                                    Ex.1.D-2

          "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (i) the shares of Common Stock held by the Shareholders and (ii) any capital stock of the Company or any successor entity issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clause (i) above; provided, that any securities Transferred pursuant to a registration statement under the Securities Act covering such Registrable Securities that has been declared effective by the SEC or in a transaction under Rule 144 (or any successor rule) of the Securities Act shall be excluded from the definition of "Registrable Securities."

          "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

          "Registration Expenses" means all expenses other than underwriting discounts and commissions incident to the Company's performance of its obligations under or compliance with Sections 3.1, 3.2, and 3.3, including (without limitation) all registration, filing and qualification and fees (including Blue Sky fees), NASD fees and other fees and expenses associated with listing securities on the NASDAQ National Market or a National Securities Exchange, printers' and accounting fees, transfer agent fees and expenses, word processing and duplicating fees, messenger and delivery expenses, fees and disbursements of underwriters customarily paid by issuers or sellers of securities, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Initiating Holders, if any, and otherwise by a majority in interest of the Shareholders participating in such registration).

          "SEC" means the U.S. Securities and Exchange Commission.

          "Securities Act" means the U.S. Securities Act of 1933, as amended.

          "Selling Shareholder" shall have the meaning ascribed to it in Section 4.3(a).

          "Shares" means all shares of Common Stock.

          "Shareholder Nominee" shall have the meaning ascribed to it in Section 2.2.

          "Shareholders" shall have the meaning ascribed to it in the forepart of this Agreement.

          "Sponsors" shall have the meaning ascribed to it in the forepart of this Agreement.

          "Subsidiaries" means all Persons in which the Company owns, directly or indirectly, a majority of the voting securities or interests or is a general partner or otherwise has the power to control, by agreement or otherwise, the management and general business affairs of such other Person.

          "Tag Along Notice" shall have the meaning ascribed to it in Section 4.3(a).

          "Tag Sale" shall have the meaning ascribed to it in Section 4.3(a).

          "Tag Seller" shall have the meaning ascribed to it in Section 4.3(a).

          "Transfer" means any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposition or transfer.

          "Value" of any Marketable Security as of any date, means the fair market value of such Marketable Security as of such date, with the fair market value being determined as follows:

          (a) Marketable Securities listed on one or more National Securities Exchanges shall be valued at their last reported sales prices on the consolidated tape on the date of determination (or if the date of determination is not a business day, on the last business day immediately prior to such date of determination). If no such sales of such Marketable Securities occurred on such date, such Marketable Securities shall be valued at the mean of the last "bid" and "ask" prices on the date of determination on the National Securities Exchange which has the highest average daily volume for such Security over the last 60 days on or prior to the date of determination (or, if the date of determination is not a date upon which such National Securities Exchange was open for trading, on the last prior date on which such National Securities Exchange was so open);

                                    Ex.1.D-3

          (b) Marketable Securities designated as a National Market System Security under Rule 11Aa2-1 of the Securities Exchange Act of 1934, as amended, and traded on the NASDAQ, its last sales price on the date of determination on the NASDAQ (or, if the date of determination is not a date upon which the NASDAQ is open for trading, on the last prior date on which the NASDAQ was so open).

          "Violation" shall have the meaning ascribed to in Section 3.7(a).

                                    Ex.1.D-4

                                   ARTICLE II
                               BOARD OF DIRECTORS

          2.1 BOARD OF DIRECTORS. The Board of Directors will initially consist of nine (9) persons, and may be increased or reduced as provided in the bylaws of the Company; provided that the number of directors may not be reduced below the number of directors entitled to be nominated by the Shareholders pursuant to
Section 2.2 without the prior written consent of the affected Shareholder(s). All actions to be taken by the Board of Directors from time to time will require the affirmative vote of a majority of the directors of the Company then in office. Each Shareholder will use its respective best efforts to take or cause to be taken such action as may be necessary to effectuate the provisions of this
Section 2.1, including, without limitation, amending the Company's bylaws to provide for the matters contemplated by this Section 2.1.

          2.2 BOARD COMPOSITION. Subject to Section 2.5, the Board of Directors will consist of (i) five (5) persons nominated by Anschutz, provided that the number of persons Anschutz will be entitled to nominate will be reduced by one
(1) for each reduction of 20% of the Anschutz Shares (as adjusted by reverse stock splits and other similar actions taken by the Company with the effect of reducing the aggregate number of outstanding shares of Common Stock), provided, further, that Anschutz shall not be entitled to nominate any person to the Board of Directors at any time at which it holds less than 5% of the then outstanding shares of Common Stock; (ii) two (2) persons nominated by Oaktree, provided that the number of persons Oaktree will be entitled to nominate will be reduced by one (1) for each reduction of 33% of the Oaktree Shares (as adjusted by reverse stock splits and other similar actions taken by the Company with the effect of reducing the aggregate number of outstanding shares of Common Stock), provided, further, Oaktree shall not be entitled to nominate any person to the Board of Directors at any time at which it holds less than 5% of the then outstanding shares of Common Stock; (iii) (a) Alfred C. Eckert III ("Eckert"), for so long as GSC Partners ("Greenwich") holds not less than 5% of the then outstanding shares of Common Stock and Eckert is able and willing to continue to serve as a director of the Company or (b) one person nominated by action taken by a majority of the remaining members of the Board of Directors if Greenwich is no longer entitled to designate Eckert or if Eckert is otherwise unable or unwilling to continue to serve as a director of the Company or declines or is unable to accept the nomination as a director, unless the remaining directors reduce the size of the Board of Directors pursuant to Section 2.5 hereof; and
(iv) the Chief Executive Officer of the Company. Each person nominated for election as a director of the Company pursuant to Section 2.2(i), (ii), (iii) and (iv), and each person nominated for election as a director of the Company in lieu of any such person pursuant to Section 2.3(c), or to fill a vacancy on the Board of Directors created by such person pursuant to Section 2.4, is referred to herein as a "Shareholder Nominee." The directors of the Company shall serve for an initial term of one (1) year or until his or her successor is elected and qualified or until his or her earlier resignation, or removal.

          2.3    ELECTION OF DIRECTORS.

          (a) Each Shareholder agrees to take all actions necessary to cause the Shareholder Nominees to be elected as directors of the Company in any and all elections of directors of the Company held during the term of this Agreement.

          (b) Without limiting the generality or effect of this Section 2.3, each Shareholder will vote or cause to be voted, or if applicable execute written consents with respect to, all Shares held by such Shareholder and entitled to vote in favor of the Shareholder Nominees to the Board of Directors of the Company in any and all elections of, or solicitations of written consents with respect to the election of, directors of the Company held during the term of this Agreement that such Shareholder has the power to vote or in respect of which such Shareholder has the power to direct the vote.

          (c) Without limiting the generality or effect of this Section 2.3, at each meeting of the Shareholders of the Company held during the term of this Agreement at which the term of office of any Shareholder Nominee (an "Expiring Nominee") expires and at which time the Shareholder that nominated such Shareholder Nominee continues to be entitled to nominate a Shareholder Nominee pursuant to the terms of this Agreement, each such Expiring Nominee will be nominated for election to another term as a director of the Company and will be included in the slate of nominees recommended to Shareholders for election as directors of the Company in any proxy statement prepared by or on behalf of the Company with respect to such meeting; provided that, if any such Shareholder or Shareholders that nominated any Shareholder Nominee that is an Expiring Nominee so specify, or any Shareholder Nominee that is an Expiring Nominee declines or is unable to accept the nomination, another individual designated by the Shareholder or Shareholders that nominated such Expiring Nominee, in lieu of such Expiring Nominee, will be nominated for election as a director of the Company and will be included in the slate of nominees recommended to Shareholders for election as directors of the Company in any such proxy statement.

          (d) Without limiting any other provision of this Agreement imposing obligations on transferees generally, it is expressly agreed that the voting and related obligations, but not rights, contained in this Article II shall bind any transferee of any Shareholder for the term of this Agreement.

                                    Ex.1.D-5

          2.4 VACANCIES. Each director will hold his or her office as a director of the Company for such term as is provided in the Company's charter and bylaws until his or her death, resignation or removal from the Board of Directors or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company's charter and bylaws and applicable law. If any Shareholder Nominee ceases to serve as a director of the Company for any reason during his or her term, a nominee for the vacancy resulting therefrom will be designated by the Shareholder or Shareholders that nominated such director.

          2.5 REMOVAL OF SHAREHOLDER NOMINEES. If at any time the Shareholder or Shareholders that nominate any Shareholder Nominee shall notify the Company in writing of its desire to have removed from the Board of Directors, with or without cause, such Shareholder Nominee, each of the Shareholders will, if necessary, subject to all applicable requirements of law and the Company's bylaws, use its respective best efforts to take or cause to be taken all such action as may be required to remove such Shareholder Nominee from the Board of Directors. Subject to the immediately preceding sentence, no Shareholder will vote or cause to be voted, or execute written consents with respect to, any Shares that it has the power to vote or in respect of which it has the power to direct the vote for the removal of the Shareholder Nominee nominated by any other Shareholder without the prior written consent of the Shareholder that nominated such Shareholder Nominee. If at any time any shareholder is no longer entitled to nominate one or more nominees pursuant to Section 2.2 above, the Shareholder Nominee or Shareholder Nominees nominated by such Shareholder shall be immediately removed from the Board of Directors in accordance with the Company's bylaws and the remaining members of the Board of Directors may, in accordance with the bylaws of the Company, (i) nominate a replacement Shareholder Nominee by action of a majority of the remaining members of the Board of Directors and such nominee shall be immediately elected to fill the resulting vacancy, provided that in the event that the Shareholder Nominee that is removed was nominated by Oaktree or Anschutz and at the time of such removal Oaktree or Anschutz, respectively, has the ability to nominate one or more members of the Board and Directors pursuant to Section 2.2 above, then Oaktree or Anschutz, respectively, shall designate in writing the Shareholder Nominee that is to be removed from the Board of Directors or (ii) reduce the size of the Board of Directors, provided that the number of directors may not be reduced below the number of directors entitled to be nominated by the Shareholders pursuant to Section 2.2 above without the prior written consent of the affected Shareholder(s).

          2.6 OFFICERS OF THE COMPANY. Throughout the term of this Agreement, the selection of any person to serve as an officer of the Company shall be approved by a majority of the Board of Directors.

          2.7 AFFILIATE TRANSACTIONS. So long as Oaktree and Anschutz, respectively, hold any Shares, the Company will not without the prior approval of each of Oaktree and Anschutz, enter into or engage in, or permit any of its Subsidiaries to enter into or engage in, any transaction or series of related transactions with any Shareholder or any Affiliate of any Shareholder, unless such transaction is on terms no less favorable to the Company or its subsidiaries than those that would have been obtainable at that time in an arms-length transaction with an unaffiliated or uninterested party.

                                    Ex.1.D-6

                                   ARTICLE III
                               REGISTRATION RIGHTS

          3.1 DEMAND REGISTRATIONS.

          (a) Timing of Demand Registrations.

                    (i) Subject to the conditions of this Section 3.1, at any time on and after the third (3rd) anniversary of the Effective Date, if the Company has not prior to such date consummated an Initial Offering, either Oaktree or Anschutz (each an "Initiating Holder") may make a written request (a "Demand Request") that the Company file a registration statement under the Securities Act on the appropriate form covering the registration of Registrable Securities with an anticipated aggregate offering price (before any underwriting discounts and commissions) of at least $50,000,000 held by such Initiating Holder and specified in such request (which request shall specify the intended method of disposition).

                    (ii) Subject to the conditions of this Section 3.1, at any time on and after twelve (12) months after the effective date of the Initial Offering:

                              (A) Oaktree (also, the "Initiating Holder") shall
                    have the right to make two (2) written requests (also, each a "Demand Request") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price (before any underwriting discounts and commissions) of at least $25,000,000 held by such Initiating Holder and specified in such request (which request shall specify the intended method of disposition);

                              (B) Greenwich (also, the "Initiating Holder")
                    shall have the right to make one (1) written request (also, a "Demand Request") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price (before any underwriting discounts and commissions) of at least $25,000,000 held by such Initiating Holder and specified in such request (which request shall specify the intended method of disposition); and

                              (C) Anschutz (also, the "Initiating Holder") shall
                    have the right to make three (3) written requests (also, a "Demand Request") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price (before any underwriting discounts and commissions) of at least $25,000,000 held by such Initiating Holder and specified in such request (which request shall specify the intended method of disposition).

          (b) Participation. Within twenty (20) days of the receipt of any Demand Request, the Company shall give written notice of such Demand Request to all Holders. Subject to the provisions of this Section 3.1, the Company shall include in such demand registration all Registrable Securities that the Holders request to be registered in a written request from such Holders received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 3.1(b).

          (c) Underwriting Requirements. The Company shall have the right to select an investment banking firm to act as managing underwriter from a list of five (5) investment banking firms chosen by the Initiating Holders out of the top ten managers of underwritten equity offerings in the country based on the volume of underwritten equity offerings for the past two years. Notwithstanding any other provision of this Section 3.1, if the managing underwriter with respect to a proposed offering made pursuant to a Demand Request advises the Company and the Holders in writing that, in its good faith opinion, the number of securities requested to be included in such offering exceeds the number of securities which can be sold in such offering without being likely to have an adverse effect on the offering of securities as then contemplated (including the price at which it is proposed to sell the securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the registration shall be allocated: (i) first, to securities being sold for the account of the Holders of Registrable Securities on a pro rata basis based on the number of Registrable securities requested to be included in such registration by all such Holders, provided that if the Initiating Holders are unable to register at least 50% of their Registrable Securities proposed to be registered in their Demand Request, such Demand Request shall be deemed to have been withdrawn, but the Company shall be obligated to continue to pursue the registration of Registrable Securities initiated by the making of such Demand Request, and the Initiating Holders shall retain their rights to registration under this Section 3.1 as though no request for such registration had been made by them; (ii) second, to securities being sold for the account of the Company; and (iii) last, to any other shareholders the Company may determine to allow to participate in the registration.

                                   Ex. 1.D-7

          (d) Preemption of Requested Registration. Notwithstanding anything to the contrary contained herein, at any time within twenty (20) business days after receiving a Demand Request, the Company may elect to effect an underwritten primary registration in lieu of the registration requested in the Demand Request if the Company's Board of Directors believes that such primary registration would be in the best interests of the Company or if the managing underwriter with respect to the proposed offering requested in the Demand Request advises the Company and the Holders in writing that in its good faith opinion, in order to sell the Registrable Securities to be sold, the Company should include its own securities. If the Company so elects to effect a primary registration, the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration and shall afford the Holders of the Registrable Securities rights contained in Section 3.2 with respect to piggyback registrations. In the event that the Company so elects to effect a primary registration after receiving a Demand Request, such Demand Request shall be deemed to have been withdrawn and the Initiating Holders shall retain their rights to registration under this Section 3.1 as though no request for such registration had been made by them.

          (e) Exceptions. Notwithstanding the foregoing provisions, the Company shall not be required to effect a registration pursuant to this Section 3.1:

                    (i) in any particular jurisdiction in which the Company would be required to qualify to do business, where not otherwise required, or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

                    (ii) after the Company has effected the number of registrations required pursuant to Sections 3.1(a)(i)-(ii), and such registrations have been declared or ordered effective, shall remain effective for at least the period of time provided in Section 3.3(a) hereof, and no stop order shall have been issued with respect thereto; or

                    (iii) during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a registration subject to the Holders' rights under Section 3.2, provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective. If a demand registration is delayed, deferred or otherwise not effected due to this Section 3.1(e)(iii), the Initiating Holders' request shall be deemed withdrawn and the Initiating Holders shall retain their rights to registration under this Section 3.1 as though no request for such registration had been made by them; or

                    (iv) if the Board of Directors of the Company, in its good faith judgment, determines that a registration of Registrable Securities should not be made because it would be seriously detrimental to the Company to register such Registrable Securities, the Company shall have the right to defer the filing or registration statement pursuant to a Demand Request for a period of not more than one hundred eighty (180) days after receipt of such Demand Request (provided, however, that the Company shall not defer its obligation in this manner more than once in any twelve-month period).

          (f) Registration Statement Form. The Company may, if permitted by law, effect any registration of Registrable Securities pursuant to Section 3.1 by the filing of a registration statement on Form S-3 unless, in the event such registration involves an underwritten public offering, the managing underwriter shall notify the Company in writing that, in the judgment of such managing underwriter, the use of a more detailed form or inclusion of additional information, which in each case shall be specified in such notice, is reasonably necessary to effectively market the offering of such Registrable Securities, in which case such registration shall be effected on the form so specified or shall include the information so specified, as applicable.

                                   Ex.1.D-8

          3.2 PIGGYBACK REGISTRATIONS.

          (a) Piggyback Rights. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares of Common Stock or other equity securities under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company employee benefit plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), whether or not for its own account, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given in writing to the Company within twenty (20) days after receipt of such notice by the Company, the Company shall, subject to the provisions of Section 3.2(c), use its reasonable best efforts to prepare, file and cause to become effective a registration statement which includes all of the Registrable Securities that each such Holder has requested to be registered.

          (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section
3.5 hereof. Any such withdrawal shall be without prejudice to the rights of any Holder to request that a registration be effected under Section 3.1 or to be included in subsequent registrations under Section 3.2(a).

          (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares issued by the Company, the Company shall not be required under this Section 3.2 to include any of a Holder's Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company and enters into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their reasonable discretion will not jeopardize the success of the offering:

                    (i) if the proposed offering is the Initial Offering, then the number of shares that may be included in the underwriting shall be allocated (x) first, to securities being sold for the account of the Company, (y) second, to the Registrable Securities of the Holders that requested that their Registrable Securities be included in such offering, pro rata based on the number of Registrable Securities requested to be included in such registration and (z) last, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and such holders; and

                    (ii) if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company, other than Holders of Registrable Securities in their capacities as such, pursuant to demand registration rights, (x) first, such securities held by the holders initiating such registration and, if applicable, any securities proposed by the Company to be sold for its own account, allocated in accordance with the priorities then existing among the Company and such holders, (y) second, any Registrable Securities requested to be included in such registration by Holders of Registrable Securities, pro rata on the basis of the number of Registrable Securities requested to be included in such registration and (z) last, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and such holders.

Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                                    Ex.1.D-9

          3.3 OBLIGATIONS OF THE COMPANY. Whenever required under this Article III to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) prepare and file with the SEC, no later than ninety (90) days after the Company's receipt of a Demand Request made pursuant to Section 3.1(a)(i) and no later than forty-five (45) days after the Company's receipt of a Demand Request made pursuant to Section 3.1(a)(ii), a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such 180-day period shall be extended by the number of calendar days in any period beginning with the delivery of the notification contemplated by the first clause of subsection 3.3(g), and ending with the delivery of the supplements or amendments contemplated by subsection 3.3(g).

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration as may be necessary to comply with the provisions of the Securities Act with respect to disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above;

          (c) furnish to each selling Holder and counsel selected by the selling Holders (which counsel shall be selected by the Initiating Holders, if any, and otherwise by a majority in interest of the Shareholders participating in such registration) copies of all documents proposed to be filed with the SEC in connection with such registration, which documents will be subject to the review of such counsel and each selling Holder;

          (d) furnish to the selling Holders, without charge, such number of (i) conformed copies of the registration statement and of each amendment or supplement thereto (in each case including all exhibits and documents filed therewith), and (ii) copies of the prospectus included in such registration statement, including each preliminary prospectus and any summary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them in accordance with the intended method or methods of such disposition;

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and enter into such other agreements and take such other actions in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, "road shows" and all other customary selling efforts, all as the underwriters reasonably request;

          (f) promptly notify each selling Holder covered by such registration statement (i) of the issuance of any stop order by the SEC in respect of such registration statement (and use every reasonable effort to obtain the lifting of any such stop order at the earliest possible moment), (ii) of any period when the registration statement ceases to be effective, (iii) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

          (g) notify each selling Holder covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such selling Holder a reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (h) cause all such Registrable Securities registered hereunder to be listed on each National Securities Exchange or NASDAQ on which similar securities issued by the Company are then listed; provided that in the case of a registration effected pursuant to Section 3.1 above, which registration constitutes the Initial Offering, the Registrable Securities shall be listed on a National Securities Exchange, or NASDAQ;

          (i) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                                   Ex.1.D-10

          (j) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the selling Holders (or obtain an exemption from registration or qualification under such laws) and do any and all other acts and things which may be necessary or advisable to enable such selling Holders to consummate the disposition of the Registrable Securities in such jurisdictions in accordance with the intended method or methods of distribution thereof; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions;

          (k) furnish to each selling Holder a signed counterpart, addressed to such selling Holder, of an opinion ofcounsel for the Company experienced in securities law matters, dated the effective date of the registration statement (and, if any registration includes an underwritten public offering, the date of the closing under the underwriting agreement) covering such matters as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities and such other matters as may be reasonably requested by the Initiating Holders, if any;

          (l) furnish to each selling Holder a signed counterpart of a "comfort" letter, dated the effective date of the registration statement (and, if any registration includes an underwritten public offering, the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the registration statement and covering such matters as are customarily covered in accountant's letters delivered to the underwriters in underwritten public offerings of securities and such other matters as may be reasonably requested by the Initiating Holders, if any;

          (m) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable each selling Holder thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

          (n) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least twelve (12) months, but not more than eighteen(18) months, beginning with the first month after the effective date of the registration statement;

          (o) make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, and permit the Inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. The selling Holder of Registrable Securities agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential

          (p) use its reasonable best efforts to take all other steps necessary to effect the registration and disposition of such Registrable Securities as contemplated hereby.

          3.4 INFORMATION FROM HOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article III with respect to the Registrable Securities of any selling Holder that such Holder shall, within ten (10) business days of a request of by the Company, furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder's Registrable Securities. In any registration statement with respect to any Registrable Securities or any amendment or supplement thereto, the Company agrees not to refer to any selling Holder of any Registrable Securities covered thereby by name, or otherwise identify such seller as the holder of any Registrable Securities, without the consent of such selling Holder, such consent not to be unreasonably withheld, unless such disclosure is required by law.

          3.5 EXPENSES OF REGISTRATION. The Company shall pay all Registration Expenses in connection with registrations, filings or qualifications which the Company is required to effect pursuant to Sections 3.1 and which it effects pursuant to 3.2.

                                   Ex.1.D-11

          3.6 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article III.

          3.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Article III:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, the partners or officers, directors and shareholders of each selling Holder, legal counsel and accountants for each selling Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter, within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof), to which they may become subject under the Securities Act, the Exchange Act or other federal, state, local or foreign securities laws, or common law, insofar as such losses, claims, damages, expenses or liabilities (or actions proceeding or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any other document required in connection therewith or any qualification or compliance associated therewith; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state, local or foreign securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state, local or foreign securities laws or common law; and the Company will reimburse each such selling Holder, partner, officer, director, shareholder, counsel, accountant, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending or settling any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling Person; provided further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any Person controlling such Holder or underwriter, from whom the Person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such Person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any other Person entitled to indemnification pursuant to this Section 3.7(a) and shall survive the transfer of such securities by any Holder.

          (b) To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages, expenses or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or any state or foreign securities laws, insofar as such losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereto) arise out of or are based upon any Violation (but excluding clause (iii) of the definition thereof), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this
Section 3.7(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), provided, further that in no event shall any indemnity under this Section 3.7(b) exceed the net proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by any Holder.

                                   Ex.1.D-12

          (c) Promptly after receipt by an indemnified party under this Section
3.7 of written notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.7 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.7. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such indemnified party of a full and unconditional release from all liability in respect of such claim or action.

          (d) If the indemnification provided for in this Section 3.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and, except as to the Company where the Company does not participate in the offering, the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no Person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party. In no event shall any contribution under this Section 3.7(d) exceed the net proceeds from the offering received by such Holder, less any amounts paid under Section 3.7(b).

          (e) The obligations of the Company and Holders under this Section 3.7 shall survive the completion of any offering of Registrable Securities under this Article III and the termination of this Agreement.

          (f) Indemnification similar to that specified in this Section 3.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal, state, local or foreign law or regulation of any governmental authority other than the Securities Act.

          (g) Any indemnification required to be made by an indemnifying party pursuant to this Section 3.7 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss claim, damage, expense or liability incurred by such indemnifying party.

          (h) The obligations of the parties under this Section 3.7 shall be in addition to any liability which any party may otherwise have to any other party.

          3.8 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or any other securities convertible into Common Stock) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company enter into similar agreements. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 3.8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such period, not to exceed a one hundred eighty (180) day period.

                                   Ex.1.D-13

                                   ARTICLE IV
                               TRANSFER OF SHARES

          4.1 PROVISIONS REGARDING TRANSFER.

          (a) General Restrictions. So long as this Agreement shall remain in force and the Initial Offering of the Company shall not have occurred, none of the Shares may be Transferred unless:

                    (i) (A) the Person in whose favor such Transfer is made shall have delivered to the Company a written acknowledgment that the Shares to be transferred are subject to this Agreement and that such Person and such Person's successors in interest are bound hereby on the same terms as the transferor of such Shares, but prior to any such Transfer, the transferor shall give the Company (1) notice describing the manner and circumstances of the proposed Transfer and (2) if reasonably requested by the Company, a written opinion in form and substance reasonably satisfactory to legal counsel of the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act or any applicable state law, and
          (B) such Transfer shall be made in compliance with the provisions of this Agreement including the provisions of this Article IV; or

                    (ii) such Transfer shall have been made pursuant to a public offering registered under the Securities Act and in accordance with applicable state law or pursuant to Rule 144 under the Securities Act.

Any attempted Transfer other than in accordance with this Agreement shall be void, and the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of the Shares pursuant to any such attempted Transfer.

          (b) Mechanics of Transfer. The Company and any Shareholder who Transfers the Shares or to whom such Shares are Transferred shall take all such actions and execute and deliver all such documents as may be necessary or reasonably requested by the Company, the transferor or the transferee, as applicable, in order to consummate the Transfer of such Shares. Any Shareholder who Transfers the Shares shall pay to the Company such amounts as may be required for any applicable stock transfer taxes.

          4.2 RIGHTS OF FIRST REFUSAL.

          (a) Offer Notice. At any time prior to the earlier of the third anniversary of the date of this Agreement and the consummation of the Initial Offering of the Company, if (i) any Non-Sponsor Shareholder (for purposes of this Section 4.2, the "Offering Shareholder") or (ii) Oaktree (for purposes of this Section 4.2, also the "Offering Shareholder") shall have received a bona fide offer or offers from a third party or parties, to purchase Shares held by such Offering Shareholder (other than pursuant to a Permitted Transfer or an Initial Offering) (each, an "Offer"), then prior to selling such Shares to such third party or parties, such Offering Shareholder shall deliver to (x) in the case of clause (i) above, each Sponsor and (y) in the case of clause (ii) above, Anschutz (each, an "Offeree"), a letter (the "Offer Letter") signed by such Offering Shareholder setting forth with respect to such Offering Shareholder and third-party offeree the following information:

                    (i) the name of such third party or parties, including with respect to a partnership or corporation, the names of all general partners and all shareholders owning more than ten percent (10%) of any class of its capital stock;

                    (ii) the prospective purchase price per share of the Shares;

                    (iii) all material terms and conditions contained in the offer of such third party or parties;

                    (iv) such Offering Shareholder's offer (irrevocable by its terms for fifteen (15) business days following (x) in the case of a cash offer, the receipt of the Offer Letter, and (y) in the case of an offer for other than cash, the determination of the fair market value of such offer in accordance with this Section 4.2(a) (such period, the "Offer Period")) to sell to the Offerees, all but not less than all of the Shares covered by the offer of the third party or parties (the "Offered Shares"), for a purchase price per share, and on the same terms and conditions contained in the Offer; and

                    (v) closing arrangements and, to the extent such date is determinable, a closing date (which in all cases shall be a date that is not less than sixty (60) days following the date of such letter in the event of an offer for cash and/or Marketable Securities and the date that is thirty days (30) following the determination of the fair market value of such offer in accordance with this Section 4.2(a) in the case of an offer for other than cash and Marketable Securities) for any purchase and sale that may be effected by the Sponsors or any of their assignees, pursuant to this Section 4.2.

                                   Ex.1.D-14

          During the Offer Period, the Offerees and/or their assignees shall have the right to purchase all but not less than all of the Offered Shares for the same price per share and on the same terms and conditions set forth in the Offer. At the Offerees' election, the Offerees may assign such right to purchase the Offered Shares to the Company or an Affiliate of such Offeree. If the Offer is other than for all cash, the right to purchase the Offered Shares hereunder shall be exercisable only in cash at the fair market value of the securities or other property which constitute the Offer, which fair market value, in the case of Marketable Securities, shall be the Value of such Marketable Securities. If the parties cannot agree on fair market value of any property or securities other than Marketable Securities within ten days of the receipt of the Offer Letter, then such fair market value shall be determined by a nationally recognized investment banking firm that is selected by the Offering Shareholder from a list of three (3) such investment banking firms independent of the Company and the applicable parties provided by the Company. The Company shall instruct such investment banking firm to make a determination of the fair market value no later than thirty (30) days following the engagement of such investment bank. The fees and costs of such firm shall be borne by the Offering Shareholder.

          (b) Sale of Offered Shares. If the Offerees accepts in writing the Offer to purchase all but not less than all of the Offered Shares (the "Accepted Shares"), the closing of the purchase and sale pursuant to such acceptance shall take place at the offices of the Company on the date set forth in the Offer Letter, or at such other place or on such other date as the applicable parties may agree or such later date as may be necessary to obtain any required regulatory approvals. In connection with such purchase and sale, each party shall execute and deliver all agreements, certificates and other documentation reasonably requested by, and in form and substance reasonably satisfactory to, the other party or its assignee(s) to effect the purchase of the Accepted Shares hereunder, and the Offering Shareholder shall execute and deliver certificates representing the Accepted Shares duly endorsed for transfer. If the Offerees in the aggregate elect to purchase a number of Shares greater than the number of Offered Shares, each Offeree may purchase up to its pro rata share of the Offered Shares based on the number of Shares then owned by each Offeree. If, upon the expiration of the Offer Period, the Offerees elect to not exercise the right of first refusal, the Offering Shareholder may sell to such third party or parties all or any portion of the Offered Shares, for the purchase price and on the other terms and conditions contained in such Offer. Prior to consummating any such sale, the Offering Shareholder shall, upon request from the Sponsors or the Company, provide the requesting party with reasonable supporting documentation with respect to the terms and conditions of any such sale to a third party so as to demonstrate such Offering Shareholder's compliance with the provisions of the preceding sentence. If such sale has not been completed within ninety (90) days after the expiration of the Offer Period, the Offered Shares covered by such Offer may not thereafter be sold by such Offering Shareholder unless the procedures set forth in this Section 4.2 shall have again been complied with.

          4.3 TAG ALONG RIGHTS AND DRAG ALONG RIGHTS.

          (a) Tag Along Rights. If (i) Oaktree (for purposes of this Section 4.3, a "Selling Shareholder") desires to sell shares of Common Stock beneficially or legally owned by such Selling Shareholder to Anschutz (the "Buyer"), (ii) Anschutz (for purposes of this Section 4.3, a "Selling Shareholder") desires to sell shares of Common Stock beneficially or legally owned by such Selling Shareholder to a third party or parties (also, the "Buyer") or (iii) one or more Shareholders (for purposes of this Section 4.3, also the "Selling Shareholders") desire to sell shares of Common Stock beneficially or legally owned by such Selling Shareholders representing more than 50% of the outstanding shares of Common Stock of the Company to any third party or parties (also, the "Buyer") in one transaction or a series of related transactions (each, a "Tag Sale"), then, at least fifteen (15) days prior to any such sale, such Selling Shareholder shall provide to each other non-selling Shareholder (each, a "Tag Seller") a notice (a "Tag Along Notice") setting forth in reasonable detail the terms of such sale; provided that except as otherwise specifically provided herein the foregoing provision shall not apply to any Permitted Transfers. Upon the written request of any Tag Seller made within fifteen (15) days after the day the Tag Along Notice is received by such Tag Seller, the Selling Shareholder proposing to make the sale shall cause the Buyer to purchase from such Tag Seller the number of shares of Common Stock held by such Tag Seller equal to (x) the total number of shares of Common Stock held by such Tag Seller multiplied by (y) a fraction, the numerator of which is the number of shares of Common Stock to be sold by the Selling Shareholder in such Tag Sale and the denominator of which is the number of shares of Common Stock then held by the Selling Shareholder. Such purchase shall be made on the same date and at the same price and on terms and conditions at least as favorable to such Tag Seller as the terms and conditions contained in the Tag Along Notice delivered in connection with such proposed transaction. Each Tag Seller shall take all actions which the Selling Shareholder deems reasonably necessary or desirable to consummate such transaction, including, without limitation, (x) entering into agreements with third parties on terms substantially identical or more favorable to such Tag Seller than those agreed to by the Selling Shareholder and including representations, indemnities, holdbacks, and escrows (except that the Tag Sellers shall not be required to make representations or warranties concerning the Company, its business or operations or its financial condition or results of operations, or similar matters, or provide any indemnification with respect to any of the foregoing), and (y) obtaining all consents and approvals reasonably necessary or desirable to consummate such transaction.

                                   Ex.1.D-15

          (b)  Drag Along Rights.

                    (i) If the Shareholders (in such capacity, the "Dragging Shareholders") sell, other than in a public offering pursuant to a registration statement or pursuant to Rule 144 (or any successor provision) under the Securities Act or to an Affiliate of such Shareholders, shares of Common Stock representing more than 50% of the outstanding shares of Common Stock of the Company to a transferee in one transaction or a series of related transactions, the Dragging Shareholders may, at their option, cause other Shareholders (each such party, a "Drag Along Party" and collectively, the "Drag Along Parties") to sell to the transferee, on the same terms and conditions, and at the same price, as provided with respect to the sale by the Dragging Shareholder to such transferee, up to the number of shares of Common Stock (rounded to the nearest whole share) equal to the product of (a) the total number of shares of Common Stock which such Drag Along Party then owns and (b) a fraction, the numerator of which is the number of shares of Common Stock then being sold by the Dragging Shareholders and the denominator of which is the total number of shares of Common Stock owned by the Dragging Shareholders (such shares being "Drag Along Shares" and such transaction being a "Drag Along Transaction").

                    (ii) If any of the Drag Along Parties proposes to Transfer any of the Common Stock held by such Drag Along Party other than in a public offering pursuant to a registration statement, then such Drag Along Party, as a condition to the consummation of such Transfer, shall cause such transferee to agree to be bound by this Section 4.3(b).

                    (iii) To exercise a drag along right, the Dragging Shareholders shall give written notice to the Drag Along Party or Parties against whom the right is to be exercised at least fifteen
          (15) business days prior to the Drag Sale. The notice shall specify the terms of such Drag Sale. The Drag Along Parties shall have ten
          (10) business days after receipt of such notice (the "Drag Along Notice Period") before such parties shall be required to Transfer their shares to the transferee. During the Drag Along Notice Period, the Drag Along Party or Parties in receipt of such notice may not Transfer any Shares subject to the Dragging Shareholders' drag along rights under this Section 4.3(b) to any Person other than a Dragging Shareholder. No Drag Along Party shall be required to make any representations or warranties, or agree to any covenants, or provide any indemnification, in connection with any Drag Along Transaction.

          4.4 PREEMPTIVE RIGHTS.

          (a) In the event that the Company shall sell or issue shares of Common Stock or any convertible securities, including, without limitation, options, warrants, preferred stock and debt securities which are by their terms convertible into or exchangeable or exercisable for Common Stock, to any Person, each Sponsor shall have the preemptive right to purchase or subscribe to the purchase its pro rata share of such security on the same terms and conditions as such stock is being offered and sold, such subscription being conditioned upon the actual sale of such security; provided, however, that such preemptive right shall not extend to shares of capital stock if such shares are to be issued by the Company (i) to effect a merger, (ii) pursuant to employee stock option plans, employee stock purchase plans, or other employee benefit plans established exclusively for compensatory purposes, which plans are approved by the shareholders of the Company, (iii) under a plan of reorganization approved in a proceeding under any applicable act of Congress relating to the reorganization of corporations, (iv) upon conversion of or exercise of convertible securities, warrants or options, (v) pursuant to, a public offering registered with the SEC under the provisions of the Securities Act, (vi) in connection with any stock split, stock dividend or recapitalization of the Company, (vii) in connection with bona fide corporate partnering transactions or other bona fide strategic transactions on terms approved by the Board of Directors the primary purpose of which are not to raise capital for the Company or (viii) to one or more of the Shareholders pursuant to Section 4.4(c) below.

          (b) Written notice specifying the contemplated date the new shares of stock or securities are to be sold and the offering terms thereof shall be delivered by the Company to each of the Sponsors no later than thirty (30) days or earlier than sixty (60) days prior to such contemplated sale date of the stock or securities, and each such Sponsor shall have until ten (10) days prior to the contemplated sale date specified in such notice to inform the Company of its intentions as to the exercise of the preemptive right provided hereunder. If no written reply is received by the Company prior to the tenth (10th) day before the contemplated sale date specified in such notice, the Company may treat the preemptive right of such non-responding holder of the stock to have been waived for that, but only for that, transaction, provided the referenced sale takes place no later than fifteen (15) days after the contemplated sale date specified in such notice. Any stock or securities sold by the Company after such fifteen
(15) day period must be reoffered to the Sponsors pursuant to the terms of this paragraph.

                                   Ex.1.D-16

          (c) In the event that either Oaktree or Anschutz, or both, exercises its preemptive rights to purchase the Shares of Common Stock or any convertible securities, including, without limitation, options, warrants, preferred stock and debt securities which are by their terms convertible into or exchangeable or exercisable for Common Stock pursuant to Section 4.4(a) above, then, following the consummation of such purchase, each other Shareholder shall have the preemptive right to purchase or subscribe to the purchase of its pro rata share of such security on the same terms as such security was offered and sold to either or both of the Sponsors in accordance with this Section 4.4(c). Written notice specifying the new shares of stock or securities sold and the offering terms thereof shall be delivered by the Company to each of the Shareholders no later than thirty (30) days following the consummation of the purchase by Oaktree and/or Anschutz, and each such Shareholder shall have ten (10) days following the notice delivery date to inform the Company of its intentions as to the exercise of the preemptive right provided hereunder. If no written reply is received by the Company during such 10-day period, the Company may treat the preemptive right of such non-responding holder of the stock to have been waived for that, but only for that, transaction.

          (d) The Company covenants that prior to the sending of the notice of proposed sale to the holders of the stock pursuant to this Section 4.4, the Company will have sufficient authorized and unissued stock to meet all possible preemptive requests as may be forthcoming based on such notice.

          (e) A Shareholder's pro rata share, for purposes of this Section 4.4, is the ratio of the number of shares of Common Stock owned by such Shareholder immediately prior to such issuance, assuming conversion and exercise of all convertible securities, rights and warrants held by such Shareholder, to the total number of shares of Common Stock outstanding immediately prior to such issuance, assuming full conversion of any preferred stock of the Company and exercise of all outstanding convertible securities, rights, options and warrants to acquire Common Stock of the Company.

                                    ARTICLE V
                                    COVENANTS

          5.1 OAKTREE AND ANSCHUTZ RIGHTS. Oaktree and Anschutz shall each be entitled:

                    (i) to discuss the business operations, properties, financial and other conditions, and plans and prospects of the Company with any director, senior executive officer and/or other authorized officer of the Company designated by the Board of Directors of the Company and, upon reasonable notice to the Company, with any director, senior executive officer and/or other authorized officer of any subsidiary of the Company;

                    (ii) to submit suggestions from time to time to the management of the Company with the requirement that one or more senior executive officers of the Company shall discuss such suggestions with Oaktree and Anschutz within a reasonable period of time after such submission; and

                    (iii) to meet with one or more senior executive officers of the Company, at reasonable times and on reasonable notice in order to discuss any suggestions made under (ii) above or for other purposes.

          The rights granted to Oaktree and Anschutz hereunder are not in substitution for, and shall not be deemed to be in limitation of, any rights otherwise available to Oaktree and Anschutz as holders of any securities of the Company. In addition, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and or assets of the Company to expressly assume and agree to perform the covenants contained in this Section 5.1 in the same manner and to the same extent that the Company would have been required to perform if no succession had taken place.

                                   ARTICLE VI
                           SHARES CERTIFICATE LEGENDS

          A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate evidencing Shares owned by the Shareholders shall bear the following legends:

          (a) THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE SHAREHOLDERS' AGREEMENT OF THE COMPANY (THE "SHAREHOLDERS' AGREEMENT"), AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

                                   Ex.1.D-17

          (b) THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AGREEMENTS AND OTHER CONDITIONS AND RESTRICTIONS SPECIFIED IN THE SHAREHOLDERS' AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.

          All Shareholders shall be bound by the requirements of such legends to the extent that such legends are applicable. Upon the closing of an Initial Offering, certificates evidencing Shares shall be replaced, at the expense of the Company, with certificates not bearing the legends required by paragraph (b) above or the applicable portions of paragraph (a) above relating to the termination of this Agreement.

          After such time as any of the legends described by this Article VI are no longer required on any certificate or certificates representing the Shares and such Shares are no longer subject to this Agreement, upon the request of any Shareholder, the Company shall cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legends.

                                   ARTICLE VII
                                  MISCELLANEOUS

          7.1 RULES OF CONSTRUCTION. The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

          7.2 SUCCESSORS AND ASSIGNS. Whether or not an express assignment has been made pursuant to the terms of this Agreement, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, all subsequent holders of the Shares except that the rights of the Sponsors pursuant to Section 5.1 hereof and the rights of the Shareholders pursuant to Article II hereof shall not be assignable except to an Oaktree Affiliate or an Anschutz Affiliate.

          7.3    TERMINATION.

          (a) Any party to, or Person who is subject to, this Agreement who ceases to own any Shares or any interest therein in accordance with the terms of this Agreement shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder, provided that any Transfer of Shares by any Shareholder in breach of this Agreement shall not relieve such Shareholder of liability for any such breach.

          (b) All rights and obligations pursuant to this Agreement shall terminate and be of no further force or effect (other than obligations which have arisen and are outstanding prior to termination, the restrictions on Transfer set forth in Section 7.2 and the obligations of the Company pursuant to
Article III and Section 5.1) upon the consummation of the Initial Offering.

          7.4 RECAPITALIZATION, EXCHANGES, ETC., AFFECTING THE SHARES. Except as expressly provided herein, the provisions of this Agreement shall apply to any and all Shares of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation, or otherwise in such a manner as to reflect the intent and meaning of the provisions hereof.

          7.5 CONFLICT WITH BYLAWS. In the event any term or provision of the Bylaws of the Company conflict with this Agreement, this Agreement shall control.

          7.6 NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.

          7.7 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Tennessee as applied to agreements among Tennessee residents entered into and to be performed entirely within Tennessee.

                                   Ex.1.D-18

          7.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.10 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          7.11 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.12 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders a majority of the Shares then held by Oaktree and a majority of the Shares then held by Anschutz or if such holders do not at the time of determination hold at least 33% of the Shares then held by the Shareholders, holders of 75% of the Shares then held by Shareholders; provided, however, that Articles I and III and Sections 2.2, 2.3, 2.4, 2.5, 2.7, 4.2, 4.3(a), 4.3(b)(iii), 4.4(c), (d) and (e)
and 7.11 shall not be amended or supplemented, or caused to be amended or supplemented, in a manner that would materially and adversely affect the rights of any Non-Sponsor Shareholder thereunder without the written consent of such affected Non-Sponsor Shareholder. Any amendment or waiver effected in accordance with this Section 7.12 shall be binding upon each holder of any Shares, each future holder of all such Shares and the Company.

          7.13 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.14 AGGREGATION OF SHARES. All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                                   Ex.1.D-19

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         Regal Cinemas, Inc.,
                                         a Tennessee corporation

                                         By:
                                              ----------------------------------
                                                 Name:
                                                 Title:



                                         OCM Principal Opportunities
                                         Fund II, L.P.,
                                         a Delaware limited partnership

                                         By:   Oaktree Capital Management, LLC,
                                               its general partner

                                         By:
                                              ----------------------------------
                                                 Name:  Stephen A. Kaplan
                                                 Title: Principal

                                         By:
                                              ----------------------------------
                                                 Name:  B. James Ford
                                                 Title: Senior Vice President


                                         The Anschutz Corporation,
                                         Kansas corporation

                                         By:
                                              ----------------------------------
                                                 Name:    Craig D. Slater
                                                 Title:   Executive Vice
                                                          President



                                         The Tudor BVI Global Portfolio Ltd.

                                         By:
                                              ----------------------------------
                                                 Name:    Christopher P. Kane
                                                 Title:   Portfolio Manager



                                         Tudor Proprietary Trading, L.L.C..

                                         By:
                                              ----------------------------------
                                                 Name:    Christopher P. Kane
                                                 Title:   Portfolio Manager

                                   Ex.1.D-20

                  Putnam High Yield Trust
                  Putnam High Yield Advantage Fund
                  Putnam Variable Trust-Putnam VT High Yield Fund
                  Putnam Master Income Trust
                  Putnam Premier Income Trust
                  Putnam Master Intermediate Income Trust
                  Putnam Diversified Income Trust
                  Putnam Funds Trust-Putnam High Yield Trust II
                  Putnam Strategic Income Fund
                  Putnam Variable Trust-Putnam VT Diversified Income Fund Travelers Series Fund Inc.-Putnam Diversified Income Portfolio


                                        By:   Putnam Investment Management, LLC

                                        By:
                                             ----------------------------------
                                                Name:
                                                Title:



                                        Putnam High Yield Fixed Income Fund, LLC
                                        Putnam High Yield Managed Trust

                                        By:    Putnam Putnam Fiduciary Trust
                                               Company

                                        By:
                                             ----------------------------------
                                                Name:
                                                Title:




                                        GSCP Recovery, Inc.

                                        By:
                                             ----------------------------------
                                                Name:    Robert A. Hamwee
                                                Title:   Managing Director


                                        LBI Group, Inc.

                                        By:
                                             ----------------------------------
                                                Name:    G. Andrew Keith
                                                Title:   Vice President

                                   Ex.1D-21

                                   SCHEDULE A
                              INITIAL SHAREHOLDERS

        HOLDER           TYPE OF SECURITY         NO. OF SHARES



                                   Ex.1.D-22

                                                                       EXHIBIT E
                                                                TO JOINT PLAN OF
                                                                  REORGANIZATION
================================================================================


                           NEW TERM LOAN FACILITY AND
                          NEW WORKING CAPITAL FACILITY

BORROWER:                     Reorganized Regal (the "Borrower").

GUARANTORS:                   All of the Borrower's wholly-owned direct and
                              indirect domestic subsidiaries and, if applicable, any holding company ("Holdings") that holds all of the capital stock of the Borrower (collectively, the "Guarantors").

LENDERS: A syndicate of financial institutions or entities reasonably acceptable to the Borrower (the "Lenders").

ADMINISTRATIVE AGENT:         To be determined (the "Administrative Agent").

LEAD ARRANGER AND BOOK        To be determined (the "Arranger").
MANAGER:

L/C  ISSUERS:                 To be determined.

THE FACILITIES:               Up to $550 million in the aggregate of loans (the
                              "Loans") and other financial accommodations allocated as follows:

                              TERM LOAN FACILITY: A six-year amortizing term loan made to the Borrower in a single drawing on the Closing Date in a principal amount of up to $450 million (the "Term Loan"), payable in quarterly installments each year, and amortizing
                              (a) in years one through five in a minimum percentage to be determined and (b) in year six in an amount equal to the remaining unpaid portion of the Term Loan. The final maturity date for the Term Loan will be six years from the Closing Date.

                              REVOLVING CREDIT FACILITY: A five-year
                              non-amortizing revolving credit facility made available to the Borrower in a principal amount of up to $100 million (the "Revolving Credit Facility"), during the period from the Closing Date through the fifth anniversary of the Closing Date (the "Revolving Credit Termination Date"). All Loans outstanding under the Revolving Credit Facility ("Revolving Loans") shall become due and payable on the Revolving Credit Termination Date. A portion of the Revolving Credit Facility to be determined will be available for the issuance of letters of credit by the L/C Issuers for the account of the Borrower ("Letters of Credit"). No Letter of Credit will have a termination date after the Revolving Credit Termination Date and none shall have a term of more than one year.

CLOSING DATE:                 The Effective Date.

PURPOSE: Proceeds of the Term Loan will be used solely (i) to finance the Borrower's reorganization and recapitalization provided for under the Plan and
                              (ii) to pay related transaction costs, fees and expenses. The Revolving Credit Facility will be used (i) to finance the Borrower's reorganization and recapitalization provided for under the Plan,
                              (ii) to pay related transaction costs, fees and expenses, and (iii) to provide working capital from time to time for the Borrower and its subsidiaries and for other general corporate purposes.


                                   Ex. 1.E-1

INTEREST:                     Loans will bear interest, at the option of the
                              Borrower, at one of the following rates:

                                        (i) the Applicable Margin (as defined
                              below) plus a to be determined money center bank's base rate (the "Base Rate"), payable quarterly in arrears; or

                                        (ii) the Applicable Margin plus the
                              current LIBO rate as quoted on Telerate Page 3750, adjusted for reserve requirements, if any, and subject to customary change of circumstance provisions, for interest periods of 1, 2, 3, or 6 months (the "LIBO Rate"), payable at the end of the relevant interest period, but in any event at least quarterly.

                              "Applicable Margin" shall mean a percentage per annum in the range between 1.50% and 3.75%.

                              Interest shall be calculated on the basis of the actual number of days elapsed and, in the case of Base Rate Loans, a 365-day year and, in the case of LIBO Rate Loans, a 360-day year.

DEFAULT INTEREST:             During the continuance of an event of default (as
                              defined in the loan documentation), Loans will bear interest at an additional 2% per annum.

UNUSED COMMITMENT FEE:        From and after the Closing Date, an unused
                              commitment fee at the rate of 0.50% per annum will accrue as a percentage of the daily average unused portion of the Revolving Credit Facility, payable quarterly in arrears and on the Revolving Credit
                              Termination Date.

LETTER OF CREDIT FEES:        A percentage per annum equal to the Applicable
                              Margin for LIBO Rate Loans will accrue on the outstanding undrawn amount of any Letter of Credit, payable quarterly in arrears and computed on a 360-day basis, to be paid to the Lenders after payment therefrom of an amount equal to a minimum percentage to be determined to the applicable L/C Issuer. In addition, the Borrower will pay to the applicable L/C Issuer standard opening, amendment, presentation, wire and other administration charges applicable to each Letter of Credit.

OPTIONAL PREPAYMENTS
   AND COMMITMENT
   REDUCTIONS:                The Borrower may prepay in full or in part,
                              without premium or penalty (other than such breakage costs), the Term Loan. Such prepayments shall be applied to the remaining installments of the Term Loan on a pro rata basis.

                              The Borrower may repay the Revolving Loans at any time without premium or penalty (other than breakage costs, if applicable) and may reduce the commitments under the Revolving Credit Facility upon at least five business days' notice; provided that each such reduction shall be in an amount of $1,000,000 or multiples thereof.

 MANDATORY PREPAYMENTS:       Mandatory prepayments of the Term Loan (and after
                              the Term Loan has been repaid, mandatory reductions of any amounts outstanding under the Revolving Credit Facility other than pursuant to clause (iv) below) shall be required in an amount equal to (i) 100% of the net cash proceeds from any issuance or incurrence of balance sheet debt, except for certain permitted debt subordinated to the Loans under the Facilities and other customary exceptions to be agreed upon, (ii) 100% of the net cash proceeds from general equity issuances and capital contributions, except for certain equity issuances, capital contributions and other customary exceptions to be agreed upon, (iii) 100% of the net sale proceeds from asset sales, with certain reinvestment rights to be determined but excluding sales in the ordinary course of business, and other customary exceptions to be agreed upon, and (iv) a percentage of annual excess cash flow to be determined, which percentage shall be reduced based on the Borrower's financial performance.

                              Mandatory prepayments of the Term Loan shall be applied to remaining installments of the Term Loan on a pro rata basis.


                                   Ex. 1.E-2

SECURITY:                     All amounts owing by the Borrower under the
                              Facilities will be secured by (i) a pledge of all capital stock owned by the Borrower and the Guarantors (but not more than 65% of the capital stock of any foreign subsidiaries) and (ii) a security interest in all other existing and hereafter arising unencumbered assets owned by the Borrower and the Guarantors, including, without limitation, accounts, inventory, equipment, investment property, instruments, chattel paper, real estate, significant leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, subject to customary exceptions for transactions of this type and excluding such assets as to which the costs and expenses of creating a security interest therein are excessive in relation to the value of the underlying collateral. All the collateral will secure each of the Facilities.

CONDITIONS PRECEDENT TO THE
CLOSING: The loan documentation will contain conditions to the closing of the Facilities customarily found in loan agreements for similar financings and other conditions deemed by the parties to be appropriate to the specific transaction and in any event including without limitation:

                              All documentation relating to the Facilities shall be in form and substance satisfactory to the Borrower and its counsel and each Lender and its counsel.

CONDITIONS PRECEDENT TO EACH
LOAN: On the funding date of each Loan (and on the date of issuance of any Letter of Credit) (i) there shall exist no default under the loan documentation and (ii) the representations and warranties of the Borrower and each Guarantor therein shall be true and correct in all material respects immediately prior to, and after giving effect to, funding.


REPRESENTATIONS AND
WARRANTIES:                   The loan documentation will contain
                              representations and warranties customarily found in loan agreements for similar financings.

AFFIRMATIVE AND NEGATIVE
COVENANTS:                    The loan documentation will contain affirmative
                              and negative covenants customarily found in loan agreements for similar financings.

FINANCIAL COVENANTS:          The loan documentation will contain financial
                              covenants, including a maximum leverage ratio, a minimum interest coverage ratio, and maximum capital expenditures (with carryforward).

EVENTS OF DEFAULT:            The loan documentation will contain events of
                              default customarily found in loan agreements for similar financings and other events of default deemed appropriate to the transaction.

INDEMNIFICATION AND
EXPENSES:                     Customary indemnification and expense
                              reimbursement provisions.

ASSIGNMENTS AND
PARTICIPATIONS:               Assignments must be in a minimum amount of $5
                              million and are subject to the approval of the Borrower (which shall not be unreasonably withheld). No participation shall include voting rights, other than for matters requiring consent of 100% of the Lenders. All assignments under the Facilities shall be pro rata to both facilities thereunder.

REQUISITE LENDERS:            Lenders holding at least 51% of the outstanding
                              commitments and/or exposure under the Facilities
                              (the "Requisite Lenders").

AMENDMENTS:                   Requisite Lenders except for provisions
                              customarily requiring super-majority or unanimous approval.

MISCELLANEOUS:                The loan documentation will include standard yield
                              protection provisions (including, without limitation, provisions relating to compliance with risk-based capital guidelines, increased costs and payments free and clear of withholding taxes).

GOVERNING LAW AND
 SUBMISSION TO JURISDICTION:  State of New York.


                                    Ex.1.E-3

                                                                       EXHIBIT F
                                                                TO JOINT PLAN OF
                                                                  REORGANIZATION
================================================================================


                      RELEASE AND INDEMNIFICATION AGREEMENT

          THIS RELEASE AND INDEMNIFICATION AGREEMENT, dated as of August 31, 2001 (this "Agreement"), by and among (a) Hicks, Muse & Co. Partners, L.P., Regal Equity Partners, L.P., HM Partners Inc., HMTF Operating, L.P., TOH/Ranger L.L.C., Kohlberg Kravis Roberts & Co. L.P., KKR 1996 Fund L.P. and KKR Partners II, L.P. (collectively, the "Shareholders"); (b) DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJMB Funding II, Inc., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ EAB Partners, L.P., UK Investment Plan 1997 Partners, DLJ First ESC L.P., DLJ ESC II L.P. (collectively, the "DLJ Entities"), (c) The Anschutz Corporation, OCM Principal Opportunities Fund II, L.P., LBI Group, Inc., GSCP Recovery, Inc., The Tudor BVI Global Portfolio Ltd., Tudor Proprietary Trading, LLC and certain funds and accounts managed by Putnam Investment Management, LLC and its affiliates party hereto (collectively, the "New Investors"); and (d) Regal Cinemas, Inc. (the "Company"), together with its direct and indirect wholly-owned subsidiaries, ACT III Cinemas, Inc., Regal Cinemas Group, Inc., Cobb Finance Corp., R.C. Cobb, Inc., Regal Investment Company, Act III Theatres, Inc., Regal Cinemas Holding, Inc., A3 Theatres of Texas, Inc., Eastgate Theatre, Inc., Act III Inner Loop Theatres, Inc., A3 Theatres of San Antonio, Ltd., TEMT Alaska, Inc., Broadway Cinemas, Inc., General American Theatres, Inc., and J.R. Cinemas, Inc. (collectively, the "Regal Entities").

                              W I T N E S S E T H:

          WHEREAS, subject to the occurrence of certain events and satisfaction of certain conditions, the Regal Entities intend to file voluntary petitions for relief under Section 301 of Title 11, United States Code, 11 U.S.C.
Sections 101 et seq. (as amended, the "Bankruptcy Code") In the United
States Bankruptcy Court and a "pre-packaged" plan of reorganization, substantially in the form attached hereto (the "Plan"; terms used herein and defined in the Plan shall have the meaning ascribed thereto), pursuant to
Section 1121 of the Bankruptcy Code;

          WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of January 19, 1998, as amended by the Amendment Agreement, dated as of May 8, 1998, the Shareholders acquired ownership of the Regal Entities and provided management, consulting and financial services to the Regal Entities pursuant to the letter dated May 27, 1998 to the Company from Kohlberg Kravis Roberts & Co. L.P. and Hicks, Muse & Co. Partners, L.P. (the "Management Agreement");

          WHEREAS, in anticipation of the commencement of the Regal Entities' Chapter 11 cases, the Regal Entities and the New Investors negotiated the terms of the Plan pursuant to which, among other things, the New Investors will receive 100% of the New Regal Common Stock on account, and in partial satisfaction, of their claims against the Regal Entities, and the equity interests in Regal, including those owned by the Shareholders and the DLJ Entities, will be cancelled and extinguished and any and all executory contracts and unexpired leases between any of the Regal Entities and any of the Shareholders or the DLJ Entities, other than this Agreement, will be rejected as of the Effective Date of the Plan; and

          WHEREAS, the Regal Entities, the New Investors, the Shareholders and the DLJ Entities have determined to enter into the respective agreements and releases provided herein in connection with the Regal Entities' bankruptcy cases.

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties signatories hereto hereby agree as follows:


                                    Ex.1.F-1

          1.    RELEASES.

          (a) Release of Regal Entities by Shareholders and Related Entities. Except for those obligations set forth hereunder and in the Plan, each of the Regal Entities and each of their respective Affiliates, principals, shareholders, employees, agents, representatives, officers, directors, members, partners, limited partners, and professionals is released by each of the Shareholders, each of the other Initial Sponsors and each of the DLJ Entities (collectively, the "Shareholder Release Parties") from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date of the Plan or thereafter arising, in law, at equity, or otherwise, that any of such Shareholder Release Parties would have been legally entitled to assert in its own right (whether individually or collectively), or on behalf of another, based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date arising from or relating to the relationship or affiliation between any such Shareholder Release Party and any of the Regal Entities, including, without limitation, such relationships or affiliations arising from (i) any such Shareholder Release Party being or having been a shareholder, officer, director or advisor to any of the Regal Entities or (ii) the Management Agreement, the other Regal Shareholder Agreements, or any other agreements between any of the Regal Entities and any such Shareholder Release Party. Without limiting the foregoing, each of the Shareholder Release Parties hereby releases and waives any and all damage claims arising from the rejection by any of the Regal Entities of the Management Agreement, the Regal Shareholder Agreements or any other agreement between any of the Regal Entities and any such Shareholder Release Party.

          (b) Release of New Investors by Shareholders and Related Entities. Each of the New Investors and each of their Affiliates, principals, shareholders, employees, agents, representatives, officers, directors, members, partners, limited partners, and professionals (collectively, the "New Investor Release Parties") is released by each Shareholder Release Party, from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date of the Plan or thereafter arising, in law, at equity, or otherwise, that any of such Shareholder Release Parties would have been legally entitled to assert in its own right (whether individually or collectively), or on behalf of another, based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to the Regal Shareholder Agreements, the Credit Agreement, the Subordinated Note Indentures, the Subordinated Notes, the subject matter of, or the event or transaction giving rise to, the claims of any of such Shareholder Release Parties, the Plan, any Related Document (other than this Agreement), any other agreement or document entered into or created in connection with the Plan or any involvement or participation of any of the New Investor Release Parties in the Plan, the Plan's formulation, preparation, dissemination, implementation, administration, confirmation or consummation, the Reorganization Cases, or the Regal Entities' restructuring.

          (c) Release of Shareholders and Related Entities by New Investors. Each of the Shareholder Release Parties and each of their respective Affiliates, principals, shareholders, employees, agents, representatives, officers, directors, members, partners, limited partners, and professionals is released by each of the New Investors from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date of the Plan or thereafter arising, in law, at equity, or otherwise, that any of such New Investors would have been legally entitled to assert in its own right (whether individually or collectively), or on behalf of another, based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to the Regal Shareholder Agreements, the Credit Agreement, the Subordinated Note Indentures, the Subordinated Notes, the subject matter of, or the event or transaction giving rise to, the claims of any of such New Investor, the Plan, any Related Document (other than this Agreement), any other agreement or document entered into or created in connection with the Plan or any involvement or participation of any of the Shareholder Release Parties in the Plan, the Plan's formulation, preparation, dissemination, implementation, administration, confirmation or consummation, the Reorganization Cases, or the Regal Entities' restructuring.

          (d) Agreement Not to Sue. Each of the Shareholder Release Parties and each of the New Investors covenant and agree that it will not effect, or aid in, the commencement or continuation of any action with respect to any claim or action released hereby. Each of the Shareholder Release Parties and each of the New Investors hereby represent that, as of the date hereof, it has not assigned any cause of action of the type released hereunder, and covenant that it shall not so assign any such cause of action after the date hereof.

          (e) Specific Performance. It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of Section 1 of this Agreement by any party and each non-breaching party shall be entitled to specific performance, injunctive, rescissionary or other equitable relief as remedy for any such breach.

          (f) Effect of Release. Neither this Agreement, nor the acceptance of the benefits and protections hereunder, is intended to evidence any liability of any party hereto to any person.


                                   Ex. 1.F-2

          2.    INDEMNIFICATION.

          (a) In consideration for the foregoing release and waiver of the claims set forth in Section 1(a) hereto, the Regal Entities shall indemnify and hold each of the Shareholders, each of the other Initial Sponsors, each of the DLJ Entities and their respective Affiliates, partners, limited partners, executives, officers, directors, employees, agents and controlling persons (each such person, including the Shareholder Release Parties and the other Initial Sponsors respectively, being an "Indemnified Party") harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, losses, claims, damages and liabilities arising from or in connection with legal actions brought by or on behalf of past, present or future holders of the outstanding securities of Reorganized Regal or past, present or future creditors of the Regal Entities), joint, several or otherwise, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of any relationship or affiliation between any such Indemnified Party and any of the Regal Entities, including, without limitation, the Management Agreement, the other Regal Shareholder Agreements or any other agreements between any of the Regal Entities and any such Indemnified Party, the purchase and/or ownership of the Regal Equity Interests by any such Indemnified Party, or any such Indemnified Party's role as a director, officer, advisor or Affiliate of any of the Regal Entities, and will reimburse any Indemnified Party for all reasonable, actual, out-of-pocket expenses (including reasonable counsel fees and disbursements) upon request as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by any of the Regal Entities or any party claiming by or on behalf of any of the Regal Entities; provided that the Regal Entities will not be liable to any such Indemnified Party under the foregoing indemnification provision (and amounts previously paid pursuant to the foregoing indemnification provision that are determined not required to be paid by the Regal Entities pursuant to the terms of this paragraph shall be repaid promptly) to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from the willful misconduct or gross negligence of such Indemnified Party. No Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Regal Entities related to or arising out of the relationships or affiliations described above except to the extent that any loss, claim, damage, liability or expense is found in a final, non-appealable judgment by a court to have resulted from the willful misconduct or gross negligence of such Indemnified Party.

          (b) The Regal Entities shall not, without the prior written consent of each affected Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which any such Indemnified Party is a party and in respect of which indemnification could be sought under the indemnification provision in the immediately preceding paragraph, unless such settlement, compromise or consent includes an unconditional release of each affected Indemnified Party from all liability arising out of such claim, action or proceeding.

          (c) Promptly after receipt by any Indemnified Party of notice of any suit, action, proceeding or investigation with respect to which such Indemnified Party may be entitled to indemnification hereunder, such Indemnified Party will notify the Company in writing of the assertion of such claim or the commencement of such suit, action, proceeding or investigation, but the failure so to notify the Company shall not relieve any of the Regal Entities from any liability which it may have hereunder, except to the extent that such failure has materially prejudiced such Regal Entities. If any of the Regal Entities so elects within a reasonable time after receipt of such notice, such Regal Entity may participate at its own expense in the defense of such suit, action, proceeding or investigation. Each Indemnified Party may employ separate counsel to represent it or defend it in any such suit, action, proceeding or investigation in which it may become involved or is named as a defendant and, in such event, the reasonable fees and expense of such counsel shall be borne by the Regal Entities; provided that the Regal Entities will not be required in connection with any such suit, action, proceeding or investigation, or separate but substantially similar actions arising out of the same general allegations or circumstances, to pay the fees and disbursements of more than one separate counsel (other than local counsel) for all affected Indemnified Parties unless such Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it that are different from or additional to those available to any other Indemnified Party party to such actions. Whether or not the Regal Entities participate in the defense of any claim, the Regal Entities and the affected Indemnified Parties shall cooperate in the defense thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

          3.    EFFECTIVENESS.    This Agreement shall become effective as of
the date first set forth above upon the satisfaction of the following conditions:

          (a) the Effective Date of the Plan shall have occurred in accordance with its terms, with no material modifications (other than modifications not adverse to the Shareholder Release Parties) to Section III.U or W of the Plan or any other provision affecting any Shareholder Release Party unless consented to in writing by such party; and

          (b) pursuant to the Plan or an order of the Bankruptcy Court in form and substance satisfactory to the Shareholders, the Regal Entities shall have assumed this Agreement pursuant to Section 365 of the Bankruptcy Code and the indemnification obligations in Section 2 hereof shall have become obligations of the Reorganized Debtor.


                                   Ex. 1.F-3

          4. FEES AND EXPENSES. Notwithstanding anything to the contrary contained herein or in the Plan, on the Effective Date, the applicable Shareholder Release Parties and each of their respective Affiliates, principals, shareholders, employees, agents, representatives, officers, directors, members, partners, limited partners, and professionals shall receive payment for (i) all management fees incurred pursuant to the Management Agreement (without giving effect to the rejection of the Management Agreement pursuant to the Plan) and all director fees, in each case, as accrued and unpaid as of the Effective Date of the Plan and (ii) all reasonable, actual unreimbursed out-of-pocket expenses incurred and unpaid as of the Effective Date of the Plan for which reimbursement is permitted pursuant to the Management Agreement (without giving effect to the rejection of the Management Agreement pursuant to the Plan); provided that the provisions of this paragraph 4 shall not apply to the extent (and only to the extent) that any fees or expenses otherwise reimbursable pursuant to this paragraph 4 are incurred in connection with the pursuit by the Shareholder Release Parties after September 1, 2001 of a Competing Proposal. For purposes hereof, the term "Competing Proposal" shall mean any merger, consolidation or combination to which any of the Regal Entities is a party, any proposed sale, dividend, split or other disposition of capital stock or other equity interest of any Regal Entity or any proposed sale, dividend or other disposition of all or substantially all of the assets and properties, or any plan of reorganization or liquidation, of any Regal Entity other than, in each case, a transaction involving the New Investor Release Parties.

          5.    AUTHORITY.    Each of the parties hereto represents and
warrants to the other parties hereto that the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part.

          6.    SUCCESSORS AND ASSIGNS.    This Agreement is intended to bind
and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives.

          7. SAVINGS AND SEVERABILITY CLAUSE. It is acknowledged and agreed by each of the parties hereto that should any provision of this Agreement be declared or be determined to be illegal or invalid by final determination of any court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

          8.    GOVERNING LAW.    The rights and obligations arising under
this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

          9.    COUNTERPARTS.    This Agreement may be executed in one or
more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

          10.    HEADINGS.    The headings of the sections of this Agreement
are inserted for convenience only and shall not affect the interpretation hereof.

                          [INTENTIONAL END OF PAGE]


                                   Ex. 1.F-4

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first written above.


                                        HICKS, MUSE & CO. PARTNERS, L.P.

                                        By:  HM PARTNERS INC.
                                        Its: General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        REGAL EQUITY PARTNERS, L.P.

                                        By:   TOH/RANGER L.L.C.
                                        Its:  General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        HMTF OPERATING, L.P.

                                        By:   TOH/RANGER L.L.C.
                                        Its:   General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:


                                        HM PARTNERS INC.

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        TOH/RANGER L.L.C.

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        KOHLBERG KRAVIS ROBERTS & CO. L.P.

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:


                                   Ex. 1.F-5

                                        KOHLBERG KRAVIS ROBERTS & CO. L.P.

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        KKR 1996 FUND L.P.


                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        KKR PARTNERS II, L.P.

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        DLJ MERCHANT BANKING PARTNERS II, L.P.


                                        By: DLJ Merchant Banking II, Inc.
                                            Managing General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:


                                        DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                                        By: DLJ Merchant Banking II, Inc.
                                            Managing General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:




                                        DLJ OFFSHORE PARTNERS II, C.V.


                                        By: DLJ Merchant Banking II, Inc.
                                            Managing General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:


                                   Ex. 1.F-6

                                        DLJ DIVERSIFIED PARTNERS, L.P.


                                        By: DLJ Diversified Partners, Inc.
                                            Managing General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        DLJ DIVERSIFIED PARTNERS-A, L.P.


                                        By: DLJ Diversified Partners, Inc.
                                            Managing General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:




                                        DLJ MB FUNDING II, INC.


                                        By: DLJMB Funding, Inc.


                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        DLJ MILLENNIUM PARTNERS, L.P.


                                        By: DLJ Merchant Banking II, Inc.
                                            Managing General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        DLJ MILLENNIUM PARTNERS-A, L.P.


                                        By: DLJ Merchant Banking II, Inc.
                                            Managing General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:


                                   Ex. 1.F-7

                                        DLJ EAB PARTNERS, L.P.


                                        By: DLJ LBO Plans Management Corporation
                                            General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        UK INVESTMENT PLAN 1997 PARTNERS


                                        By: UK Investment Plan 1997 Partners,
                                            Inc.


                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        DLJ FIRST ESC L.P.


                                        By: DLJ LBO Plans Management Corporation
                                            General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        DLJ ESC II L.P.

                                        By: DLJ LBO Plans Management Corporation
                                            General Partner

                                        By: /S/
                                           _____________________________________
                                            Name:
                                            Title:



                                        THE ANSCHUTZ CORPORATION


                                        By: /S/
                                           _____________________________________
                                            Name:     Craig D. Slater
                                            Title:    Executive Vice President


                                   Ex. 1.F-8

                                        OCM PRINCIPAL OPPORTUNITIES FUND II,L.P.

                                        By: Oaktree Capital Management, LLC,
                                            its general partner

                                        By: /S/
                                           _____________________________________
                                            Name:     Stephen A. Kaplan
                                            Title:    Principal

                                        By: /S/
                                           _____________________________________
                                            Name:      B. James Ford
                                            Title:     Senior Vice President



                                        GSCP RECOVERY, INC.

                                        By: /S/
                                           _____________________________________
                                            Name:     Robert A. Hamwee
                                            Title:    Managing Director



                                        LBI GROUP, INC.

                                        By: /S/
                                           _____________________________________
                                            Name:      G. Andrew Keith
                                            Title:     Vice President


                                        THE TUDOR BVI GLOBAL PORTFOLIO LTD.

                                        By: /S/
                                           _____________________________________
                                            Name:      Christopher P. Kane
                                            Title:     Portfolio Manager



                                   Ex. 1.F-9

                                         PUTNAM HIGH YIELD TRUST
                                         PUTNAM HIGH YIELD ADVANTAGE FUND
                                         PUTNAM VARIABLE TRUST -- PUTNAM
                                          VT HIGH YIELD FUND
                                         PUTNAM MASTER INCOME TRUST
                                         PUTNAM PREMIER INCOME TRUST
                                         PUTNAM MASTER INTERMEDIATE INCOME
                                          TRUST
                                         PUTNAM DIVERSIFIED INCOME TRUST
                                         PUTNAM FUNDS TRUST -- PUTNAM HIGH
                                          YIELD TRUST II
                                         PUTNAM STRATEGIC INCOME FUND
                                         PUTNAM VARIABLE TRUST -- PUTNAM VT
                                          DIVERSIFIED INCOME FUND
                                         TRAVELERS SERIES FUND INC. -- PUTNAM
                                          DIVERSIFIED INCOME PORTFOLIO


                                         By: Putnam Investment Management, LLC

                                         By:  /S/
                                             ________________________________
                                              Name:
                                              Title:


                                         PUTNAM HIGH YIELD FIXED INCOME FUND,
                                           LLC
                                         PUTNAM HIGH YIELD MANAGED TRUST


                                         By: Putnam Fiduciary Trust Company

                                         By:  /S/
                                             ________________________________
                                              Name:
                                              Title:



                                         REGAL CINEMAS, INC.


                                         By:  /S/
                                             ________________________________
                                              Name:  Peter B. Brandow
                                              Title: Executive Vice President,
                                                     General Counsel and
                                                     Secretary




                                         ACT III CINEMAS, INC.


                                         By:  /S/
                                             ________________________________
                                              Name:      Peter B. Brandow
                                              Title:     Vice President


                                   Ex. 1.F-10

                                            REGAL CINEMAS GROUP, INC.


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President



                                            COBB FINANCE CORP.


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President



                                            R.C. COBB, INC.


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President



                                            REGAL INVESTMENT COMPANY


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President



                                            ACT III THEATRES, INC.


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President




                                            REGAL CINEMAS, HOLDING INC.


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President




                                            A3 THEATRES OF TEXAS, INC.


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President


                                   Ex. 1.F-11

                                            EASTGATE THEATRE, INC.


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President


                                            ACT III INNER LOOP THEATRES, INC.


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President



                                            A3 THEATRES OF SAN ANTONIO, LTD.

                                                 By:    ACT III THEATRES, INC.
                                                 Its:     Limited Partner

                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President

                                                           and


                                            A3 THEATRES OF TEXAS, INC.
                                            Its:   General Partner


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President



                                            TEMT ALASKA, INC.


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President



                                            BROADWAY CINEMAS, INC.


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President


                                   Ex. 1.F-12

                                            GENERAL AMERICAN THEATRES, INC.


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President




                                            J.R. CINEMAS, INC.


                                            By:  /S/
                                               _________________________________
                                                 Name:      Peter B. Brandow
                                                 Title:     Vice President







                                   Ex. 1.F-13

                                                                       EXHIBIT G
                                                                TO JOINT PLAN OF
                                                                  REORGANIZATION
================================================================================

                                    EXHIBIT G

                        EXECUTORY CONTRACTS AND UNEXPIRED
                      LEASES REJECTED PURSUANT TO THE PLAN

 NONDEBTOR PARTY                      TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Adkisson-Harrison & Associates       Architecture services agreement
 3322 West End Ave., Ste 103          28-Aug-00
 Nashville, TN 37203

 ADT Security Services, Inc           Burglar and fire alarm inspection and
 11500 Metric, #430                   service 11-Jan-99
 Austin, TX 78758

 ADT Security Services, Inc.          Burglar & fire alarm monitoring
 11500 Metric, Suite
 430 Austin, TX 78758

 ADT Security Systems                 Burglar & fire alarm monitoring
 30 Capital Drive                     30-Nov-99
 W. Springfield, MA 01069

 ADT Security Systems                 Burglar & fire alarm monitoring
 8227 Hermitage Road                  21-Jan-00
 Richmond, VA 23228

 Airotron, Inc                        HVAC maintenance service agreement
 4190 Sudderth Road                   9-Dec-98
 Buford, GA 30518

 Airotron, Inc                        HVAC maintenance service agreement
 4190 Sudderth Road                   18-Dec-00
 Buford, GA 30518

 Alamo Lot Maintenance, Inc           Parking lot sweeping agreement
 P.O. Box 460368                      4-Apr-00
 San Antonio, TX 76246

 Alamo Lot Maintenance, Inc           Parking lot sweeping agreement
 P.O. Box 460368                      4-Apr-00
 San Antonio, TX 76246

 Alamo Lot Maintenance, Inc           Parking lot sweeping agreement
 P.O. Box 460368                      8-Jun-00
 San Antonio, TX 76246

 Alarmweb Security Systems            Burglar alarm inspection and service
 (Protection One)                     7-Nov-94
 6157 N. W. 107th Street
 Miami, FL 33015

 Allied Security International        Master fire and burglar alarm services
 425 West Second Ave.                 agreement (4 locations)
 Spokane, WA 99204                    17-Oct-88


                                  Ex. 1. G-1

 NONDEBTOR PARTY                     TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Allied Security International       Fire and burglar alarm services agreement
 425 West Second Ave.                12-May-94
 Spokane, WA 99204

 Arby's, Inc                         Concession vending agreement
 1000 Corporate Drive                1-Aug-95
 Ft. Lauderdale, FL 33334

 Arcet Equipment Co., Inc.           CO-2 supply agreement
 P.O. Box 26269                      19-Sep-97
 Richmond, VA 23260

 Armada Hoffler                      Construction contractor agreement
 1435 Crossways Blvd., #300
 Chesapeake, VA 23227-1937

 B.J. Novelty                        Amusement services agreement
 907 Main Street                     15-Dec-99
 Covington, KY 41011

 Baskin-Robbins USA, Co              Concession vending agreement
 31 Baskin-Robbins Place             19-Aug-97
 Glendale, CA 91201

 Benderson Development               Construction contractor agreement
 570 Delaware Ave.
 Buffalo, NY 14202

 BFI                                 Waste removal agreement
 P.O. Box 820                        14-Aug-87
 Del Valle, TX 78617

 BFI                                 Waste removal agreement
 2901 Manufacturers Road             20-Sep-90
 Greensboro, NC 27408

 BFI                                 Waste Removal agreement
 P.O. Box 830110                     9-Mar-92
 Baltimore, MD 21283-0110

 BFI                                 Waste removal agreement
 San Antonio Commercial District     1-Feb-97
 P.O. Box 78720
 Phoenix, AZ 85062-8720

 BFI                                 Waste removal agreement
 San Antonio Commercial District     1-Feb-97
 P.O. Box 78720
 Phoenix, AZ 85062-8720

 BFI                                 Waste removal agreement
 San Antonio Commercial District     14-Feb-97
 P.O. Box 78720
 Phoenix, AZ 85062-8720


                                  Ex. 1. G-2

 NONDEBTOR PARTY                     TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Birtcher Construction Services      Construction contractor agreement
 275 E. Baker Street, Suite A        1-Oct-99
 Costa Mesa, CA 92626

 Blaine Construction Corporation     Construction contractor agreement
 120 Market Place Blvd.              1-Jul-99
 Knoxville, TN 37922

 Blaine Construction Corporation     Construction contractor agreement
 120 Market Place Blvd.              5-May-00
 Knoxville, TN 37922

 Blaine Construction Corporation     Construction contractor agreement
 120 Market Place Blvd.              29-Aug-00
 Knoxville, TN 37922

 Blimpie Associates, Ltd.            Concession vending agreement
 Seven Penn Plaza, 17th Floor        9-Apr-97
 New York, NY 10001

 Blimpie International, Inc          Concession vending agreement
 740 Broadway, 12th Floor            17-Jan-96
 New York, NY 10003

 Blimpie International, Inc          Concession vending agreement
 740 Broadway, 12th Floor            24-Jan-96
 New York, NY 10003

 Blimpie International, Inc          Concession vending agreement
 740 Broadway, 12th Floor            27-Mar-97
 New York, NY 10003

 Bradenton Access & Alarm, Inc       Fire alarm inspection and service agreement
 4225 27th Street West               17-Feb-98
 Bradenton, FL 34205

 Bradenton Access & Alarm, Inc       Fire alarm inspection and service agreement
 4225 27th Street West               11-Mar-98
 Bradenton, FL 34205

 Bradenton Herald                    Newspaper advertising agreement
 Box 921, 102 Manata Ave. W.
 Bradenton, FL 34206

 Brice Building Co.                  Construction contractor agreement
 834 South Military Trail            25-Aug-00
 Deerfield Beach, FL 33442

 Brink's, Inc                        Master armored car service agreement (9
 1 Thorndal Circle                   locations)
 Darien, CT 06820-5421               30-Mar-98

 Brink's, Inc                        Armored transportation agreement
 1 Thorndal Circle                   15-May-00
 Darien, CT 06820-5421


                                  Ex. 1. G-3

 NONDEBTOR PARTY                      TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Brink's, Inc                         Armored car transport
 1 Thorndal Circle                    30-Sep-00
 Darien, CT 06820-5421

 Bullock Smith & Partners             Architecture services agreement
 Southern Station,                    20-Oct-98
 308 West Depot Ave
 Knoxville, TN 37917

 Cappelli Enterprises, Inc.           Construction contractor agreement
 115 Stevens Avenue                   11-Mar-99
 Valhalla, NY 10595

 Casco                                Architecture services agreement
 10877 Watson Road
 St. Louis, MO 63127

 Centre Builders                      Construction contractor agreement
 2901 W. MacArthur Blvd., #113
 Santa Ana, CA 92704-6922

 Chief Sweeping & Steam Cleaning      Parking lot cleaning services agreement
 Services                             10-Feb-95
 16776 Lakeshore Dr., Suite C273
 Lake Elsinore, CA 92530

 cii Service, Inc.                    Heating & cooling unit maint.
 6767 Forest Hill Ave.,               1-May-00
 P O Box 13199
 Richmond, VA 23225

 CMS Mechanical Services              Master HVAC maintenance service agreement
 394 East Drive                       (7 locations)
 West Melbourne, FL 32904             22-Oct-97

 Collins Construction                 Construction contractor agreement
 11750 Sorrento Valley Rd.
 San Diego, CA 92121-1085

 Commercial & Industrial Services,    Parking lot sweeping
 Inc.                                 26-Oct-99
 111 Production Drive
 Yorktown, VA 23693

 Construction Apex, Inc.              Construction contractor agreement
 3265 Gateway Road, Suite 650         1-Sep-99
 Brookfield, WI 53045

 Construction Apex, Inc.              Construction contractor agreement
 3265 Gateway Road, Suite 650         1-Sep-99
 Brookfield, WI 53045

 Courtelis Construction Company       Construction contractor agreement
 701 Brickell Avenue #1400            19-May-99
 Miami, FL 33131


                                  Ex. 1. G-4

 NONDEBTOR PARTY                    TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Daniel P. Farmer                   Architecture services agreement
 299 N. Weisgarber
 Knoxville, TN 37919

 Day Construction                   Construction contractor agreement
 3188-C Airway Avenue               10-Jun-98
 Costa Mesa, CA 92626

 Decatur Daily                      Newspaper advertising agreement
 P.O. Box 2213
 Decatur, AL 35609

 Desert Sun Professional            Janitorial services agreement
 Janitorial Services                21-Oct-99
 2219 S. Keller St.
 Kennewick, WA 99337

 Di Marco Constructors              Construction contractor agreement (Building
 2595 Brighton-Henrietta Townline   work)
 Rd.
 Rochester, NY 14623

 Di Marco Constructors              Construction contractor agreement (Sitework)
 2595 Brighton-Henrietta Townline
 Rd.
 Rochester, NY 14623

 DLJ Merchant Banking Partners II,  Stockholders' and Registration Rights
 L.P.                               Agreement 27-May-98
 DLJ Merchant Banking Partners
 II-A, L.P.
 DLJ Offshore Partners II, C.V.
 DLJ Diversified Partners, L.P.
 DLJ Diversified Partners - A,
 L.P.
 DLJ Millennium Partners, L.P.
 DLJ Millennium Partners - A, L.P.
 DLJMB Funding II, Inc.
 DLJ First Esc., L.P.
 UK Investment Plan 1997 Partners
 DLJ EAB Partners, L.P.
 DLJ ESC II, L.P.
 c/o DLJ Merchant Bankers II, Inc.
 277 Park Avenue
 New York, New York 10172
 Attn: William F. Dawson, Jr.

 Dover Elevator Co                  Elevator maintenance agreement
 3615F Willow Springs Rd            1-Dec-99
 Austin, TX 78704

 Dunbar Armored, Inc.               Armored Car Transport
 21 Clapp St.                       16-Dec-99
 Boston, MA 02125

 Dunbar Armored, Inc.               Armored transportation agreement
 P.O. Box 333                       10-Feb-00
 Baltimore, MD 21203

 Dunbar Armored, Inc.               Armored Car Transport
 50 Schilling Road Hunt             26-Feb-00
 Valley, MD 21031


                                  Ex. 1. G-5

 NONDEBTOR PARTY                   TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Dunbar Armored, Inc.              Armored Car Transport
 P O Box 333                       2-Oct-00
 Baltimore, MD 21203

 Eastern Copy Products (Global     Copier lease agreement
 Imaging Systems,                  7-Dec-99
 Inc)
 110 Perimeter Road
 Nashua, NH 03063

 Edifice, Inc.                     Construction contractor agreement
 1401 West Morehead Street, 2nd    22-Oct-97
 Floor
 Charlotte, NC 28208

 Eyecatcher Plus                   Motion display purchase agreement
 5245 Ramsey Way, Suite #3         6-Nov-00
 Ft. Myers, FL 33907

 FCR Construction Services, LLC    Construction contractor agreement
 One Metrotech Center North, 11th  1-Jan-00
 Floor
 Brooklyn, NY 11201

 FCR Construction Services, LLC    Construction contractor agreement
 One Metrotech Center North, 11th  1-Jan-00
 Floor
 Brooklyn, NY 11201

 FCR Construction Services, LLC    Construction contractor agreement
 One Metrotech Center North, 11th  1-Jan-00
 Floor
 Brooklyn, NY 11201

 FCR Construction Services, LLC    Construction contractor agreement
 One Metrotech Center North, 11th
 Floor
 Brooklyn, NY 11201

 Federal Sign                      Neon sign maintenance agreement
 7240 Brittmoore, #115             22-Jun-99
 Houston, TX 77041

 Federal Sign                      Neon sign maintenance agreement
 7240 Brittmoore, #115             19-Oct-99
 Houston, TX 77041

 Furman & Furman Architects        Architecture services agreement
 180 Varick Street                 21-Apr-99
 New York, NY 10014

 Gary C. Wyatt, Inc.               Construction contractor agreement
 2176 Parkway Lake Drive           1-Mar-99
 Birmingham, AL 35244

 Gary C. Wyatt, Inc.               Construction contractor agreement
 2176 Parkway Lake Drive           31-Jan-00
 Birmingham, AL 35244

 Gary C. Wyatt, Inc.               Construction contractor agreement
 2176 Parkway Lake Drive           17-Mar-00
 Birmingham, AL 35244


                                  Ex. 1. G-6

 NONDEBTOR PARTY                       TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Gary C. Wyatt, Inc.                   Construction contractor agreement
 2176 Parkway Lake Drive               26-May-00
 Birmingham, AL 35244

 Gary C. Wyatt, Inc.                   Construction contractor agreement
 2176 Parkway Lake Drive               5-Mar-01
 Birmingham, AL 35244

 Gary C. Wyatt, Inc.                   Construction contractor agreement
 2176 Parkway Lake Drive
 Birmingham, AL 35244

 Gary C. Wyatt, Inc.                   Construction contractor agreement
 2176 Parkway Lake Drive
 Birmingham, AL 35244

 Good Humor -- Breyers Ice Cream       Ice cream producing equipment lease
 909 Packerland Drive                  19-Nov-99
 Green Bay, WI 54303

 Hardin Construction Group, Inc.       Construction contractor agreement
 1380 West Paces Ferry Road, NW        18-Dec-98
 Atlanta, GA 30327

 Hicks, Muse & Co. Partners, L.P.      Letter Agreement
 200 Crescent Court Suite 1600         27-May-98
 Dallas, TX 75201

 Hicks, Muse, Tate & Furst Equity      Letter Agreement with Monarch Acquisition
 Fund III, L.P.                        Corp.,predecessor in interest to Regal
 200 Crescent Court Suite 1600         Cinemas, Inc.
 Dallas, TX 75201                      19-Jan-98

 Hoar Construction, LLC                Construction contractor agreement
 1900 International Park Drive         6-Jul-99
 Birmingham, AL 35243

 Hodges & Associates                   Architecture services agreement
 13642 Omega
 Dallas, TX 75244

 Hoffman Construction Company          Construction contractor agreement
 1300 S.W. Sixth Ave., P.O. Box 1300   13-Dec-99
 Portland, OR 97207

 Honeywell Protection Services         Burglar and fire alarm inspection and
 2106 Silverside Rd.                   service 22-Nov-92
 Wilmington, DE 19810

 Honeywell Protection Services         Burglar and fire alarm inspection and
 2106 Silverside Rd.                   service 20-May-98
 Wilmington, DE 19810

 Honeywell, Inc.                       Fire and burglar alarm services agreement
 2106 Silverside Rd.                   15-Jul-96
 Wilmington, DE 19810


                                  Ex. 1. G-7

 NONDEBTOR PARTY                   TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 IKON                              Master copier lease agreement (14 locations)
 P.O. Box 9115                     23-Jul-97
 Macon, GA 31208

 IKON                              Master copier lease agreement (5 locations)
 P.O. Box 9115                     14-Aug-97
 Macon, GA 31208

 IKON                              Copier maintenance and service agreement
 P.O. Box 9115                     8-Nov-97
 Macon, GA 31208

 IKON                              Copier lease agreement
 P.O. Box 9115                     13-Nov-97
 Macon, GA 31208

 IKON                              Copier lease agreement
 P.O. Box 9115                     20-Nov-97
 Macon, GA 31208

 IKON Capital                      Master copy management program agreement
 P.O. Box 9115                     (7 locations)
 Macon, GA 31208                   22-May-97

 IKON Capital                      Master copier lease agreement
 P.O. Box 9115                     (14 locations)
 Macon, GA 31208                   31-Jul-97

 IKON Capital                      Copy management program agreement
 P.O. Box 9115                     30-Sep-97
 Macon, GA 31208

 IKON Capital                      Copy management program agreement
 P.O. Box 9115                     30-Sep-97
 Macon, GA 31208

 IKON Capital                      Copy management program agreement
 P.O. Box 9115                     30-Sep-97
 Macon, GA 31208

 IKON Capital                      Copy management program agreement
 P.O. Box 9115                     30-Sep-97
 Macon, GA 31208

 IKON Capital                      Copy management program agreement
 P.O. Box 9115                     30-Sep-97
 Macon, GA 31208

 IKON Capital                      Copy management program agreement
 P.O. Box 9115                     30-Sep-97
 Macon, GA 31208

 IKON Capital                      Copy management program agreement
 P.O. Box 9115                     30-Sep-97
 Macon, GA 31208


                                  Ex. 1. G-8

 NONDEBTOR PARTY                          TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 IKON Capital                             Master copy management program
 P.O. Box 9115                            agreement (7 locations)
 Macon, GA 31208                          27-Jan-98

 IKON Office Solutions                    Copier lease
 1001 Keys Drive                          22-May-97
 Greenville, SC 29615

 IKON Office Solutions                    Copier lease
 1001 Keys Drive                          22-May-97
 Greenville, SC 29615

 IKON Office Solutions                    Copier lease
 1001 Keys Drive                          22-May-97
 Greenville, SC 29615

 IKON Office Solutions                    Copier lease
 1001 Keys Drive                          22-May-97
 Greenville, SC 29615

 IKON Office Solutions                    Copier lease
 1001 Keys Drive                          22-May-97
 Greenville, SC 29615

 IKON Office Solutions                    Copier lease
 1001 Keys Drive                          22-May-97
 Greenville, SC 29615

 IKON Office Solutions                    Copier lease
 1001 Keys Drive                          22-May-97
 Greenville, SC 29615

 IKON Office Solutions                    Copier lease
 1001 Keys Drive                          30-Jun-97
 Greenville, SC 29615

 IKON Office Solutions                    Copier lease
 1001 Keys Drive                          30-Jun-97
 Greenville, SC 29615

 IKON Office Solutions                    Copier lease
 1001 Keys Drive                          30-Jun-97
 Greenville, SC 29615

 IKON Office Solutions                    Copier lease
 1001 Keys Drive                          30-Jun-97
 Greenville, SC 29615

 IKON Office Solutions                    Master copy maintenance program
 P.O. Box 1144                            agreement (7 locations)
 Jefferson City, MO 65102                 1-Apr-98

 IKON Office Solutions                    Copy management program agreement
 P.O. Box 201854                          17-Nov-98
 Houston, TX 77216-1854


                                  Ex. 1. G-9

 NONDEBTOR PARTY                         TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 IKON Office Solutions                   Copy management program agreement
 P.O. Box 201854                         17-Nov-98
 Houston, TX 77216-1854

 IKON Office Solutions                   Copy management program agreement
 P.O. Box 201854                         17-Nov-98
 Houston, TX 77216-1854

 IKON Office Solutions                   Copy management program agreement
 P.O. Box 201854                         17-Nov-98
 Houston, TX 77216-1854

 IKON Office Solutions                   Copy management program agreement
 P.O. Box 201854                         17-Nov-98
 Houston, TX 77216-1854

 IKON Office Solutions                   Copy management program agreement
 P.O. Box 201854                         17-Nov-98
 Houston, TX 77216-1854

 IKON Office Solutions                   Copy management program agreement
 P.O. Box 201854                         19-Aug-99
 Houston, TX 77216-1854

 Ikon Office Solutions - Anchorage       Master copier lease for multiple
 P.O. Box 100238                         (unspecified)
 Pasadena, CA 91189-0238                 locations
                                         9-Oct-98

 IKON Office Solutions Company           Master copier service and equipment
 1738 Bass Road                          contract
 Macon, GA 31210                         (12 locations)
                                         21-Nov-00

 Ikon Washington                         Master copier lease agreement
 8815 E. Mission                         (9 copiers)
 Spokane, WA 99212                       24-Sep-98

 IMAX Corporation                        Joint venture agreement
 2525 Speakman Drive, Sheridan Park      23-Jun-97
 Mississauga, Ontario L5K 1B1

 Innovative Elevator, Inc                Elevator maintenance service agreement
 8704 Terra Oaks Road                    27-May-98
 Tampa, FL 33637

 IOS Capital Inc.                        Copier lease
 1738 Bass Road                          17-Nov-98
 Macon, GA 31210-1043

 IOS Capital Inc.                        Copier lease
 1738 Bass Road                          17-Nov-98
 Macon, GA 31210-1043

 IOS Capital Inc.                        Copier lease
 1738 Bass Road                          17-Nov-98
 Macon, GA 31210-1043


                                  Ex. 1. G-10

 NONDEBTOR PARTY                        TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 IOS Capital Inc.                       Copier lease
 1738 Bass Road                         17-Nov-98
 Macon, GA 31210-1043

 IOS Capital Inc.                       Copier lease
 1738 Bass Road                         17-Nov-98
 Macon, GA 31210-1043

 IOS Capital Inc.                       Copier lease
 P O Box 6338                           24-Oct-00
 Macon, GA 31208-6338

 IOS Capital Inc.                       Copier lease
 P O Box 6338                           24-Oct-00
 Macon, GA 31208-6338

 IOS Capital Inc.                       Copier lease
 P O Box 6338                           24-Oct-00
 Macon, GA 31208-6338

 IOS Capital Inc.                       Copier lease
 P O Box 6338                           24-Oct-00
 Macon, GA 31208-6338

 IOS Capital Inc.                       Copier lease
 P O Box 6338                           24-Oct-00
 Macon, GA 31208-6338

 IOS Capital Inc.                       Copier lease
 P O Box 6338                           24-Oct-00
 Macon, GA 31208-6338

 IOS Capital Inc.                       Copier lease
 P O Box 6338                           24-Oct-00
 Macon, GA 31208-6338

 IOS Capital Inc.                       Copier lease
 P O Box 6338                           24-Oct-00
 Macon, GA 31208-6338

 Irish Carbonic                         CO-2 supply agreement
 1444 Clinton Street                    29-Oct-97
 Buffalo, NY 14206

 Irish Carbonic                         CO-2 supply agreement
 1444 Clinton Street                    9-Feb-99
 Buffalo, NY 14206

 Irish Carbonic                         CO-2 supply agreement
 1444 Clinton Street                    29-Mar-99
 Buffalo, NY 14206

 Jani-King                              Janitorial services agreement
 9400 N. Broadway Extension, #100       1-Jan-94
 Oklahoma City, OK 38114


                                  Ex. 1. G-11

 NONDEBTOR PARTY                         TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Jani-King                               Janitorial services agreement
 1031 E. Nakoma, Suite 101               20-Oct-99
 San Antonio, TX 78216

 Jani-King                               Janitorial services agreement
 1031 E. Nakoma, Suite 101               19-Nov-99
 San Antonio, TX 78216

 Jeffrey M. Brown Associates             Construction contractor agreement
 2337 Philmount Avenue
 Huntingdon Valley, PA 19006

 Kane County Chronicle                   Newspaper advertising agreement
 1000 Randall Rd.
 Geneva, IL 60134

 Keeton-King Contruction, Inc.           Construction contractor agreement
 18159 Highway 126                       31-Aug-99
 Sisters, OR 97759

 KKR 1996 Fund L.P.                      Stockholders Agreement
 KKR Partners II, L.P.                   27-May-98
 c/o Kohlberg Kravis Roberts & Co.
 9 West 57th Street, Suite 4200
 NY, NY 10019
 Attn: Clifton S. Robbins

 KKR 1996 Fund L.P.                      Stockholders' and Registration Rights
 KKR Partners II, L.P.                   Agreement
 c/o Kohlberg Kravis Roberts & Co.       27-May-98
 9 West 57th Street, Suite 4200
 NY, NY 10019
 Attn: Clifton S. Robbins

 KKR 1996 Fund L.P.                      Registration Rights Agreement
 KKR Partners II, L.P.                   27-May-98
 c/o Kohlberg Kravis Roberts & Co.
 9 West 57th Street, Suite 4200
 NY, NY 10019
 Attn: Clifton S. Robbins

 KKR 1996 Fund L.P.                      Stock Sale and Equity Contribution
 KKR Partners II, L.P.                   Agreement with Screen Acquisition
 c/o Kohlberg Kravis Roberts & Co.       Corp., predecessor in interest to Regal
 9 West 57th Street, Suite 4200          Cinemas, Inc.
 NY, NY 10019                            26-May-98
 Attn: Clifton S. Robbins

 Kohlberg Kravis Roberts & Co. L.P.      Letter Agreement
 9 West 57th Street, Suite 4200          27-May-98
 NY, NY 10019

 Ledcor                                  Construction contractor agreement
 6880 S. McCarran Blvd. #7
 Reno, NV 89509


                                  Ex. 1. G-12

 NONDEBTOR PARTY                       TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Lyle Parks Jr., Inc.                  Construction contractor agreement
 4001 East La Palma Avenue             28-Oct-98
 Anaheim, CA 92807

 Machine & Welding Supply Co.          CO-2 supply agreement
 Highway 301 South, P.O. Box 1708      11-Dec-96
 Dunn, NC 28334

 Master Janitorial Services            Janitorial services agreement
 4017 NE 49th Ave.                     1-Mar-00
 Portland, OR 97213

 Master Janitorial Services            Janitorial services agreement
 4017 NE 49th Ave.                     9-Aug-00
 Portland, OR 97213

 McCarthy Construction                 Construction contractor agreement
 3320 Kiessig Avenue, #8               14-Oct-98
 Sacramento, CA 95823

 MEJ & Associates                      Architecture services agreement
 811 Barton Springs Rd Ste 700
 Austin, TX 78704

 Michael Brady Architect               Architecture services agreement
 299 N. Weisgarber                     23-Aug-00
 Knoxville, TN 37919

 Miller & Solomon                      Construction contractor agreement
 8491 NW 17th Street, Suite L
 Miami, FL 33126

 MLC Landscaping Co, Inc               Lawn and grounds maintenance contract
 14618 Jones Maltsberger Rd.           14-Jul-97
 San Antonio, TX 78247

 National Welders Supply Company, Inc  CO-2 supply agreement
 724 Gerco St. P.O. Box 31007          8-Jan-97
 Charlotte, NC 28231

 National Welders Supply Company, Inc  CO-2 supply agreement
 724 Gerco St. P.O. Box 31007          5-Nov-97
 Charlotte, NC 28231

 News Journal/Brandywine               Newspaper advertising agreement
 950 W. Basin Rd.
 New Castle, DE 19720

 Norfolk Welders Supply, Inc           CO-2 supply agreement
 P.O. Box 11356                        1-Dec-94
 Norfolk, VA 23517

 Onestop Business, Inc                 Janitorial services agreement
 P.O. Box 861707                       2-Nov-00
 Plano, TX 75086


                                  Ex. 1. G-13

 NONDEBTOR PARTY                         TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Opus West Construction Corporation      Construction contractor agreement
 6160 Stoneridge Mall Road, Suite 360    30-Sep-98
 Pleasanton, CA 94588

 Orion Food Systems                      Concession vending agreement
 P.O. Box 780                            7-Feb-96
 Sioux Falls, SD 57101

 Oxarc, Inc.                             Master CO-2 supply agreement
 4003 E. Broadway                        (15 locations)
 Spokane, WA 99202

 Oxarc, Inc.                             CO-2 supply agreement
 4003 E. Broadway                        5-Aug-97
 Spokane, WA 99202

 Oxarc, Inc.                             CO-2 supply agreement (GAT Theatres)
 4003 E. Broadway                        21-May-96
 Spokane, WA 99202

 P.G. Walker & Sons, Inc                 Master CO-2 supply agreement
 1404 College Street                     (2 locations)
 Springfield, MO 65801                   13-Apr-95

 Pizza Hut, Inc                          Concession vending agreement
 14841 Dallas Pkwy                       31-Mar-95
 Dallas, TX 75240-2100

 Pizza Hut, Inc                          Concession vending agreement
 14841 Dallas Pkwy                       20-Dec-95
 Dallas, TX 75240-2100

 Pizza Hut, Inc                          Concession vending agreement
 14841 Dallas Pkwy                       1-Aug-98
 Dallas, TX 75240-2100

 Pizza Hut, Inc                          Concession vending agreement
 14841 Dallas Pkwy                       1-Aug-98
 Dallas, TX 75240-2100

 Pizza Hut, Inc                          Concession vending agreement
 14841 Dallas Pkwy                       23-Sep-98
 Dallas, TX 75240-2100

 Pizza Hut, Inc                          Concession vending agreement
 14841 Dallas Pkwy                       4-Nov-98
 Dallas, TX 75240-2100

 PNC Bank N.A.                           Interest rate swap agreement
 500 W. Jefferson St.                    27-Apr-01
 Louisville, KY 40202

 PNC Bank National Association           ISDA Interest Rate and Currenty
 One PNC Plaza                           Exchange Agreement
 Fifth Avenue & Wood Street, 26th Floor  21-Mar-95
 Pittsburgh, Pennsylvania 15265


                                  Ex. 1. G-14

 NONDEBTOR PARTY                      TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Pop N Go, Inc.                       Concession Vending Agreement
 12429 E. Putnam                      27-Apr-01
 Whittier, CA 90602

 R.P. Industries, Inc.                Construction contractor agreement
 105 Reynolds Drive                   5-Oct-98
 Franklin, TN 37064

 Red Ball Oxygen Co., Inc.            CO-2 supply agreement
 P.O. Box 7316                        28-Jul-95
 Shreveport, LA 71107

 Red Diamond Dry Ice & CO2            CO-2 supply agreement
 1083 Montreal Blvd.                  18-Jan-96
 Rochester, NY 14606

 Red Diamond Dry Ice & CO2            CO-2 supply agreement
 1083 Montreal Blvd.                  28-Aug-96
 Rochester, NY 14606

 Red Diamond Dry Ice & CO2            CO-2 supply agreement
 1083 Montreal Blvd.                  6-Mar-97
 Rochester, NY 14606

 Regal Equity Partners, L.P.          Stock Sale Agreement with Monarch
 c/o Hicks, Muse, Tate & Furst        Acquisition Corp., predecessor in interest
 Incorporated                         to Regal Cinemas, Inc.
 200 Crescent Court                   27-May-98
 Suite 1600
 Dallas, TX 75201
 Attn: Lawrence D. Stuart, Jr.

 Regal Equity Partners, L.P.          Stockholders' and Registration Rights
 c/o Hicks, Muse, Tate & Furst        Agreement
 Incorporated                         27-May-98
 200 Crescent Court
 Suite 1600
 Dallas, TX 75201
 Attn: Lawrence D. Stuart, Jr.

 Regal Equity Partners, L.P.          Registration Rights Agreement
 c/o Hicks, Muse, Tate & Furst        27-May-98
 Incorporated
 200 Crescent Court
 Suite 1600
 Dallas, TX 75201
 Attn: Lawrence D. Stuart, Jr.

 Regal Equity Partners, L.P.          Stockholders Agreement
 c/o Hicks, Muse, Tate & Furst        27-May-98
 Incorporated
 200 Crescent Court
 Suite 1600
 Dallas, TX 75201
 Attn: Lawrence D. Stuart, Jr.



                                  Ex. 1. G-15

 NONDEBTOR PARTY                      TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Richard D. Poole, Inc.               Construction contractor agreement
 150 Farm Lane Drive                  14-Aug-98
 York, PA 17402

 Riteway Service Co.                  Master maintenance agreement for ACT III
 11720 Warfield                       theatres for HVAC (13 locations)
 San Antonio, TX 78216                20-Feb-98

 Roberts Oxygen Company, Inc          CO-2 supply agreement
 15830 Redland Rd.                    22-Oct-98
 Rockville, MD 20855

 Roberts Oxygen Company, Inc          Master CO-2 supply agreement (2 locations)
 15830 Redland Rd.                    15-Feb-01
 Rockville, MD 20855

 Robinson Construction Co.            Construction contractor agreement
 21360 NW Amberwood Drive             6-Aug-99
 Hillsboro, OR 97124

 Robinson Construction Co.            Construction contractor agreement
 21360 NW Amberwood Drive             9-Aug-99
 Hillsboro, OR 97124

 Robinson Security and Investigative  Burglar and fire alarm inspection and
 Service                              service
 P.O. Box 171078                      10-Nov-88
 Nashville, TN 37217

 Roth Bros., Inc.                     HVAC Planned Maintenance agreement
 3847 Crum Road, P O Box 4209         11-Feb-00
 Youngstown, OH 44515

 Sabey Construction                   Construction contractor agreement
 12201 Tukwila International Blvd.,   25-Apr-00
 4th Floor
 Seattle, WA 98168

 Sarasota Herald Tribune              Newspaper advertising agreement
 801 S. Tamiami Trail
 Sarasota, FL 34236

 Sbarro, Inc.                         Concession vending agreement
 763 Larkfield Road                   2-Jun-97
 Commack, NY 11725

 Screenvision Cinema Network          Rolling stock advertising agreement
 596 Fifth Avenue                     26-Aug-98
 New York, NY 10017

 Seccon Security, Inc.                Security guard services agreement
 1762 Fourth Stree                    31-May-96
 Norco, CA 91760

 Security Link from Ameritech         Burglar and fire alarm inspection and
 9800-D Southern Pine Blvd.           service
 Charlotte, NC 28273                  29-Jun-99


                                  Ex. 1. G-16

 NONDEBTOR PARTY                       TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Security Link from Ameritech          Burglar and fire alarm inspection and
 9800-D Southern Pine Blvd.            service
 Charlotte, NC 28273                   30-Jul-99

 Security Link from Ameritech          Burglar alarm monitoring
 9800-D Southern Pine Blvd.            21-Jul-00
 Charlotte, NC 28273

 Security Link from Ameritech          Burglar alarm monitoring
 9800-D Southern Pine Blvd.            21-Jul-00
 Charlotte, NC 28273

 Security Link from Ameritech          Fire alarm inspection and service
 9800-D Southern Pine Blvd.            31-Jul-00
 Charlotte, NC 28273

 Security Link from Ameritech          Fire alarm inspection and service
 9800-D Southern Pine Blvd.            31-Jul-00
 Charlotte, NC 28273

 Security Link from Ameritech          Burglar and fire alarm inspection and
 9800-D Southern Pine Blvd.            service
 Charlotte, NC 28273                   31-Jul-00

 Security Link from Ameritech          Burglar and fire alarm inspection and
 9800-D Southern Pine Blvd.            service
 Charlotte, NC 28273                   31-Jul-00

 Security Link from Ameritech          Burglar and fire alarm inspection and
 9800-D Southern Pine Blvd.            service
 Charlotte, NC 28273                   31-Jul-00

 Security Link from Ameritech          Burglar and fire alarm inspection and
 9800-D Southern Pine Blvd.            service
 Charlotte, NC 28273                   31-Jul-00

 Security Link from Ameritech          Burglar and fire alarm inspection and
 9800-D Southern Pine Blvd.            service
 Charlotte, NC 28273                   31-Jul-00

 Security One Systems                  Burglar alarm inspection and service
 6747 N. Andrews Wy.                   26-Jan-99
 Ft. Lauderdale, FL 33209

 SecurityLink                          Master burglar & fire alarm monitoring
 9800-D Southern Pine Blvd.            (5 locations)
 Charlotte, NC 28273                   23-Feb-98

 SecurityLink from Ameritech           Burglar & fire alarm monitoring
 9800-D Southern Pine Blvd.            5-Jun-00
  Charlotte, NC 28273

 Senske Lawn & Tree Care               Landscaping services agreement
 P.O. Box 3024                         17-Mar-97
 Spokane, WA 99220


                                 Ex. 1. G-17

 NONDEBTOR PARTY                     TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Sewell and Company                  Construction contractor agreement
 8124 Nutmeg Circle                  9-Nov-00
 Knoxville, TN 37938-3139

 Simplex                             Fire alarm inspection
 2600 Eltham Ave., Suite 113         17-Sep-98
 Norfolk, VA 28513

 Simplex Time Recorder               Burglar and fire alarm inspection and
 304 N. Meridian, #16                service
 Oklahoma City, OK 73107             23-Feb-96

 Simplex Time Recorder               Burglar and fire alarm inspection and
 2533 Berk Kouns Ind. Loop, #121     service
 Shreveport, LA 71118                29-Jun-98

 Simplex Time Recorder               Burglar and fire alarm inspection and
 Westminster, MA 01473               service
                                     27-Aug-99

 Simplex Time Recorder               Fire alarm inspection and service
 5602 Thompson Center Ct #405        7-Feb-00
 Tampa, FL 33634

 Sodibar Systems of Richmond, Inc    CO-2 supply agreement
 1222 First Street, N.E.             16-Oct-95
 Washington, DC 20002

 Sodibar Systems of Richmond, Inc    CO-2 supply agreement
 1222 First Street, N.E.             12-Dec-95
 Washington, DC 20002

 Sodibar Systems of Richmond, Inc    CO-2 supply agreement
 1222 First Street, N.E.             7-Jul-96
 Washington, DC 20002

 Sodibar Systems of Richmond, Inc    CO-2 supply agreement
 1222 First Street, N.E.             20-Nov-96
 Washington, DC 20002

 Sodibar Systems of Richmond, Inc    CO-2 supply agreement
 1222 First Street, N.E.             1-Apr-97
 Washington, DC 20002

 Sodibar Systems of Richmond, Inc    CO-2 supply agreement
 1222 First Street, N.E.             23-Apr-98
 Washington, DC 20002

 Sonitrol                            Burglar and fire alarm inspection and
 P.O. Box 910454                     service
 Dallas, TX 75391                    24-Sep-97

 Sonitrol of the Mahoning Valley     Burglar & fire alarm monitoring
 164 Elm Road SE                     28-Apr-98
 Warren, OH 44483



                                 Ex. 1. G-18

 NONDEBTOR PARTY                     TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Southern Greenery                   Lawn and grounds maintenance contract
 1810 Tarton Lane                    22-Jul-98
 San Antonio, TX 78231

 Southern Greenery                   Lawn and grounds maintenance contract
 1810 Tarton Lane                    22-Jul-98
 San Antonio, TX 78231

 Southern Greenery                   Lawn and grounds maintenance contract
 1810 Tarton Lane                    22-Jul-98
 San Antonio, TX 78231

 Speedway Sanitation, Inc            Waste removal agreement
 Lincoln, AL 35098                   4-Dec-00

 Strand Hunt Construction            Construction contractor agreement
 12015 115th Avenue                  7-Jun-99
 NE, Suite 220
 Kirkland, WA 98034-6925

 Sturm Heating, Inc.                 Heating filter supply agreement
 East 204 Indiana                    30-Sep-98
 Spokane, WA 99207

 Sturm Heating, Inc.                 Heating filter supply agreement
 East 204 Indiana                    30-Sep-98
 Spokane, WA 99207

 Sturm Heating, Inc.                 Heating filter supply agreement
 East 204 Indiana                    30-Sep-98
 Spokane, WA 99207

 Sturm Heating, Inc.                 Heating filter supply agreement
 East 204 Indiana                    30-Sep-98
 Spokane, WA 99207

 Sturm Heating, Inc.                 Heating filter supply agreement
 East 204 Indiana                    30-Sep-98
 Spokane, WA 99207

 Sturm Heating, Inc.                 Heating filter supply agreement
 East 204 Indiana                    30-Sep-98
 Spokane, WA 99207

 T. J. Conway Co.                    HVAC Planned Maintenance agreement
 26 Progress Avenue                  7-Sep-00
 Springfield, MA 01104

 Taco Bell Corp.                     Concession vending agreement
 17901 Von Karman                    27-Mar-95
 Irvine, CA 92614

 Taco Bell Corp.                     Concession vending agreement
 17901 Von Karman                    6-Aug-96
 Irvine, CA 92614


                                 Ex. 1. G-19

 NONDEBTOR PARTY                     TYPE OF AGREEMENT
--------------------------------------------------------------------------------
 Taco Bell Corp.                     Concession vending agreement
 17901 Von Karman                    12-May-97
 Irvine, CA 92614

 Taco Bell Corp.                     Concession vending agreement
 17901 Von Karman                    27-Jul-98
 Irvine, CA 92614

 Taco Bell Corp.                     Concession vending agreement
 17901 Von Karman                    27-Jul-98
 Irvine, CA 92614

 Taylor Security Systems, Inc        Burglar and fire alarm inspection and
 5146 Pine Canyon Dr                 service
 Smithville, TX 78957                6-Mar-96

 Team Enforcement Patrol, Inc.       Security guard services agreement
 P.O. Box 4305                       10-Jun-99
 Vancouver, WA 98682

 Terra Construction, Inc.            Construction contractor agreement
 P.O. Box 890120                     27-Apr-98
 Oklahoma City, OK 73189

 The Silent Watchman Corp            Burglar and fire alarm inspection and
 c/o Security Link ADT               service
 300 Mecca Drive                     31-Aug-93
 Lafayette, LA 70508

 Thomas Berkes Architects            Architecture services agreement
 4801 Abbeyville Ave                 23-Aug-00
 Woodland Hills, CA 91364

 Thompson Vaivoda & Associates       Architecture services agreement
 920 SW Sixth Avenue, Ste 1500
 Portland, OR 97204

 Thyssen Dover Elevator              Elevator phone monitoring agreement
 3615F Willow Springs Rd             23-Sep-99
 Austin, TX 78704

 Trinity Contractors, Inc            Maintenance agreement for theatres for HVAC
 561 Simmons Drive                   1-Nov-00
 Trussville, AL 35173

 Tristar Interiors, Inc.             Construction contractor agreement
 260 Seidman Place                   24-Jun-99
 Franklin Square, NY 11010

 U.S. Health & Hygiene Service,      Soap dispensers, air fresh., etc.
 Inc.                                14-Dec-98
 2421 Bowland Parkway, Suite 103
 Virginia Beach, VA 23454

 Union News/Republican               Newspaper advertising agreement
 180 Main St.
 Springfield, MA 01101


                                 Ex. 1. G-20

 NONDEBTOR PARTY                     TYPE OF AGREEMENT
--------------------------------------------------------------------------------
     United Insulated Structures Co.     Construction contractor agreement
     5430 St. Charles Rd.
     Berkeley, IL 60163

     Utilities Analyses, Inc.            Utility invoice auditing
     1970 Cliff Valley Way, Suite 250    18-Aug-99
     Atlanta, GA 30329

     Van Asch, Inc.                      Janitorial and carpet cleaning service
     18415 Kirkwall Rd.                  agreement
     Azusa, CA 91702                     24-Aug-99

     Van Asch, Inc.                      Janitorial and carpet cleaning service
     18415 Kirkwall Rd.                  agreement
     Azusa, CA 91702                     26-Jul-00

     W.G. Mills, Inc.                    Construction contractor agreement
     3301 Whitfield Avenue               31-Mar-99
     Sarasota, FL 34243

     Waste Aid Systems, Inc              Waste removal agreement
     6800 Queen Rd                       21-Nov-94
     New Port Richey, FL 34653


     Waste Management                    Waste removal agreement
     4730 SE Loop 410                    17-May-99
     San Antonio, TX 78222

     Westra Construction                 Construction contractor agreement
     W 7185 Highway 79
     Waupan, WI 53963

     WPH Architecture                    Architecture services agreement
     513 NW 13th Ave., Ste 300           23-Aug-00
     Portland, OR 97209








                                 Ex. 1. G-21

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